As filed with the Securities and Exchange Commission on January 16, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

DAMON INC.
(Exact name of registrant as specified in its charter)

British Columbia	3751	Not Applicable
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

704 Alexander Street, Vancouver, British Columbia V6A 1E3 (408) 702-2167
(Address and telephone number of registrant’s principal executive offices and principal place of business)

Dominique Kwong Interim Chief Executive Officer Damon Inc. 704 Alexander Street, Vancouver, British Columbia V6A 1E3 (408) 702-2167	Copy to: Kevin Friedmann, Esq. Norton Rose Fulbright US LLP 1045 W. Fulton Market, Suite 1200 Chicago, IL 60607 (312) 964-7763

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable following the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold by the selling securityholders until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus

SUBJECT TO COMPLETION, DATED JANUARY 16, 2025

DAMON INC.

RESALE OF UP TO 18,514,579 COMMON SHARES
BY THE SELLING SECURITYHOLDERS

This prospectus relates to the resale by Streeterville Capital, LLC (“Streeterville”) of up to 18,000,000 of common shares, no par value (“common shares”), of Damon Inc. (“Damon”, the “Company”), consisting of (i) 343,053 common shares issued to Streeterville pursuant to a Securities Purchase Agreement, dated as of December 20, 2024 (the “Securities Purchase Agreement”), between Damon and Streeterville, and (ii) 17,656,947 common shares potentially issuable to Streeterville in satisfaction of pre-paid purchase balances outstanding from time to time under the Securities Purchase Agreement, subject to such limitation as may be required pursuant to Nasdaq Listing Rule 5635(d) and a beneficial ownership limitation equal to 9.99% of the common shares outstanding from time to time.

Under the Securities Purchase Agreement, the Company may issue and sell one or more pre-paid purchases (each, a “Pre-Paid Purchase”), in the aggregate purchase amount of up to $10 million. Upon the terms and subject to the conditions of each Pre-Paid Purchase, Streeterville, at its sole discretion, has the right, but not the obligation, to take delivery of common shares from the Company, and the Company will issue to Streeterville, common shares in satisfaction of all or a portion of the outstanding balance of such Pre-Paid Purchase, but not exceeding the outstanding balance of such Pre-Paid Purchase (the “Purchase Shares”). Any delivery of the 17,656,947 Purchase Shares registered for resale pursuant to the registration statement of which this prospectus is a part will reduce the outstanding balance of any Pre-Paid Purchase at a rate that will depend upon the timing of a delivery request by Streeterville and will fluctuate based on the trading price of our common shares. The number of common shares that may actually be acquired by Streeterville pursuant to the Securities Purchase Agreement is not currently known and is subject to satisfaction of certain conditions and other limitations, including the limitations specified above.

This prospectus also relates to the resale from time to time of up to 514,579 common shares by Maxim Partners LLC (“Maxim”), which were issued to Maxim pursuant to a Financial Advisory Agreement dated as of January 7, 2025 (the “Financial Advisory Agreement), between Maxim Group LLC, an affiliate of Maxim, and the Company, in consideration of financial advisory services rendered to the Company by Maxim Group LLC following the Company’s initial listing on the Nasdaq Global Market (“Nasdaq”).

Streeterville and Maxim are each referred to in this prospectus sometimes as a “Selling Securityholder”, or collectively as the “Selling Securityholders”.

We are not selling any of our common shares under this prospectus, and we will not receive any of the proceeds from the sale of common shares by the Selling Securityholders. We will bear all costs, expenses and fees in connection with the registration of the common shares. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their respective sales of the common shares.

Our common shares are traded on Nasdaq under the ticker symbol “DMN.” On January 15, 2025, the closing sale price of our common shares as reported by Nasdaq was $0.72 per share.

Investing in our common shares involves risks that are described in the “Risk Factors” section beginning on page 9 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is       , 2025.

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ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus or in any applicable prospectus supplement prepared by us or on our behalf. Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders hereunder may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the common shares offered by them described in this prospectus.

A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in the section entitled under “Where You Can Find More Information.”

As used in this prospectus, unless otherwise indicated or the context otherwise requires, references to “we,” “us,” “our,” the “Company,” “Registrant,” and “Damon” refer to Damon Inc. and its subsidiaries.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

We own and have rights to trademarks, trade names and service marks used in connection with the operation of our business. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of them by, any other companies.

MARKET AND INDUSTRY DATA

This prospectus contains statistical data, estimates and information concerning our industries, including market positions and the size and growth rates of the markets in which we participate, that are based on independent industry publications and reports or other publicly available information, as well as other information based on our internal sources. Although our management believes the market and industry data included in this prospectus are reliable and are based on reasonable assumptions, this data involves many assumptions and limitations, and you are cautioned not to give undue weight to these estimates. Management has not independently verified the accuracy or completeness of the data contained in these industry publications and reports. The industries in which we operate are subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.” These and other factors could cause results to differ materially from those expressed in these publications and reports.

SELECTED DEFINITIONS

When used in this prospectus, unless the context otherwise requires:

●	“Articles” refers to the existing articles of the Company currently in effect;

●	“BCBCA” refers to the British Columbia Business Corporations Act;

●	“Board” refers to the board of directors of the Company;

●	“Business Combination” refers to the amalgamation of Merger Sub with and into Damon Motors, with Damon Motors surviving the amalgamation as a wholly owned subsidiary of the Company and the other transactions contemplated by the Business Combination Agreement;

●	“Business Combination Agreement” refers to the Business Combination Agreement, dated as of October 23, 2023, among Damon Motors, Merger Sub, Parent and the Company, as amended;

●	“Charter” refers to the existing certificate of incorporation and Notice of Articles of the Company currently in effect;

●	“Closing” refers to the closing of the Business Combination;

●	“common shares” refers to common shares of the Company, no par value per share;

●	“Company” refers to Damon Inc., a British Columbia corporation. The Company was named “Grafiti Holding Inc.” prior to the Closing, and changed its corporate name to “Damon Inc.” following the Closing.

●	“Damon” refers to the Company under the name “Damon Inc.”;

●	“Damon Motors” refers to Damon Motors Inc., a British Columbia corporation, which became a wholly-owned subsidiary of the Company upon the Closing;

●	“Distribution” refers to distribution of Grafiti Holding’s common shares by the Trust for the benefit of the holders of Parent stock and other Parent securities on a certain record date on a pro rata, one for one basis, as described in the Separation and Distribution Agreement and our registration statement on Form 10-12B declared effective by the Commission on November 12, 2024;

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

●	“GAAP” refers to accounting principles generally accepted in the United States of America;

●	“Grafiti Limited Business” refers to the business conducted by Grafiti Limited and its direct and indirect subsidiaries, including the business related to the provision of a comprehensive set of data analytics and statistical visualization solutions for engineers and scientists;

●	“Grafiti Holding” refers to the Company under the name “Grafiti Holding Inc.” prior to the Closing;

●	“Grafiti Limited” refers to Grafiti Limited, a United Kingdom limited company, previously named Inpixon Limited;

●	“JOBS Act” refers to the Jumpstart Our Business Startups Act of 2012;

●	“Merger Sub” refers to 1444842 B.C. Ltd., a British Columbia corporation;

●	“Nasdaq” refers to The Nasdaq Global Market;

●	“Shareholders” refers to the shareholders of the Company;

●	“Solutions Divestiture” refers to the divestiture of any business lines and other assets and liabilities of the Parent that were not associated with its real time location services and analytics business, including its Shoom, SAVES and Game Your Game lines of business and investment securities, as applicable by any lawful means, including a sale to one or more third parties, spin off, plan of arrangement, merger, reorganization, or any combination of the foregoing, which was required as a condition for the consummation of the merger transaction between XTI Aircraft Company and Parent, pursuant to the Agreement and Plan of Merger, dated as of July 24, 2023, among XTI, Parent, and Superfly Merger Sub, Inc.

●	“Parent” refers to XTI Aerospace, Inc. a Nevada corporation, previously named Inpixon;

●	“Registration Rights Agreement” refers to the Registration Rights Agreement, dated as of December 20, 2024, between Damon and Streeterville;

●	“Sarbanes-Oxley Act” refers to the Sarbanes-Oxley Act of 2002;

●	“SEC” or “Commission” refers to the United States Securities and Exchange Commission;

●	“Securities Act” refers to the Securities Act of 1933, as amended;

●	“Securities Purchase Agreement” refers to the Securities Purchase Agreement, dated as of December 20, 2024, between Damon and Streeterville;

●	“Separation” refers to a series of transactions by Parent and certain of Parent’s subsidiaries as result of which Parent’s Grafiti Limited Business was held by Grafiti Holding and was separated from the remainder of Parent’s businesses, on the terms and subject to the conditions of the Separation and Distribution Agreement;

●	“Separation and Distribution Agreement” refers to the Separation and Distribution Agreement, dated as of October 23, 2023, between Parent and the Company;

●	“Streeterville” refers to Streeterville Capital, LLC, a Utah limited liability company;

●	“Trust” refers to the Grafiti Holding Inc. Liquidating Trust.

Cautionary Statement Regarding Forward-Looking Statements

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and as defined in the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. These forward-looking statements include, without limitation, statements about our market opportunity, our strategies, ability to improve and expand our capabilities, competition, expected activities and expenditures as we pursue our business plan, the adequacy of our available cash resources, regulatory compliance, plans for future growth and future operations, the size of our addressable market, market trends, and the effectiveness of the Company’s internal control over financial reporting. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Actual results may differ materially from the projections discussed in these forward-looking statements. The economic environment within which we operate could materially affect our actual results. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. These risks and other factors include, but are not limited to, those listed under “Risk Factors.” Additional factors that could materially affect these forward-looking statements and/or projections include, among other things:

(i) the risk that the price of common shares of Damon may be volatile due to a variety of factors, including changes in the highly competitive industries in which Damon operates, variations in performance across competitors, changes in laws, regulations, and technologies that may impose additional costs and compliance burdens on Damon’s operations, global supply chain disruptions and shortages, and macro-economic and social environments affecting Damon’s businesses;

(ii) the inability to implement Damon’s business plans, forecasts, and other expectations, or identify and realize additional opportunities;

(iii) the risk that Damon has not achieved sales and production capacity at a mass-production facility, and that Damon and its current and future collaborators may be unable to successfully develop and market Damon’s motorcycles or solutions, or may experience significant delays in doing so;

(iv) the risk that Damon may never achieve or sustain profitability;

(v) the risk that Damon may be unable to raise additional capital on acceptable terms to finance its operations and remain a going concern;

(vi) the risk that Damon continues to experience difficulties in expanding its operations or, if its operations are expanded, managing its growth;

(vii) any adverse changes in U.S. or Canadian general economic, business, market, financial, political, or legal conditions, including as a consequence of the ongoing uncertainties relating to inflation and interest rates;

(viii) any inability to successfully and economically manufacture and distribute Damon’s motorcycles at scale;

(ix) reliance on key management and any inability to attract and/or retain key personnel;

(x) any inability to raise additional funds to meet its capital requirements and pursue its growth strategy when and in the amounts needed;

(xi) any inability to secure adequate insurance coverage or a potential increase in insurance costs;

(xii) the risk of potential litigation resulting in the diversion of management’s time and attention and the Company’s resources needed to address any such litigation that may arise; and

(xiii) any inability to secure adequate insurance coverage or a potential increase in insurance costs.

Management has included projections and estimates in this prospectus, which are based primarily on management’s experience in the industry, assessments of our results of operations, discussions and negotiations with third parties, and a review of information filed by our competitors with the SEC or otherwise publicly available.

You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as at the date made. Except as required by law, we disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

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PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the matters set forth under the section captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein. Each of the risk factors could adversely affect our business, operating results and financial conditions, as well as adversely affect the value of an investment in our securities.

Corporate History

Spin-Off

We were incorporated under the laws of British Columbia, Canada on October 17, 2023. Through our wholly-owned subsidiary Grafiti Limited which was transferred to us on December 26, 2023 by our former parent company, XTI Aerospace Inc., we operate a business in the United Kingdom (“UK”) providing a comprehensive set of data analytics and statistical visualization solutions for engineers and scientists. On December 27, 2023 (the “record date”), we were spun off by the Parent, by means of a transfer of all of our then outstanding common shares held by the Parent (the “spinoff shares”) to the Grafiti Holding Inc. Liquidating Trust, to be held for the benefit of holders of the Parent’s common stock, preferred stock and those outstanding warrants that were contractually entitled to participate in the distribution (collectively, the “participating securityholders”), on a pro rata basis as of the record date. As described in further detail in our registration statement on Form 10-12B filed in connection with the spinoff and declared effective by the Commission on November 12, 2024 (the “Form 10”), for U.S. federal income tax purposes we believe that the transfer by the Parent of the spinoff shares to the trust was treated as a taxable distribution by the Parent to the participating securityholders of the spinoff shares on the record date and the subsequent transfer by the participating securityholders of the spinoff shares to the Trust on the same date. The Trust held the spinoff shares until the effective date of the Form 10-12B registration statement on November 12, 2024, promptly following which the trust delivered the spinoff shares to the participating securityholders, as beneficiaries of the trust, pro rata in accordance with their ownership of shares or underlying shares of the Parent’s common stock as of the record date.

The Business Combination and Related Transactions

On November 13, 2024, we completed a business combination transaction with Damon Motors, a motorcycle manufacturing company that aims to transform the motorcycle industry by building a smart and technologically advanced motorcycle, resulting in Damon Motors becoming our wholly-owned subsidiary. Upon completion of the Business Combination with Damon Motors, we changed our corporate name to “Damon Inc.” For further information about these transactions, please refer to the current report on Form 8-K filed by the us with the SEC on November 18, 2024.

The rights of holders of our common shares are governed by our Charter, our Articles, and the BCBCA. For more details, please refer to the section titled “Description of Capital Stock.” The Company’s common shares commenced trading on Nasdaq on November 18, 2024.

The Business Combination was accounted for using the acquisition method (as a reverse acquisition), with goodwill and other identifiable intangible assets recorded in accordance with accounting principles generally accepted in the United States, as applicable. Under this method of accounting, Grafiti Holding is treated as the “acquired” company for financial reporting purposes. Damon Motors was determined to be the accounting acquirer because after the Business Combination, Damon Motors will control the Board of Directors, management of the combined company, and the preexisting shareholders of Damon Motors have majority voting rights of the combined company. For accounting purposes, the acquirer is the entity that has obtained control of another entity and, thus, consummated a business combination.

Overview of Our Business

Our Motorcycle Development and Manufacturing Business Through Damon Motors

We, through our wholly-owned subsidiary Damon Motors and its subsidiaries, design and produce motorcycles aimed at transforming the motorcycle industry by building a smart and technologically advanced motorcycle. Damon Motors is developing the technology and investing in the capabilities to lead the industry transformation in the high-performance electric motorcycle market. With decades of combined management and engineering experience across the team’s careers, and a commitment to low carbon personal mobility solutions, Damon Motors is introducing existing enthusiasts to high-performance electric products while bringing new riders to the motorcycle community with first of its kind advances in zero emissions motorcycle performance, safety, connectivity and AI.

Founded in 2017, Damon Motors started reimagining the future of motorcycling by means of advanced safety design, electric vehicle powertrain technology and user experience. In 2019, Damon Motors took its first alpha prototype motorcycles and safety systems into the field to test the concept. In 2021, Damon Motors expanded its operations and expertise with an R&D facility in San Rafael, California to accelerate the engineering and development of its HyperDrive platform drive unit and the HyperSport motorcycle. Through core technology advancements, Damon Motors electric motorcycles are in prototype phase of product validation.

Damon Motors’s electric vehicles are developed with a set of proprietary design principles that elevate the brand, deliver differentiated riding experiences and bring emotion to electric propulsion. The initial product portfolio of motorcycle models will be built upon and utilize a single powertrain platform called HyperDrive™. As a patented, monocoque-constructed battery-chassis, HyperDrive houses a proprietary 150 kW 6-phase liquid cooled IPM motor-gearbox and proprietary electronics. This platform approach establishes a capital-efficient path to grow the product line to meet a wide range of future segments and price points, while also supporting a wide range of future motorcycle models and power sizes that share as much as 85 percent common parts. By using the frame of the battery as the motorcycle’s chassis, HyperDrive also achieves valuable weight and cost reduction advantages. With 150 kW of power at its disposal, HyperDrive has been specifically designed to compete with the performance of market leaders in the high-performance motorcycle market, whether internal combustion or electric. Thanks to the energy modularity designed into it, HyperDrive-based motorcycles can be detuned in power, energy and thus cost to support 500 – 1500cc power equivalent classes of motorcycles in both the North American and European markets, with price points ranging from $20,000 - $80,000.

The HyperDrive platform is contrasted by the smaller, less powerful and lower cost HyperLite platform, currently in its early design phase. HyperLite will be developed using a very similar design architecture as HyperDrive, enabling the production of a range of light weight, low to medium cost motorcycles and scooters with milder levels of horsepower that are more common in overseas and developing markets. With these two platforms paired with Damon Motors’s three patented cornerstone technologies, CoPilot™, Shift™ and its AI-enabled cloud platform. Damon Motors’s long-term objective is to build a premium, high-tech, electric motorcycle company that rivals the largest incumbents in both profit and annual volume, by providing a technologically enhanced riding experience that is not currently available from other manufacturers.

CoPilot provides a novel rider assistance and warning system integrated into the motorcycle. Shift allows the handlebars and foot pegs to mechatronically adjust on the fly, addressing issues of ergonomic comfort and allowing users to select different riding positions for changing conditions such as a lower, more aerodynamic position for highway use or a more upright position for urban use. Its AI-enabled cloud will collect environmental and situational data that, paired with over-the-air software updates, can drive a continual loop of collision warning improvements, with an aim to further reduce accident probability over time.

The commercial production of Damon Motors’s motorcycles is expected to commence after passing various internal and external tests and undergoing a self-certification process required for US-bound vehicle homologation. These tests include: the completion of Damon Motors’s ride quality and long-term durability testing, completion of FCC Title 47 certification for the onboard charger, completion of UN 38.3 battery testing, completion of Damon Motors’s internal battery testing, extreme temperature operation verification, brake testing per FMVSS, and an internal and external review of FMVSS compliance with Damon Motors engineering subcontractor TUV of Germany.

Our SAVES Distribution Business Through Grafiti Limited

We, through our wholly-owned subsidiary Grafiti Limited, distribute in the UK and certain other European countries data analytics and visualization software products referred to as “SAVES” primarily for scientists and engineers. Grafiti Limited’s products can be downloaded to a user’s desktop. These products help scientific research in the health and life sciences domain in the discovery of new drugs, in the study of the efficacy of established drugs and therapies, and in epidemic propagation research, among other applications. Engineers use our products for a multitude of applications which include, but are not limited to, conducting surface modelling analysis and curve fitting in order to design new engineering processes, studying signal attenuation and propagation in radio engineering. Potential automobile and motorcycle applications could include surface panel design for aerodynamics, aesthetic symmetry, and calculated asymmetry among others. We believe the Grafiti Limited regression analysis product could also be used for predicting vehicle sharing demand and pricing trends in various markets based on a wide range of variables.

Grafiti Limited’s strategy is to build a broader, long term customer base by increasing its sales of Grafiti Limited’s product offerings which will include cloud and Macintosh compatible data analytics and statistical visualization software products. We believe this will enable the Grafiti Limited business to focus on generating more recurring revenues in the future.

Grafiti Limited was formed by the Parent on May 13, 2020 as a distribution arm for its SAVES products in the UK market and part of the European market.

Summary Risk Factors

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors,” that represent challenges that we face in connection with the successful implementation of our strategy and the growth of our business. In particular, the following risks, among others, may offset our competitive strengths or have a negative effect on our business strategy, which could cause a decline in the price of our common shares and result in a loss of all or a portion of your investment:

●	Sales of a substantial number of our securities in the public market by the Selling Securityholders and/or by our existing securityholders could cause the price of our common shares to fall.

●	The Selling Securityholders may purchase common shares at a price below the current trading price of the shares, and may experience a positive rate of return based on the current trading price. Future investors in the Company may not experience a similar rate of return.

●	We may be required to make cash payments or issue a substantial number of common shares under the Securities Purchase Agreement, which could reduce the amount of cash available to fund our operations or dilute the ownership percentage held by our investors.

●	Our common shares are listed on Nasdaq, but we cannot guarantee that we will be able to satisfy the applicable listing standards going forward.

●	Damon is an early-stage company with a limited operating history and a history of losses and expects to incur significant expenses and continuing losses for the foreseeable future.

●	Damon’s success will depend on its ability to economically produce its vehicles at scale, and its ability to produce vehicles of sufficient quality and appeal to customers on schedule and at a scale that is unproven.

●	To carry out its proposed business plan, Damon will require a significant amount of capital and it may be unable to reduce and adequately control the costs associated with operating its business.

●	Damon does not currently have arrangements in place that will allow it to fully execute its business plan and may experience significant delays in the design, manufacture, finance, regulatory approval, launch, transportation and delivery of its motorcycles.

●	Damon may not be able to accurately estimate the supply and demand for its vehicles, which could result in a variety of inefficiencies in its business and hinder its ability to generate revenue.

●	Damon has received only a limited number of reservations for its vehicles, all of which may be cancelled and are fully refundable, and there is no assurance that such reservations will be converted into sales.

●	If Damon fails to manage future growth effectively, it may not be able to produce, market, service and sell (or lease) its motorcycles successfully.

●	Damon’s business and prospects depend significantly on its ability to build its brand and service its motorcycles. Damon may not succeed in continuing to establish, maintain and strengthen the Damon brand, and its brand and reputation could be harmed by negative publicity regarding its company or products.

●	The motorcycle market is highly competitive, and Damon may not be successful in competing in this industry, which may depend upon consumer’s willingness to adopt electric motorcycles.

●	Damon may be adversely affected by the complexity, uncertainties and changes in automotive or internet related Canadian regulations or similar regulations of any countries it is selling motorcycles into.

●	Damon is dependent on its suppliers, some of which are single or limited source suppliers, and the inability of these suppliers to deliver necessary components of Damon’s vehicles at prices and volumes acceptable to Damon would have a material adverse effect on its business, financial condition, operating results and prospects.

●	Damon depends on certain key personnel, and its success will depend on its continued ability to retain and attract qualified management, technical and vehicle engineering and sales personnel.

●	Damon is and will be dependent on its manufacturing facilities and complex machinery.

●	Dependence on a single licensor for our SAVES products and potential adverse changes to terms could negatively impact our financial condition and results of operations.

●	Global economic conditions, including inflation and any other financial or economic crisis, or perceived threat of such a crisis, including a significant decrease in consumer confidence, may materially and adversely affect Damon’s business, financial condition, results of operations and prospects.

●	Damon’s risk management efforts may not be effective which could result in unforeseen losses.

●	Damon is subject to risks related to customer credit.

●	Damon’s sales and operating results may fluctuate from quarter-to-quarter and from year-to-year as they are affected, among other things, by the seasonal nature of Damon’s products, fluctuation in Damon’s operating costs and prevailing market conditions.

●	Adverse judgments or settlements in legal proceedings, including those that may arise relating to the Business Combination, could materially harm our business, financial condition, operating results, and cash flows.

●	Damon’s patent applications may not result in issued patents, which may have a material adverse effect on its ability to prevent others from interfering with the commercialization of Damon’s products.

●	Damon may need to defend itself against patent or trademark infringement claims, which may be time-consuming and would cause Damon to incur substantial costs.

●	Our international business exposes us to geo-political and economic factors, trade tariffs, legal and regulatory requirements, fluctuations in exchange rates, public health and other risks associated with doing business in foreign countries.

●	The lack of availability, reduction or elimination of government and economic incentives or government policies which are favorable for electric vehicles and Canadian produced vehicles could have a material adverse effect on Damon’s business, financial condition, operating results and prospects.

●	The construction and operation of Damon’s assembly facility in San Rafael, or other assembly facilities that Damon may seek to establish in the future, are or will be subject to regulatory approvals, and may be subject to delays, cost overruns or may not produce expected benefits.

●	Damon’s vehicles are subject to motor vehicle standards and the failure to satisfy such mandated safety standards would have a material adverse effect on Damon’s business, financial condition, operating results and prospects.

●	Failure of information security and privacy concerns could subject Damon to penalties, damage its reputation and brand, and harm its business, financial condition, operating results and prospects.

●	Damon may become subject to product liability claims and recalls, which could harm Damon’s financial condition and liquidity if it is not able to successfully defend or insure against such claims.

●	The growth of our SAVES distribution business is dependent on increasing sales to our existing customers and obtaining new customers.

●	Defects, errors, or vulnerabilities in our SAVES products or services that we sell or the failure of such products or services to prevent a security breach, could harm our reputation and adversely affect our results of operations.

Corporate Information

Our principal executive offices are located at 704 Alexander Street, Vancouver, British Columbia, Canada, and our telephone number is (408) 702-2167. Our website address is https://damon.com/. The information contained on, or that can be accessed through, our website is not incorporated by reference in this prospectus and should not be considered to be part of this prospectus.

December 2024 Securities Purchase Agreement

On December 20, 2024, we entered into a Securities Purchase Agreement with Streeterville Capital, LLC. Under the agreement, the Company agreed to issue and sell to Streeterville one or more pre-paid purchases at an aggregate purchase price of up to $10,000,000 (the “Total Commitment Amount”) for the purchase of the Company’s common shares. As consideration for Streeterville’s commitment, the Company also agreed to issue 343,053 common shares to Streeterville (the “Commitment Shares”).

Each pre-paid purchase includes an original issue discount of 7% and accrues interest at an annual rate of 8%. For the initial pre-paid purchase, which closed on December 20, 2024 (the “Initial Closing Date”), Streeterville paid $2,000,000, creating in an initial principal balance of $2,140,000.

Pursuant to the Securities Purchase Agreement and a registration rights agreement entered into on the same date, the Company agreed to file a registration statement on Form S-1 under the Securities Act, to register the resale of 18,000,000 common shares, including the Commitment Shares and common shares issuable pursuant to the pre-paid purchases (the “Registration Statement”). The registration statement of which this prospectus is a part has been filed to satisfy such obligation. If the Registration Statement is not declared effective within 60 days of the Initial Closing Date, the outstanding balance of the pre-paid purchase will automatically increase by 2%, with further increases of 2% for each subsequent 30-day period that the Registration Statement remains ineffective. If the Registration Statement is declared effective within 90 days of the Initial Closing Date and no default has occurred, and if requested by the Company, Streeterville will fund $1,000,000 for a second pre-paid purchase.

Within a committed two-year period, and subject to certain specified conditions, the Company may request the issuance of additional pre-paid purchases to Streeterville, with each purchase amount no less than $250,000, provided that the total outstanding balance of all pre-paid purchases does not exceed $3,000,000.

The proceeds from the pre-paid purchases are expected to be used for working capital and other corporate purposes. However, $100,000 from the initial pre-paid purchase funding, and 15% of the funding from subsequent pre-paid purchases, shall be used to repay the indebtedness under the secured promissory note issued to Streeterville in June 2024 with an original principal amount of $6,470,000.

Following the funding of each pre-paid purchase, Streeterville has the right, but not the obligation, to purchase from the Company its common shares not exceeding (i) the outstanding balance of the funded amount, and (ii) 9.99% beneficial ownership of the Company’s outstanding common shares. The purchase price of the common shares will be the lower of (i) $1.50 or (ii) 90% of the lowest daily VWAP during the ten consecutive trading days immediately prior to the purchase notice date, but not less than the floor price, which is equal to 20% of the “Minimum Price” as defined under Nasdaq Listing Rule 5635(d) prior to the applicable closing. Under the Securities Purchase Agreement, the Company agrees to seek shareholder approval for the issuance of common shares up to the Total Commitment Amount (the “Required Shareholder Approval”). Until such approval is obtained, the Company will not request additional pre-paid purchases that may cause the total amount of common shares issuable to exceed the limits set under Nasdaq Listing Rule 5635(d) (the “Exchange Cap”).

The outstanding pre-paid purchases, unless reduced by the Company’s sale of common shares to Streeterville as described, will remain outstanding and may be repaid in cash at the Company’s option. There is no maturity date for the outstanding balance of the pre-paid purchases. However, if the Company fails to obtain the Required Shareholder Approval at its initial shareholder meeting, any remaining outstanding balance above the Exchange Cap must be repaid in cash. Additionally, if certain triggering events occur, including (a) the VWAP of the Company’s common shares falling below the floor price for at least five trading days within a seven-trading-day period, or (b) the Company having issued 75% of the shares under the Exchange Cap, the Company must make monthly cash repayments of $350,000 in principal plus any accrued unpaid interest until the outstanding balance is fully repaid or the triggering event conditions are resolved. In an event of default as specified in the pre-paid purchase, Streeterville may accelerate repayment, requiring the outstanding balance to become immediately due, with a 10% increase to the principal and interest accruing at a rate of 18% per annum.

Financial Advisory Agreement with Maxim

On January 7, 2025, we entered into a Financial Advisory Agreement with Maxim Group LLC (together with its affiliates and subsidiaries, “Maxim”). Pursuant to this agreement, Maxim has been appointed to provide advisory services to the Company, including consultation on capital raising matters such as a private placement of equity or equity-linked securities. As compensation for past advisory services following the listing of the Company on Nasdaq, the Company has issued 514,579 common shares to Maxim Partners LLC, with piggyback registration rights. Maxim’s engagement will terminate 90 days from the execution date.

Emerging Growth Company

Damon is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, Damon is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. Damon intends to take advantage of the benefits of this extended transition period.

Damon will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of the initial public offering of our securities, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Smaller Reporting Company

Damon is a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. Damon will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of its common equity held by non-affiliates exceeds $700 million as of the prior September 30th or (2) the market value of its common equity exceeds $250 million and its annual revenues exceeds $100 million during such fiscal year.

THE OFFERING

Common shares offered by the Selling Securityholders	18,514,579 common shares, 17,656,947 of which are issuable to Streeterville from time to time in satisfaction of Pre-Paid Purchases under the Securities Purchase Agreement

Common shares outstanding prior to this offering	22,030,884 common shares (as of the date of this filing)

Use of proceeds	We will not receive any proceeds from the sale of common shares by the Selling Securityholders pursuant to this prospectus.

Risk factors	You should carefully read the section titled “Risk Factors” beginning on page 9 and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our common shares.

Nasdaq symbol for our common shares	“DMN”

RISK FACTORS

You should carefully consider the risks and uncertainties described below and the other information in this prospectus before making an investment in our common shares. Our business, financial condition, results of operations, or prospects could be materially and adversely affected if any of these risks occurs, and as a result, the market price of our common shares could decline and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors, including those set forth below.

Risks Related to this Offering by the Selling Securityholders

Sales of a substantial number of our securities in the public market by the Selling Securityholders and/or by our existing securityholders could cause the price of our common shares to fall.

The Selling Securityholders can sell, under this prospectus, up to 18,514,579 common shares constituting approximately 84% of our issued and outstanding common shares as of this filing, consisting of (a) up to 343,053 common shares issued in a private placement to Streeterville (the “Commitment Shares”), (b) up to 17,656,947 common shares (the “Purchase Shares”) issuable to Streeterville under the pre-paid purchases consummated pursuant to the Securities Purchase Agreement, and (c) up to 514,579 common shares issued in a private placement to Maxim (the “Maxim Shares”). The sale of all or a portion of the securities being offered in this prospectus could result in a significant decline in the public trading price of our securities. Despite such a decline in the public trading price, the Selling Securityholders may still experience a positive rate of return on the securities they purchased, given that the Commitment Shares and the Maxim Shares were issued to the Selling Securityholders for non-cash consideration, and due to the price at which Purchase Shares may be sold and issued to Streeterville under the Securities Purchase Agreement. See “The Selling Securityholders may purchase common shares at a price below the current trading price of the shares, and may experience a positive rate of return based on the current trading price. Future investors in the Company may not experience a similar rate of return.” below.

Sales of a substantial number of our common shares in the public market by the Selling Securityholders and/or by our other existing securityholders, or the perception that those sales might occur, could depress the market price of our common shares and could impair our ability to raise capital through the sale of additional equity securities.

The Selling Securityholders have acquired and may purchase common shares at a price below the current trading price of the shares, and may experience a positive rate of return based on the current trading price. Future investors in the Company may not experience a similar rate of return.

Under the Securities Purchase Agreement, following the funding of each Pre-Paid Purchase, Streeterville has the right, but not the obligation, to purchase from the Company its common shares not exceeding (i) the outstanding balance of the funded amount, and (ii) 9.99% beneficial ownership of the Company’s outstanding common shares. The purchase price of the common shares will be the lower of (i) $1.50 or (ii) 90% of the lowest daily VWAP during the ten consecutive trading days immediately prior to the purchase notice date, but not less than the floor price, which is equal to 20% of the “Minimum Price” as defined under Nasdaq Listing Rule 5635(d) prior to the applicable closing of the Pre-Paid Purchase. Under the Securities Purchase Agreement, the Company has agreed to seek shareholder approval for the issuance of common shares for up to the total commitment amount of up to $10 million of Pre-Paid Purchases (the “Required Shareholder Approval”). Until such approval is obtained, the Company will not request additional Pre-Paid Purchases that may cause the total amount of common shares issuable to exceed the limits set under Nasdaq Listing Rule 5635(d) (the “Exchange Cap”).

This prospectus relates to the offer and resale from time to time by the Selling Securityholders of up to 18,514,579 common shares constituting approximately 84% of our issued and outstanding common shares as of the date of this prospectus, consisting of (a) up to 343,053 common shares issued in a private placement to Streeterville, (b) up to 17,656,947 common shares issuable to Streeterville under the pre-paid purchases consummated pursuant to the Securities Purchase Agreement, and (c) up to 514,579 common shares issued in a private placement to Maxim.

Due to the pricing mechanism explained above, Streeterville may acquire our common shares at a price below, or even substantially below, the current trading price once the Required Shareholder Approval is obtained. Additionally, the Commitment Shares and the Maxim Shares were issued to the Selling Securityholders for non-cash consideration. These factors may create an economic incentive for the Selling Securityholders to sell promptly after the effectiveness of the registration statement to which this prospectus is a part, which could put downward pressure on the market price of our shares. As a result, other investors may experience dilution or a decline in the value of their holdings, and future investors in the Company may face a less favorable investment opportunity.

Public securityholders who have or will purchase our common shares at current trading price may not be able to experience the same positive rates of return on securities they purchase, due to the low price at which the Selling Securityholders may purchase our common shares.

Risks Relating to the Transactions under the Securities Purchase Agreement

We may be required to make cash payments or issue a substantial number of common shares under the Securities Purchase Agreement, which could reduce the amount of cash available to fund our operations or dilute the ownership percentage held by our investors.

Subject to the terms and conditions in the Securities Purchase Agreement, the Company may issue and sell up to $10,000,000 of Pre-Paid Purchases of its common shares within a committed two-year period. As part of this agreement, the Company has issued 343,053 common shares to Streeterville as consideration for its commitment.

Under the Securities Purchase Agreement, following the funding of each Pre-Paid Purchase, Streeterville has the right, but not the obligation, to purchase from the Company its common shares not exceeding (i) the outstanding balance of the funded amount, and (ii) 9.99% beneficial ownership of the Company’s outstanding common shares. The purchase price of the common shares will be the lower of (i) $1.50 or (ii) 90% of the lowest daily VWAP during the ten consecutive trading days immediately prior to the purchase notice date, but not less than the floor price, which is equal to 20% of the “Minimum Price” as defined under Nasdaq Listing Rule 5635(d) prior to the applicable closing of the Pre-Paid Purchase. Under the Securities Purchase Agreement, the Company has agreed to seek shareholder approval for the issuance of common shares for up to the total commitment amount of up to $10 million of Pre-Paid Purchases. Until such approval is obtained, the Company will not request additional Pre-Paid Purchases that may cause the total amount of common shares issuable to exceed the limits set under Nasdaq Listing Rule 5635(d) (the “Exchange Cap”).

Each pre-paid purchase accrues interest at an annual rate of 8% and includes an original issue discount of 7%. If the registration statement on Form S-1, to which this prospectus is a part, is not declared effective within 60 days of December 20, 2024, i.e., February 18, 2025, the outstanding balance of the pre-paid purchase will automatically increase by 2%, with further increases of 2% for each subsequent 30-day period that the registration statement remains ineffective.

If the Company fails to obtain the Required Shareholder Approval at its initial shareholder meeting, any remaining outstanding balance above the Exchange Cap must be repaid in cash. Additionally, if certain triggering events occur, including (a) the VWAP of the Company’s common shares falling below the floor price for at least five trading days within a seven-trading-day period, or (b) the Company having issued 75% of the shares under the Exchange Cap, the Company must make monthly cash repayments of $350,000 in principal plus any accrued unpaid interest until the outstanding balance is fully repaid or the triggering event conditions are resolved. Additionally, if the Company fails to meet certain conditions under the Securities Purchase Agreement, it may be required to make cash payments.

If Streeterville exercises its right to purchase common shares under the Pre-Paid Purchases, the shares may be issued at a price significantly below the prevailing market price. This could lead to substantial dilution of other investors’ ownership percentages and potentially decrease the value of their investment. This dilution, combined with the potential for downward pressure on the Company’s share price if the Selling Securityholders promptly sell the shares in the open market, could reduce the market value of the Company’s common shares and adversely affect its ability to raise additional capital on favorable terms.

Furthermore, the cash payment obligations under the Securities Purchase Agreement, if triggered, could significantly reduce the cash available to fund the Company’s operations or make necessary investments. This would adversely affect the Company’s financial condition and limit its ability to pursue growth opportunities, adversely affecting its business prospects.

Risks Relating to Our Business

The Company has incurred significant costs associated with the Business Combination and will continue to incur significant costs associated with operating as a public reporting company.

The Company has incurred substantial, non-recurring costs related to the consummation of the Business Combination and expects to continue incurring significant expenses as it operates as a public reporting company. These costs include legal, financial advisory, accounting and auditing, banking, and consulting fees, as well as expenses for regulatory filings, SEC fees, printing, and mailing. Additionally, the Company may incur further costs to retain key employees and engage new employees to support its transition to operating as a public reporting entity. These expenses are either the responsibility of the party incurring them during the Business Combination or will be paid by the Company following the Closing.

Damon is an early-stage company with a history of losses and expects to incur significant expenses and continuing losses for the foreseeable future. There is no guarantee that Damon will achieve or sustain profitability.

Damon has incurred losses since its inception and expects to continue to incur operating and net losses each quarter until such time as it achieves sufficient sales and production capacity at an assembly facility, which is not expected until 2026. Even if Damon is able to successfully develop, produce and sell its vehicles, there can be no assurance that they will be commercially successful. Damon’s potential profitability is dependent upon the successful development, production, commercialization and acceptance of its vehicles, which has not yet occurred, and may never occur.

Prior to the Closing, Damon (formerly Grafiti Holding) incurred a net loss of approximately US$1.3 million for the fiscal year ended June 30, 2024 and approximately US$1.6 million during the quarter ended September 30, 2024, and had an accumulated deficit of approximately US$3.3 million as of September 30, 2024. Damon Motors incurred a net loss of approximately US$34.0 million for the fiscal year ended June 30, 2024 and approximately $7.4 million during the quarter ended September 30, 2024, and had an accumulated deficit of approximately $148.0 million as of September 30, 2024. Following the Closing, we anticipate continuing to generate a significant loss for the current fiscal year, due to the factors discussed below.

Damon expects to continue to incur significant expenditures in connection with the execution of its business strategy, including, without limitation, as a result of: continuing to design and develop and beginning to manufacture its existing and planned vehicles; equipping and expanding its pilot, support research and development and mass-production manufacturing facilities to produce its vehicles in California, and potentially in international locations, and subsequently ramping-up production capacity at such facilities; building up inventories of parts and components for its vehicles; developing or securing motorcycle charging partnerships; expanding its design, research, development, maintenance and repair capabilities; increasing its sales and marketing activities and developing its distribution infrastructure; designing and implementing a show room network; expanding its general and administrative functions to support its growing operations.

Because it will incur the costs and expenses from these efforts before it receives any incremental revenues with respect thereto, Damon’s losses in future periods may be significant. In addition, Damon may find that these efforts are more expensive than currently anticipated, including by reason of delays in product development and commercialization, or that these efforts may not result in revenues, which would further increase its losses. Damon’s ability to produce revenues will depend, in part, on its ability to finalize and begin commercial start of production of its HyperSport vehicle, which is not expected to occur until 2026.

Management does not expect its SAVES distribution business to greatly expand. The Company’s ability to generate positive cash flow from operations in this business is dependent upon sustaining certain cost reductions and generating sufficient revenues. Our ability to achieve profitability with respect to the SAVES distribution business is more challenging when sales slow due to adverse economic conditions, notwithstanding our cost reduction efforts, because our cost reduction efforts may not be sufficient to offset declining gross profit.

For the reasons discussed above, there is no guarantee that Damon will reach profitability in the near term or at all, which could materially and adversely affect its business, financial condition, and results of operations.

Damon has a limited operating history which makes it difficult to evaluate its future business prospects and may increase investment risk.

Damon’s limited operating history makes evaluating its business and future prospects difficult. Damon Motors began operations in 2017 and has not yet begun mass production or the commercial delivery of its first motorcycle. If Damon does not successfully address these risks, its business, financial condition, operating results and prospects will be materially and adversely harmed. Damon has a very limited operating history, and as it attempts to transition from research and development activities to production and sales, it is difficult, if not impossible, to forecast its future results, and management has limited insight into trends that may emerge and affect its business. Damon intends to derive a substantial portion of its revenue from the sale of its electric motorcycles, none of which have reached commercialization stage to date. If actual results differ materially from management’s estimates in future periods, Damon’s business, financial condition, operating results and prospects may be materially adversely affected.

Damon is currently in concept phase of second vehicle, the HyperFighter, which is scheduled for delivery in 2028. Damon’s motorcycles require significant investment prior to commercial introduction and may never be successfully developed, produced, commercialized or accepted. There are no assurances that Damon will be able to successfully develop its models in a timely manner, or secure future business from recreational customers.

Damon has encountered, and expects to continue to encounter, risks and uncertainties frequently experienced by early-stage companies in rapidly changing markets, including risks related to its ability to, among other things:

●	design and produce safe, reliable and quality vehicles on an ongoing basis;

●	build a well-recognized and respected brand;

●	establish and expand its customer base;

●	continue to make significant investments in research, development, manufacturing, marketing and sales;

●	successfully market its vehicles and its other services;

●	properly price its services and successfully anticipate the take-rate and usage of such services by users;

●	improve and maintain its operational efficiency;

●	maintain a reliable, secure, high-performance and scalable technology infrastructure;

●	hire, integrate, retain and motivate professional and technical talent, including key members of management;

●	anticipate and adapt to changing market conditions, including technological developments and changes in competitive landscape; and

●	navigate an evolving and complex regulatory environment.

If Damon fails to address any or all of these risks and challenges, its business, financial condition, operating results and prospects may be materially adversely affected.

Damon will initially depend on revenue generated from a single model of vehicle and in the foreseeable future will be significantly dependent on a limited number of models.

Damon’s motorcycle business will initially depend substantially on the sales and success of its HyperSport motorcycles, which will be its only volume manufactured vehicle in the market for an extended period of time, and in the foreseeable future will be significantly dependent on a limited number of vehicles. Damon will rely on sales from the HyperSport motorcycles, among other sources of financing, for the capital that will be required to develop and commercialize those subsequent models. To the extent that (i) production of Damon’s motorcycles is delayed, interrupted or reduced, (ii) Damon’s product variety and motorcycles do not meet customer expectations or do not align with projected timelines, cost and volume targets, or (iii) any of Damon’s vehicles are not well-received by the market for any reason, Damon’s revenue and cash flow would be adversely affected. In any such case, Damon may need to seek additional financing earlier than it expects, which financing may not be available to it in a timely manner and on commercially reasonable terms, or at all, and Damon’s business, financial condition, operating results and prospects may be materially adversely affected.

Damon’s success will depend on its ability to economically produce its vehicles at scale, and its ability to produce vehicles of sufficient quality and appeal to customers on schedule and at a scale that is unproven.

Damon’s business success will depend in large part on its ability to economically produce, market and sell its motorcycles at sufficient capacity to meet the demands of its customers. Damon will need to scale its production capacity in order to successfully implement its business strategy, and plans to do so in the future by, among other things, completing the development and ramp-up of capacity at an assembly facility in San Rafael, California. Damon has no experience in mass-production of its motorcycles. Damon does not know whether it will be able to develop efficient, automated, low-cost production capabilities and processes, or whether it will be able to secure reliable sources of supply from suppliers and manufacturers, in each case that will enable it to meet the quality, price, engineering, design and production standards, as well as the production volumes, required to successfully mass market its motorcycles and meet its business objectives and customer needs.

Even if Damon is successful in developing mass-production capability and processes and can reliably source supplies in sufficient volume, it does not know whether it will be able to do so in a manner that avoids significant delays and cost overruns, including as a result of factors beyond its control, such as problems with suppliers and manufacturers, or in time to meet the commercialization schedules of future vehicles or to satisfy the requirements of its customers. Damon’s ability to effectively reduce its cost structure over time is limited by the fixed nature of many of its planned expenses in the near-term, and its ability to reduce long-term expenses is constrained by its need to continue investment in its business strategy.

If Damon fails to develop and scale such mass-production capability and processes within its projected costs and timelines, Damon’s business, financial condition, operating results and prospects may be materially adversely affected.

Damon may be unable to reduce and adequately control the costs associated with operating its business.

Damon will require significant capital to develop and grow its business and it expects to incur significant costs which will impact its profitability, including research and development expenses as new models are rolled out and existing models improved, raw material procurement costs, selling and distribution expenses as it builds its brand and markets its vehicles and general and administrative expenses as it scales its operations. In addition, Damon may incur significant costs in connection with its services and honoring its commitments under its service and warranty packages. Damon’s ability to become profitable in the future will not only depend on its ability to successfully market its vehicles and other products and services, but also its ability to control its costs. If Damon is unable to design, manufacture, market, sell and distribute and service its vehicles and services in a cost-efficient manner, its business, financial condition, operating results and prospects may be materially adversely affected.

To carry out its proposed business plan to develop, manufacture, sell and service electric motorcycles, Damon will require a significant amount of capital.

Damon’s capital expenditures will continue to be significant in the foreseeable future as it expands its business and its level of capital expenditures will be significantly affected by customer demand for its products and services. The fact that Damon has a limited operating history means it has limited historical data on the demand for its products and services. As a result, its future capital requirements are uncertain and actual capital requirements may be materially different from those it currently anticipates. Damon expects that it will ultimately need to seek additional equity or debt financing to finance its capital expenditures, though the timing or amount of any such capital expenditures cannot be predicted with certainty at this time. The sale of additional equity or equity-linked securities would dilute Damon’s shareholders, while the incurrence of indebtedness would result in increased debt service obligations and covenants that potentially restrict its operations.

There is no assurance that such additional financings will be available to Damon in a timely manner or on terms that are favorable, or at all. Damon’s ability to obtain the necessary financing to carry out its business plan is subject to a number of factors, including general market conditions and investor acceptance of its business plan. These factors may cause the timing, amount, terms and conditions of such financing to be unattractive or unavailable to Damon. If Damon is unable to secure sufficient financing if and when needed or desired, it may have to significantly reduce its spending, delay or cancel its planned activities or substantially change its current corporate structure and its business, financial condition, operating results and prospects may be materially adversely affected.

Damon may experience significant delays in the design, manufacture, finance, regulatory approval, launch, transportation and delivery of its motorcycles.

Damon’s business will depend in large part on its ability to execute on its plans to design, manufacture, finance, obtain regulatory approval for, launch, transport and deliver its vehicles, and any delay associated therewith could materially adversely affect Damon’s business, financial condition, operating results and prospects, and could cause liquidity constraints and reputational damage.

Vehicle manufacturers often experience delays in the design, manufacture and commercial launch of new products. Damon has no experience to date in high volume manufacturing of its vehicles. Even if it is successful in developing high-volume manufacturing capability and processes and in reliably sourcing its component supply, Damon cannot guarantee that it will be able to do so in a manner that avoids significant delays and cost overruns or in time to meet its vehicle commercialization schedules or in satisfaction of customer expectations or requirements. Further, Damon will also rely on third-party suppliers for the provision and development of the key components and materials used in its vehicles. To the extent Damon’s suppliers experience any delays in providing it with or developing necessary components, it could experience delays in delivering on its timelines. Further, prior to mass production of its vehicles, Damon will need such vehicles to be fully designed, engineered and approved for sale according to differing requirements, including, but not limited to, regulatory requirements, in the different jurisdictions in which it intends to commercialize them.

Damon does not currently have arrangements in place that will allow it to fully execute its business plan.

To sell its motorcycles as envisioned, Damon will need to enter into agreements and arrangements that are not currently in place. These include entering into manufacturing agreements for Damon’s current and future electric motorcycles not yet in development and acquiring additional manufacturing capability, arranging for the transportation of HyperSport motorcycles, and obtaining battery and other essential supplies in the quantities that Damon requires. If Damon is unable to enter into such agreements or is only able to do so on terms that are unfavorable, Damon may not be able to fully carry out its business plans as currently contemplated or at all.

If Damon is unable to design, develop, manufacture and sell new electric motorcycles and services that address additional market opportunities, its business, financial condition, operating results and prospects may suffer.

Damon may not be able to successfully design, develop, manufacture and sell new electric motorcycles and services, address new market segments or develop a significantly broader customer base. To date, Damon has focused its business on the development and sale of the HyperSport Premier and HyperSport HS motorcycles, which have targeted mainly affluent super sport motorcycle market. Damon will need to address additional markets and expand its customer demographic to further grow its business. If Damon fails to address additional market opportunities, its business, financial condition, operating results and prospects may be materially adversely affected.

Damon may not be able to accurately estimate the supply and demand for its vehicles, which could result in a variety of inefficiencies in its business and hinder its ability to generate revenue. If Damon fails to accurately predict its manufacturing requirements, Damon could incur additional costs or experience delays.

It is difficult for management to predict Damon’s future revenues and appropriately budget for its expenses, and management has limited insight into trends that may emerge and affect Damon’s business. Damon will be required to provide forecasts of its demand to its suppliers several months prior to the scheduled delivery of vehicles to its prospective customers. Currently, there is no historical basis for making judgments about the demand for Damon’s vehicles or its ability to design, develop, manufacture and sell vehicles, or its profitability in the future. If Damon overestimates its requirements, its suppliers may have excess inventory, which indirectly would increase its costs. If Damon underestimates its requirements, its suppliers may have inadequate inventory, which could interrupt manufacturing of its vehicles and result in delays in deliveries and revenues or negatively impact its ongoing relationships with its suppliers. In addition, lead times for materials and components that its suppliers order may vary significantly and depend on factors such as the specific supplier, contract terms and demand for each component at a given time. If Damon fails to order sufficient quantities of product components in a timely manner, the delivery of vehicles to its customers could be delayed, and its business, financial condition, operating results and prospects may be materially adversely affected.

Damon has received only a limited number of reservations for its vehicles, all of which may be cancelled and are fully refundable, and there is no assurance that such reservations will be converted into sales.

As of September 30, 2024, Damon had unfulfilled reservations for more than 3,297 HyperSport and HyperFighter motorcycles, which were placed with fully refundable deposits. Damon’s customers may cancel their reservations without penalty and for any reason until they place an order for their motorcycle, at which point the deposit becomes non-refundable and the customer is required to pay an additional non-refundable deposit. Damon has experienced cancellations in the past, and further customers may cancel their reservations for many reasons outside of its control, including changes in government subsidies and economic incentives. The potentially long wait from the time a reservation is made until the time the vehicle is delivered could also impact user decisions on whether to ultimately make a purchase, due to potential changes in preferences, competitive developments and other factors. In addition, any further delays in the expected start of production of the HyperSport line of motorcycles or other upcoming models could result in significant reservation cancellations. No assurance can be given that reservations will not be cancelled and will ultimately result in the final purchase, delivery and sale or lease of motorcycles. Accordingly, the number of reservations has significant limitations as a measure of demand for Damon’s products, including demand for particular body styles, models or trim levels, or for future motorcycle sales.

If Damon fails to manage future growth effectively, it may not be able to produce, market, service and sell (or lease) its motorcycles successfully.

Damon plans to expand its operations in the near future in connection with the planned production of its motorcycles, which will require it to hire and train new personnel, accurately forecast production and revenue, control expenses and investments in anticipation of expanded operations, establish new or expand current design, production and sales and service facilities, implement and enhance administrative infrastructure, systems and processes, address new markets and establish international operations. If Damon fails to efficiently manage its growth, its business, financial condition, operating results and prospects may be materially adversely affected.

Damon expects to experience significant and rapid growth in the scope and complexity of its business, which may place a significant strain on Damon’s senior management team and its financial and other resources. Such growth, if experienced, may expose Damon to greater costs and other risks associated with growth and expansion. Damon may be required to hire a broad range of additional employees, including other support personnel, among others, in order to successfully advance its operations. Damon may be unsuccessful in these efforts or may be unable to project accurately the rate or timing of these increases.

Damon’s ability to manage its growth effectively will require Damon to continue to improve its operations, to improve financial and management information systems, and to train, motivate, and manage future employees. This growth may place a strain on Damon’s management and operational resources. The failure to develop and implement effective systems, or to hire and retain sufficient personnel for the performance of all of the functions necessary to effectively service and manage Damon’s business, or the failure to manage growth effectively, could have a materially adverse effect on Damon’s business, financial condition, and results of operations. In addition, difficulties in effectively managing the budgeting, forecasting, and other process control issues presented by such a rapid expansion could harm Damon’s business, financial condition, and results of operations.

Damon has very limited experience servicing its motorcycles. If it is unable to address the service requirements of its future customers, Damon’s business may be materially and adversely affected.

Damon has limited experience in servicing its motorcycles, and it expects to be required to increase its servicing capabilities as it scales its operations and continues to grow, including by building Damon experience centers in the U.S. and Canada. Servicing electric vehicles is different than servicing vehicles with internal combustion engines and requires specialized skills, including high voltage training and servicing techniques. Although Damon believes the experience it has gained developing and operating prototypes of its motorcycles positions it well to service its motorcycles and future products, Damon has no after-sale experience of maintaining and servicing motorcycles for its customers at scale, and there is no guarantee Damon will be able to do so. There can be no assurance that Damon’s service arrangements will adequately address the service requirements of Damon’s customers to their satisfaction, or that Damon and its partners will have sufficient resources to timely meet ongoing service requirements at scale. In addition, Damon anticipates the level and quality of the services it plans to provide its customers will have a direct impact on the success of its brand, reputation and ongoing sales. Failure to address the servicing requirements of its customers could harm Damon’s reputation or materially adversely affect its business, financial condition, operating results and prospects.

Damon’s customers will also depend on Damon’s customer support team to resolve technical and operational issues relating to the software integrated in its vehicles. Damon’s ability to provide effective customer support is largely dependent on its ability to attract, train and retain qualified personnel with experience in supporting customers on platforms such as Damon’s platform. As it continues to grow, additional pressure may be placed on Damon’s customer support team, and Damon may be unable to respond quickly enough to accommodate short-term increases in customer demand for technical support. Damon may also be unable to modify the future scope and delivery of its technical support to compete with changes in the technical support provided by its competitors. Increased customer demand for support, without corresponding revenue, could increase costs and negatively affect Damon’s results of operation. If Damon is unable to successfully address the servicing requirements of its customers or establish a market perception that it maintains high-quality support, it may be subject to claims from its customers, including for breach of warranties, loss of revenue or damages, and its business, financial condition, operating results and prospects may be materially adversely affected.

Damon’s motorcycles may not perform in line with customer expectations.

Damon’s vehicles, including the HyperSport line of motorcycles, may not perform in line with customers’ expectations. For example, Damon’s vehicles may not have the durability or longevity of other vehicles in the market and may not be as easy and convenient to repair as other vehicles in the market. Any product defects or any other failure of Damon’s vehicles to perform as expected could harm its reputation and result in adverse publicity, harm to the Damon brand and reputation, lost revenue, delivery delays, product recalls, product liability claims, significant warranty and other expenses, and could have a material adverse impact on Damon’s business, financial condition, operating results and prospects. Additionally, problems and defects experienced by other electric consumer vehicles could by association have a negative impact on perception and customer demand for Damon’s vehicles.

Further, Damon’s vehicles may contain defects in components, software, design and manufacture that may cause them not to perform as expected or that may require repairs, recalls or design changes, any of which would require significant financial and other resources to successfully navigate and resolve. Damon initially plans to deliver its vehicles without CoPilot ADAS, and thereafter to deliver its vehicles with CoPilot ADAS with limited functionality, with the goal to activate additional features over time. There is no guarantee that the CoPilot ADAS will ultimately perform in line with expectations. Damon’s vehicles use a substantial amount of software code to operate and software products are inherently complex and often contain defects and errors when first introduced. Efforts to remedy any issues Damon observes in its products could significantly distract management’s attention from other important business objectives, may not be timely, may hamper production or may not be to the satisfaction of its customers. Further, while extensive internal testing has been performed on Damon’s vehicles’ software and hardware systems, Damon’s limited operating history and limited field data reduce its ability to evaluate and predict the long-term quality, reliability, durability and performance characteristics of its vehicles. There can be no assurance that Damon will be able to detect and resolve any defects in its vehicles prior to their sale to customers. If any of Damon’s vehicles fail to perform as expected, deliveries may have to be delayed, product recalls initiated and servicing or updates under warranty provided at Damon’s expense, which could adversely affect Damon’s brand in its target markets and its business, financial condition, operating results and prospects may be materially adversely affected.

Sales will depend in part on Damon’s ability to establish and maintain confidence in its business prospects among customers, analysts and others within its industry.

Consumers may be less likely to purchase Damon’s products if they do not believe that its business will succeed or that its operations, including service and customer support operations, will continue for many years. Similarly, suppliers and other third parties will be less likely to invest time and resources in developing business relationships with Damon if they are not convinced that its business will succeed. Accordingly, to build, maintain and grow its business, Damon must establish and maintain confidence among customers, suppliers, analysts and other parties with respect to its liquidity and business prospects. Maintaining such confidence may be particularly difficult as a result of many factors, including Damon’s limited operating history, others’ unfamiliarity with its products, uncertainty regarding the future of electric vehicles, any prior or future delays in scaling production, delivery and service operations to meet demand, competition and Damon’s production and sales performance compared with market expectations. Some of these factors are outside of Damon’s control, and any negative perceptions about Damon’s business prospects, even if exaggerated or unfounded, would likely harm its business and make it more difficult to raise additional capital in the future. In addition, a significant number of new electric vehicle companies have recently entered the automotive industry, which is an industry that has historically been associated with significant barriers to entry and a high rate of failure. If these new entrants or other manufacturers of electric vehicles go out of business, produce vehicles that do not perform as expected or otherwise fail to meet expectations, such failures may have the effect of increasing scrutiny of others in the industry, including Damon, and further challenging customer, supplier and analyst confidence in Damon’s business prospects.

Damon’s business and prospects depend significantly on its ability to build its brand. Damon may not succeed in continuing to establish, maintain and strengthen the Damon brand, and its brand and reputation could be harmed by negative publicity regarding its company or products.

Damon’s business and prospects are heavily dependent on its ability to develop, maintain and strengthen the “Damon” brand. If Damon fails to establish, maintain and strengthen its brand, it may lose the opportunity to build a critical mass of customers. Promoting and positioning the “Damon” brand will likely depend significantly on Damon’s ability to provide high quality vehicles and services and engage with its customers as intended and Damon has limited experience in these areas. In addition, Damon expects that its ability to develop, maintain and strengthen the “Damon” brand will also depend heavily on the success of its user development and branding efforts. Such efforts mainly include building a community of online and offline users engaged with Damon through its mobile application and Damon stores as well as other branding initiatives and events. Such efforts may be non-traditional and may not achieve the desired results. To promote the “Damon” brand, Damon may be required to change its user development and branding practices, which could result in substantially increased expenses, including the need to use traditional media such as television, radio and print. If Damon does not develop and maintain a strong brand, its business, financial condition, operating results and prospects may be materially and adversely impacted.

In addition, if incidents with Damon’s business, vehicles or services occur or are perceived to have occurred, whether or not such incidents are Damon’s fault, Damon could be subject to adverse publicity. In particular, given the popularity of social media, posts and opinions regarding Damon, whether true or not, could quickly proliferate and harm consumer perceptions and confidence in the “Damon” brand. Further, there is the risk of potential adverse publicity related to Damon’s manufacturing or other partners, whether or not such publicity is related to their collaboration with Damon. Damon’s ability to successfully position its brand could also be adversely affected by perceptions about the quality of its partners’ vehicles. In addition, from time-to-time, Damon’s vehicles are evaluated and reviewed by third parties. Any negative reviews or reviews which compare Damon unfavorably to competitors could adversely affect consumer perception about Damon’s vehicles.

The motorcycle market is highly competitive, and Damon may not be successful in competing in this industry.

The motorcycle market is highly competitive, and Damon expects it will become even more so in the future. Currently, Damon’s principal competition for its vehicles comes principally from manufacturers of motorcycles with internal combustion engines powered by gasoline, including in the premium and other segments of its business. Damon cannot assure that customers will choose its vehicles over those of its competitors’ internal combustion-engine motorcycles. Although Damon intends to strategically enter into the market in the premium electric vehicle segment, it similarly expects this segment will become more competitive in the future as additional competitors enter into it, both from established brands and new entrants from various regions of the globe.

Many of Damon’s current and potential competitors have significantly greater financial, technical, manufacturing, marketing and other resources than Damon and may be able to devote greater resources to the design, development, manufacturing, distribution, promotion, sale and support of their products. Based on publicly available information, a number of Damon’s competitors already have displayed prototype electric motorcycles and have announced target availability and production timelines, while others have launched pilot programs or full commercial offerings in certain markets.

Notably, Damon expects competition in its industry to intensify in the future in light of increased demand and regulatory push for alternative fuel vehicles, continuing globalization and consolidation in the worldwide motorcycle industry. Factors affecting competition include, among others, product quality and features, innovation and development time, pricing, reliability, safety, fuel and energy economy, customer service (including breadth of service network) and financing terms. Damon’s ability to successfully compete in the motorcycle industry will be fundamental to its future success in existing and new markets and its market share. There can be no assurance that Damon will be able to compete successfully in the markets in which it operates. If Damon’s competitors introduce new models or services that successfully compete with or surpass the quality, price, performance or availability of Damon’s vehicles or services, Damon may be unable to satisfy existing customers or attract new customers at the prices and levels that would allow it to generate attractive rates of return on its investment. Increased competition could result in lower vehicle unit sales, price reductions and revenue shortfalls, loss of customers and loss of market share, which may materially adversely affect Damon’s business, financial condition, operating results and prospects.

There may be unanticipated obstacles to the execution of Damon’s business model.

Damon’s business plans may change significantly. Damon’s business model is capital intensive. Damon believes that its chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of Damon’s principals and advisors. Damon’s management reserves the right to make significant modifications to its stated strategies depending on future events.

Damon’s proposed plan of operation and prospects will depend largely upon its ability to successfully establish Damon’s presence in a timely fashion, retain and continue to hire skilled management, technical, marketing, and other personnel, and attract and retain significant numbers of quality business partners and corporate clients. There can be no assurance that Damon will be able to successfully implement its business plan or develop or maintain future business relationships, or that unanticipated expenses, problems or technical difficulties which would result in material delays in implementation will not occur.

Demand in the motorcycle industry is highly volatile.

Volatility of demand in the motorcycle industry may materially and adversely affect Damon’s business, financial condition, operating results and prospects. The markets in which Damon will be competing have been subject to considerable volatility in demand in recent periods. Demand for motorcycle sales depends to a large extent on general, economic, political and social conditions in a given market and the introduction of new motorcycles and technologies. As a new start-up manufacturer, Damon will have fewer financial resources than more established motorcycle manufacturers to withstand changes in the market and disruptions in demand.

Damon’s ability to generate meaningful product revenue will depend upon consumer’s willingness to adopt electric motorcycles.

Damon’s growth will greatly depend upon the adoption by consumers of, and Damon is subject to an elevated risk of any reduced demand for, alternative fuel motorcycles in general and electric motorcycles in particular. If the market for electric motorcycles does not develop as expected or develops more slowly than expected, Damon’s business, financial condition, operating results and prospects may be materially adversely affected. The market for alternative fuel motorcycles is relatively new, rapidly evolving, characterized by rapidly changing technologies, price competition, additional competitors, evolving government regulation and industry standards, frequent new motorcycle announcements and changing consumer demands and behaviors. Factors that may influence the adoption of alternative fuel motorcycles, and specifically electric motorcycles, include:

●	perceptions about electric motorcycle quality, safety (in particular with respect to lithium-ion battery packs), design, performance and cost, especially if adverse events or accidents occur that are linked to the quality or safety of electric motorcycles;

●	perceptions about motorcycle safety in general, in particular safety issues that may be attributed to the use of advanced technology, including motorcycle electronics and braking systems;

●	the limited range over which electric motorcycles may be driven on a single battery charge;

●	the decline of an electric motorcycle’s range resulting from deterioration over time in the battery’s ability to hold a charge or short-term declines resulting from adverse weather conditions;

●	concerns about electric grid capacity and reliability, which could derail Damon’s efforts to promote electric motorcycles as a practical solution to motorcycles which require gasoline;

●	the availability of alternative fuel motorcycles, including plug-in hybrid electric motorcycles;

●	improvements in the fuel economy of the internal combustion engine;

●	the availability of service for electric motorcycles;

●	the environmental consciousness of consumers;

●	volatility in the cost of oil and gasoline;

●	government regulations and economic incentives promoting fuel efficiency and alternate forms of energy;

●	access to charging stations, standardization of electric motorcycle charging systems and consumers’ perceptions about convenience and cost to charge an electric motorcycle;

●	the availability of tax and other governmental incentives to purchase and operate electric motorcycles or future regulation requiring increased use of nonpolluting motorcycles;

●	perceptions about and the actual cost of alternative fuel; and

●	macroeconomic factors.

The influence of any of the factors described above may cause current or potential customers not to purchase Damon’s electric motorcycles, which would materially adversely affect Damon’s business, operating results, financial condition and prospects.

The transportation industry has significant barriers to entry that Damon must overcome in order to manufacture and sell its electric motorcycles at scale.

The transportation industry is characterized by significant barriers to entry, including large capital requirements, investment costs of developing, designing, manufacturing and distributing vehicles, long lead times to bring vehicles to market from the concept and design stage, the need for specialized design and development expertise, regulatory requirements, establishing a brand name and image and the need to establish sales and service locations. Since Damon is focused on electric motorcycles, it faces a variety of added challenges to entry that a traditional motorcycle manufacturer would not encounter, including additional costs of developing and producing an electric powertrain that has comparable performance to a traditional internal combustion engine in terms of range and power, inexperience with servicing electric vehicles, regulations associated with the transport of batteries, the need to establish or provide access to sufficient charging locations and unproven high-volume customer demand for fully electric motorcycles. If Damon is not able to overcome these barriers, its business, financial condition, operating results and prospects may be materially adversely affected, and its ability to grow its business may be harmed.

Damon’s planned distribution model is different from the predominant current distribution model for motorcycle manufacturers, which makes evaluating its business, financial condition, operating results and prospects difficult.

Damon’s planned distribution model is not common in the automotive industry today, particularly in North America. Damon plans to conduct vehicle sales directly to customers rather than through dealerships, primarily through Damon’s website, subject to obtaining applicable dealer licenses and equivalent permits in such jurisdictions. Further, generally all Damon vehicles will be made to order. This model of vehicle distribution is relatively new and unproven, and subjects Damon to substantial risk as it requires, in the aggregate, significant expenditures and provides for slower expansion of distribution and sales systems than may be possible by utilizing the traditional dealer franchise system. For example, Damon may not be able to utilize long established sales channels developed through a franchise system to increase its sales volume. Moreover, Damon will be competing with companies with well established distribution channels. Damon’s success will depend in large part on Damon’s ability to effectively develop its own sales channels and marketing strategies.

Implementing such distribution model is subject to numerous significant challenges, including obtaining licenses or equivalent permits and approvals from government authorities, and there is no assurance that Damon will be able to obtain such licenses, permits and approvals. Further, there are substantial automotive franchise laws in place in many jurisdictions around the world and Damon may be exposed to significant franchise dealer litigation risks.

If Damon’s direct sales and leasing model does not develop as expected or develops more slowly than expected, it may be required to modify or abandon its sales and leasing model, which could materially and adversely affect its business, financial condition, operating results and prospects.

Damon’s marketing programs may not be successful.

Damon believes its brand is critical to its business. Damon will incur costs and expend other resources in its marketing efforts to raise brand awareness and attract and retain customers. These initiatives may not be successful, resulting in expenses incurred without the benefit of revenues or growth. Additionally, most, if not all, of Damon’s competitors have greater financial resources, which enable them to spend significantly more than Damon is able to on marketing and advertising. Should Damon’s competitors increase spending on marketing and advertising or Damon’s marketing funds decrease for any reason, or should its advertising and promotions be less effective than its competitors, there could be a material adverse effect on Damon’s results of operations and financial condition.

Damon is dependent on its suppliers, some of which are single or limited source suppliers, and the inability of these suppliers to deliver necessary components of Damon’s vehicles at prices and volumes acceptable to Damon would have a material adverse effect on its business, financial condition, operating results and prospects.

Damon is dependent on third-party suppliers and manufacturers to supply and manufacture parts and components, sub-assemblies and assemblies included in its vehicles, and it expects to continue to rely on third parties to supply and manufacture such parts and components, sub-assemblies and assemblies in the future. While Damon obtains parts and components, sub-assemblies and assemblies from multiple sources whenever possible, some of the parts and components, sub-assemblies and assemblies used in its vehicles are purchased from a single source.

Damon intends to mitigate supply chain risk by entering into long-term supply agreements with key manufacturers and suppliers where appropriate, including where there is a single source supplier, but has not secured such long-term supply agreements to date, and there can be no assurance that it will be able to do so on terms that are acceptable to Damon, or at all. Further, the supplier agreements Damon may enter into with key suppliers in the future may contain provisions where such agreements can be terminated in various circumstances, including potentially without cause. While Damon believes that it may be able to establish alternate supply relationships and can obtain or potentially engineer replacement components for some of its single source components, it may be unable to do so in the short-term or at all, or at prices, volumes or quality levels that are acceptable to it. Changes in business conditions, pandemics, governmental changes, political conflict and other factors beyond Damon’s control, or that it does not presently anticipate, could affect its ability to receive components from its suppliers.

Any disruption in the supply of parts and components, sub-assemblies and assemblies, whether or not from a single source supplier, could temporarily disrupt manufacturing of Damon’s vehicles until an alternative supplier is able to supply the required material. Changes in business conditions, unforeseen circumstances, governmental changes, and other factors beyond Damon’s control or which it does not presently anticipate, could also affect Damon’s suppliers’ ability to deliver components to Damon on a timely basis and ultimately, Damon’s ability to economically produce and distribute its vehicles.

In particular, Damon’s vehicles contain electronics, microprocessors control modules, and other computer chips. As a result of the supply chain disruptions commencing with the ongoing COVID-19 pandemic, there has been a surge in demand for semiconductor microchips, which led to a worldwide supply shortage at the end of 2020 and into 2022 in the transportation industry. Damon is dependent on its suppliers to deliver many components that contain these microchips, and a shortage of microchips could disrupt Damon’s operations and its ability to timely deliver vehicles to customers. Damon is closely monitoring the availability of these components, assessing the supply chain and production impacts and seeking potential alternatives.

Also, if any of Damon’s suppliers become economically distressed or go bankrupt, Damon may be required to provide substantial financial support or take other measures to ensure supplies of components or materials, which could increase its costs, affect its liquidity or cause production disruptions.

The inability of any of Damon’s suppliers to deliver necessary parts and components, sub-assemblies and assemblies according to Damon’s schedule and at prices, volumes or quality levels acceptable to Damon, Damon’s inability to efficiently manage these parts and components, sub-assemblies and assemblies, or the termination or interruption of any material supply arrangement could materially adversely affect Damon’s business, financial condition, operating results or prospects. Further, as the scale of Damon’s vehicle production increases, Damon will need to accurately forecast, purchase, warehouse and transport components to its manufacturing facilities and servicing locations internationally and at much higher volumes. If it is unable to accurately match the timing and quantities of component purchases to its actual needs or successfully implement automation, inventory management and other systems to accommodate the increased complexity in its supply chain, Damon may incur unexpected production disruption, storage, transportation and write-off costs.

Any of the foregoing may materially adversely affect Damon’s business, financial condition, operating results or prospects.

If Damon’s suppliers fail to use ethical business practices and comply with applicable laws and regulations, Damon’s brand image could be harmed due to negative publicity.

Damon’s core values, which include developing high quality electric motorcycles while operating with integrity, are an important component of the Damon brand image, which makes Damon’s reputation sensitive to allegations of unethical business practices. Damon does not control its suppliers or their business practices. Accordingly, there is no assurance of compliance on the part of Damon’s suppliers with ethical business practices, such as environmental responsibilities, fair wage practices, and compliance with child labor laws, among others. A lack of demonstrated compliance could lead Damon to seek alternative suppliers, which could increase its costs and results in delayed delivery of its products, product shortages or other disruptions of its operations.

Violation of labor or other laws by Damon’s suppliers or the divergence of a supplier’s labor or other practices from those generally accepted as ethical in the markets in which Damon operates could also attract negative publicity for Damon and its brand. If Damon, or other manufacturers in the industry in which Damon operates, encounters similar problems in the future, the Damon brand and Damon’s business, financial condition, operating results and prospects may be materially adversely affected.

Damon could experience cost increases or disruptions in supply of raw materials or other components used in its vehicles.

Damon incurs significant costs related to procuring raw materials required to manufacture and assembling its vehicles. Damon uses various raw materials in its vehicles including aluminum, steel, carbon fiber, non-ferrous metals such as copper, lithium, nickel, and cobalt. The prices for these raw materials fluctuate depending on factors beyond Damon’s control including market conditions and global demand for these materials and could adversely affect Damon’s business, financial condition, operating results and prospects. Damon’s business will also depend on the continued supply of battery cells for its vehicles. Battery cell manufacturers may refuse to supply electric vehicle manufacturers to the extent they determine that their vehicles are not sufficiently safe. Damon is exposed to multiple risks related to availability and pricing of quality lithium-ion battery cells. These risks include:

●	the inability or unwillingness of current battery cell manufacturers to build or operate battery cell manufacturing plants to supply the numbers of lithium-ion cells required to support the growth of the electric or plug-in hybrid vehicle industry as demand for such cells increases;

●	disruption in the supply of cells due to quality issues or recalls by the battery cell manufacturers; and

●	an increase in the cost or decrease in the availability of raw materials used in battery cells, such as lithium, nickel, cobalt, used in lithium-ion cells.

Further, currency fluctuations, tariffs or shortages in petroleum and other economic or political conditions may result in significant increases in freight charges and raw material costs. Substantial increases in the prices for Damon’s raw materials or components would increase its operating costs and could reduce its margins. In addition, a growth in popularity of electric vehicles without a significant expansion in battery cell production capacity could result in shortages which would result in increased materials costs to Damon, and its business, financial condition, operating results and prospects may be materially adversely affected.

Increased freight and shipping costs or disruptions in transportation and shipping infrastructure could materially adversely affect Damon’s business, financial condition, operating results and prospects.

Damon intends to utilize air, sea and ground freight via third-party freight services for the transportation of supplies to its facilities and assembled vehicles to its customers. Adverse fluctuations in freight costs, limitations on shipping and receiving capacity, and other disruptions in the transportation and shipping infrastructure at important shipping and delivery points for Damon’s products, as well as for parts and components, sub-assemblies and assemblies used in Damon’s vehicles could materially adversely affect Damon’s business, financial condition, operating results and prospects. For example, delivery delays or increases in transportation costs (including through increased energy costs, increased carrier rates or driver wages as a result of driver shortages, a decrease in transportation capacity, or work stoppages or slowdowns) could significantly decrease Damon’s ability to make vehicle sales and earn revenues. Labor shortages or work stoppages in the transportation industry or long-term disruptions to the national and international transportation infrastructure that lead to delays or interruptions of deliveries or which would necessitate Damon securing alternative shipping suppliers could also increase Damon’s costs or otherwise materially adversely affect its business, financial condition, operating results and prospects.

Damon depends on certain key personnel, and its success will depend on its continued ability to retain and attract qualified management, technical and vehicle engineering and sales personnel.

Damon’s success will depend on the efforts, abilities, continued service and performance of Damon’s senior management team and key management, technical, vehicle engineering and sales personnel, and in particular from Dom Kwong, interim Chief Executive Officer, Bal Bhullar, Chief Financial Officer, and Derrek Dorresteyn, Chief Technology Officer. A number of these key employees have significant experience in the motorcycle and electric vehicle manufacturing industry. If any key personnel were to terminate their employment with, or cease providing services to, Damon, the risks described in this section may be heightened and Damon may have difficulty or may not be able to locate and hire a suitable replacement. Damon has not obtained any “key person” insurance on certain key personnel at this time.

Damon’s directors and executive officers may have other business interests and obligations to other entities.

None of Damon’s directors or officers will be required to manage Damon as their sole and exclusive function and they may have other business interests and may engage in other activities in addition to those relating to Damon, provided that such activities do not compete with the business of Damon or otherwise breach their agreements with Damon. Damon is dependent on its directors and officers to successfully operate Damon. Their other business interests and activities could divert time and attention from operating Damon’s business.

Potential conflicts of interest may arise in the course of Damon’s operations involving any member of management’s interest, or an affiliate company’s interest, as well as their respective interests in other potential unrelated activities. While Damon does have processes and procedures in place to identify, analyze or monitor conflicts of interest, there is no assurance that such processes and procedures will identify or disclose every conflict of interest that may arise.

Damon’s business may be adversely affected by labor and union activities.

Although none of Damon’s employees are currently represented by a labor union, it is common throughout the motorcycle industry generally for many employees at motorcycle companies to belong to a union, which can result in higher employee costs and increased risk of work stoppages. Damon also directly and indirectly depends upon other companies with unionized work forces, such as parts suppliers and trucking and freight companies. If a work stoppage occurs within Damon’s business or that of Damon’s key suppliers, it could delay the manufacture and sale of Damon’s electric motorcycles and may have a material adverse effect on Damon’s business, financial condition, operating results and prospects. Additionally, if Damon expands its business to include full in-house manufacturing of motorcycles, Damon’s employees might join or form a labor union and Damon may be required to become a union signatory.

Damon has undergone recent reductions in force and may undergo additional reductions in force in the future. However, any headcount reduction may not result in anticipated cost savings and could have negative or unanticipated impacts on Damon’s business.

To reduce operating expenses, Damon reduced its headcount, approximately 50% in early 2023 to late 2024 and Damon may seek to undergo additional workforce restructurings in the future. Damon may not realize the anticipated benefits, savings and improvements in its cost structure from such restructurings because of unforeseen difficulties, delays or unexpected costs. In particular, headcount reductions could lead to disruptions to operations, material delays in research and development, attrition beyond planned layoffs and increased challenges to hire and retain qualified personnel. If Damon is unable to realize the expected operational efficiencies and cost savings from past or future restructurings, Damon’s operating results and financial condition would be adversely affected.

Damon is or may be subject to risks associated with strategic alliances and acquisitions.

Damon has entered into and may in the future enter into strategic alliances, including joint ventures or minority equity investments, with various third parties to further Damon’s business purpose from time-to-time. These alliances could subject Damon to a number of risks, including risks associated with sharing proprietary information, non-performance by the third party and increased expenses in establishing new strategic alliances, any of which may materially and adversely affect its business. Damon may have limited ability to monitor or control the actions of these third parties and, to the extent any of these strategic third parties suffer negative publicity or harm to their reputation from events relating to their business, Damon may also suffer negative publicity or harm to its reputation by virtue of its association with any such third party.

In addition, although Damon does not have any current acquisition plans, if appropriate opportunities arise, Damon may acquire additional assets, products, technologies or businesses that are complementary to its existing business. In addition to a potential requirement for shareholder approval, Damon may also have to obtain approvals and licenses from relevant government authorities for the acquisitions and to comply with any applicable laws and regulations, which could result in increased delay and costs, and may derail its business strategy if Damon fails to do so. Further, past and future acquisitions and the subsequent integration of new assets and businesses into Damon (including the Business Combination) may require significant attention from Damon’s management and could result in a diversion of resources from its existing business, which in turn could have an adverse effect on Damon’s business operations. Acquired assets or businesses may not generate the expected financial results. Acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities, the occurrence of significant goodwill impairment charges, amortization expenses for other intangible assets and exposure to potential unknown liabilities of the acquired business. Moreover, the costs of identifying and consummating acquisitions may be significant.

We may not be able to successfully integrate the business and operations of entities that we have acquired or may acquire in the future into our ongoing business operations, which may result in our inability to fully realize the intended benefits of these acquisitions, or may disrupt our current operations, which could have a material adverse effect on our business, financial position and results of operations.

Integrating the technology and operations acquired in connection with the Business Combination and any potential future acquisitions involves complex operational, technological and personnel-related challenges, which are time-consuming and expensive and may disrupt our ongoing business operations. Furthermore, integration involves a number of risks, including, but not limited to:

●	difficulties or complications in combining the companies’ operations;

●	differences in controls, procedures and policies, regulatory standards and business cultures among the combined companies;

●	the diversion of management’s attention from our ongoing core business operations;

●	increased exposure to certain governmental regulations and compliance requirements;

●	the potential increase in operating costs;

●	the potential loss of key personnel;

●	the potential loss of key customers or suppliers who choose not to do business with the combined business;

●	difficulties or delays in consolidating the acquired companies’ technology platforms, including implementing systems designed to maintain effective disclosure controls and procedures and internal control over financial reporting for the combined company and enable the Company to continue to comply with U.S. GAAP and applicable U.S. securities laws and regulations;

●	unanticipated costs to successfully integrate operations, technologies, personnel of acquired businesses and other assumed contingent liabilities;

●	difficulty comparing financial reports due to differing financial or internal reporting systems;

●	making any necessary modifications to internal financial control standards to comply with the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder; or

●	possible tax costs or inefficiencies associated with integrating the operations of the combined company.

These factors could cause us to not fully realize the anticipated financial or strategic benefits of future acquisitions which could have a material adverse effect on our business, financial condition and results of operations.

Even if we are able to successfully operate the acquired businesses, we may not be able to realize the revenue and other synergies and growth that we anticipate from these acquisitions in the time frame that we currently expect, and the costs of achieving these benefits may be higher than what we currently expect, because of certain risks:

●	the possibility that the acquisition may not further our business strategy as we expected;

●	the possibility that we may not be able to expand the reach and customer base for the acquired companies’ current and future products as expected;

●	the possibility that we may have entered a market with no prior experience and may not succeed in the manner expected; and

●	the possibility that the carrying amounts of goodwill and other purchased intangible assets may not be recoverable.

As a result of these risks, the acquisitions and integration may not contribute to our earnings as expected, we may not achieve expected revenue synergies or return on invested capital when expected, or at all, and we may not achieve the other anticipated strategic and financial benefits of such acquisitions.

Manufacturing in collaboration with partners is subject to risks.

Damon has agreed to a partnership with Auteco, for the manufacturer of a lower-cost global electric motorcycle (HyperLite) in the future. Damon intends to be paid by Auteco for each vehicle it assembles and sells on a per-vehicle basis monthly for the first five years of production. In addition, Damon has established a strategic partnership with Indika Energy for manufacturing, licensing and distribution in Indonesia, with the ability to expand that partnership to all of Southeast Asia. Damon may enter into similar with third party manufacturers in the future for its vehicles. Collaboration with third parties for the manufacturing of vehicles is subject to risks with respect to operations that are outside Damon’s control. Damon could experience delays to the extent its partners do not meet agreed upon timelines or experience capacity constraints. There is a risk of potential disputes with manufacturing partners, and Damon could be affected by adverse publicity related to its partners whether or not such publicity is related to their collaboration with Damon. Damon’s ability to successfully build a premium brand could also be adversely affected by perceptions about the quality of its manufacturing partners’ vehicles. In addition, although Damon is involved in each step of the supply chain and manufacturing process, given Damon’s reliance on its partners to meet Damon’s quality standards, there can be no assurance that Damon will be able to successfully maintain such quality standards if outsourced manufacturing is adopted.

Damon may be unable to enter into new agreements or extend existing agreements with third-party manufacturing partners on terms and conditions acceptable to Damon and therefore may need to contract with other third parties or significantly add to its own production capacity. There can be no assurance that in such an event Damon would be able to partner with other third parties or establish or expand its own production capacity to meet its needs on acceptable terms or at all. The expense and time required to complete any transition, and to assure that vehicles manufactured at facilities of new third-party partners comply with Damon’s quality standards and regulatory requirements, may be greater than anticipated. The occurrence of any of the foregoing may materially adversely affect Damon’s business, financial condition, operating results and prospects.

Manufacturing at Damon’s leased facility presents inherent risk.

Damon is currently developing its battery and motorcycle assembly lines at its leased facility in San Rafael, California, in the greater San Francisco area. While Damon expects to be ready for initial production in 2026, there can be no assurance that Damon will be able to complete the build-out on schedule and within budget, and more generally that Damon will be able to establish and expand production capacity to satisfy current reservations or future anticipated demand. This risk extends to supply chain and manufacturing quality risk, which could lead to lower volumes or lower quality than expected by customers. Further, if Damon is able to scale its manufacturing to meet demand, Damon may need to lease a larger facility, and there is no guarantee that Damon will be able to do so on terms satisfactory to Damon.

The delivery of HyperSport and subsequent motorcycles to Damon’s future customers and the revenue derived therefrom depends on Damon’s ability to source and fulfill the required vehicle manufacturing capacity, and it will depend on the ability of a future lessor to build and outfit future manufacturing facility. A future lessor’s ability to fulfill its obligations is outside of Damon’s control and depends on a variety of factors including the lessor’s operations, financial condition and geopolitical and economic risks. If a future lessor is unable to fulfill its obligations or is only able to partially fulfill its obligations, Damon will not be able to manufacture and sell its HyperSport and other motorcycles in the volumes anticipated within the timeframe that Damon anticipates, if at all.

Damon is and will be dependent on its manufacturing facilities. If one or more of its current or future manufacturing facilities become inoperable, capacity constrained or if operations are disrupted, its business, financial condition, operating results and prospects may be materially adversely affected.

Damon’s future revenue will be dependent on its manufacturing facilities. To the extent that Damon experiences any operational risk including, among other things, natural or man-made disasters, including earthquakes, flooding, fire and power outages, or by health epidemics or pandemics, and labor work force and work stoppages, resulting in any of its current or future manufacturing facilities becoming inoperable or capacity constrained, Damon will be required to make capital expenditures even though it may not have available resources at such time. Additionally, there is no guarantee that the proceeds available from Damon’s insurance policies would be sufficient to cover such capital expenditures. As a result, Damon’s insurance coverage and available resources may prove to be inadequate for events that may cause any of its current or future manufacturing facilities to become inoperable or capacity constrained, or any significant disruption to its operations. Any disruption in Damon’s manufacturing processes could result in delivery delays, scheduling problems, increased costs, or production interruption, which, in turn, may result in its customers deciding to purchase products from its competitors. Damon is and will be dependent on its current and future manufacturing facilities which will in the future require a high degree of capital expenditures. If Damon’s current or future assembly facilities becomes inoperative, capacity constrained or if operations are disrupted, its business, financial condition, operating results and prospects may be materially adversely affected.

Damon relies on complex machinery for its operations, and production of its vehicles involves a significant degree of risk and uncertainty in terms of operational performance, safety, security and costs.

Damon relies heavily on complex machinery for its operations and its production will involve a significant degree of uncertainty and risk in terms of operational performance, safety, security, and costs. Damon’s contemplated and its partners’ manufacturing facilities make use of large-scale machinery combining many components. The manufacturing plant components are likely to suffer unexpected malfunctions from time-to-time and will depend on repairs and spare parts to resume operations, which may not be available when needed. Unexpected malfunctions of the manufacturing facility components may significantly affect operational efficiency. Operational performance and costs can be difficult to predict and are often influenced by factors outside of Damon’s control, including, but not limited to, scarcity of natural resources, environmental hazards and remediation, costs associated with decommissioning of machines, labor disputes and strikes, difficulty or delays in obtaining governmental permits, damages or defects in electronic systems, industrial accidents, pandemics, fire, seismic activity, and natural disasters. There is no guarantee that adverse events will not occur in the future, or that Damon will be able to contain such events without damage or delay. Should operational risks materialize, it may result in the personal injury to or death of workers, the loss of production equipment, damage to manufacturing facilities, vehicles, supplies, tools and materials, monetary losses, delays and unanticipated fluctuations in production, environmental damage, administrative fines, increased insurance costs, and potential legal liabilities, all which could have a material adverse effect on Damon’s business, financial condition, operating results or prospects. Although Damon generally carries insurance to cover such operational risks, there is no assurance that such insurance coverage will be sufficient to cover potential costs and liabilities arising therefrom. A loss that is uninsured or exceeds policy limits may require Damon to pay substantial amounts, which could adversely affect Damon’s business, financial condition, operating results and prospects.

Damon’s business may be negatively impacted by depreciation of equipment.

Damon expects to continue to invest significantly in what it believes is state of the art tooling, machinery and other manufacturing equipment for the product lines where the HyperSport and subsequent HyperDrive powertrain platforms based vehicles are manufactured/assembled, and Damon will depreciate the cost of such equipment over its expected useful life. Additionally, Damon expects manufacturing partners will be investing in their production lines in support of Damon’s vehicle delivery goals. However, manufacturing technology may evolve rapidly, and Damon or its partners may decide to update its manufacturing process with cutting-edge equipment more quickly than expected. Moreover, as Damon ramps the commercial production of its vehicles, Damon’s experience may cause it to discontinue the use of already installed equipment in favor of different or additional equipment. The useful life of any equipment that would be retired early as a result would be shortened, causing the depreciation on such equipment to be accelerated, and to the extent such equipment is owned by us, Damon’s results of operations could be negatively impacted.

Misconduct by employees of Damon or third-party service providers could cause significant losses to Damon.

Misconduct by employees of Damon or third-party service providers could cause significant losses to Damon. Losses could also result from actions by third party service providers, including, without limitation, failing to recognize trades and misappropriating assets. In addition, employees and third-party service providers may improperly use or disclose confidential information, which could result in litigation or serious financial harm, including limiting Damon’s business prospects or future marketing activities. No assurances can be given that the due diligence performed by Damon will identify or prevent any such misconduct.

Dependence on a single licensor for our SAVES products and potential adverse changes to terms could negatively impact our financial condition and results of operations.

All of our revenues from the SAVES distribution business have been derived from the sale of product licenses we purchase from the licensor. The Parent acquired an exclusive license to use, market, distribute, and develop the SAVES products pursuant to an exclusive software license and distribution agreement, by and among the Parent, Cranes Software International Ltd. and Systat Software, Inc., as amended on June 30, 2020 and February 22, 2021, and has licensed the SAVES products to us. In connection with the spin out and as reported in the current report on Form 8-K filed by the Parent on February 23, 2024, the Parent sold 100% of the equity interest in Grafiti LLC, then a wholly-owned subsidiary of the Parent which holds the exclusive license to develop and sell the SAVES products, along with other assets and businesses, to an entity controlled by Nadir Ali, the former Chief Executive Officer and former sole director of the Company prior to the consummation of the Business Combination.

As the licensor, Grafiti LLC has and its successors will have significant negotiating power over us and rapid, significant, or adverse changes in sales terms and conditions, such as competitive pricing as well as reducing the level of purchase discounts and rebates this or any new vendor makes available to us, may reduce the profit we can earn on these vendors’ products and result in loss of revenue and profitability. Our gross profit could be negatively impacted if we are unable to pass through the impact of these changes to our distributors, resellers and customers. Additionally, significant changes in vendor payment terms or payment arrangements could negatively impact our liquidity and financial condition.

Our competitors in the technology distribution industry can take more market share by reducing prices on our most profitable vendor products, causing us to reduce prices on such products.

The technology distribution industry is characterized by intense competition, based primarily on product availability, credit terms and availability, price, effectiveness of information systems and e-commerce tools, speed of delivery, ability to tailor specific solutions to customer needs, quality and depth of product lines and training, service and support. Our customers are not required to purchase any specific volume of products from us and may move business if pricing is reduced by competitors, resulting in lower sales. As a result, we must be extremely flexible in determining when to reduce prices to maintain market share and sales volumes and when to allow our sales volumes to decline to maintain our desired level of profitability for our products. We compete with a variety of regional, national and international distributors and resellers, some of which may have greater financial resources than us. Many of our competitors compete principally on the basis of price and may have lower costs or accept lower selling prices than we do and, therefore, we may need to reduce our prices. In addition, vendors may choose to market their products directly to end-users, rather than through distributors such as us, and this could adversely affect our business, financial condition and results of operations.

Our competitiveness in the technology distribution industry depends significantly on our ability to keep pace with the rapid changes in our industry. Failure by us to anticipate and meet our customers’ technological needs could adversely affect our competitiveness and growth prospects.

We operate and compete in the technology distribution industry which is characterized by rapid technological innovation, changing customer needs, evolving industry standards and frequent introductions of new products, product enhancements, services and distribution methods. Our success depends on our ability to develop expertise with these new products, product enhancements, services and distribution methods and to implement solutions that anticipate and respond to rapid changes in technology, the industry, and customer needs. The introduction of new products, product enhancements and distribution methods could decrease demand for current products or render them obsolete. Sales of products and services can be dependent on demand for specific product categories, and any change in demand for or supply of such products could have a material adverse effect on our net sales if we fail to adapt to such changes in a timely manner.

We offer one vendor’s product offerings and are dependent on our customers demand for this vendor’s products. There can be no assurances that consumer or commercial demand for our future products will meet, or even approach, our expectations. In addition, our pricing and marketing strategies may not be successful. Lack of customer demand, a change in marketing strategy and changes to our pricing models could dramatically alter our financial results. Unless we are able to release location based products that meet a significant market demand, we will not be able to improve our financial condition or the results of our future operations.

The growth of our SAVES distribution business is dependent on increasing sales to our existing customers and obtaining new customers, which, if unsuccessful, could limit our financial performance.

Our ability to increase revenues from existing customers by identifying additional opportunities to sell more of our products and services and our ability to obtain new customers depends on a number of factors, including our ability to offer high quality products and services at competitive prices, meeting customers’ needs and expectations, the strength of our competitors and the capabilities of our sales and marketing departments. If we are not able to continue to increase sales of our products and services to existing customers or to obtain new customers in the future, we may not be able to increase our revenues and could suffer a decrease in revenues as well.

If our SAVES products fail to satisfy customer demands or to achieve increased market acceptance, our results of operations, financial condition and growth prospects could be materially adversely affected.

The market acceptance of our products are critical to our continued success. Demand for our SAVES products is affected by a number of factors beyond our control, including continued market acceptance, the timing of development and release of new products by competitors, technological change, and growth or decline in the statistical analytics and visualization market. If we are unable to continue to meet customer demands or to achieve more widespread market acceptance of our products, our business operations, financial results and growth prospects will be materially and adversely affected.

Defects, errors, or vulnerabilities in our SAVES products or services that we sell or the failure of such products or services to prevent a security breach, could harm our reputation and adversely affect our results of operations.

Because the SAVES products we sell are complex, they have contained and may contain software design errors or software bugs that are not detected until after their commercial release and deployment by customers. Defects may cause such products to be vulnerable to security attacks, cause them to fail to help secure information or temporarily interrupt customers’ networking traffic. Because the techniques used by hackers to access sensitive information change frequently and generally are not recognized until launched against a target, we may be unable to anticipate these techniques and provide a solution in time to protect customers’ data. In addition, defects or errors in our subscription updates or products could result in a failure to effectively update customers’ products and thereby leave customers vulnerable to advanced persistent threats (APTs) or security attacks.

Any defects, errors or vulnerabilities in the products we sell could result in:

●	expenditure of significant financial and product development resources in efforts to analyze, correct, eliminate, or work-around errors or defects or to address and eliminate vulnerabilities;

●	delayed or lost revenue;

●	loss of existing or potential customers or partners;

●	increased warranty claims compared with historical experience, or increased cost of servicing warranty claims, either of which would adversely affect gross margins; and

●	litigation, regulatory inquiries, or investigations that may be costly and harm our reputation

Our SAVES business relies on a limited number of key customers, the importance of which may vary dramatically from year to year, and a loss of one or more of these key customers may adversely affect our operating results.

During the year ended June 30, 2024, Grafiti Limited had one customer that accounted for 11% of revenue and during the year ended June 30, 2023, Grafiti Limited had one customer that accounted for 16% of revenue. During the quarter ended September 30, 2024, Grafiti Limited has two customers that accounted for a total of 30% of revenue. Each of these customers may or may not continue to be a significant contributor to revenue from our SAVES business in 2025. No customer accounted for more than 10% of our gross revenue from the SAVES business during the fiscal year ended June 30, 2022. The loss of a significant amount of business from one of our major customers could materially and adversely affect our results of operations until such time, if ever, as we are able to replace the lost business. Significant customers or projects in any one period may not continue to be significant customers or projects in other periods. To the extent that we are dependent on any single customer, we are subject to the risks faced by that customer to the extent that such risks impede the customer’s ability to stay in business and make timely payments to us.

A delay in the completion of our customers’ budget processes could delay purchases of our SAVES products and services and have an adverse effect on our business, operating results and financial condition.

We rely on our customers to purchase products and services from us to maintain and increase our earnings, however, customer purchases are frequently subject to budget constraints, multiple approvals, and unplanned administrative, processing and other delays. If sales expected from a specific customer are not realized when anticipated or at all, our results could fall short of public expectations and our business, operating results and financial condition could be materially adversely affected.

If we cannot collect our receivables or if payment is delayed, our SAVES distribution business may be adversely affected by our inability to generate cash flow, provide working capital or continue our business operations.

Our SAVES distribution business depends on our ability to successfully obtain payment from our customers of the amounts they owe us for products received from us and any work performed by us. The timely collection of our receivables allows us to generate cash flow, provide working capital and continue our business operations. Our customers may fail to pay or delay the payment of invoices for a number of reasons, including financial difficulties resulting from macroeconomic conditions or lack of an approved budget. An extended delay or default in payment relating to a significant account will have a material and adverse effect on the aging schedule and turnover days of our accounts receivable. If we are unable to timely collect our receivables from our customers for any reason, our business and financial condition could be adversely affected.

If our SAVES products fail to satisfy customer demands or to achieve increased market acceptance, our results of operations, financial condition and growth prospects could be materially adversely affected.

The market acceptance of our SAVES products are critical to our continued success. Demand for our products is affected by a number of factors beyond our control, including continued market acceptance, the timing of development and release of new products by competitors, technological change, and growth or decline in the statistical analytics and visualization market. If we are unable to continue to meet customer demands or to achieve more widespread market acceptance of our products, our business operations, financial results and growth prospects will be materially and adversely affected.

Defects, errors, or vulnerabilities in the SAVES products or services that we sell or the failure of such products or services to prevent a security breach, could harm our reputation and adversely affect our results of operations.

Because the SAVES products we sell are complex, they have contained and may contain software design errors or software bugs that are not detected until after their commercial release and deployment by customers. Defects may cause such products to be vulnerable to security attacks, cause them to fail to help secure information or temporarily interrupt customers’ networking traffic. Because the techniques used by hackers to access sensitive information change frequently and generally are not recognized until launched against a target, we may be unable to anticipate these techniques and provide a solution in time to protect customers’ data. In addition, defects or errors in our subscription updates or products could result in a failure to effectively update customers’ products and thereby leave customers vulnerable to advanced persistent threats (APTs) or security attacks.

Any defects, errors or vulnerabilities in the products we sell could result in:

●	expenditure of significant financial and product development resources in efforts to analyze, correct, eliminate, or work-around errors or defects or to address and eliminate vulnerabilities;

●	delayed or lost revenue;

●	loss of existing or potential customers or partners;

●	increased warranty claims compared with historical experience, or increased cost of servicing warranty claims, either of which would adversely affect gross margins; and

●	litigation, regulatory inquiries, or investigations that may be costly and harm our reputation

Insurance and contractual protections related to our SAVES distribution business may not always cover lost revenue, increased expenses or liquidated damages payments, which could adversely affect our financial results.

Although we maintain insurance and intend to obtain warranties from suppliers, obligate subcontractors to meet certain performance levels and attempt, where feasible, to pass risks we cannot control to our customers, the proceeds of such insurance or the warranties, performance guarantees or risk sharing arrangements may not be adequate to cover lost revenue, increased expenses or liquidated damages payments that may be required in the future.

Risks Related to Economic Conditions

Global economic conditions, including inflation, could materially adversely impact demand for Damon’s products and services.

Damon’s operations and performance depend significantly on economic conditions. Motorcycles are generally considered discretionary items for consumers. Many factors impact discretionary spending, including general economic conditions, inflation, unemployment, credit markets and consumer confidence in future economic conditions. Global economic conditions continue to be uncertain, particularly in light of high inflation and recent instability in the U.S. banking system. Consumer purchases of discretionary items tend to be suppressed during recessionary periods when disposable income is lower, or during periods of economic instability or uncertainty when consumer confidence is low, which may make potential customers more likely to forgo or to postpone purchasing Damon’s vehicles, or to purchase less expensive product offerings, which may be less profitable to Damon.

Any financial or economic crisis, or perceived threat of such a crisis, including a significant decrease in consumer confidence, may materially and adversely affect Damon’s business, financial condition, results of operations and prospects.

The global financial markets experienced significant disruptions in 2008 and the Canadian, United States, European and other economies went into recession. The recovery from the lows of 2008 and 2009 was uneven and the global financial markets are facing new challenges, including and supply chain shortages or disruptions, and future potential economic slowdowns. It is unclear whether these challenges will be contained and what effects they each may have. There is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies that have been adopted by the central banks and financial authorities of some of the world’s leading economies. Economic conditions in China are sensitive to global economic conditions. Recently there have been signs that the rate of China’s economic growth is declining. Any prolonged slowdown in China’s economic development might lead to tighter credit markets, increased market volatility, sudden drops in business and consumer confidence and dramatic changes in business and consumer behaviors.

Sales of high-end and luxury consumer products, such as Damon’s performance electric motorcycles, depend in part on discretionary consumer spending and are even more exposed to adverse changes in general economic conditions. In response to their perceived uncertainty in economic conditions, consumers might delay, reduce or cancel purchases of Damon’s electric vehicles and Damon’s business, financial condition, operating results and prospects may be materially adversely affected.

Damon faces risks related to natural disasters, health epidemics and other outbreaks, which could significantly disrupt its operations.

Damon’s business could be adversely affected by the effects of local or global outbreaks, and epidemics or pandemics. Damon’s business operations could be disrupted if any of its employees are suspected of having contracted any contagious and virulent viruses or other diseases, since it could require its employees to be quarantined or its offices to be disinfected. In addition, to the extent that any such outbreak, epidemic or pandemic would have detrimental effects on general economic conditions Damon’s business, financial condition, operating results or prospects may be materially adversely affected.

Damon’s headquarters and Damon-operated locations, as well as certain of Damon’s vendors and customers, are located in areas which have been and could be subject to natural disasters such as floods, hurricanes, tornadoes, fires or earthquakes. Adverse weather conditions or other extreme changes in the weather, including resulting electrical and technological failures, may disrupt Damon’s business and may adversely affect Damon’s ability to continue its operations. These events also could have indirect consequences such as increases in the costs of insurance if they result in significant loss of property or other insurable damage. Any of these factors, or any combination thereof, could adversely affect Damon’s operations.

Although Damon has data hosted in offsite locations, Damon’s backup system does not capture data on a real-time basis and Damon may be unable to recover certain data if a server fails. Damon cannot assure that any backup systems will be adequate to protect it from the effects of fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks or similar events. Any of the foregoing events may give rise to interruptions, breakdowns, system failures, technology platform failures or internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware as well as adversely affect Damon’s ability to provide services on its platform.

Damon’s risk management efforts may not be effective which could result in unforeseen losses.

Damon could incur substantial losses and its business operations could be disrupted if Damon is unable to effectively identify, manage, monitor, and mitigate financial risks, such as credit risk, interest rate risk, prepayment risk, liquidity risk, and other market-related risks, as well as operational risks related to its business, assets and liabilities. Damon’s risk management policies, procedures, and techniques, including its scoring methodology, may not be sufficient to identify all of the risks Damon is exposed to, mitigate the risks Damon has identified or identify additional risks to which Damon may become subject in the future.

Damon is subject to risks related to customer credit.

Damon has partnered to offer leasing and financing of its vehicles to potential customers within the U.S. and is working to establish partnerships outside the U.S. through other third-party financing partners, Damon currently has no agreements in place with any potential financing partners. Damon cannot provide any assurance that such third-party financing partners would be able or willing to provide such services on terms acceptable to Damon or its customers, or to provide such services at all. Further, because Damon has not yet sold any vehicles and no secondary market for its vehicles exists, the future resale value of its vehicles is difficult to predict, and the possibility that resale values could be lower than expected increases the difficulty of providing leasing terms that appeal to potential customers through such third-party financing partners. Damon believes that the ability to offer attractive leasing and financing options is particularly relevant to customers in the luxury motorsport vehicle segments in which Damon will compete, and if Damon is unable to offer its customers an attractive option to finance the purchase of or lease HyperSport motorcycles or planned future models, such failure could substantially reduce the pool of potential customers and decrease demand for Damon’s vehicles.

Further, offering leasing and financing alternatives to customers could expose Damon to risks commonly associated with the extension of consumer credit. Competitive pressure and challenging markets could increase credit risk through leases and loans to financially weak customers, extended payment terms, and leases and loans into new and immature markets, and any such credit risk could be further heightened in light of the economic uncertainty and any economic recession or other downturn, including by reason of a disease outbreak, such as the COVID-19 pandemic. If Damon is unable to provide leasing and financing arrangements that appeal to potential customers, or if the provision of such arrangements exposes it to excessive consumer credit risk, Damon’s business, financial condition, operating results and prospects may be materially adversely affected.

Motorcycle retail sales depend heavily on affordable interest rates and availability of credit for financing and a substantial increase in interest rates could materially and adversely affect Damon’s business, financial condition, operating results and prospects.

In certain regions, including North America and Europe, financing for new vehicle sales was available at relatively low interest rates in recent years due to, among other things, expansive government monetary policies. Interest rates began to rise sharply in early 2022, and market rates for new vehicle financing have increased as well. Higher interest rates make Damon’s vehicles less affordable to customers and could steer customers to less expensive vehicles that would be less profitable for Damon compared to premium vehicles. Additionally, if consumer interest rates remain high or increase further, or if financial service providers further tighten lending standards or restrict their lending to certain classes of credit, customers may not desire or be able to obtain financing to purchase or lease Damon’s vehicles.

Fluctuations in exchange rates could have a material and adverse effect on Damon’s results of operations.

Damon reports its financial results in U.S. dollars and anticipates that a material portion of its sales and operating costs will be realized in currencies other than the U.S. dollar. If the value of any of said currencies depreciates relative to the U.S. dollar, Damon’s foreign currency revenue will decrease when translated to U.S. dollar for reporting purposes. Alternatively, if the value of any of these currencies appreciates relative to the U.S. dollar, Damon’s operating costs will increase when translated to U.S. dollar for reporting purposes. Although these risks may sometimes be naturally hedged by a match in Damon’s sales and operating costs denominated in the same currency, fluctuations in foreign currency exchange rates could create discrepancies between Damon’s sales and its operating costs in a given currency which may have a material adverse effect on Damon’s business, financial condition, operating results and prospects.

Fluctuations in foreign currency exchange rates could also have a material adverse effect on the relative competitive position of Damon’s products in markets where they face competition from manufacturers who are less affected by such fluctuations in exchange rates. The value of the U.S. dollar against the Canadian dollar and other currencies is affected by changes in various political and economic conditions. It is difficult to predict how market forces or government policy may impact the exchange rate between U.S. dollars and other currencies in the future. Changes in currency exchange rates can have impacts on the costs of imported goods for motorcycle assembly, and it can change the relative value or demand for motorcycles abroad.

Damon’s sales and operating results may fluctuate from quarter-to-quarter and from year-to-year as they are affected, among other things, by the seasonal nature of Damon’s products, fluctuation in Damon’s operating costs and prevailing market conditions.

Damon’s future sales and operating results may experience substantial fluctuations from quarter-to-quarter and year-to-year. It is anticipated that sales for motorcycles in the principal markets in which Damon operates will be highest in spring and summer. In addition, Damon’s revenues and operating costs will fluctuate from period-to-period with the pace at which it increases its production capacity and designs, develops and produces new vehicles. As a result of these fluctuations in revenues and expenses, along with other factors that are beyond Damon’s control, including general economic conditions, changes in consumer preferences, weather conditions, vehicle sales mix, changes in the cost or availability of raw materials or labor, discretionary spending habits and currency exchange rate fluctuations, Damon may not be able to accurately predict its quarterly and annual sales and operating results, which are likely to fluctuate significantly from period-to-period. Sales and operating results in any period should not be considered indicative of the results to be expected for any future period.

Risks Related to Technology

Damon’s motorcycles rely on software and hardware that is highly technical, and if these systems contain errors, bugs or vulnerabilities, or if Damon is unsuccessful in addressing or mitigating technical limitations in its systems, its business, financial condition, operating results and prospects could be materially adversely affected.

Damon’s vehicles rely on software and hardware, including software and hardware developed or maintained by third parties, that is highly technical and complex and will require modification and updates over the life of the vehicles. In addition, the performance of the software solutions included in Damon’s vehicles depends on the ability of such software and hardware to store, retrieve, process and manage immense amounts of data. Damon’s software and hardware may contain errors, bugs or vulnerabilities, and its systems are subject to certain technical limitations that may compromise Damon’s ability to meet its objectives. Some errors, bugs or vulnerabilities inherently may be difficult to detect and may only be discovered after the code has been released for external or internal use. Errors, bugs, vulnerabilities, design defects or technical limitations may be found within Damon’s software and hardware. Although Damon attempts to remedy any issues it observes in its vehicles and software as effectively and rapidly as possible, such efforts may not be timely, may hamper production or may not be to the satisfaction of Damon’s customers. Additionally, if Damon is able to deploy updates to the software addressing any issues, but such updates cannot or are not installed by its customers, such customers’ software will be subject to these vulnerabilities until they install such updates. If Damon is unable to prevent or effectively remedy errors, bugs, vulnerabilities or defects in its software and hardware, Damon may suffer damage to its reputation, loss of customers, loss of revenue or liability for damages, any of which may materially adversely affect Damon’s business, financial condition, operating results and prospects.

There are complex software and technology systems that need to be developed by Damon and in coordination with vendors and suppliers to reach production for its vehicles, and there can be no assurance such systems will be successfully developed or integrated.

Damon’s vehicles and operations will use a substantial amount of complex third-party and in-house software and hardware. The development and integration of such advanced technologies are inherently complex, and Damon will need to coordinate with its vendors and suppliers to reach production for its vehicles. Defects and errors may be revealed over time and Damon’s control over the performance of third-party services and systems may be limited. Thus, Damon’s potential inability to develop and integrate the necessary software and technology systems may harm its competitive position.

Damon relies on third-party suppliers to develop a number of emerging technologies for use in its products, including battery technology and the use of different battery cell chemistries. Certain of these technologies and chemistries are not today, and may not ever be, commercially viable. There can be no assurances that Damon’s suppliers will be able to meet the technological requirements, production timing, and volume requirements to support Damon’s business plan. In addition, the technology may not comply with the cost, performance useful life and warranty characteristics that are anticipated. As a result, Damon’s business plan could be significantly impacted, and Damon may incur significant liabilities under warranty claims which may materially adversely affect Damon’s business, financial condition, operating results and prospects.

Damon’s industry and its technology are rapidly evolving and may be subject to unforeseen changes. Developments in alternative technologies or improvements in the internal combustion engine may materially and adversely affect the demand for its electric vehicles.

Damon will operate in the electric vehicle industry, which is rapidly evolving and may not develop as anticipated. The regulatory framework governing the industry is currently uncertain and may remain uncertain for the foreseeable future. As the industry in which Damon operates and Damon’s business develop, Damon may need to modify its business model or change its vehicles and services. These changes may be costly and may not achieve expected results, which could have a material adverse effect on Damon’s business, financial condition, operating results and prospects.

Further, Damon may be unable to keep up with changes in electric vehicle technology or alternatives to electricity as a fuel source and, as a result, its competitiveness may suffer. Damon’s research and development efforts may not be sufficient to adapt to changes in electric vehicle technology. As technologies change, Damon plans to upgrade or adapt its vehicles and introduce new models in order to continue to provide vehicles with the latest technology, in particular safety technology and battery technology, which could involve substantial costs and lower its return on investment for existing vehicles. There can be no assurance that Damon will be able to compete effectively with alternative vehicles or source and integrate the latest technology into its vehicles, against the backdrop of Damon’s rapidly evolving industry. Even if Damon is able to keep pace with changes in technology and develop new models, Damon is subject to the risk that its prior models will become obsolete more quickly than expected, potentially reducing its return on investment.

Developments in alternative technologies, such as advanced diesel, ethanol, fuel cells or compressed natural gas, or improvements in the fuel economy of the internal combustion engine, may materially and adversely affect Damon’s business, financial condition, operating results and prospects in ways not currently anticipated. For example, relatively inexpensive fuel, such as compressed natural gas, may emerge as consumers’ preferred alternative to petroleum-based propulsion.

Damon may face challenges providing charging solutions.

Demand for Damon’s vehicles will depend in part on the availability of charging infrastructure. While the prevalence of charging stations has been increasing, charging station locations are significantly less widespread than gas stations. Some potential customers may choose not to purchase an electric vehicle because of the lack of a more widespread service network or charging infrastructure at the time of sale. Although Damon intends to offer the ability to use alternative current and direct current charging infrastructure, allowing customers to use existing charging infrastructure and standards to charge their motorcycles, Damon has very limited experience in the actual provision of charging solutions to customers and providing these services is subject to challenges, which include dependence on existing charging networks and installation providers in appropriate areas. Damon’s ability to generate customer loyalty and grow its business could be impaired by a lack of satisfactory access to charging infrastructure. To the extent Damon is unable to meet customer expectations or experiences difficulties in providing charging solutions, demand for its vehicles may suffer, and Damon’s business, financial condition, operating results and prospects may be materially and adversely affected.

If Damon were to pursue development of a proprietary charging solution, Damon would face significant challenges and barriers, including successfully navigating the complex logistics of rolling out a network and teams in appropriate areas, resolving issues related to inadequate capacity or overcapacity in certain areas, addressing security risks and risks of damage to vehicles, securing agreements with third-party providers to roll out and support a network of charging solutions in appropriate areas, obtaining any required permits and land use rights and filings, and providing sufficient financial resources to successfully roll out the proprietary charging solution, which could require diverting such resources from Damon’s other important business initiatives. In addition, Damon’s limited experience in providing charging solutions could contribute to additional unanticipated challenges that would hinder its ability to provide such solutions or make the provision of such solutions costlier than anticipated.

The range of Damon’s electric motorcycles on a single charge decline over time, which may negatively influence potential customers’ decisions whether to purchase its motorcycles.

The battery life and range of Damon’s motorcycles may vary or decline over time, like other vehicles that use current battery technology, including due to factors outside of Damon’s control. Factors such as rider behaviour, usage, speed, terrain, time and stress patterns may also impact the battery’s ability to hold a charge, which may decrease Damon’s motorcycles’ range before needing to recharge or could require Damon to limit vehicles’ battery charging capacity, including via over-the-air or other software updates, for safety reasons or to protect battery capacity, which could further decrease Damon’s vehicles’ range between charges. Such decreases in or limitations of battery capacity and therefore range, whether imposed by deterioration, software limitations or otherwise, could also lead to customer complaints or warranty claims, including claims that prior knowledge of such decreases or limitations would have affected customers’ purchasing decisions. In addition, Damon cannot guarantee that battery life and range deterioration will not be greater than what is currently anticipated, nor that Damon will be able to improve the performance of its battery packs, or increase its vehicles’ range, in the future. Any deterioration above the expected level could affect Damon’s reputation or could materially adversely affect its business, financial condition, operating results and prospects.

Damon’s vehicles make use of lithium-ion battery cells, which have been observed to catch fire or vent smoke and flame.

The battery packs that Damon produces make use of lithium-ion cells. On rare occasions, lithium-ion cells can rapidly release the energy they contain by venting smoke and flames in a manner that can ignite nearby materials as well as other lithium-ion cells. While the battery pack has been designed to passively contain any single cell’s release of energy without spreading to neighboring cells, a field or testing failure of Damon’s vehicles or other battery packs that it produces could occur, which could result in bodily injury or death and could subject Damon to lawsuits, product recalls, or redesign efforts, all of which would be time consuming and expensive. Also, negative public perceptions regarding the suitability of lithium-ion cells for automotive applications or any future incident involving lithium-ion cells such as a vehicle or other fire, even if such incident does not involve Damon’s vehicles, could materially adversely affect Damon’s business, financial condition, operating results and prospects.

In addition, once Damon begins mass manufacturing of its vehicles, it will be required to store a significant number of lithium-ion cells at its facilities. While safety procedures related to the handling of the cells have been implemented, any mishandling of battery cells, or safety issue or fire related to cells, may cause damage, injury and disruption to the operation of its facilities. Such damage or injury could lead to adverse publicity and potentially a safety recall.

Damon may be subject to risks associated with assisted driving technology.

Damon’s vehicles are being designed to offer some assisted driving functionality through Damon’s CoPilot ADAS, including forward crash warning functionalities. Through research and development, Damon plans to continue to update and improve its assisted driving technology. Assisted driving technologies are subject to risks and there have been accidents and fatalities associated with such technologies. The safety of such technologies depends in part on driver interactions, and drivers may not be accustomed to using or adapting to such technologies. To the extent accidents associated with Damon’s assisted driving systems occur, Damon could be subject to liability, negative publicity, government scrutiny, and further regulation. Moreover, any incidents related to assisted driving systems of Damon’s competitors could adversely affect the perceived safety and adoption of Damon’s vehicles and assisted driving technology more broadly. Any of the foregoing could materially and adversely affect Damon’s business, financial condition, operating results and prospects.

Risks Related to Intellectual Property

Damon’s patent applications may not result in issued patents, which may have a material adverse effect on its ability to prevent others from interfering with the commercialization of Damon’s products.

The registration and enforcement of patents involves complex legal and factual questions, and the breadth and effectiveness of patented claims is uncertain. Damon cannot be certain that it is the first to file patent applications on the inventions it wishes to protect, nor can it be certain that its pending patent applications will result in issued patents or that any of its issued patents will afford sufficient protection against someone creating competing products, or as a defensive portfolio against a competitor who claims that Damon is infringing such competitor’s patents. In addition, patent applications filed in foreign countries are subject to laws, rules and procedures that may differ from those of applicable in Canada or the U.S., and thus there is no certainty that foreign patent applications, if any, will result in issued patents in those foreign jurisdictions or that such patents can be effectively enforced, even if they relate to patents issued in Canada or the U.S.

Damon may need to defend itself against patent or trademark infringement claims, which may be time-consuming and would cause Damon to incur substantial costs.

Companies, organizations or individuals, including Damon’s competitors, may hold or obtain patents, trademarks or other proprietary rights that would prevent, limit or interfere with Damon’s ability to make, use, develop, sell or market its motorcycles or components, which could make it more difficult for Damon to operate its business. From time-to-time, Damon may receive communications from third parties that allege its products are covered by their patents or trademarks or other intellectual property rights. Companies holding patents or other intellectual property rights may bring suits alleging infringement of such rights or otherwise assert their rights.

In addition, various “non-practicing entities” that own patents and other intellectual property rights often attempt to aggressively assert their rights in order to extract value from technology companies. Furthermore, from time-to-time Damon may introduce or acquire new products and services, including in areas where Damon historically has not competed, which could increase Damon’s exposure to patent and other intellectual property claims from competitors and non-practicing entities.

Damon may receive notice letters from patent holders alleging that certain of its products and services infringe their patent rights. Defending patent and other intellectual property litigation is costly and can impose a significant burden on management and employees, and there can be no assurances that favourable final outcomes will be obtained in all cases. In addition, plaintiffs may seek, and Damon may become subject to, preliminary or provisional rulings in the course of any such litigation, including potential preliminary injunctions requiring Damon to cease some or all of its operations. Damon may decide to settle such lawsuits and disputes on terms that are unfavorable to it. Similarly, if any litigation to which Damon is a party is resolved adversely, Damon may be subject to an unfavorable judgment that may not be reversed upon appeal. The terms of such a settlement or judgment may require Damon to cease some or all of its operations or pay substantial amounts to the other party. In addition, Damon may have to seek a license to continue practices found to be in violation of a third party’s rights, which may not be available on reasonable terms, or at all, and may significantly increase Damon’s operating costs and expenses. As a result, Damon may also be required to develop alternative non-infringing technology or practices or discontinue the practices. The development of alternative non-infringing technology or practices could require significant effort and expense or may not be feasible. Damon’s business, financial condition, and results of operations could be adversely affected as a result of an unfavorable resolution of the disputes and litigation referred to above.

If Damon is determined to have infringed upon a third party’s intellectual property rights, Damon may be required to do things that include one or more of the following:

●	cease making, using, selling or offering to sell processes, goods or services that incorporate or use the third-party intellectual property;

●	pay substantial damages;

●	seek a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms or at all;

●	redesign its motorcycles or other goods or services to avoid infringing the third-party intellectual property; or

●	establish and maintain alternative branding for its products and services.

In the event of a successful claim of infringement against Damon and its failure or inability to obtain a license to the infringed technology or other intellectual property right, its business, financial condition, operating results and prospects may be materially adversely affected. In addition, any litigation or claims, whether or not valid, could result in substantial costs, negative publicity and diversion of resources and management attention.

Risks Related to Regulation and Taxation

Our international business exposes us to geo-political and economic factors, legal and regulatory requirements, public health and other risks associated with doing business in foreign countries.

We currently provide, and plan to continue providing, our products and services to customers internationally. These risks differ from and potentially may be greater than those associated with our domestic business.

Our international business is sensitive to changes in the priorities and budgets of international customers and geo-political uncertainties, which may be driven by changes in threat environments and potentially volatile worldwide economic conditions, various regional and local economic and political factors, risks and uncertainties, as well as Canadian, U.S., and UK foreign policy.

Our international sales are also subject to local government laws, regulations and procurement policies and practices, which may differ from the UK Government regulations, including regulations relating to import-export control, investments, foreign exchange controls and repatriation of earnings, as well as to varying currency, geo-political and economic risks. Our international contracts may include industrial cooperation agreements requiring specific in-country purchases, manufacturing agreements or financial support obligations, known as offset obligations, and provide for penalties if we fail to meet such requirements. Our international contracts may also be subject to termination at the customer’s convenience or for default based on performance, and may be subject to funding risks. We also are exposed to risks associated with using foreign representatives and consultants for international sales and operations and teaming with international subcontractors, partners and suppliers in connection with international programs. As a result of these factors, we could experience award and funding delays on international programs and could incur losses on such programs, which could negatively affect our results of operations and financial condition.

We are also subject to a number of other risks including:

●	the absence in some jurisdictions of effective laws to protect our intellectual property rights;

●	multiple and possibly overlapping and conflicting tax laws;

●	restrictions on movement of cash;

●	the burdens of complying with a variety of national and local laws;

●	political instability;

●	currency fluctuations;

●	longer payment cycles;

●	restrictions on the import and export of certain technologies;

●	price controls or restrictions on exchange of foreign currencies; and

●	trade barriers.

In addition, our international operations (or those of our business partners) could be subject to natural disasters such as earthquakes, tsunamis, flooding, typhoons and volcanic eruptions that disrupt manufacturing or other operations. There may be conflict or uncertainty in the countries in which we operate, including public health issues (for example, an outbreak of a contagious disease such as 2019-Novel Coronavirus (2019-nCoV), avian influenza, measles or Ebola), safety issues, natural disasters, fire, disruptions of service from utilities, nuclear power plant accidents or general economic or political factors. For example, as a result of the Coronavirus outbreak, our ability to source internal connection cables for certain of our sensors has been delayed, which will require us to source these components from other vendors at a higher price that may result in an increase in our costs to produce our products In the event our customers are materially impacted by these events, it may impact anticipated orders and planned shipments for our products. With respect to political factors, the United Kingdom’s 2016 referendum, commonly referred to as “Brexit,” has created economic and political uncertainty in the European Union. Also, the European Union’s General Data Protection Regulation imposes significant new requirements on how we collect, process and transfer personal data, as well as significant fines for non-compliance. Any of the above risks, should they occur, could result in an increase in the cost of components, production delays, general business interruptions, delays from difficulties in obtaining export licenses for certain technology, tariffs and other barriers and restrictions, longer payment cycles, increased taxes, restrictions on the repatriation of funds and the burdens of complying with a variety of foreign laws, any of which could ultimately have a material adverse effect on our business.

The lack of availability, reduction or elimination of government and economic incentives or government policies which are favorable for electric vehicles and Canadian produced vehicles could have a material adverse effect on Damon’s business, financial condition, operating results and prospects.

Any reduction, elimination or discriminatory application of government subsidies and economic incentives because of policy changes, the reduced need for such subsidies and incentives due to the perceived success of electric motorcycles, fiscal tightening or other reasons may result in the diminished competitiveness of the alternative fuel motorcycle industry generally or Damon’s electric motorcycles in particular. This could materially adversely affect the growth of the alternative fuel motorcycle markets and Damon’s business, financial condition, operating results and prospects.

Damon’s vehicles also benefit from government policies including tariffs on imported motorcycles to both Europe and the U.S. However, trade dynamics can change quickly between regions, and this advantage could become a disadvantage with new regulations or duties. Additionally, the amount of subsidies provided for purchasers of certain new energy motorcycles in various regions (both at national and local levels) could be reduced in the future, increasing the net cost experienced by customers. These policies are subject to change and are beyond Damon’s control. There is no assurance that any changes would be favourable to Damon’s business. Any of the foregoing could materially adversely affect Damon’s business, financial condition, operating results and prospects.

Damon’s business could be adversely affected by trade tariffs or other trade barriers.

Damon plans to initially build Damon motorcycles in California and will be shipping those motorcycles globally. It is not clear what impact changes to tariffs may have or what actions other governments may take in the future. In the future, tariffs could potentially impact Damon’s raw material prices. In addition, changes in tariffs could have a material adverse effect on global economic conditions and the stability of global financial markets. Any of these factors could have a material adverse effect on Damon’s business, financial condition, operating results and prospects.

The construction and operation of Damon’s assembly facility in San Rafael, or other assembly facilities that Damon may seek to establish in the future, are or will be subject to regulatory approvals, and may be subject to delays, cost overruns or may not produce expected benefits.

Damon’s leased manufacturing facility in San Rafael, California is subject to broad and strict government supervision and approval procedures, including, but not limited to, the project approvals and filings, construction land and project planning approval, environment protection approval, pollution discharge permits, work safety approvals, fire protection approvals, and the completion of inspection and acceptance by relevant authorities. As a result, Damon may be subject to administrative uncertainty regarding the construction within a specified time frame, fines or the suspension of work. Damon may face similar challenges with respect to any additional facilities it seeks to establish in the future to scale manufacturing capacity or otherwise. Any of the foregoing may have a material adverse impact on Damon’s business, financial condition, operating results or prospects.

Damon’s vehicles are subject to motor vehicle standards and the failure to satisfy such mandated safety standards would have a material adverse effect on Damon’s business, financial condition, operating results and prospects.

All vehicles sold must comply with various standards of the market where the vehicles were sold. Rigorous testing and the use of approved materials and equipment are among the requirements for achieving such standards. Vehicles must pass various tests and undergo a certification process, before receiving delivery from the factory, being sold, or being used in any commercial activity, and such certification is also subject to periodic renewal. Damon expects to begin the process of obtaining certifications for the HyperSport in 2025/2026. If Damon’s certification efforts fail, or a certified vehicle has a defect resulting in quality or safety accidents, or consistent failure of compliance with certification requirements is discovered, the approval can be withheld, suspended or even revoked. With effect from the date of revocation or during suspension of certification, any vehicle that fails to satisfy the requirements for certification may not continue to be delivered, sold, exported or used in any commercial activity. Failure by Damon to have the HyperSport or any future model electric vehicle satisfy motor vehicle standards would have a material adverse effect on Damon’s business, financial condition, operating results and prospects.

Damon is subject to anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions and similar laws, and noncompliance with such laws can subject Damon to administrative, civil and criminal fines and penalties, collateral consequences, remedial measures and legal expenses, all of which could materially adversely affect Damon’s business, results of operations, financial condition and reputation.

Damon is subject to anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions and similar laws and regulations in various jurisdictions in which Damon conducts activities, including the U.S. Foreign Corrupt Practices Act (“FCPA”), the Corruption of Foreign Public Officials Act (Canada) (“CFPOA”), the U.K. Bribery Act 2010 and other similar anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions, laws and regulations. The FCPA, the CFPOA and the U.K. Bribery Act 2010 prohibit Damon and its officers, directors, employees and business partners acting on Damon’s behalf, including agents, from corruptly offering, promising, authorizing or providing anything of value to a “foreign official” for the purposes of influencing official decisions or obtaining or retaining business or otherwise obtaining favorable treatment. The FCPA also requires companies to make and keep books, records and accounts that accurately reflect transactions and dispositions of assets and to maintain a system of adequate internal accounting controls. The UK Bribery Act also prohibits non-governmental “commercial” bribery and soliciting or accepting bribes. A violation of these laws or regulations could harm the Damon brand and adversely affect Damon’s business, financial condition, operating results and prospects.

Damon has direct or indirect interactions with officials and employees of government agencies and state-owned affiliated entities in the ordinary course of business. These interactions subject Damon to an increased level of compliance-related concerns. Damon is in the process of implementing policies and procedures designed to ensure compliance by it and its directors, officers, employees, representatives, consultants, agents and business partners with applicable anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions and similar laws and regulations. However, Damon’s policies and procedures may not be sufficient, and its directors, officers, employees, representatives, consultants, agents, and business partners could engage in improper conduct for which Damon may be held responsible.

Non-compliance with anti-corruption, anti-bribery, anti-money laundering or financial and economic sanctions laws and regulations could subject Damon to whistleblower complaints, adverse media coverage, investigations, and severe administrative, civil and criminal sanctions, collateral consequences, remedial measures and legal expenses, all of which could harm the Damon brand and materially adversely affect Damon’s business, financial condition, operating results and prospects. In addition, changes in economic sanctions laws in the future could adversely impact Damon’s business and investments in Damon’s securities.

Damon is subject to numerous environmental, health and safety laws and any breach of such laws may have a material adverse effect on Damon’s business, financial condition, operating results and prospects.

Damon is subject to numerous environmental, health and safety laws, including statutes, regulations, bylaws and other legal requirements. These laws relate to the generation, use, handling, storage, transportation and disposal of regulated substances, including hazardous substances (such as batteries), dangerous goods and waste, emissions or discharges into soil, water and air, including noise and odors (which could result in remediation obligations), and occupational health and safety matters, including indoor air quality. These legal requirements vary by location and can arise under federal, provincial, state or municipal laws. Any breach of such laws, regulations, directives or requirements would have a material adverse effect on Damon’s business, financial condition, operating results and prospects.

Damon may be adversely affected by the complexity, uncertainties and changes in automotive or internet related Canadian regulations or similar regulations of any countries it is selling motorcycles into.

Damon operates in the motorcycle and internet industry, both of which are extensively regulated by various governments. Regulations on vehicle homologation requirements may change over time, and potentially diverge in various regions, driving the need for increased vehicle variants, or discontinuation (temporary or permanent) of existing vehicle models.

In addition, Damon’s mobile applications are also regulated by various regulations, for example there are regulations related to the collection and sharing of data. If Damon’s mobile applications were found to be violating the regulations, Damon may be subject to administrative penalties, including warning, service suspension or removal of Damon’s mobile applications from the relevant mobile application store, which may materially adversely affect Damon’s business, financial condition, operating results and prospects.

Risks Related to Cybersecurity and Privacy

Damon’s inability to leverage vehicle and customer data could impact the servicing of its products, its software algorithms and impact research and development.

Damon will rely on data collected from the use of its vehicles, including vehicle data and data related to battery usage statistics. Damon will use this data in connection with the servicing and normal course software updates of its products, its software algorithms and the research, development and analysis of its motorcycles. Damon’s inability to obtain this data or the necessary rights to use this data or Damon’s inability to properly analyze or use this data could result in Damon’s inability to adequately service its vehicles or delay or otherwise negatively impact its research and development efforts. Any of the foregoing could materially adversely affect Damon’s business, financial condition, operating results and prospects.

Failure of information security and privacy concerns could subject Damon to penalties, damage its reputation and brand, and harm its business, financial condition, operating results and prospects.

Damon faces significant challenges with respect to information security and privacy, including the storage, transmission and sharing of confidential information. Damon collects, transmits and stores confidential and private information of its customers, such as personal information, including names, accounts, user IDs and passwords, and payment or transaction related information. In certain jurisdictions, Damon is also subject to certain laws and regulations, such as “Right to Repair” laws, which require Damon to provide third-party access to its network or vehicle systems.

Damon is required by the laws of its various operating regions to ensure the confidentiality, integrity, availability and authenticity of the information of its customers and suppliers, which is also essential to maintaining their confidence in its vehicles and services. Damon intends to implement strict information security policies and deploy advanced measures to implement the policies, including, among others, advanced encryption technologies. However, advances in technology, an increased level of sophistication and diversity of Damon’s vehicles and services, an increased level of expertise of hackers, new discoveries in the field of cryptography or others can still result in a compromise or breach of the measures that are used by Damon. If Damon is unable to protect its systems, and hence the information stored in its systems, from unauthorized access, use, disclosure, disruption, modification or destruction, such problems or security breaches could cause a loss, give rise to Damon’s liabilities to the owners of confidential information or even subject Damon to fines and penalties. In addition, complying with various laws and regulations could cause Damon to incur substantial costs or require Damon to change its business practices, including its data practices, in a manner adverse to its business.

Any unauthorized control or manipulation of Damon’s vehicles’ systems could result in loss of confidence in Damon and its vehicles and harm its business.

Damon’s vehicles contain complex information technology systems and built-in data connectivity to accept and install periodic remote updates to improve or update functionality. Damon has designed, implemented and tested security measures intended to prevent unauthorized access to its information technology networks and its vehicles and related systems. However, hackers may attempt to gain unauthorized access to modify, alter and use such networks, vehicles and systems to gain control of or to change Damon’s solutions’ functionality, user interface and performance characteristics, or to gain access to data stored in or generated by the vehicles. Future vulnerabilities could be identified and Damon’s efforts to remediate such vulnerabilities may not be successful. Any unauthorized access to or control of Damon’s vehicles, or any loss of customer data, could result in legal claims or proceedings and remediation of such problems could result in significant, unplanned capital expenditures. In addition, regardless of their veracity, reports of unauthorized access to its technology systems or data, as well as other factors that may result in the perception that Damon’s vehicles, technology systems or data are capable of being “hacked,” could materially adversely affect Damon’s brand and its business, financial conditions, operating results and prospects.

Damon is subject to information technology and cybersecurity risks to operational systems, security systems, infrastructure, integrated software in its motorcycles and customer data processed by it, and any material failure, weakness, interruption, cyber event, incident or breach of security could prevent Damon from effectively operating its business, harm its reputation or materially adversely affect its business, financial condition, operating results and prospects.

Damon is at risk for interruptions, outages and breaches of: (i) operational systems, including business, financial, accounting, product development, data processing or production processes, owned by it or its third-party vendors or suppliers; (ii) facility security systems, owned by it or its third-party vendors or suppliers; (iii) transmission control modules or other in-product technology, owned by it or its third-party vendors or suppliers; (iv) the integrated software in Damon’s vehicles; or (v) customer or driver data that Damon processes or Damon’s third-party vendors or suppliers process on its behalf. Such cyber incidents could materially disrupt operational systems; result in loss of intellectual property, trade secrets or other proprietary or competitively sensitive information; compromise certain information of customers, employees, suppliers or others; jeopardize the security of Damon’s facilities; or affect the performance of transmission control modules or other in-product technology and the integrated software in Damon’s vehicles. A cyber incident could be caused by disasters, insiders (through inadvertence or with malicious intent) or malicious third parties (including nation-states or nation-state supported actors) using sophisticated, targeted methods to circumvent firewalls, encryption and other security defences, including hacking, fraud, trickery, social engineering or other forms of deception. The techniques used by cyber attackers change frequently and may be difficult to detect for long periods of time.

Although Damon maintains information technology measures designed to protect it against intellectual property theft, data breaches and other cyber incidents, such measures will require updates and improvements, and there is no guarantee that such measures will be adequate to detect, prevent or mitigate cyber incidents. Any implementation, maintenance, segregation and improvement of Damon’s systems may require significant management time, support and cost. Moreover, there are inherent risks associated with developing, improving, expanding and updating current systems, including the disruption of Damon’s data management, procurement, production execution, finance, supply chain and sales and service processes. These risks may affect Damon’s ability to manage its data and inventory, procure parts or supplies or produce, sell, deliver and service its vehicles, adequately protect its intellectual property or achieve and maintain compliance with, or realize available benefits under, applicable laws, regulations and contracts. Damon cannot be sure that these systems upon which it relies, including those of its third-party vendors or suppliers, will be effectively implemented, maintained or expanded as planned. If Damon does not successfully implement, maintain or expand these systems as planned, its operations may be disrupted, Damon’s ability to accurately and timely report its financial results could be impaired, and deficiencies may arise in Damon’s internal control over financial reporting, which may impact Damon’s ability to certify its financial results. Moreover, Damon’s proprietary information or intellectual property could be compromised or misappropriated, and its reputation may be adversely affected. If these systems do not operate as expected, Damon may be required to expend significant resources to make corrections or find alternative sources for performing these functions.

A significant cyber incident could impact Damon’s manufacturing capacity or production capability, harm its reputation, cause Damon to breach its contractual arrangements with other parties or subject Damon to regulatory actions or litigation, any of which could materially adversely affect its business, financial condition, operating results or prospects. In addition, Damon’s insurance coverage for cyberattacks may not be sufficient to cover all the losses it may experience as a result of a cyber incident.

Damon also collects, uses, discloses, stores, transmits and otherwise processes customer and employee and others’ data as part of its business and operations, which may include personal data or confidential or proprietary information. Damon uses its vehicles’ electronic systems to log information about each vehicle’s use, such as charge time, battery usage, mileage and rider behavior, in order to aid it in vehicle diagnostics, repair and maintenance, as well as to help it customize and optimize the riding experience. Damon’s users may object to the use of this data, which may harm Damon’s business. Damon also works with partners and third-party service providers or vendors that may in the course of their business relationship with Damon collect, store and process such data on Damon’s behalf and in connection with Damon’s vehicles and services. There can be no assurance that any security measures that Damon or its third-party service providers, vendors, or suppliers have implemented will be effective against current or future security threats. While Damon has developed systems and processes designed to protect the availability, integrity, confidentiality and security of Damon’s, Damon’s customers’, and employees’ and others’ data, such security measures or those of its third-party service providers, vendors or suppliers could fail and result in unauthorized access to or disclosure, acquisition, encryption, modification, misuse, loss, destruction or other compromise of such data. If a compromise of such data were to occur, Damon may become liable under its contracts with other parties and under applicable law for damages and incur penalties and other costs to respond to, investigate and remedy such an incident. Laws in all 50 states of the U.S., in Canada and in Europe require Damon to provide notice to individuals, customers, regulators, credit reporting agencies and others when certain sensitive information has been compromised as a result of a security breach or where a security breach creates a real risk of significant harm to an individual. Such laws are inconsistent and compliance if there is a widespread data breach could be costly. Depending on the facts and circumstances of such an incident, these damages, penalties, fines and costs could be significant. Any such event could harm Damon’s reputation and result in litigation against it, or otherwise materially adversely affect its business, financial condition, operating results and prospects.

Risks Related to Litigation, Product Warranty and Recalls

Adverse judgments or settlements in legal proceedings, including those that may arise relating to the Business Combination, could materially harm our business, financial condition, operating results, and cash flows.

We may be a party to claims that arise from time to time in the ordinary course of our business, which may include those related to, for example, contracts, sub-contracts, protection of confidential information or trade secrets, adversary proceedings arising from customer bankruptcies, employment of our workforce and immigration requirements, or compliance with any of a wide array of state and federal statutes, rules, and regulations that pertain to different aspects of our business. In addition, we may deem it advisable to initiate expensive litigation to protect our business interests. We also face litigation risk related to the Business Combination. Business combinations often give rise to claims and legal proceedings, including shareholder lawsuits. Any shareholder claims or lawsuits alleging inadequate disclosure, breach of fiduciary duty, adequacy of consideration or other claims in connection with the Business Combination could lead to costly litigation and diversion of management’s time and attention from our business.

Furthermore, while we maintain insurance for certain potential liabilities, such insurance does not cover all types and amounts of potential liabilities and is subject to various exclusions as well as deductibles and caps on amounts of coverage. Even if we believe a claim is covered by insurance, insurers may dispute our entitlement to coverage for a variety of potential reasons, which may affect the timing and, if the insurers prevail, the amount of our available insurance coverage for a particular claim.

There is a risk that we will not be successful or otherwise be able to satisfactorily resolve any such claims or litigation. In addition, litigation and other legal claims are subject to inherent uncertainties. Those uncertainties include, but are not limited to, litigation costs and attorneys’ fees, unpredictable judicial or jury decisions, and the differing laws and judicial proclivities regarding damage awards among the jurisdictions in which we operate. Unexpected outcomes in such legal proceedings, or changes in management's evaluation or predictions of the likely outcomes of such proceedings (possibly resulting in changes in established reserves), could have a material adverse effect on our business, financial condition, results of operations, and cash flows.

Damon may become subject to product liability claims, which could harm Damon’s financial condition and liquidity if it is not able to successfully defend or insure against such claims.

Damon may become subject to product liability claims, which could harm Damon’s business, financial condition, operating results and prospects. The motorcycle industry experiences significant product liability claims and Damon faces inherent risk of exposure to claims if its motorcycles do not perform as expected or malfunction resulting in personal injury or death. Damon’s risks in this area are particularly pronounced given the limited field experience of its motorcycles. A successful product liability claim against Damon could require it to pay a substantial monetary award. Moreover, a product liability claim could generate substantial negative publicity about Damon’s motorcycles and business and inhibit or prevent commercialization of other future motorcycle candidates which could harm the Damon brand and have a material and adverse effect Damon’s business, financial condition, operating results and prospects. Damon plans to seek adequate product liability insurance for all its motorcycles, but any such insurance might not be sufficient to cover all potential product liability claims and may not be available on terms satisfactory to Damon. Any lawsuit seeking significant monetary damages either in excess of such liability coverage, or outside of such liability coverage, may harm the Damon brand and have a material adverse effect on Damon’s business, financial condition, operating results and prospects. Damon may not be able to secure additional product liability insurance coverage on commercially acceptable terms or at reasonable costs when needed, particularly if it faces liability for its products and is forced to make a claim under its product liability insurance policy(ies).

Damon’s warranty reserves may be insufficient to cover future warranty claims which could adversely affect its business, financial condition, operating results and prospects.

As Damon’s vehicles enter production, Damon will need to maintain warranty reserves to cover warranty-related claims. If Damon’s warranty reserves are inadequate to cover future warranty claims on its vehicles, Damon’s business, financial condition, operating results and prospects could be materially and adversely affected. Damon expects to record and adjust warranty reserves based on changes in estimated costs and actual warranty costs. However, Damon has limited operating experience with its vehicles, and therefore no experience with warranty claims for these vehicles or with estimating warranty reserves, which renders necessary reserves hard to predict. In the future, Damon may become subject to significant and unexpected warranty expenses. There can be no assurances that then-existing warranty reserves will be sufficient to cover all claims.

Damon may be compelled to undertake product recalls or take other actions, which could adversely affect its brand image and financial performance.

If Damon’s vehicles are subject to recalls in the future, Damon may be subject to adverse publicity, damage to its brand and liability for costs. In the future, Damon may at various times, voluntarily or involuntarily, initiate a recall if any of its vehicles, including any systems or parts sourced from its suppliers, prove to be defective or noncompliant with applicable laws and regulations. Such recalls, whether voluntary or involuntary or caused by systems or components engineered or manufactured by Damon or its suppliers, could involve significant expense and could materially adversely affect the Damon brand image in the target markets of Damon, as well as Damon’s business, financial condition, operating results and prospects.

Damon Motors is currently involved in a dispute with the lessor of Damon Motors’s former manufacturing facility in Surrey, British Columbia.

In April 2023, Damon Motors received a notice of default from a property management company related to Damon Motors’s lease of a facility in Surrey, British Columbia. Damon Motors had planned to commence its initial manufacturing at the facility before relocating operations to its new facility in San Rafael, California. The notice of default asserts a breach of the lease and seeks approximately CAD$4.3 million in damages, in addition to accruing interest and other costs. Damon Motors executed a settlement agreement effective on June 30, 2023, whereby it subsequently settled the amount owing with an issuance of convertible notes and instalments of cash payments. Should Damon Motors default under the terms of the settlement agreement, Damon Motors could be forced to pay a substantial monetary sum to the property management company and may also suffer reputational or other harm.

Damon Motors was in compliance with the settlement and has agreed with the lessor to extend the terms of the agreement on any further payments as follows (a) 1/3 of the remaining settlement amount on or before the date that is thirty days following completion of the Business Combination; (b) 1/3 of the remaining settlement amount on or before the date that is sixty days following completion of the Business Combination; and (c) 1/3 of the remaining settlement amount on or before the date that is ninety days following completion of the Business Combination. Damon Motors has not yet made any of the three scheduled payments under the agreement. The parties are negotiating ways to mitigate damages to the lessor and reduce Damon Motors’ liability; however, there is no guarantee that a resolution will be reached soon or at all.

Risks Related to Ownership of Our Common Shares

We are eligible to be treated as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common shares less attractive to investors.

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including (1) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, (2) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (3) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. In addition, as an emerging growth company, we are only required to provide two years of audited financial statements and two years of selected financial data in this prospectus. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our common shares held by non-affiliates exceeds $700.0 million as of any June 30 before that time or if we have total annual gross revenue of $1.07 billion or more during any fiscal year before that time, in which cases we would no longer be an emerging growth company as of the following December 31 or, if we issue more than $1.0 billion in non-convertible debt during any three-year period before that time, we would cease to be an emerging growth company immediately. Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company” which would allow us to take advantage of many of the same exemptions from disclosure requirements, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, not being required to provide selected financial data in the registration statements and periodic reports that we file with the SEC, and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We cannot predict if investors will find our common shares less attractive because we may rely on these exemptions. If some investors find our common shares less attractive as a result, and if our common shares become publicly traded, such trading market may be less active than it otherwise could be if we were not to take advantage of such exemptions, and our share price may be more volatile.

Our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until the later of our second annual report or the first annual report required to be filed with the SEC following the date we are no longer an “emerging growth company” as defined in the JOBS Act. We cannot assure you that there will not be material weaknesses or significant deficiencies in our internal controls in the future.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected to take advantage of this extended transition period, and therefore, our financial statements may not be comparable to those of companies that comply with such new or revised accounting standards.

We do not intend to pay cash dividends to our shareholders.

We do not intend to pay cash dividends to our shareholders. We currently intend to retain any future earnings for funding growth and, therefore, do not expect to pay any cash dividends in the foreseeable future.

Indemnification of our officers and directors may cause us to use corporate resources to the detriment of our shareholders.

Our Articles eliminate the personal liability of our directors for monetary damages arising from a breach of their fiduciary duty as directors to the fullest extent permitted by British Columbia law. This limitation does not affect the availability of equitable remedies, such as injunctive relief or rescission. Until October 17, 2028, our Articles require us to indemnify our directors and officers to the fullest extent permitted by British Columbia law, including in circumstances in which indemnification is otherwise discretionary under British Columbia law.

Under British Columbia law, we may indemnify our directors or officers or other persons who were, are or are threatened to be made a named defendant or respondent in a proceeding because the person is or was our director, officer, employee or agent, if we determine that the person:

●	conducted himself or herself in good faith, reasonably believed, in the case of conduct in his or her official capacity as our director or officer, that his or her conduct was in our best interests, and, in all other cases, that his or her conduct was at least not opposed to our best interests; and

●	in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

These persons may be indemnified against expenses, including attorneys’ fees, judgments, fines, excise taxes and amounts paid in settlement, actually and reasonably incurred by the person in connection with the proceeding. If the person is found liable to the corporation, no indemnification will be made unless the court in which the action was brought determines that the person is fairly and reasonably entitled to indemnity in an amount that the court will establish.

If we fail to establish and maintain an effective system of internal controls, we may not be able to report our financial results accurately or prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common shares.

Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. Notwithstanding our diligence, certain internal controls deficiencies may not be detected. As a result, any internal control deficiencies may adversely affect our financial condition, results of operations and access to capital.

Reporting company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and rules implemented by the SEC have required changes in corporate governance practices of public companies. As a reporting company, these rules and regulations will increase our compliance costs and make certain activities more time consuming and costly. As a reporting company, these rules and regulations may make it more difficult and expensive for us to maintain our director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers, and to maintain insurance at reasonable rates, or at all.

Our share price may be volatile.

Our common shares have only recently become publicly traded, the market price of our common shares is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

●	our ability to execute our business plan;

●	changes in our industry;

●	competitive pricing pressures;

●	our ability to obtain working capital financing;

●	additions or departures of key personnel;

●	sales of our common shares;

●	operating results that fall below expectations;

●	regulatory developments;

●	economic and other external factors;

●	period-to-period fluctuations in our financial results;

●	our inability to develop or acquire new or needed technologies or successfully integrate acquired businesses;

●	the public’s response to press releases or other public announcements by us or third parties, including filings with the SEC;

●	changes in financial estimates or ratings by any securities analysts who follow our common shares, our failure to meet these estimates or failure of those analysts to initiate or maintain coverage of our common shares;

●	the development and sustainability of an active trading market for our common shares; and

●	any future sales of our common shares by our officers, directors and significant shareholders.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of publicly traded companies. These market fluctuations may also materially and adversely affect the market price of our common shares, if our common shares become publicly traded.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common shares.

We are generally not restricted from issuing additional common shares, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common shares. The market price of our common shares could decline as a result of sales of common shares or securities that are convertible into or exchangeable for, or that represent the right to receive, common shares or the perception that such sales could occur.

Prior to the Business Combination, there was no prior market for our common shares and an active trading market for such securities may not develop or be sustained, which may cause our shares to trade at a discount and make it difficult to sell the shares.

Prior to the Business Combination, there was not a public trading market for our common shares. We cannot predict the extent to which investor interest in our Company will lead to the development of, or sustain, an active trading market or how liquid that market might be. An active public market for our common shares may not develop or be sustained, which would make it difficult for our shareholders to sell their common shares at a price that is attractive to them, or at all.

If securities or industry analysts do not publish research or reports about our business, or publish negative reports about our business, our share price and trading volume could decline.

The trading market for our common shares will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts or the content that they publish about us. If our financial performance fails to meet analyst estimates or one or more of the analysts who cover us downgrade our common shares or change their opinion of our common shares, our share price would likely decline.

Our common shares are listed on Nasdaq, but we cannot guarantee that we will be able to satisfy the applicable listing standards going forward.

The Nasdaq Stock Market LLC requires listed companies to comply with certain standards in order to remain listed. On January 7, 2025, we received a letter from the Nasdaq staff providing notification that, for the previous 30 consecutive business days, the Company’s Market Value of Listed Securities (“MVLS”) was below the minimum of $50 million required for continued listing on The Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(b)(2)(A) (the “MVLS Requirement”). The notice has no immediate impact on the listing of the Company’s securities on The Nasdaq Global Market at this time.

In accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company has been provided an initial period of 180 calendar days, or until July 7, 2025, to regain compliance with the MVLS Requirement. To regain compliance, the MVLS of the Company’s common shares must be $50 million or more for a minimum of 10 consecutive business days at any time before July 7, 2025. During this period, the Company’s securities will continue to trade on The Nasdaq Global Market.

If the Company does not regain compliance with the MVLS Requirement by July 7, 2025, Nasdaq will provide a written notification to the Company that our common shares are subject to delisting. At that time, the Company may appeal the Staff’s delisting determination to a Hearings Panel (the “Panel”). However, there can be no assurance that, if the Company receives a delisting notice and appeals the delisting determination to the Panel, such appeal would be successful.

The Company intends to monitor its MVLS between now and July 7, 2025, and may, if appropriate, evaluate available options to resolve the deficiency under the MVLS Requirement and regain compliance with the MVLS Requirement. Additionally, the Company may consider applying to transfer the listing of its securities to The Nasdaq Capital Market (provided that it then satisfies the requirements for continued listing on that market). However, there can be no assurance that the Company will be able to regain or maintain compliance with Nasdaq listing criteria.

Delisting from the Nasdaq Global Market or any Nasdaq market could make trading our common shares more difficult for investors, potentially leading to declines in our share price and liquidity. In addition, without a Nasdaq market listing, shareholders may have a difficult time getting a quote for the sale or purchase of our shares, the sale or purchase of our shares would likely be made more difficult and the trading volume and liquidity of our shares could decline. Delisting from Nasdaq could also result in negative publicity and make it more difficult for us to raise additional capital. The absence of such a listing may adversely affect the acceptance of our common shares as transaction consideration or the value accorded our common shares by other parties. Further, if we are delisted, we would also incur additional costs under state blue sky laws in connection with any sales of our securities. These requirements could severely limit the market liquidity of our common shares and the ability of our shareholders to sell our common shares in the secondary market. We cannot assure you that our common shares, if delisted from Nasdaq, will be listed on another national securities exchange or quoted on an over-the counter quotation system. If our common shares are delisted, they may come within the definition of “penny stock” as defined in the Exchange Act and would be covered by Rule 15g-9 of the Exchange Act. That Rule imposes additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors.

USE OF PROCEEDS

All of the common shares offered by the Selling Securityholders will be sold by them for their respective accounts. We will not receive any of the proceeds from these sales.

The Selling Securityholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Securityholders in disposing of their common shares, and we will bear all other costs, fees and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which our common shares may be sold by the Selling Securityholders under this prospectus.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common shares to date and do not intend to pay cash dividends. We anticipate that we will retain all available funds and any future earnings, if any, for use in the operation of our business and do not anticipate paying cash dividends in the foreseeable future. In addition, future debt instruments may materially restrict our ability to pay dividends on our common shares. Payment of future cash dividends, if any, will be at the discretion of the board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs, the requirements of then-existing debt instruments and other factors the board of directors deems relevant.

MARKET INFORMATION

Our common shares are listed on Nasdaq under the symbols “DMN.” As of January 15, 2025, there were approximately 482 holders of record of our common shares. This includes Cede & Co., which holds shares on behalf of the beneficial owners of the Company’s common shares. Because brokers and other institutions hold many of our shares on behalf of shareholders, we are unable to estimate the total number of shareholders represented by these record holders.

UNAUDITED PRO FORMA CONDENSED COMBINED AND CONSOLIDATED COMBINED
FINANCIAL INFORMATION

The following unaudited pro forma condensed combined and consolidated financial information presents the combination of the financial information of the Company and subsidiaries (also referred to as “Grafiti” or “Pubco” in this unaudited pro forma condensed combined and consolidated financial information) and Damon Motors adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined and consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X. Defined terms included below have the same meaning as terms defined and included elsewhere in this prospectus.

The historical financial information of Damon Motors was derived from the unaudited condensed consolidated financial statements of Damon Motors as of and for the three months ended September 30, 2024, and the audited consolidated financial statements of Damon Motors as of and for the year ended June 30, 2024, included in our filings with the SEC. The historical financial information of Grafiti consists of carve-out financial statements of Grafiti limited (“Grafiti UK”), as Grafiti is the parent non-operating holding company of Grafiti UK, and the operations of Grafiti following the carve-out from XTI (defined below). The unaudited pro forma financial information has been prepared utilizing the unaudited carve-out financial statements of Grafiti UK, adjusted to reflect the equity structure of Grafiti and the reorganization as a result of the spin-off of Grafiti from XTI Aerospace, Inc., (“XTI”, formerly named Inpixon) for all operating results prior to December 27, 2023, as incorporated in the financial statements of Grafiti as of and for the year ended June 30, 2024. The historical financial information of Grafiti was derived from the unaudited condensed consolidated financial statements of Grafiti as of and for the three months ended September 30, 2024, and the audited consolidated financial statements of Grafiti as of and for the year ended June 30, 2024, included in our filings with the SEC. The unaudited pro forma financial information has been prepared on a basis consistent with the financial statements of Damon Motors and Grafiti, respectively. This information should be read together with the financial statements of Damon Motors and related notes as well as the financial statements of Grafiti and related notes, the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Damon (Formerly, Grafiti Holding),” ““Management’s Discussion and Analysis of Financial Condition and Results of Operations of Damon Motors” and other information included in this prospectus, as applicable. The unaudited pro forma condensed combined and consolidated financial information is prepared using the reporting currency of the United States Dollar.

The Business Combination was accounted for using the acquisition method (as a reverse acquisition), with goodwill and other identifiable intangible assets recorded in accordance with accounting principles generally accepted in the United States (“US GAAP” or “GAAP”), as applicable. Under this method of accounting, Grafiti is treated as the “acquired” company for financial reporting purposes. Damon Motors was determined to be the accounting acquirer because after the Business Combination, Damon Motors will control the Board of Directors, management of the combined company, and the preexisting shareholders of Damon Motors have majority voting rights of the combined company. For accounting purposes, the acquirer is the entity that has obtained control of another entity and, thus, consummated a business combination. Under the acquisition method of accounting (as a reverse acquisition), Damon Motors’s assets and liabilities were recorded at carrying value and the assets and liabilities associated with Grafiti were recorded at estimated fair value as of the acquisition date. The excess of the purchase price over the estimated fair values of the net assets acquired, if applicable, was recognized as goodwill. Significant estimates and assumptions were used in determining the preliminary purchase price allocation reflected in the unaudited pro forma condensed combined and consolidated financial statements. The process of valuing the net assets of Grafiti immediately prior to the Business Combination for purposes of presentation within this unaudited pro forma condensed combined and consolidated financial information is preliminary. As the unaudited pro forma condensed combined and consolidated financial statements have been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined and consolidated balance sheet as of September 30, 2024 combines the historical balance sheets of Damon Motors and Grafiti on a pro forma basis as if the Business Combination and related transactions had been consummated on September 30, 2024. The unaudited pro forma condensed combined and consolidated statement of operations for the three months ended September 30, 2024, and for the year ended June 30, 2024 gives pro forma effect to the Business Combination and related transactions as if they had occurred on July 1, 2023, the beginning of the earliest period presented.

These unaudited pro forma condensed combined and consolidated financial statements are for informational purposes only. They do not purport to indicate the results that would have been obtained had the Business Combination and related transactions actually been completed on the assumed date or for the period presented, or which may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined and consolidated financial information.

Description of the Spin-Off

On October 23, 2023, XTI and Grafiti entered into a Separation & Distribution Agreement pursuant to which XTI contributed the assets and liabilities of Grafiti UK, a wholly owned subsidiary of XTI, to the then newly formed XTI wholly owned subsidiary Grafiti. Following this contribution, all outstanding common shares of Grafiti owned by XTI were transferred to a newly-created liquidating trust, titled the Grafiti Holding Inc. Liquidating Trust (the “Trust”) which holds the Grafiti common shares for the benefit of the participating XTI shareholders and certain other XTI security holders of record as of December 27, 2023 (the “Record Date”) who are hereby entitled to participate in the spin-off distribution of Grafiti common shares following the effectiveness of the Form 10-12B registration statement which was declared effective by the U.S. Securities and Exchange Commission on November 12, 2024. On November 12, 2024, prior to the closing of the Business Combination,  the Trust Shares were delivered to participating Parent securityholders, on a pro rata at a ratio of 1 for 50 resulting in the distribution of 3,536,746 Trust Shares to participating Parent securityholders.

Description of the Business Combination Agreement

On October 23, 2023, a Business Combination Agreement was entered into among XTI, Grafiti, 1444842 B.C. Ltd., a British Columbia corporation and a newly formed wholly-owned subsidiary of Grafiti (“Amalco Sub”), and Damon Motors, pursuant to which Damon Motors combined and merged with Amalco Sub with Damon Motors continuing as the surviving entity.

The historical operations of Damon Motors and Grafiti are the continued operations of Pubco, however, the historical operations of Grafiti will not form a material part of Pubco’s business. The surviving entity was renamed Damon Inc., and was approved for Direct Listing on the Nasdaq Global Market. The common shares of Damon Inc. are expected to begin trading under the ticker symbol “DMN” on the Nasdaq Global Market on November 18, 2024.

Pursuant to the Business Combination Agreement, each share of Damon Motors common and preferred stock issued and outstanding immediately prior to the Effective Time were automatically converted into becoming the right to receive a number of Pubco common shares (the “Consideration”).

Pursuant to the Business Combination Agreement, each warrant to purchase the common and preferred stock of Damon Motors at the consummation of the Business Combination ceased to represent a right to acquire shares of Damon Motors common and preferred stock and are assumed to be converted into warrants to purchase the common shares of Pubco.

Following the consummation of the Business Combination, the holders of the historical outstanding capital stock of Damon Motors now own approximately 77.8% of the outstanding capital stock of Pubco and approximately 81.5% on a fully diluted basis. Following the consummation of the Business Combination, the holders of the historical outstanding capital stock of Grafiti now own approximately 22.2% of the outstanding capital stock of Pubco and approximately 18.5% on a fully dilutive basis.

XTI Aerospace Inc. Convertible Note

Immediately following the execution of the Business Combination Agreement, XTI Aerospace Inc. purchased a convertible note from Damon Motors in an aggregate principal amount of $3,000,000 (the “Bridge Note”) together with the Bridge Note Warrant (as defined below) pursuant to a private placement, for a purchase price of $3,000,000. The Bridge Note has a 12% annual interest rate, payable in arrears on the maturity date of June 15, 2024. On June 15, 2024, Damon extended the maturity date of the Bridge Note to September 30, 2024. On September 11, 2024, Damon Motors further extended the maturity date of the Bridge Note to October 31, 2024, subject to an additional tolling period of 30 days upon notice by Damon Motors to the note holders, which was provided by Damon Motors on October 31, 2024, anticipating that the Business Combination was going to be consummated in mid-November. The agreement states that the full principal balance and interest on the Bridge Note will automatically convert into common shares of Damon Motors upon the public listing of Damon Motors or a successor issuer thereof on a national securities exchange (a “Public Company Event”). The number of shares issued upon conversion due to a Public Company Event will equal the quotient obtained by dividing (x) the outstanding principal and unpaid accrued interest on the date of a Public Company Event (or within ten trading days of a direct listing), if any, by (y) the lesser of the then applicable conversion price or public company event conversion price. The Bridge Note contains customary covenants relating to Damon Motors’s financials and operations. XTI received a five-year warrant to purchase 1,096,321 Damon Motors common shares in connection with the Bridge Note (“Bridge Note Warrant”) at an exercise price of $2.7364 as defined by the Bridge Note Warrant, in each case subject to adjustments for dividends, splits and subsequent equity sales by Damon Motors. The Bridge Note Warrant contains a cashless exercise option if the warrant shares are not covered by an effective registration statement within 180 days following the consummation of the Public Company Event, and also a full ratchet price protection feature. Following the consummation of the Business Combination, the Bridge Note was converted into Pubco common shares upon its consummation and the Bridge Note Warrant became exercisable for Pubco common shares. As of September 30, 2024, the Bridge Note is included within the Convertible Notes balance on Damon Motors’s historical balance sheet. The unaudited pro forma condensed combined and consolidated financial statements include a pro forma adjustment for the conversion of these notes, as well as the Third Party Bridge Notes and Warrants discussed below, to common equity of Pubco at the close of the Business Combination in adjustment D in Note 4.

Third Party Bridge Notes and Warrants

Damon Motors has issued convertible promissory notes of an aggregate principal amount of $25,189,772 with a fair value of $46,533,359 (“Third Party Bridge Notes”) and 6,061,918 warrants (“Third Party Bridge Note Warrants”) from third parties, inclusive of the Bridge Note from XTI. The Third Party Bridge Notes have terms consistent with the Bridge Note from XTI. The Third Party Bridge Notes have an interest rate of 12% per annum, payable in arrears on maturity, one year after the issuance date. Any principal which is not paid when due shall bear interest at the rate of the lesser of (i) 16% per annum and (ii) the maximum amount permitted by the applicable law from the due date thereof until the same is paid. The Third Party Bridge Notes have the same terms and conversions as all of the Company’s convertible notes issued subsequent to June 2023 which are also outstanding as of September 30, 2024 for Damon Motors. Each warrant related to the Third Party Bridge Note Warrants is exercisable anytime for 1 common share of Damon Motors at an exercise price of $2.7364, which is equal to the quotient of the valuation cap of $125,000,000 and the diluted capitalization on the closing date of the Third Party Bridge Notes. The holder of the common share warrants can exercise the warrant either fully or partially at any time from issuance date until its expiry, 5 years from issuance date. The terms and conditions for the warrants issued subsequent to September 30, 2024, are the same as those issued by Damon Motors during the three months ended September 30, 2024, and during the year ended June 30, 2024. Following the consummation of the Business Combination, the Third Party Bridge Notes were converted into Pubco common shares upon its consummation and the Third Party Bridge Note Warrants became exercisable for Pubco common shares. Of the Third Party Bridge Notes and Warrants, an aggregate principal amount of $24,639,772 in notes with a fair value of $46,294,751 and 5,860,925 warrants were issued prior to September 30, 2024. The unaudited pro forma condensed combined and consolidated financial statements include a pro forma adjustment for additional convertible promissory notes with aggregate gross proceeds of $550,000 and 200,993 of associated common share purchase warrants which were issued subsequent to September 30, 2024 (see adjustment A in Note 4).

Grafiti Promissory Note - Streeterville Capital, LLC

On June 26, 2024, Grafiti and Streeterville Capital, LLC (“Streeterville”) entered into a promissory note agreement (the “Grafiti Promissory Note”) for an amount up to $6,470,000 bearing an interest rate of 10% per annum and due 18 months after the issue date. In connection with the close of the Business Combination, Streeterville will pay an aggregate amount of $5,000,000 in consideration for the Promissory Note of which $1,300,000 was sent directly to Grafiti, $550,000 was sent directly to Damon Motors (see ‘Grafiti Holding Note - Damon Motors Inc.’ below) and $3,500,000 was initially sent to an escrow account. Of the remaining $1,470,000 under the Promissory Note, $1,450,000 relates to original issue discount (“OID”) and $20,000 relates to issuance costs to cover legal, accounting, due diligence, monitoring and other transaction costs. Streeterville will be unconditionally obligated to release to Pubco the amount held in escrow upon completion of the certain Business Combination Agreement, and listing of the combined company on a national securities exchange. On September 18, 2024, Grafiti and Streeterville executed an amendment to the escrow agreement that allows for the release of funds at the discretion of the investor even if the funding conditions have not been satisfied. On September 23, 2024, an additional $350,000 was released to Grafiti from the escrow account, of which $200,000 was loaned to Damon Motors on that date and will eliminate along with the remainder of the promissory note accounted for within the pro forma adjustment J in Note 4. As of September 30, 2024, Grafiti included the amount of proceeds received from Streeterville (amount not held in escrow) in its ‘Long-term debt, net’ financial statement line item, net of the pro rated OID and issuance costs, at an amount of $1,974,316. The unaudited pro forma condensed combined and consolidated financial statements include a pro forma adjustment for the $3,150,000 remaining in escrow as of September 30, 2024 which will soon be released to the combined Company following the consummation of the merger (see adjustment C in Note 4).

Grafiti Holding Note - Damon Motors Inc.

On June 26, 2024, concurrent with the Grafiti and Streeterville Capital, LLC promissory note described above, Grafiti Holding purchased from Damon Motors the Grafiti Holding Note with an original principal amount of $350,000 (the “Grafiti Holding Note”). In accordance with the terms of the Grafiti Holding Note, Grafiti Holding must loan to Damon Motors, at Damon Motors’s request, additional funds up to an aggregate principal amount, including the original principal amount, of $1,000,000. The Grafiti Holding Note accrues interest at a rate of 10% per year. The debt and accrued and unpaid interest is due and payable the earlier of (a) December 31, 2024, (b) when declared due and payable by Grafiti upon the occurrence of an event of default, or (c) within three business days following termination of the Business Combination Agreement. Concurrent with the original principal amount provided to Damon Motors, Grafiti also loaned an additional $200,000 to Damon Motors on June 28, 2024. On July 3, 2024, Damon Motors received an additional loan under the note in the aggregate amount of $396,000. On September 25, 2024, Damon Motors and Grafiti amended the note agreement to increase the maximum aggregate principal amount able to be funded from $1,000,000 to $1,150,000. On the same date, Grafiti loaned Damon Motors an additional $200,000. As of September 30, 2024, the principal balance of the Grafiti Holding Note was $1,146,000 with interest accrued of $24,614.

The aggregate amount of $1,170,614 is included on the Damon Motors September 30, 2024 balance sheet within the ‘Current portion of debt’ financial statement line item. Grafiti carried the loan receivable from Damon Motors in connection with this agreement on its September 30, 2024 balance sheet at an amount of $907,897, which is net of the allowance for credit losses of $238,103, and recorded the related loan interest receivable of $24,614 within the ‘Prepaid expenses and other current assets’ financial statement line item. The unaudited pro forma condensed combined and consolidated financial statements include a pro forma adjustment for the elimination of the proceeds loaned from Grafiti to Damon Motors, inclusive of the interest accrued through September 30, 2024, to account for the impact of this agreement following the close of the Business Combination (see adjustment J in Note 4).

Third Party Subordinate Promissory Notes

On August 5, 2024, and August 11, 2024, Damon Motors issued promissory notes to arms-length parties both with principal amounts of $364,650 (CAD$500,000). The August 5, 2024, note is secured against future Scientific Research and Experimental Development (“SR&ED”) tax credit refunds expected to be received from 2024 year-end tax returns for 2024 submitted to the Canadian Revenue Authority (“CRA”). The August 11, 2024, note is secured against substantially all of the assets of Damon Motors and ranks pari passu with the note issued on August 6, 2024, and both promissory notes issued in August are ranked in subordination to the Promissory Note agreement entered into with Streeterville. Both promissory notes (the “Subordinate Promissory Notes”) accrue interest at a rate of 3% per month and mature on or before November 15, 2024. These notes are included within the ‘Current portion of debt’ in Damon Motors’s historical balance sheet and remain in the unaudited pro forma condensed combined and consolidated financial statements as of September 30, 2024.

Third Party Short-Term Promissory Note

On October 9, 2024, the Company issued a promissory note to arms-length parties with a principal amount of $200,000, net of the OID of $12,500. The note accrues interest at a rate of 12% per annum and shall become due and payable in full on the earlier of (i) 60 days from the funds are advanced; or (ii) five (5) business days following the completion of the liquidity event. The liquidity event refers to the consummation of the Business Combination with Grafiti, following which Damon Motors will become a wholly owned subsidiary of Grafiti and Grafiti’s securities will become listed and trading on the Nasdaq, as discussed above. The unaudited pro forma condensed combined and consolidated financial statements include a pro forma adjustment for these additional promissory notes issued with aggregate proceeds of $200,000, net of issuance costs of $12,500 (see adjustments B and BB, respectively, in Note 4).

UNAUDITED PRO FORMA CONDENSED COMBINED AND CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2024

	Grafiti (Historical)	Damon Motors (Historical)	Subsequent Financing Transactions		Transaction Accounting Adjustments		Pro Forma Combined
Assets
Current Assets
Cash	$175,292	$113,549	$550,000	A	$3,150,000	C	$3,538,841
			200,000	B	(650,000)	G
Accounts receivable, net of allowances	55,865	—	—		—		55,865
Note receivable, net of $238,103 allowance for credit losses	907,897	—	—		(907,897)	J	—
Funding receivable	—	1,004,022	—		—		1,004,022
Prepaid expenses and other current assets	101,335	115,806	—		(24,614)	J	192,527
Total Current Assets	1,240,389	1,233,377	750,000		1,567,489		4,791,255

Premises lease deposits	—	127,309	—		—		127,309
Property and equipment, net	2,276	941,807	—		—		944,083
Goodwill	—	—	—		2,216,491	I	2,216,491
Customer list	—	—	—		80,000	I	80,000
Other assets	265	—	—		—		265
Total Assets	$1,242,930	$2,302,493	$750,000		$3,863,980		$8,159,403

Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities
Accounts payable and accrued liabilities	$1,076,638	$6,657,291	$—		$357,000	G	$9,590,929
					1,500,000	G
Customer deposits	—	476,404	—		—		476,404
Current portion of operating lease liabilities	—	363,640	—		—		363,640
Current portion of finance lease liabilities	—	7,329	—		—		7,329
Current portion of debt	—	2,507,214	—		(1,170,614)	J	1,336,600
Deferred revenue	151,377	—	—		—		151,377
Promissory note - current, net of $12,500 unamortized discount	—	—	200,000	B	—		200,000
Convertible notes	—	46,294,751	238,608	A	(46,533,359)	D	—
Total Current Liabilities	1,228,015	56,306,629	438,608		(45,846,973)		12,126,279

Non-current portion of operating lease liabilities	—	175,493	—		—		175,493
Non-current portion of finance lease liabilities	—	178,008	—		—		178,008
Long-term debt, net	1,974,316	—	—		3,150,000	C	5,124,316
Other non-current liabilities	—	—	—		1,000,000	G	1,000,000
Total Liabilities	3,202,331	56,660,130	438,608		(41,696,973)		18,604,096

Stockholders’ Equity (Deficit)
Preferred shares without par value, unlimited shares authorized, 16,758,528 shares issued and outstanding as of September 30, 2024	—	71,590,087	—		(71,590,087)	F	—
Common Stock - 4,615,384 shares authorized, issued and outstanding as of September 30, 2024	743,637	—	—		(743,637)	E	—
Common shares without par value, unlimited shares authorized 13,761,506 shares issued and outstanding as of September 30, 2024	—	5,138,751	—		46,533,359	D	124,599,287
					1,371,115	E
					71,590,087	F
					1,000,000	G
					(3,330,516)	H
					2,296,491	I
Additional paid-in capital	627,478	16,933,294	311,392	A	(627,478)	E	17,244,686
Accumulated other comprehensive (loss) income	(11,050)	—	—		11,050	H	—
Accumulated deficit	(3,319,466)	(148,019,769)	—		(357,000)	G	(152,288,666)
					(2,500,000)	G
					(1,650,000)	G
					3,319,466	H
					238,103	J
Total Stockholders’ Equity (Deficit)	(1,959,401)	(54,357,637)	311,392		45,560,953		(10,444,693)
Total Liabilities and Stockholders’ Equity	$1,242,930	$2,302,493	$750,000		$3,863,980		$8,159,403

UNAUDITED PRO FORMA CONDENSED COMBINED AND CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2024

	Grafiti (Historical)	Damon Motors (Historical)	Subsequent Financing Transactions		Transaction Accounting Adjustments		Pro Forma Combined
Revenues	$101,969	$—	$—		$—		$101,969
Cost of Revenues	39,647	—	—		—		39,647
Gross Profit	62,322	—	—		—		62,322

Operating Expenses:
Research and development	—	57,221	—		—		57,221
Sales and marketing	43,322	174,166	—		—		217,488
Depreciation	—	67,248	—		—		67,248
General and administrative	224,614	790,027	—		—		1,014,641
Transaction costs	1,085,297	748,541	—		—		1,833,838
Amortization of intangibles	—	—	—		4,000	EE	4,000
Provision for credit losses	129,535	—	—		(129,535)	HH	—
Foreign currency transaction loss	—	62,738	—		—		62,738
Total Operating Expenses	1,482,768	1,899,941	—		(125,535)		3,257,174
Loss from Operations	(1,420,446)	(1,899,941)	—		125,535		(3,194,852)

Other Income (Expense):
Interest (expense)/income, net	(144,094)	—	—		—		(144,094)
Change in fair value of financial liabilities	—	(4,657,388)	—		4,657,388	DD	—
Finance expense	—	(854,846)	(16,500)	AA	755,494	FF	(353,227)
			(6,375)	BB	(152,250)	GG
			—		(78,750)	GG
Total Other Income (Expense)	(144,094)	(5,512,234)	(22,875)		5,181,882		(497,321)

Loss before tax	(1,564,540)	(7,412,175)	(22,875)		5,307,417		(3,692,173)
Income tax provision	—	—	—		—		—
Net Loss	$(1,564,540)	$(7,412,175)	$(22,875)		$5,307,417		$(3,692,173)

Net Loss Per Share - Basic and Diluted
Basic and Diluted	(0.39)	(0.54)					(0.18)

Weighted Average Shares Outstanding
Basic and Diluted	4,006,706	13,745,886					20,767,746

UNAUDITED PRO FORMA CONDENSED COMBINED AND CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED JUNE 30, 2024

	Grafiti (Historical)	Damon Motors (Historical)	Subsequent Financing Transactions		Transaction Accounting Adjustments		Pro Forma Combined
Revenues	$336,562	$—	$—		$—		$336,562
Cost of Revenues	82,084	—	—		—		82,084
Gross Profit	254,478	—	—		—		254,478

Operating Expenses:
Research and development	—	4,550,229	—		—		4,550,229
Sales and marketing	174,061	986,137	—		—		1,160,198
Depreciation	—	303,424	—		—		303,424
General and administrative	402,625	4,296,231	—		—		4,698,856
Gain from release of lease obligation, net	—	(42,297)	—		—		(42,297)
Share based compensation	627,478	—	—		—		627,478
Transaction costs	280,789	1,626,519	—		4,507,000	CC	6,414,308
Amortization of intangibles	—	—	—		16,000	EE	16,000
Provision for credit losses	108,568	—	—		(108,568)	HH	—
Foreign currency transaction (gain)	—	(235,871)	—		—		(235,871)
Total Operating Expenses	1,593,521	11,484,372	—		4,414,432		17,492,325
Loss from Operations	(1,339,043)	(11,484,372)	$—		(4,414,432)		(17,237,847)

Other Income (Expense):
Change in fair value of financial liabilities	—	(18,424,992)	—		18,424,992	DD	—
Loss on debt settlement	—	(785,377)	—		—		(785,377)
Finance expense	(9,314)	(3,273,507)	(66,000)	AA	1,859,574	FF	(2,451,247)
			(25,500)	BB	(609,000)	GG.
			(12,500)	BB	(315,000)	GG
Total Other Income (Expense)	(9,314)	(22,483,876)	(104,000)		19,360,566		(3,236,624)

Loss before tax	(1,348,357)	(33,968,248)	(104,000)		14,946,134		(20,474,471)
Income tax provision	—	—	—		—		—
Net Loss	$(1,348,357)	$(33,968,248)	$(104,000)		$14,946,134		$(20,474,471)

Net Loss Per Share - Basic and Diluted
Basic and Diluted	(0.37)	(2.79)					(0.99)

Weighted Average Shares Outstanding
Basic and Diluted	3,600,001	12,180,571					20,767,746

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED AND CONSOLIDATED
FINANCIAL INFORMATION

Note 1. Basis of Presentation

The unaudited pro forma condensed combined and consolidated financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the spin-off and the Business Combination. The unaudited pro forma condensed combined and consolidated financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the spin-off and the Business Combination and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Damon Motors and Grafiti.

Unaudited Pro Forma Condensed Combined and Consolidated Balance Sheet & Unaudited Pro Forma Pro Forma Condensed Combined and Consolidated Statement of Operations

The historical financial information of Damon Motors was derived from the unaudited condensed consolidated financial statements of Damon Motors as of and for the three months ended September 30, 2024, and the audited consolidated financial statements of Damon Motors as of and for the year ended June 30, 2024, included elsewhere in this prospectus. The historical financial information of Grafiti consists of the carve-out financial statements of Grafiti UK, as Grafiti is the parent non-operating holding company of Grafiti UK and the operations of Grafiti following the carve-out from XTI on December 27, 2023, and was derived from the unaudited condensed consolidated financial statements of Grafiti as of and for the three months ended September 30, 2024, and the audited financial statements of Grafiti as of and for the year ended June 30, 2024, included elsewhere in this prospectus. See Note 4 for further information regarding the pro forma adjustments contemplated in calculating the unaudited pro forma condensed combined and consolidated balance sheet as of September 30, 2024, and unaudited pro forma condensed combined and consolidated statement of operations for the three months ended September 30, 2024, and for the year ended June 30, 2024.

Note 2. Accounting Policies and Reclassifications

Following the consummation of the Business Combination, management will now perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of Pubco. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined and consolidated financial information. As a result, the unaudited pro forma condensed combined and consolidated financial information does not assume any differences in accounting policies.

Note 3. Estimated Purchase Price Consideration

Estimated purchase price of $337,090 related to the Business Combination is comprised of the following components:

Equity consideration	$337,090
Total consideration	$337,090

The estimated fair value of common shares of $337,090 included in the total equity consideration is based on the income and market approach valuation methods. The valuation takes the average value of the discounted cash flow analysis under the income approach, guideline trading multiples under the market approach, and guideline transaction multiples under the market approach.

The Business Combination is considered a reverse acquisition. As such, the acquisition-date fair value of the consideration transferred is calculated based on the number of equity interests Damon Motors would have had to issue to shareholders of Grafiti to obtain the same ownership interest in Pubco. Any excess of the consideration transferred was allocated to goodwill as shown in adjustment I.

Note 4. Adjustments to Unaudited Pro Forma Condensed Combined and Consolidated Financial Information

The unaudited pro forma condensed combined and consolidated financial information has been prepared to illustrate the effect of the Business Combination and related transactions and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined and consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined and consolidated financial information has been prepared to illustrate the effect of the Business Combination and related transactions and has been prepared for informational purposes only. The Company includes subsequent financing transactions and transaction accounting adjustments in the unaudited pro forma condensed combined and consolidated financial information as if they had occurred as of September 30, 2024.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined and consolidated statement of operations are based upon the number of Pubco Common shares outstanding, assuming the Business Combination and related transactions occurred on July 1, 2023.

Adjustments related to Subsequent Financing Transactions of Grafiti and Damon Motors to Unaudited Pro Forma Condensed Combined and Consolidated Balance Sheet

The pro forma adjustments for subsequent financing transactions represent significant transactions completed by Grafiti and Damon Motors subsequent to September 30, 2024 as follows:

A. To account for Damon Motors’s issuance of convertible promissory notes that were issued with an aggregate total of 200,993 warrant shares on October 8, 2024 and October 18, 2024, and aggregate gross proceeds received of $550,000. The convertible notes consist of funding from certain investors who were issued common share purchase warrants to subscribe for and purchase Damon Motors common shares that were entered into subsequent to September 30, 2024, and were determined to be equity-classified warrants. The convertible notes are expected to be converted to equity at the close of the Business Combination and are subsequently accounted for within the pro forma adjustment in Note D. At inception, the proceeds were allocated between the convertible notes issued and the associated warrants based on the residual method. The fair value of the warrants was determined to be $311,392 which was recorded within the ‘Additional paid-in capital’ financial statement line item, and the residual of $238,608 was allocated to the value of the convertible notes and recorded within the ‘Convertible notes’ financial statement line item.

B. To record proceeds received, net of issuance costs of $12,500, from the promissory note issued by Damon Motors on October 9, 2024 in the amount of $200,000. The note accrues interest at a rate of 12% per annum and becomes due and payable in full on the earlier of (i) 60 days from the funds are advanced; or (ii) five (5) business days following the completion of the liquidity event1 (see Note BB).

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined and Consolidated Balance Sheet

The transaction accounting adjustments included in the unaudited pro forma condensed combined and consolidated balance sheet as of September 30, 2024 are as follows:

C. To record proceeds of $3,150,000, net of the pro rated OID, for Grafiti in connection with the Grafiti Promissory Note dated June 26, 2024, whereby $3,500,000 of the initial principal amount was placed into escrow to be released to PubCo at the close of the Business Combination. On September 18, 2024, Grafiti and Streeterville executed an amendment to the escrow agreement that allows for the release of funds at the discretion of the investor even if the funding conditions have not been satisfied. On September 23, 2024, $350,000 of the amount held in escrow was released to Grafiti, of which $200,000 was loaned to Damon Motors on that date and will eliminate along with the remainder of the promissory note accounted for within the pro forma adjustment in Note J. The note bears interest at an annual rate of 10% and the note shall be due 18 months after the close of the Business Combination. The $1,850,000 of aggregate proceeds to-date were received by Grafiti prior to September 30, 2024, and therefore the related obligation is included in the ‘Long-term debt’ financial statement line item on Grafiti’s September 30, 2024 balance sheet at an amount of $1,974,316, which is net of the unamortized pro rated OID and issuance costs.

[1]	A liquidity event is defined as the business combination with Grafiti Holding Inc (“Grafiti”), following which Damon Motors will become a wholly owned subsidiary of Grafiti and Grafiti’s securities will become listed and trading on the Nasdaq.

D. To convert all of Damon Motors’s convertible notes outstanding as of September 30, 2024 and those related to subsequent financing transactions described above, inclusive of $755,494 of accrued interest thereon (see adjustment in Note FF), and the related warrants issued to common equity of Pubco at the close of the Business Combination, which had a total fair value of $46,533,359 when aggregated as of September 30, 2024. The previously incurred losses recognized for these instruments due to their change in fair value for both the three months ended September 30, 2024, and year ended June 30, 2024, is accounted for within the pro forma adjustment in Note DD.

E. To convert all of Grafiti’s common shares of $1,371,115 to common equity of Pubco at the close of the Business Combination, which is inclusive of the $627,478 of share-based compensation expense recorded to Additional paid-in capital of Grafiti for its stock options which were granted on June 11, 2024 and were exercised on various dates between August 21, 2024 and September 4, 2024.

F. To convert all Damon Motors’s Preferred Shares of $71,590,087 to common equity of Pubco at the close of the Business Combination.

G. Represents the amount of total estimated transaction costs expected which were expensed at the close of the Business Combination of $4,507,000, of which $357,000 and $4,150,000 was estimated to have been incurred by Grafiti and Damon Motors in connection with the Business Combination, respectively. These costs are inclusive of costs related to the transaction (advisory, banking, printing, legal and accounting fees, as well as employee incentive amounts incurred in connection to the Business Combination).

Grafiti estimated transaction costs of $357,000 to be incurred subsequent to September 30, 2024 will be paid upon the agreed upon payment terms with the third parties and the adjustment is recorded within ‘Accounts payable and accrued liabilities’. Damon Motors’s estimated transaction costs of $200,000 to be incurred subsequent to September 30, 2024 will be paid upon the agreed upon payment terms with the third parties and the adjustment is recorded within ‘Accounts payable and accrued liabilities’;

$1,300,000 in costs are expected to be paid in registered securities in three installments starting 90 days following the close of the Business Combination and the adjustment is recorded within ‘Accounts payable and accrued liabilities’; $1,000,000 in costs are expected to be paid in cash thirteen months following the close of the Business Combination which is recorded within ‘Other non-current liabilities’ financial statement line item; $1,000,000 in costs were paid at the close of the Business Combination related to equity issuances of which the adjustment is recorded in ‘Common Shares without par value’ and costs for advisory fees of $650,000 that was paid immediately upon close of the Business Combination for which the adjustment is recorded within ‘Cash’.

H. Reflects the eliminations of Grafiti’s historical accumulated deficit and accumulated other comprehensive loss as an adjustment to additional paid-in capital as part of the reverse acquisition.

I. Represents adjustments for the estimated preliminary purchase price allocation for the Business Combination. The preliminary calculation of total consideration is presented below as if the Business Combination was consummated on September 30, 2024:

Fair Value
Equity consideration	$337,090
Total consideration	$337,090

Assets acquired:
Cash and cash equivalents	$175,292
Accounts receivable	55,865
Note receivable, net of $238,103 allowance for credit losses	907,897
Prepaid expenses and other current assets	101,335
Property and equipment	2,276
Other assets	265
Customer list	80,000
Goodwill	2,216,491
Total assets acquired	3,539,421

Liabilities assumed:
Accounts payable	972,125
Accrued liabilities	104,513
Deferred revenue	151,377
Fair value of debt assumed	1,974,316
Total liabilities assumed	3,202,331
Estimated fair value of net assets acquired	$337,090

In connection with the Business Combination, the Company will recognize approximately $80,000 of identifiable intangible assets and $2,216,491 of goodwill, which represents the excess purchase price over fair value of identifiable net assets acquired, pursuant to the preliminary purchase price allocation. Goodwill will not be amortized, but instead will be tested for impairment at least annually or more frequently if certain indicators are present. In the event that the value of goodwill or other intangible assets have become impaired, an accounting charge for impairment during the period in which the determination is made may be recognized. The goodwill is not anticipated to be deductible for tax purposes. In addition, the Company recorded an adjustment to common shares of $2,296,491 to reflect the value of the consideration for the transaction pursuant to the additional goodwill and intangible assets identified in the preliminary purchase price allocation.

Below is a summary of intangible assets identified and acquired in the Business Combination based on the preliminary purchase price allocation:

Identified Intangible Assets	Fair Value	Useful Life (Years)
Customer list	$80,000	5
Total	$80,000

J. Reflects the intercompany elimination of the promissory note secured by Damon Motors from Grafiti, in connection with the Grafiti Promissory Note, following the close of the Business Combination. As of September 30, 2024, Damon Motors had received $1,170,614, inclusive of the interest accrued, from Grafiti in connection with the promissory note agreement dated June 26, 2024. As of September 30, 2024, Grafiti carried a loan receivable of $907,897, net of the allowance for credit losses of $238,103, and interest receivable of $24,614 included in the ‘Prepaid expenses and other current assets’ financial statement line item, in connection with this agreement.

Adjustments related to Subsequent Financing Transactions of Grafiti and Damon Motors to Unaudited Pro Forma Condensed Combined and Consolidated Statements of Operations

The adjustments related to subsequent financing transactions of Grafiti and Damon Motors included in the unaudited pro forma condensed combined and consolidated statements of operations for the year ended June 30, 2024 and for the three months ended September 30, 2024 are as follows:

AA. To record interest incurred for the three months ended September 30, 2024, on Damon Motors convertible promissory notes issued subsequent to September 30, 2024 disclosed in adjustment A for an amount of $16,500 assuming the convertible promissory notes had been issued on July 1, 2023. Additionally, to record interest incurred for the year ended June 30, 2024 on Damon Motors convertible promissory notes issued subsequent to September 30, 2024 disclosed in adjustment A for an amount of $66,000 assuming the convertible promissory notes had been issued on July 1, 2023. This incremental interest expense is also eliminated with the previously incurred interest expense included in Damon Motors’s consolidated statement of operations for the year ended June 30, 2024, through adjustment FF.

BB. To record interest incurred for the three months ended September 30, 2024 on Damon Motors promissory notes issued subsequent to September 30, 2024 disclosed in adjustment B for an amount of $6,375, assuming the promissory notes had been issued on July 1, 2023. Additionally, to record interest incurred for the year ended June 30, 2024 on Damon Motors promissory notes disclosed in adjustment B for an amount of $25,500, and the related issuance costs of $12,500, assuming the promissory notes had been issued on July 1, 2023.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined and Consolidated Statement of Operations

The transaction accounting adjustments included in the unaudited pro forma condensed combined and consolidated statement of operations for the year ended June 30, 2024 and for the three months ended September 30, 2024 are as follows:

CC. Reflects the estimated transaction costs of $4,507,000 to be expensed as if incurred on July 1, 2023, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined and consolidated statement of operations. This is a non-recurring item. Below represents a summary of the transaction costs associated with the Business Combination.

Grafiti Transaction Costs:
Third party fees (legal, accounting, investment, etc.)	$357,000
Estimated Grafiti transaction costs	357,000

Damon Motors Transaction Costs:
Third party fees (legal, accounting, investment, etc.)	3,500,000
Advisory Fees	650,000
Estimated Damon Motors transaction costs	4,150,000
Total Estimated Transaction Costs	$4,507,000

None of the transaction costs above have been incurred as of September 30, 2024. As such, $4,507,000 was expensed on the unaudited pro forma condensed consolidated statement of operations for the year ended June 30, 2024. These costs will not affect the Company’s income statement beyond 12 months after the acquisition date.

DD. Represents adjustment to remove the loss due to the change in fair value related to Damon Motors’s convertible notes and SAFE financial liabilities, as these instruments are assumed to have been converted into common equity as if the Business Combination had taken place on July 1, 2023. For the year ended June 30, 2024, Damon Motors recorded a loss of $13,011,887, a loss of $592,543 for their convertible notes and SAFE financial liabilities, and a loss of $4,820,562 on warrant liabilities, respectively, for a total adjustment of $18,424,992. For the three months ended September 30, 2024, an adjustment for the loss incurred of $4,657,388 was also presented as the related instruments are assumed to have been converted into common equity as if the Business Combination had taken place on July 1, 2023.

EE. Represents incremental adjustments to record amortization of intangible assets acquired as if the Business Combination had taken place on July 1, 2023. The following table is a summary of information related to certain intangible assets acquired, including information used to calculate the amortization expense for each period presented:

Identified Intangible Assets	Fair Value	Years of Amortization	For the Three Months Ended September 30, 2024	For the Year Ended June 30, 2024
Customer list	$80,000	5	$4,000	$16,000
Total amortization expense			$4,000	$16,000

FF. Represents adjustment to eliminate interest expense on the convertible notes outlined in adjustment A and adjustment AA for the three months ended September 30, 2024 and for the year ended June 30, 2024 of $755,494 and $1,859,574, respectively, as these instruments are assumed to have been converted into common equity as if the Business Combination had taken place on July 1, 2023.

GG. Represents adjustment to record: (1) the amortization of the unamortized prorated debt discount and issuance costs of $152,250; and (2) the interest incurred of $78,750 related to the amount held in escrow to be released to Pubco upon completion of the certain Business Combination Agreement, and listing of the combined company on a national securities exchange under the terms of the Grafiti Promissory Note with Streeterville LLC as outlined in adjustment C for the three months ended September 30, 2024. Additionally, adjustment GG represents adjustment to record: (1) the amortization of the unamortized prorated debt discount and issuance costs of $609,000; and (2) the interest incurred of $315,000 related to the amount held in escrow to be released to Pubco upon completion of the certain Business Combination Agreement, and listing of the combined company on a national securities exchange under the terms of the Grafiti Promissory Note with Streeterville LLC as outlined in adjustment C for the year ended June 30, 2024.

HH. Represents an adjustment to eliminate the current expected credit loss provision recorded for the Grafiti Promissory Note loaned to Damon Motors outlined in Adjustment J in the amounts of $129,535 and $108,568 for the three months ended September 30, 2024 and for the year ended June 30, 2024, respectively, as this financing will become an intercompany loan upon closing of the Business Combination.

Note 5. Net Loss per Share

Net loss per share was calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination and the related transactions, assuming the shares were outstanding since July 1, 2023. As the Business Combination and the related transactions are being reflected as if they had occurred at the beginning of the earliest period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination and related transactions have been outstanding for the entirety of all periods presented.

The unaudited pro forma condensed combined and consolidated financial information has been prepared for the three months ended September 30, 2024 and for the year ended June 30, 2024:

	Three Months Ended September 30, 2024(1)	Year Ended June 30, 2024(1)
Pro forma net loss	$(3,692,173)	$(20,474,471)
Weighted average shares outstanding - basic and diluted	20,767,746	20,767,746
Pro forma net loss per share - basic and diluted	$(0.18)	$(0.99)
Excluded securities:(2)(3)
Options	1,942,161	1,942,161
Warrants	2,186,498	2,186,498

(1)	Pro forma net loss per share includes the related pro forma adjustments as referred to within the section “Unaudited Pro Forma Condensed Combined and Consolidated Financial Information.”
(2)	The potentially dilutive outstanding securities were excluded from the computation of pro forma net loss per share, basic and diluted, because their effect would have been anti-dilutive.
(3)	The potentially dilutive outstanding securities of Damon Motors to be exchanged for securities of Pubco are adjusted to reflect the exchange ratio associated with the Business Combination.

Management’s Discussion and Analysis of Financial Condition
and Results of Operations OF Damon (FOrMERLY, GRAFITI HOLDING)

The following discussion and analysis of the financial condition and results of operations should be read in conjunction with the accompanying interim unaudited condensed consolidated financial statements of Damon (formerly, Grafiti Holding) as of September 30, 2024, consolidated financial statements of Grafiti Holding for the fiscal years ended June 30, 2024, 2023 and 2022, and related notes included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere, including information with respect to its plans and strategy for our business and related financing, includes forward-looking statements that involve risks, uncertainties and assumptions. You should read the “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Unless otherwise indicated herein, the following management’s discussion and analysis provides information concerning the consolidated financial condition and results of operations of Grafiti Holding and its subsidiaries prior to the Closing of Business Combination.

References to “Fiscal 2024,” “Fiscal 2023” and “Fiscal 2022” are to Grafiti Holding’s fiscal years ended June 30, 2024, 2023 and 2022, respectively.

Overview of Our Business

Our Motorcycle Development and Manufacturing Business Through Damon Motors

We, through our wholly-owned subsidiary Damon Motors and its subsidiaries, design and produce motorcycles aimed at transforming the motorcycle industry by building a smart and technologically advanced motorcycle. Damon Motors is developing the technology and investing in the capabilities to lead the industry transformation in the high-performance electric motorcycle market. With decades of combined management and engineering experience across the team’s careers, and a commitment to low carbon personal mobility solutions, Damon Motors is introducing existing enthusiasts to high-performance electric products while bringing new riders to the motorcycle community with first of its kind advances in zero emissions motorcycle performance, safety, connectivity and AI.

Founded in 2017, Damon Motors started reimagining the future of motorcycling by means of advanced safety design, electric vehicle powertrain technology and user experience. In 2019, Damon Motors took its first alpha prototype motorcycles and safety systems into the field to test the concept. In 2021, Damon Motors expanded its operations and expertise with an R&D facility in San Rafael, California to accelerate the engineering and development of its HyperDrive platform drive unit and the HyperSport motorcycle. Through core technology advancements, Damon Motors electric motorcycles are in prototype phase of product validation.

Damon Motors’s electric vehicles are developed with a set of proprietary design principles that elevate the brand, deliver differentiated riding experiences and bring emotion to electric propulsion. The initial product portfolio of motorcycle models will be built upon and utilize a single powertrain platform called HyperDrive™. As a patented, monocoque-constructed battery-chassis, HyperDrive houses a proprietary 150 kW 6-phase liquid cooled IPM motor-gearbox and proprietary electronics. This platform approach establishes a capital-efficient path to grow the product line to meet a wide range of future segments and price points, while also supporting a wide range of future motorcycle models and power sizes that share as much as 85 percent common parts. By using the frame of the battery as the motorcycle’s chassis, HyperDrive also achieves valuable weight and cost reduction advantages. With 150 kW of power at its disposal, HyperDrive has been specifically designed to compete with the performance of market leaders in the high-performance motorcycle market, whether internal combustion or electric. Thanks to the energy modularity designed into it, HyperDrive-based motorcycles can be detuned in power, energy and thus cost to support 500 – 1500cc power equivalent classes of motorcycles in both the North American and European markets, with price points ranging from $20,000 - $80,000.

The HyperDrive platform is contrasted by the smaller, less powerful and lower cost HyperLite platform, currently in its early design phase. HyperLite will be developed using a very similar design architecture as HyperDrive, enabling the production of a range of light weight, low to medium cost motorcycles and scooters with milder levels of horsepower that are more common in overseas and developing markets. With these two platforms paired with Damon Motors’s three patented cornerstone technologies, CoPilot™, Shift™ and its AI-enabled cloud platform. Damon Motors’s long-term objective is to build a premium, high-tech, electric motorcycle company that rivals the largest incumbents in both profit and annual volume, by providing a technologically enhanced riding experience that is not currently available from other manufacturers.

CoPilot provides a novel rider assistance and warning system integrated into the motorcycle. Shift allows the handlebars and foot pegs to mechatronically adjust on the fly, addressing issues of ergonomic comfort and allowing users to select different riding positions for changing conditions such as a lower, more aerodynamic position for highway use or a more upright position for urban use. Its AI-enabled cloud will collect environmental and situational data that, paired with over-the-air software updates, can drive a continual loop of collision warning improvements, with an aim to further reduce accident probability over time.

The commercial production of Damon Motors’s motorcycles is expected to commence after passing various internal and external tests and undergoing a self-certification process required for US-bound vehicle homologation. These tests include: the completion of Damon Motors’s ride quality and long-term durability testing, completion of FCC Title 47 certification for the onboard charger, completion of UN 38.3 battery testing, completion of Damon Motors’s internal battery testing, extreme temperature operation verification, brake testing per FMVSS, and an internal and external review of FMVSS compliance with Damon Motors engineering subcontractor TUV of Germany.

Our SAVES Distribution Business Through Grafiti Limited

We, through our wholly-owned subsidiary Grafiti Limited, distribute in the UK and certain other European countries data analytics and visualization software products referred to as “SAVES” primarily for scientists and engineers. Grafiti Limited’s products can be downloaded to a user’s desktop. These products help scientific research in the health and life sciences domain in the discovery of new drugs, in the study of the efficacy of established drugs and therapies, and in epidemic propagation research, among other applications. Engineers use our products for a multitude of applications which include, but are not limited to, conducting surface modelling analysis and curve fitting in order to design new engineering processes, studying signal attenuation and propagation in radio engineering. Potential automobile and motorcycle applications could include surface panel design for aerodynamics, aesthetic symmetry, and calculated asymmetry among others. We believe the Grafiti Limited regression analysis product could also be used for predicting vehicle sharing demand and pricing trends in various markets based on a wide range of variables.

Grafiti Limited’s strategy is to build a broader, long term customer base by increasing its sales of Grafiti Limited’s product offerings which will include cloud and Macintosh compatible data analytics and statistical visualization software products. We believe this will enable the Grafiti Limited business to focus on generating more recurring revenues in the future.

Grafiti Limited was formed by the Parent on May 13, 2020 as a distribution arm for its SAVES products in the UK market and part of the European market.

Recent Events

Trust Shares Distribution in connection with Spin-Off of Grafiti Holding

On October 23, 2023, Parent and Grafiti Holding entered into a Separation and Distribution Agreement, pursuant to which all of the outstanding shares of Grafiti Limited were transferred to Grafiti Holding, such that on December 26, 2023, Grafiti Limited became a wholly-owned subsidiary of Grafiti Holding. Grafiti Limited was formed by the Parent on May 13, 2020 as a distribution arm for its SAVES products in the United Kingdom market and part of the European market. Following the reorganization, and in connection with the spin-off of Grafiti Holding from Parent, on December 27, 2023 (the “record date”), all of the outstanding common shares of the Company (the “Trust Shares”) were transferred to the Trust, to be held for the benefit of holders of the Parent’s common stock, preferred stock and those outstanding warrants that are contractually entitled to participate in the distribution, on a pro rata basis as of the record date (collectively, the “participating Parent securityholders”). On November 12, 2024, the Trust Shares were delivered to participating Parent securityholders, on a pro rata at a ratio of 1 for 50 resulting in the distribution of 3,536,746 Trust Shares to participating Parent securityholders.

Completion of Business Combination

On October 23, 2023, the Company, Parent, Damon Motors, and 1444842 B.C. LTD (“Amalco Sub”) entered into a Business Combination Agreement (as amended by the First Amendment to the Business Combination Agreement dated June 18, 2024 and the Second Amendment to the Business Combination Agreement dated September 26, 2024, the “Damon Business Combination Agreement”). On November 13, 2024, Damon Motors and Amalco Sub amalgamated to continue as a wholly owned subsidiary of the Company (the “Amalgamation”). Following the Amalgamation, the Company was renamed “Damon Inc.” (also referred to herein as the “combined company”). Pursuant to the Plan of Arrangement under the laws of British Columbia, as contemplated in the Damon Business Combination Agreement, securityholders of Damon Motors exchanged their securities of Damon Motors for amalgamation consideration consisting of:

(i) 14,764,803 common shares of the Company, also known as “Subordinate Voting Shares,”

(ii) 1,391,181 multiple voting shares of the Company, which are convertible into common shares of the Company on a 1 for 1 basis, issued to Jay Giraud, the combined company’s CEO and director at the Closing, and its controlled entity,

(iii) warrants to purchase 2,186,498 common shares of the Company at an exercise price of $7.81 per share, with terms substantially similar to those of Damon Motors’s warrants, issued to former Damon Motors warrant holders, and

(iv) options to purchase 1,942,127 common shares at exercise prices between $0.57 and $12.73, issued to former Damon Motors optionholders under the Company’s equity incentive plans.

The exchanges are based on an exchange ratio determined according to the formula in the Damon Business Combination Agreement.

The combined company commenced trading on the Nasdaq Global Market on November 18, 2024, under the symbol “DMN”.

As a result of the closing of the Business Combination, a change in control of the Company has occurred, and Damon Motors became a wholly owned subsidiary of the Company. Following the issuance of the amalgamation consideration pursuant to the Plan of Arrangement, the Company’s security holders immediately prior to the effective time of the Amalgamation (the “Effective Time”) retained beneficial ownership of approximately 18% of the outstanding common shares of the Company on a fully-diluted basis and Damon Motors security holders immediately prior to the Effective Time acquired beneficial ownership of common shares amounting to approximately 82% of the outstanding common shares of the Company on a fully-diluted basis.

Following the resignation of Jay Giraud from all officer and director positions with the Company as of December 4, 2024, all the multiple voting shares held by Mr. Giraud and his wholly-owned company were converted automatically into common shares on a one-for-one basis. After giving effect to the conversion and as of the date of this filing, the Company has 22,030,884 common shares outstanding, with no multiple voting shares remaining outstanding.

Creation of Multiple Voting Shares and Adoption of Amended Articles

Prior to the Effective Time, on November 12, 2024, the Company’s shareholders authorized amendments to the Company’s articles. These amendments included, among other things, the creation of a class of Multiple Voting Shares and the establishment of the rights and restrictions applicable to the Multiple Voting Shares and common shares. On the same date, the Company filed a Notice of Alteration with the Registrar of Companies for the Province of British Columbia to amend its Notice of Articles to reflect the creation of the Multiple Voting Shares.

Financing Agreements

Streeterville June 2024 Note – Amended Security Agreements

On November 13, 2024, prior to the closing of the Business Combination, (a) the Company entered into an amendment to the Security Agreement, dated June 26, 2024 between the Company and Streeterville Capital LLC delivered in connection with the a secured promissory note in an aggregate original principal amount of $6,470,000 (the “Streeterville Note”) issued to Streeterville Capital, LLC (“Streeterville”), whereby the Company granted to Streeterville a security interest in all right, title, interest, claims and demands to its assets, and (b) Damon Motors entered into a security agreement with Streeterville, whereby Damon Motors granted to Streeterville a security interest in all right, title, interest, claims and demands to its assets, and (c) Damon Motors entered into an IP security agreement with Streeterville, whereby Damon Motors granted to Streeterville a security interest in certain of its intellectual property. Streeterville’s security over the Company’s assets ranks pari passu with the security granted under the November 2024 Debt Financing (as described in greater detail below) pursuant to an intercreditor agreement dated as of November 13, 2024 (the “Intercreditor Agreement”).

November 2024 Debt Financing

East-West

On November 13, 2024, the Company and East West Utah limited liability company, an affiliate of Streeterville, entered into a note purchase agreement, pursuant to which the Company agreed to sell, and East West agreed to purchase, a secured promissory note in an aggregate original principal amount of $8,385,000 (the “East West Note”) (the “East West Financing”). The East West Note carries an original issue discount of $1,885,000. For as long as the East West funding conditions (as defined in the East West Note) are satisfied on each applicable funding date (unless waived by East West), the proceeds from the East West Note will be funded in tranches in accordance with the following schedule: (a) $2,000,000 on January 31, 2025, (b) $1,500,000 on April 30, 2025, (c) $1,500,000 on July 31, 2025, and (d) $1,500,000 on September 30, 2025.

For each $1.00 in funds the Company raises in the sale of any of its equity shares in a financing for the purpose of raising capital as part of any public offering of its equity securities pursuant to a registration statement, at East West’s sole election, East West may reduce its next funding obligation by $0.50. The East West Note will mature on the date that is 18 months from issuance of the initial tranche of funding thereunder. For each $1.00 funded by lender under the East West Note, an additional $0.29 in original issue discount will be added to the outstanding balance. It bears interest at 10% per annum, which will increase to 22% or the maximum permitted by applicable law upon the occurrence of an event of default (as defined in the East West Note). In such an event, East West may declare the outstanding balance, multiplied by 110%, immediately due. Upon a change of control, the balance, multiplied by 110%, will also become due.

Beginning on the date that is the earlier of (i) thirteen months from the closing date of the Business Combination and (ii) January 1, 2026, East West shall have the right to require the Company to redeem up to an aggregate of one sixth of the initial principal balance of the East West Note plus any interest accrued thereunder each month (each monthly exercise, a “East West Monthly Redemption Amount”) by providing written notice to the Company, provided however that if East West does not exercise the East West Monthly Redemption Amount in a corresponding month, then such East West Monthly Redemption Amount shall be available for East West to redeem in any future month in addition to such future month’s East West Monthly Redemption Amount.

In connection with the East West Financing, Damon Motors Corporation, a Delaware corporation and a wholly-owned subsidiary of Damon (the “Damon Motors Subsidiary”), and Damon Motors each entered into a guaranty, dated as of November 13, 2024, whereby Damon Motors and the Damon Motors Subsidiary guaranteed the performance of the Company’s obligations under the East West Note.

Additionally, the Company’s obligations under the East West Note are secured. On November 13, 2024, prior to the closing of the Business Combination, (a) Damon entered a security agreement with East West whereby Damon granted to East West a security interest in all right, title, interest, claims and demands to its assets, and (b) Damon Motors entered into a security agreement with East West whereby Damon Motors granted to East West a security interest in all right, title, interest, claims and demands to its assets, and (c) Damon Motors entered into an IP security agreement with East West whereby Damon Motors granted to East West a security interest in certain of its intellectual property.

Braebeacon

On November 13, 2024, the Company and Braebeacon Holdings Inc. (“BHI”) entered into a note purchase agreement (the “BHI Note Purchase Agreement”) pursuant to which the Company agreed to sell, and BHI agreed to purchase, a secured promissory note in an aggregate original principal amount of $8,385,000 (the “BHI Note”) (the “BHI Financing”; together with the East West Financing, the “November 2024 Debt Financing”). The BHI Note carries an original issue discount of $1,885,000. For as long as the BHI funding conditions (as defined in the BHI Note) are satisfied on each applicable funding date (unless waived by BHI, the proceeds from the BHI Note will be funded in tranches in accordance with the following schedule: (a) $2,000,000 on January 31, 2025, (b) $1,500,000 on April 30, 2025, (c) $1,500,000 on July 31, 2025, and (d) $1,500,000 on September 30, 2025.

Each $1.00 in funds the Company raises in the sale of any of its equity shares in a financing for the purpose of raising capital as part of any public offering of its securities pursuant to a registration statement, at BHI’s sole election, BHI may reduce its next funding obligation by $0.50. For each $1.00 funded by Lender under the BHI Note, an additional $0.29 in original issue discount will be added to the outstanding balance. The BHI Note will mature on 18 months from issuance of the initial tranche of funding thereunder. It bears interest at 10% per annum, which will increase to 22% or the maximum permitted by applicable law upon the occurrence of an event of default (as defined in the BHI Note). In such an event, BHI may declare the outstanding balance, multiplied by 110%, immediately due. Upon a change of control, the balance, multiplied by 110%, will also become due.

Beginning on the date that is the earlier of (i) thirteen months from the closing date of the Business Combination and (ii) January 1, 2026, BHI shall have the right to require the Company to redeem up to an aggregate of one sixth of the initial principal balance of the BHI Note plus any interest accrued thereunder each month (each monthly exercise, a “BHI Monthly Redemption Amount”) by providing written notice to the Company, provided however that if BHI does not exercise the BHI Monthly Redemption Amount in a corresponding month, then such BHI Monthly Redemption Amount shall be available for BHI to redeem in any future month in addition to such future month’s BHI Monthly Redemption Amount.

In connection with the BHI Financing, the Damon Motors Subsidiary and Damon Motors, each entered into a guaranty, dated as of November 13, 2024, whereby Damon Motors and the Damon Motors Subsidiary guaranteed the performance of the Company’s obligations under the BHI Note.

Additionally, the Company’s obligations under the BHI Note are secured. On November 13, 2024, prior to the closing of the Business Combination, (a) Damon entered a security agreement with BHI whereby Damon granted to BHI a security interest in all right, title, interest, claims and demands to its assets, and (b) Damon Motors entered into a security agreement with BHI whereby Damon Motors granted to BHI a security interest in all right, title, interest, claims and demands to its assets, and (c) Damon Motors entered into an IP security agreement with BHI whereby Damon Motors granted to BHI a security interest in certain of its intellectual property.

Pursuant to the Intercreditor Agreement, each of Streeterville, East West and BHI have agreed to rank pari passu in connection with the above noted financing transactions.

December 2024 Securities Purchase Agreement

On December 20, 2024, we entered into a Securities Purchase Agreement with Streeterville Capital, LLC. Under the agreement, the Company agreed to issue and sell to Streeterville one or more pre-paid purchases at an aggregate purchase price of up to $10,000,000 for the purchase of the Company’s common shares. As consideration for Streeterville’s commitment, the Company also agreed to issue 343,053 common shares to Streeterville.

Each pre-paid purchase includes an original issue discount of 7% and accrues interest at an annual rate of 8%. For the initial pre-paid purchase, which closed on December 20, 2024, Streeterville paid $2,000,000, creating in an initial principal balance of $2,140,000.

Pursuant to the Securities Purchase Agreement and a registration rights agreement entered into on the same date, the Company agreed to file a registration statement on Form S-1 under the Securities Act, to register the resale of 18,000,000 common shares, including the Commitment Shares and common shares issuable pursuant to the pre-paid purchases (the “Registration Statement”). If the Registration Statement is not declared effective within 60 days of the Initial Closing Date, the outstanding balance of the pre-paid purchase will automatically increase by 2%, with further increases of 2% for each subsequent 30-day period that the Registration Statement remains ineffective. If the Registration Statement is declared effective within 90 days of the Initial Closing Date and no default has occurred, and if requested by the Company, Streeterville will fund $1,000,000 for a second pre-paid purchase.

Within a committed two-year period, and subject to certain specified conditions, the Company may request the issuance of additional pre-paid purchases to Streeterville, with each purchase amount no less than $250,000, provided that the total outstanding balance of all pre-paid purchases does not exceed $3,000,000.

The proceeds from the pre-paid purchases are expected to be used for working capital and other corporate purposes. However, $100,000 from the initial pre-paid purchase funding, and 15% of the funding from subsequent pre-paid purchases, shall be used to repay the indebtedness under the secured promissory note issued to Streeterville in June 2024 with an original principal amount of $6,470,000.

Following the funding of each pre-paid purchase, Streeterville has the right, but not the obligation, to purchase from the Company its common shares not exceeding (i) the outstanding balance of the funded amount, and (ii) 9.99% beneficial ownership of the Company’s outstanding common shares. The purchase price of the common shares will be the lower of (i) $1.50 or (ii) 90% of the lowest daily VWAP during the ten consecutive trading days immediately prior to the purchase notice date, but not less than the floor price, which is equal to 20% of the “Minimum Price” as defined under Nasdaq Listing Rule 5635(d) prior to the applicable closing. Under the Securities Purchase Agreement, the Company agrees to seek shareholder approval for the issuance of common shares up to the Total Commitment Amount (the “Required Shareholder Approval”). Until such approval is obtained, the Company will not request additional pre-paid purchases that may cause the total amount of common shares issuable to exceed the limits set under Nasdaq Listing Rule 5635(d).

The outstanding pre-paid purchases, unless reduced by the Company’s sale of common shares to Streeterville as described, will remain outstanding and may be repaid in cash at the Company’s option. There is no maturity date for the outstanding balance of the pre-paid purchases. However, if the Company fails to obtain the Required Shareholder Approval at its initial shareholder meeting, any remaining outstanding balance above the Exchange Cap must be repaid in cash. Additionally, if certain triggering events occur, including (a) the VWAP of the Company’s common shares falling below the floor price for at least five trading days within a seven-trading-day period, or (b) the Company having issued 75% of the shares under the Exchange Cap, the Company must make monthly cash repayments of $350,000 in principal plus any accrued unpaid interest until the outstanding balance is fully repaid or the triggering event conditions are resolved. In an event of default as specified in the pre-paid purchase, Streeterville may accelerate repayment, requiring the outstanding balance to become immediately due, with a 10% increase to the principal and interest accruing at a rate of 18% per annum.

Critical Accounting Estimates

Our financial statements are prepared in accordance with U.S. Generally Accepted Accounting Principles. Our discussion and analysis of its financial condition and operating results require us to make judgments, assumptions and estimates that affect the amounts reported. We base our estimates on historical experience, current trends, and various other assumptions we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. We believe that the following accounting estimates are the most critical to aid in fully understanding and evaluating our reported financial results, and they require our most difficult, subjective or complex judgments, resulting from the need to make estimates about the effect of matters that are inherently uncertain.

Revenue Recognition

The Company recognizes revenue when control of the promised products or services is transferred to its customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those products or services. Our licenses are sold as perpetual or term licenses and the arrangements may include maintenance services which are accounted for as separate performance obligations. In determining how revenue should be recognized, a five-step process is used, which requires judgment and estimates within the revenue recognition process. The most critical judgements required in applying ASC 606 Revenue Recognition from Customers, and our revenue recognition policy relate to the determination of distinct performance obligations.

●	Revenue from licenses for on-premises software is recognized at a point in time when the software is made available to the customer.

●	Software as a service revenue is recognized over time over the service period using a time-based measure, as the Company is providing continuous service and the customer simultaneously receives and consumes the benefits provided by the Company’s performance as the services are performed.

We also consider whether an arrangement has any discounts, material rights, or specified future upgrades that may represent additional performance obligations. Discounts have not historically been significant, but we continue to monitor and evaluate these estimates based on historical experience, anticipated performance, and our best judgment. Renewals or extensions of licenses are evaluated as distinct licenses (i.e., a distinct good or service), and revenue attributed to the distinct service cannot be recognized until (1) the entity provides the distinct license (or makes the license available) to the customer and (2) the customer is able to use and benefit from the distinct license. If any of these judgments were to change it could cause a material increase or decrease in the amount of revenue we report in a particular period.

Long-Lived Assets - Impairment Assessments

Long-lived assets are grouped for recognition and measurement of impairment at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets. The impairment test for long-lived assets requires us to assess the recoverability of our long-lived assets by comparing their net carrying value to the sum of undiscounted estimated future cash flows directly associated with and arising from our use and eventual disposition of the assets. If the net carrying value of a group of long-lived assets exceeds the sum of related undiscounted estimated future cash flows, we would be required to record an impairment charge equal to the excess, if any, of net carrying value over fair value.

When assessing the recoverability of our long-lived assets, which include property and equipment, we make assumptions regarding estimated future cash flows and other factors. Some of these assumptions involve a high degree of judgment and bear a significant impact on the assessment conclusions. Included among these assumptions are estimating undiscounted future cash flows, including the projection of comparable sales, operating expenses, capital requirements for maintaining property and equipment and residual value of asset groups. We formulate estimates from historical experience and assumptions of future performance, based on business plans and forecasts, recent economic and business trends, and competitive conditions. In the event that our estimates or related assumptions change in the future, we may be required to record an impairment charge.

We evaluate the remaining useful lives of long-lived assets whenever events or circumstances indicate that a revision to the remaining period of amortization is warranted. Such events or circumstances may include (but are not limited to): the effects of obsolescence, demand, competition, and/or other economic factors including the stability of the industry in which we operate, known technological advances, legislative actions, or changes in the regulatory environment. If the estimated remaining useful lives change, the remaining carrying amount of the long-lived assets would be amortized prospectively over that revised remaining useful life. We have determined that there were no events or circumstances during the years ended June 30, 2024, 2023 or 2022, which would indicate a revision to the remaining amortization period related to any of our long-lived assets. Accordingly, we believe that the current estimated useful lives of long-lived assets reflect the period over which they are expected to contribute to future cash flows and are therefore deemed appropriate.

Based on its assessments, the Company has not recorded any impairment of long-lived assets during the years ended June 30, 2024, 2023 and 2022 or the three months ended September 30, 2024 and 2023.

Deferred Income Taxes

In accordance with ASC 740 “Income Taxes” (“ASC 740”), management routinely evaluates the likelihood of the realization of its income tax benefits and the recognition of its deferred tax assets. In evaluating the need for any valuation allowance, management will assess whether it is more likely than not that some portion, or all, of the deferred tax asset may not be realized on a jurisdictional basis. Ultimately, the realization of deferred tax assets is dependent upon the generation of future taxable income during those periods in which temporary differences become deductible and/or tax credits and tax loss carry-forwards can be utilized. In performing its analyses, management considers both positive and negative evidence including historical financial performance, previous earnings patterns, future earnings forecasts, tax planning strategies, economic and business trends and the potential realization of net operating loss carry-forwards within a reasonable timeframe. To this end, management considered (i) that we have had historical losses in the prior years and cannot anticipate generating a sufficient level of future profits in order to realize the benefits of our deferred tax asset; (ii) tax planning strategies; and (iii) the adequacy of future income as of June 30, 2024, June 30, 2023 and June 30, 2022, based upon certain economic conditions and historical losses through June 30, 2024, June 30, 2023 and June 30, 2022. After consideration of these factors, management deemed it appropriate to establish a full valuation allowance with respect to the deferred tax assets for the Company.

A liability for “unrecognized tax benefits” is recorded for any tax benefits claimed in the Company’s tax filings that do not meet these recognition and measurement standards. As of June 30, 2024, June 30, 2023 and June 30, 2022, no liability for unrecognized tax benefits was required to be reported. The guidance also discusses the classification of related interest and penalties on income taxes. The Company’s policy is to record interest and penalties on uncertain tax positions as a component of income tax expense. No interest or penalties were recorded during the years ended June 30, 2024, 2023 and 2022 or the three months ended September 30, 2024 and 2023.

RESULTS OF OPERATIONS

Three Months Ended September 30, 2024 compared to the Three Months Ended September 30, 2023

The following table sets forth selected consolidated financial data as a percentage of our revenue and the percentage of period-over-period change:

	For the Three Months Ended
	September 30, 2024		September 30, 2023
(in thousands, except percentages)	Amount	% of Revenues	Amount	% of Revenues	$Change	%Change
Revenues	$101,969	100%	$97,908	100%	$4,061	4%
Cost of revenues	$39,647	39%	$23,805	24%	$15,842	67%
Gross profit	$62,322	61%	$74,103	76%	$(11,781)	(16)%
Operating expenses	$1,482,768	1,454%	$77,795	79%	$1,404,973	1,806%
Loss from operations	$(1,420,446)	(1,393)%	$(3,692)	(4)%	$(1,416,754)	(38,374)%
Other Income/(Expense)	$(144,094)	(141)%	$-	-%	$(144,094)	100%
Income tax benefit (provision)	$-	-%	$-	-%	$-	-%
Net loss	$(1,564,540)	(1,534)%	$(3,692)	(4)%	$(1,560,848)	(42,276)%

Revenues

Revenues for the three months ended September 30, 2024 were $101,969 compared to $97,908 for the comparable period in the prior year for an increase of $4,061, or approximately 4% and relatively flat over the two periods.

Gross Margin

Cost of revenues for the three months ended September 30, 2024 were $39,647 compared to $23,805 for the comparable period in the prior year for an increase of $15,842 due to the higher revenues during the period and due to the revised terms of the technology licensing arrangement post the spin-off.

The gross profit margin for the three months ended September 30, 2024 was 61% compared to 76% for the three months ended September 30, 2023. This lower margin in the three months ended September 30, 2024 is due to the revised terms of the technology licensing arrangement post the spin-off.

Operating Expenses

Operating expenses for the three months ended September 30, 2024 were $1,482,768 and $77,795 for the comparable period ended September 30, 2023 for an increase of $1,404,973 primarily due to $1,085,297 of accounting, legal and other costs of the pending business combination with Damon Motors, $129,535 provision for credit losses on the promissory note Damon Motors issued to the Company in June 2024 (the “Damon Motors Note Issued to Damon”) and $169,701 of other professional fees.

Other Income/(Expense)

Other income and expense for the three months ended September 30, 2024 were $144,094 compared to $- for the comparable period in the prior year. The $144,094 increase is due to the interest, debt discount and monitoring fee expense of the Streeterville Note that was entered into in June 2024 offset by the interest income accrual from the Damon Motors Note Issued to Damon.

Year Ended June 30, 2024 compared to the Year Ended June 30, 2023 and Year Ended June 30, 2023 compared to the Year Ended June 30, 2022

The following table sets forth selected consolidated financial data as a percentage of our revenue and the percentage of period-over-period change:

	For the Years Ended June 30,
	2024	2023	2022	Variation 2024 - 2023	% Change 2024 - 2023	Variation 2023 - 2022	% Change 2023 - 2022
Revenues	$336,562	$391,848	$456,076	$(55,286)	(14)%	$(64,228)	(14)%
Cost of revenues	$82,084	$95,220	$95,499	$(13,136)	(14)%	$(279)	—%
Gross profit	$254,478	$296,628	$360,577	$(42,150)	(14)%	$(63,949)	(18)%
Operating expenses	$1,593,521	$370,456	$424,444	$1,223,065	330%	$(53,988)	(13)%
Loss from operations	$(1,339,043)	$(73,828)	$(63,867)	$(1,265,215)	(1,714)%	$(9,961)	(16)%
Other expense	$(9,314)	$—	—	$(9,314)	—%	$—	—%
Income tax benefit (provision)	$—	$—	$—	$—	—%	$—	—%
Net loss	$(1,348,357)	$(73,828)	$(63,867)	$(1,274,529)	(1,726)%	$(9,961)	(16)%

Revenues

Fiscal 2024 compared to Fiscal 2023

Revenues for the year ended June 30, 2024 were $336,562 compared to $391,848 for the comparable period in the prior year for a decrease of $55,286, or approximately 14%. This decrease is primarily attributable to budget cuts in the UK universities’ customer bases and some delays in orders as we transitioned from Inpixon to Grafiti.

Fiscal 2023 compared to Fiscal 2022

Revenues for the year ended June 30, 2023 were $391,848 compared to $456,076 for the comparable period in the prior year for a decrease of $64,228, or approximately 14%. This decrease is primarily attributable to the loss of a sales manager during the year ended June 30, 2023.

Gross Margin

Fiscal 2024 compared to Fiscal 2023

Cost of revenues for the year ended June 30, 2024 were $82,084 compared to $95,220 for the comparable period in the prior year. This decrease in cost of revenues was due to the lower sales in the fiscal year 2024 period.

The gross profit margin for the year ended June 30, 2024 was 76% which was consistent with the gross margin of the fiscal year ended June 30, 2023 of 76%.

Fiscal 2023 compared to Fiscal 2022

Cost of revenues for the year ended June 30, 2023 were $95,220 compared to $95,499 for the comparable period in the prior year and relatively flat.

The gross profit margin for the year ended June 30, 2023 was 76% compared to 79% for the year ended June 30, 2022. This lower margin was primarily due to the lower revenue during the year ended June 30, 2023.

Operating Expenses

Fiscal 2024 compared to Fiscal 2023

Operating expenses for the year ended June 30, 2024 were $1,593,521 and $370,456 for the comparable period ended June 30, 2023 for an increase of $1,223,065 which was due to $280,789 of costs of the Damon transaction, $108,568 provision for credit losses and $627,478 of stock based compensation charges.

Fiscal 2023 compared to Fiscal 2022

Operating expenses for the year ended June 30, 2023 were $370,456 and $424,444 for the comparable period ended June 30, 2022. This decrease of $53,988 was primarily attributable to decreased rent due to the movement to a shared office space, decreased salaries due to the reduction in sales staff and advertising in the year ended June 30, 2023.

Other Expense

Other expense for the year ended June 30, 2024 was $9,314 and primarily consisted of interest expense on the Streeterville debt which was entered into in June 2024. There was no other expense in the years ended June 30, 2023 and 2022.

Non-GAAP Financial information

EBITDA and Adjusted EBITDA

EBITDA is defined as net income (loss) before interest, provision for (benefit from) income taxes, and depreciation and amortization. Adjusted EBITDA is defined as EBITDA plus adjustments for other income or expense items, non-recurring items and non-cash stock-based compensation.

EBITDA for the three months ended September 30, 2024 was a loss of $1,420,193 compared to a loss of $3,476 for the prior year period. Adjusted EBITDA for the three months ended September 30, 2024 was a loss of $334,896 compared to a loss of $3,476 for the prior year period.

The following table presents a reconciliation of net loss attributable to shareholders of the Company, which is our GAAP operating performance measure, to EBITDA and Adjusted EBITDA for the three months ended September 30, 2024 and 2023:

	For the Three Months Ended September 30,
	2024	2023
Net loss attributable to common shareholders	$(1,564,540)	$(3,692)
Interest expense/(income), net	144,094	-
Income tax benefit (provision)	-	-
Depreciation and amortization	253	216
Non-GAAP EBITDA	$(1,420,193)	$(3,476)
Adjusted for:
Non-recurring one-time charges:
Acquisition transaction/financing costs	1,085,297	-
Non-GAAP Adjusted EBITDA	$(334,896)	$(3,476)

EBITDA for the year ended June 30, 2024 was a loss of $1,338,348 compared to a loss of $72,582 for the year ended June 30, 2023. Adjusted EBITDA for the year ended June 30, 2023 was a loss of $72,582 compared to a loss of $62,548 for the year ended June 30, 2022.

Adjusted EBITDA for the year ended June 30, 2024 was a loss of $430,081 compared to a loss of $72,582 for the year ended June 30, 2023. Adjusted EBITDA for the year ended June 30, 2023 was a loss of $72,582 compared to a loss of $62,548 for the year ended June 30, 2022.

The following table presents a reconciliation of the net loss of Grafiti Holding, which is our GAAP operating performance measure, to EBITDA and Adjusted EBITDA for the years ended June 30, 2024, 2023 and 2022:

	For the Years Ended June 30,
	2024	2023	2022
Net loss attributable to common shareholders	$(1,348,357)	$(73,828)	$(63,867)
Interest expense, net	9,314	—	—
Depreciation and amortization	695	1,246	1,319
EBITDA	(1,338,348)	(72,582)	(62,548)
Adjusted for:
Non-recurring one-time charges:
Acquisition transaction/financing costs	280,789	—	—
Stock-based compensation - compensation and related benefits	627,478	—	—
Adjusted EBITDA	$(430,081)	$(72,582)	$(62,548)

We rely on EBITDA and Adjusted EBITDA, which are non-GAAP financial measures for the following:

●	To review and assess the operating performance of our Company as permitted by ASC Topic 280, Segment Reporting;

●	To compare our current operating results with corresponding periods and with the operating results of other companies in our industry;

●	As a basis for allocating resources to various projects;

●	As a measure to evaluate potential economic outcomes of acquisitions, operational alternatives and strategic decisions; and

●	To evaluate internally the performance of our personnel.

We have presented EBITDA and Adjusted EBITDA above because we believe they convey useful information to investors regarding our operating results. We believe they provide an additional way for investors to view our operations, when considered with both our GAAP results and the reconciliation to net income (loss). By including this information, we can provide investors with a more complete understanding of our business. Specifically, we present EBITDA and Adjusted EBITDA as supplemental disclosure because of the following:

●	We believe EBITDA and Adjusted EBITDA are useful tools for investors to assess the operating performance of our business without the effect of interest, income taxes, depreciation and amortization.

●	We believe that it is useful to provide to investors with standard operating metrics used by management to evaluate our operating performance; and

●	We believe that the use of EBITDA and Adjusted EBITDA is helpful to compare our results to other companies.

Even though we believe EBITDA and Adjusted EBITDA are useful for investors, they have limitations as an analytical tool. Thus, we strongly urge investors not to consider this metric in isolation or as a substitute for net income (loss) or consolidated statement of operations data prepared in accordance with GAAP. Some of these limitations include the fact that:

●	Neither EBITDA nor Adjusted EBITDA reflects our cash expenditures or future requirements for capital expenditures or contractual commitments;

●	Neither EBITDA nor Adjusted EBITDA reflects changes in, or cash requirements for, our working capital needs;

●	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and neither EBITDA nor Adjusted EBITDA reflects any cash requirements for such replacements; and

●	Neither EBITDA nor Adjusted EBITDA reflects income or other taxes or the cash requirements to make any tax payments

Because of these limitations, neither EBITDA nor Adjusted EBITDA should be considered a measure of discretionary cash available to us to invest in the growth of our business or as a measure of performance in compliance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and providing EBITDA and Adjusted EBITDA only as supplemental information.

Liquidity and Capital Resources as of September 30, 2024

Our current capital resources and operating results as of and for the three months ended September 30, 2024, consist of:

●	an overall working capital surplus of $12,374;

●	cash of $175,292;

●	net cash used in operating activities for the three months ended September 30, 2024 of $799,535.

The breakdown of our overall working capital surplus is as follows:

Working Capital	Assets	Liabilities	Net
Cash	$175,292	$-	$175,292
Accounts receivable, net / accounts payable	55,865	972,125	(916,260)
Notes receivable net of allowance for credit losses	907,897	-	907,897
Accrued liabilities	-	104,513	(104,513)
Deferred revenue	-	151,377	(151,377)
Prepaid expenses and other current assets	101,335	-	101,335
Total	$1,240,389	$1,228,015	$12,374

For further discussion on the Company’s liquidity and ability to continue as a going concern, please see the discussion under Financial Obligations and Requirements below.

Contractual Obligations and Commitments

Contractual obligations are cash that we are obligated to pay as part of certain contracts that we have entered during our course of business. Our contractual obligations consist of an operating lease. As of September 30, 2024, the total obligation for operating leases was $2,520, which is expected to be paid in the next twelve months.

Financial Obligations and Requirements

Net cash used in operating activities during the three months ended September 30, 2024 of $799,535 consists of a net loss of $1,564,540 offset by non-cash adjustments of approximately $273,882 plus net cash changes in operating assets and liabilities of approximately $491,123. As the Company was part of Inpixon group of companies prior to December 27, 2023, the Company was dependent upon Inpixon for all of its working capital and financing requirements as Inpixon uses a centralized approach to cash management and financing of its operations. This arrangement is not reflective of the way the Company would have financed its operations had the Company been a standalone public company during the periods presented. Prior to December 27, 2023, financial transactions relating to the Company are accounted for through Shareholders’ Equity. As a result of the spin-off of the Company from Inpixon, the Company no longer participates in Parent’s corporate-wide cash management and financing approach, and therefore the Company’s ability to fund operating needs will depend on the Company’s ability to generate positive cash flows from operations, and on the Company’s ability to obtain debt financing on acceptable terms or to issue additional equity or equity-linked securities as needed.

Management’s plans to address the uncertainty that the Company will continue as a going concern include the business combination that occurred on November 13, 2024 as described above as well as obtaining associated debt and equity financing. On November 13, 2024, the Company secured a commitment for additional financing in the aggregate amount of $13,000,000 under the November 2024 Debt Financing, and on November 20, 2024 the remaining $3,150,000 of the funds placed in escrow under the Streeterville Note were released to the Company, which has increased the Company’s available source of funding and, accordingly, it is expected that the Company will have sufficient working capital and available funds to continue operations for at least twelve months following the date of this filing.

Liquidity and Capital Resources as of September 30, 2024 Compared with September 30, 2023

The Company’s net cash flows used in and provided by operating, investing and financing activities for the three months ended September 30, 2024 and 2023 and certain balances as of the end of those periods are as follows:

	For the three months ended September 30, 2024
	2024	2023
Net cash (used in) provided by operating activities	$(799,535)	$57,285
Net cash used in investing activities	(596,000)	-
Net cash provided by financing activities	414,335	32,193
Effect of foreign exchange rate changes on cash	7,588	(5,308)
Net (decrease) increase in cash	$(973,612)	$84,170

	As of September 30, 2024	As of June 30, 2023
Cash	$175,292	$1,148,904
Working capital surplus	$12,374	$1,046,944

Cash flows from Operating Activities for the three months ended September 30, 2024

Net cash used in operating activities during the three months ended September 30, 2024 was approximately $799,535. The cash flows related to the three months ended September 30, 2024 consisted of the following:

Net loss	$(1,564,540)
Non-cash income and expenses	273,882
Net change in operating assets and liabilities	491,123
Net cash used in operating activities	$(799,535)

The non-cash income and expense of $273,882 consisted primarily of the following:

$253	Depreciation and amortization expenses
82,178	Amortization of original issue discount
129,535	Provision for credit losses
(24,066)	Accrued interest income
50,405	Accrued interest expense
35,577	Accrued monitoring fee expense
$273,882	Total non-cash expenses

The net change in operating assets and liabilities aggregated $491,123 and consisted primarily of the following:

$(23,541)	Increase in accounts receivable
(3,068)	Increase in prepaid expenses and other current assets
528,078	Increase in accounts payable
(9,058)	Decrease in accrued liabilities
(1,288)	Decrease in deferred revenue
$491,123	Net cash provided by changes in operating assets and liabilities

Cash flows from Operating Activities for the three months ended September 30, 2023

Net cash provided by operating activities during three months ended September 30, 2023 was $57,285. The cash flows related to the three months ended September 30, 2023 consisted of the following:

Net loss	$(3,692)
Non-cash income and expenses	216
Net change in operating assets and liabilities	60,761
Net cash provided by operating activities	$57,285

The non-cash income and expense of $216 consisted primarily of depreciation and amortization expenses.

The net change in operating assets and liabilities aggregated approximately $60,761 and consisted primarily of the following:

$47,626	Decrease in accounts receivable
(149)	Increase in prepaid expenses and other current assets
958	Increase in accounts payable
(4,830)	Decrease in accrued liabilities
17,156	Increase in deferred revenue
$60,761	Net cash provided by changes in operating assets and liabilities

Cash Flows from Investing Activities for the three months ended September 30, 2024 and 2023

Net cash flows used in investing activities during the three months ended September 30, 2024 was $596,000 for a loan to Damon Motors. There were no net cash flows provided by or used in investing activities during the three months ended September 30, 2023.

Cash Flows from Financing Activities for the three months ended September 30, 2024 and 2023

Net cash flows provided by financing activities during the three months ended September 30, 2024 was $414,335 which includes $350,000 of proceeds from a note payable and $64,335 of cash received from the exercise of stock options. Net cash flows provided by financing activities during the three months ended September 30, 2023 was $32,193 from an investment by Inpixon.

Liquidity and Capital Resources as of June 30, 2024 Compared With June 30, 2023 and June 30, 2022

The Company’s net cash flows used in operating, investing and financing activities for the years ended June 30, 2024, 2023 and 2022 and certain balances as of the end of those periods are as follows:

	For the Years Ended June 30,
	2024	2023	2022
Net cash used in operating activities	$(129,551)	$(75,616)	$(154,813)
Net cash used in investing activities	(552,871)	—	—
Net cash provided by financing activities	1,567,330	166,471	177,053
Effect of foreign exchange rate changes on cash	(248)	3,223	(16,541)
Net increase in cash	$884,660	$94,078	$5,699

	As of June 30, 2024	As of June 30, 2023	As of June 30, 2022
Cash	$1,148,904	$264,244	$170,166
Working capital surplus	$1,050,245	$201,921	$102,886

Operating Activities for the year ended June 30, 2024

Net cash used in operating activities during the year ended June 30, 2024 was $129,551. The cash flows related to the year ended June 30, 2024 consisted of the following:

Net loss	$(1,348,357)
Non-cash income and expenses	740,563
Net change in operating assets and liabilities	478,243
Net cash used in operating activities	$(129,551)

The non-cash income and expense of $740,563 consisted primarily of the following:

$695	Depreciation and amortization expenses
627,478	Stock-based compensation expense
4,941	Amortization of original issue discount
3,301	Accrued interest expense
1,620	Accrued monitoring fee expense
(548)	Accrued interest income
(5,492)	Unrealized gain on foreign currency transactions
108,568	Provision for credit losses
$740,563	Total non-cash expenses

The net cash for the change in operating assets and liabilities aggregated $478,243 and consisted primarily of the following:

$64,381	Decrease in accounts receivable and other receivables
(68,496)	Increase in prepaid expenses, current assets and other assets
440,241	Increase in accounts payable
(15,535)	Decrease in accrued liabilities and other liabilities
57,652	Increase in deferred revenue
$478,243	Net cash used in the changes in operating assets and liabilities

Operating Activities for the year ended June 30, 2023

Net cash used in operating activities during the years ended June 30, 2023 was approximately $75,616. The cash flows related to the year ended June 30, 2023 consisted of the following:

Net loss	$(73,828)
Non-cash income and expenses	1,246
Net change in operating assets and liabilities	(3,034)
Net cash used in operating activities	$(75,616)

The non-cash income and expense of $1,246 consisted of depreciation and amortization expenses.

The net cash for the change in operating assets and liabilities aggregated $3,034 and consisted primarily of the following:

$(22,768)	Increase in accounts receivable and other receivables
3,901	Decrease in prepaid expenses, other current assets and other assets
(2,625)	Decrease in accounts payable
31,607	Increase in accrued liabilities and other liabilities
(13,149)	Decrease in deferred revenue
$(3,034)	Net use of cash in the changes in operating assets and liabilities

Operating Activities for the year ended June 30, 2022

Net cash used in operating activities during the years ended June 30, 2022 was $154,813. The cash flows related to the year ended June 30, 2022 consisted of the following:

Net loss	$(63,867)
Non-cash income and expenses	9,495
Net change in operating assets and liabilities	(100,441)
Net cash used in operating activities	$(154,813)

The non-cash income and expense of $9,495 consisted primarily of the following:

$1,319	Depreciation and amortization expenses
8,176	Amortization of right-of-use asset
$9,495	Total non-cash expenses

The net cash for the change in operating assets and liabilities aggregated $100,441 and consisted primarily of the following:

(21,372)	Increase in accounts receivable and other receivables
4,146	Decrease in prepaid expenses, other current assets and other assets
(2,379)	Decrease in accounts payable
(18,368)	Decrease in accrued liabilities and other liabilities
(8,259)	Decrease in operating lease liabilities
(54,209)	Decrease in deferred revenue
$(100,441)	Net use of cash in the changes in operating assets and liabilities

Investing Activities as of June 30, 2024, 2023, and 2022

Net cash flows used in investing activities during the year ended June 30, 2024 was $552,871 which consisted of a loan to Damon for $550,000 and an investment in property and equipment of $2,871. There were no cash flows from investing activities during the years ended June 30, 2023 and 2022.

Cash Flows from Financing Activities as of June 30, 2024, 2023 and 2022

Net cash flows provided by financing activities during the year ended June 30, 2024 was $1,567,330 which consisted of proceeds from a note payable of $1,500,000 and $67,330 from an investment by Inpixon. Net cash flows provided by financing activities during the years ended June 30, 2023 and 2022 were $166,471 and 177,053, respectively, which were investments by Inpixon.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet guarantees, interest rate swap transactions or foreign currency contracts. We do not engage in trading activities involving non-exchange traded contracts.

Recently Issued Accounting Standards

For a discussion of recently issued accounting pronouncements, please see Note 3 to the Company’s condensed consolidated financial statements as of September 30, 2024, which are included in this prospectus beginning on page F-92.

Management’s Discussion and Analysis of Financial Condition
and Results of Operations OF DaMON MOTORS

The following discussion and analysis of the financial condition and results of operations of Damon Motors should be read in conjunction with the accompanying interim unaudited condensed consolidated financial statements of Damon Motors as of September 30, 2024, consolidated financial statements of Damon Motors for the fiscal years ended June 30, 2024, 2023 and 2022, and related notes included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere, including information with respect to its plans and strategy for our business and related financing, includes forward-looking statements that involve risks, uncertainties and assumptions. You should read the “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Unless otherwise indicated herein, the following management’s discussion and analysis (the “MD&A”) provides information concerning the consolidated financial condition and results of operations of Damon Motors and its subsidiaries prior to the Closing of Business Combination.

All references to “Fiscal 2025” are to Damon Motors’s fiscal year ending June 30, 2025. “Fiscal 2024,” “Fiscal 2023” and “Fiscal 2022” are to Damon Motors’s fiscal years ended June 30, 2024, 2023 and 2022, respectively. “Q1 2025” refers to three months period ended September 30, 2024 and “Q1 2024” refers to three months period ended September 30, 2023.

Overview of business and recent events

Overview of Damon Motors’s Business and the Business Combination

Damon Motors is a motorcycle manufacturing company aiming to building a smart and technologically advanced motorcycle with zero emissions while still maintain performance and safety while also incorporating connectivity and artificial intelligence.

Founded in 2017, Damon Motors started reimagining the future of motorcycling by means of advanced safety design, electric vehicle powertrain technology and user experience. In 2019, Damon Motors took its first alpha prototype motorcycles and safety systems into the field to test the concept. In 2021, Damon Motors expanded its operations and expertise with an R&D facility in San Rafael, California to accelerate the engineering and development of its HyperDrive platform drive unit and the HyperSport motorcycle. Through core technology advancements, Damon Motors electric motorcycles are in prototype phase of product validation. Damon Motors does not expect any material changes to its business will occur during the current financial period.

See the “Recent Events” section in “Management’s Discussion and Analysis of the Financial Condition and Results of Operations of Damon (formerly Grafiti Holding)” for information regarding the completion of the Business Combination and related financing and other transactions.

Amendment agreement with Joseph Gunnar

On August 28, 2024, Damon Motors entered into an amendment to the letter of agreement amending certain terms in the original engagement agreement dated September 25, 2023. In the amended agreement, in lieu of the compensation described in Section 3 of the original agreement, Peikin, as assignee of Joseph Gunnar, shall receive from the company a one-time fee of $1,000,000 in cash due and payable on the thirteen (13) month anniversary of the closing (the “Closing”) of the reverse merger; and the company shall also issue to Peikin, as assignee of Joseph Gunnar, the following amounts, any of which may be paid in securities (i.e., common stock of the post-merger Damon public company), with each issuance further made pursuant to a resale registration statement to be filed within (10) days of each payment date based on the payment schedule below:

(a)	$600,000 on the 90-day anniversary of the Closing;

(b)	$400,000 on the 180-day anniversary of the Closing; and

(c)	$300,000 on the 270-day anniversary of the Closing.

The total of $2,300,000, of which up to $1,300,000 may potentially be paid in securities as set forth above to Peikin shall fully satisfy all obligations of the company to Joseph Gunnar, which obligations Joseph Gunnar has assigned to Peikin. The number of shares to calculate the USD value on each of the three (3) issuances shall be calculated based on the Nasdaq Market Price, which is the lower of the consolidated closing bid price for the business day immediately preceding each date that any one (1) of the three (3) issuances are due and payable OR the average of the consolidated closing bid price of the post-merger Damon public company’s common stock for the five (5) trading days immediately preceding each date that any one (1) of the three (3) issuances are due and payable. Joseph Gunnar and Peikin, each respectively, and collectively, reserve all rights with respect to compensation described in Section 3 of the original agreement if any one or more of such issuances/remittances are not timely made.

Financing

From July 1, 2024 to September 30, 2024, Damon Motors raised the following funds to finance Damon Motors’s operation :

●	issuance of $555,000 convertible promissory notes and 202,820 common share purchase warrants to arms-length parties.

●	issuance of additional $596,000 senior secured promissory note bringing the total aggregate principal amount owing of $1,146,000.

●	issuance of two tranches of promissory note to arms-length parties with principal amount of $729,299 (CAD$1,000,000) secured against future Canadian Scientific Research & Development (“SR&ED”) tax credit refund.

From October 1, 2024 to reporting date, Damon Motors continue to raise funds to finance Damon Motors’s operation as follows :

●	on October 8, 2024, Damon Motors issued $500,000 convertible promissory notes and 182,721 common share purchase warrants to arms-length parties.

●	on October 9, 2024, Damon Motors issued promissory note to arms-length parties and received proceeds of $200,000, which is net of set-up fee of $12,500. The note accrues interest at a rate of 12% per annum.

●	on October 18, 2024, Damon Motors issued $50,000 convertible promissory notes and 18,272 common share purchase warrants to arms-length parties.

For details of the financing above, see the section entitled “Liquidity and Capital Resources” below.

Amendments to convertible promissory notes

On September 11, 2024, Damon Motors and the convertible promissory notes holders entered into a Letter of Agreement amending the maturity of the convertible promissory notes, from September 30, 2024 to mature on October 31, 2024, subject to an additional tolling period of 30 days at the election of Damon Motors upon notice by Damon Motors to the note holders.

SR&ED tax credit refund

On October 4, 2024, Damon Motors received the Notice of Assessment for 2024 SR&ED tax credit refund amount of $1,004,022 (CAD$1,355,329) from CRA and the tax credit refund was received in full on October 16, 2024.

Conversion of Simple Agreements for Future Equity (SAFEs)

On July 1, 2024, the SAFEs issued and outstanding (see Note 11 of Damon Motors’s consolidated financial statements of Damon Motors for the fiscal years ended June 30, 2024, 2023 and 2022) matured and were converted to 1,437,002 Damon Motors common shares the per the terms of the agreement.

Amendment to the Surrender of Lease Agreement

On October 1, 2024, Damon Motors and the lessor to a facility in Surrey, British Columbia, signed an amendment to the Surrender of Lease Agreement whereby the lessor hereby agrees to a waiver of breach by Damon Motors of its payment obligations in subsection 3.1(e), (f) and (g) of the Surrender of Lease Agreement by the Tenant. In addition, the subsections (e), (f) and (g) of Section 3.1 of the Surrender of Lease Agreement are deleted in their entirety and replaced, whereby Damon Motors agrees to pay the lessor:

(e)	the amount in Canadian dollars $108,333.33 on or before the date that is thirty (30) days following the completion of the Business Combination;

(f)	the amount in Canadian dollars of $108,333.33 on or before the date that is sixty (60) days following the completion of the Business Combination;

(g)	the amount in Canadian dollars of $108,333.33 on or before the date that is ninety (90) days following the completion of the Business Combination.

Amendments to Wilson Sonsini Goodrich & Rosati Professional Corporation (“WSGR”) promissory notes

On November 11, 2024, Damon Motors signed another amendment to the promissory note agreement with WSGR to modify the due date of October 31, 2024 to December 15, 2024.

Critical Accounting Estimates

The condensed interim unaudited consolidated financial statements are prepared in accordance with U.S. Generally Accepted Accounting Principles. In connection with the preparation of the financial statements, we are required to make assumptions and estimates about future events and apply judgments that affect the reported amounts of assets, liabilities, revenue, expenses and the related disclosures. We base our assumptions, estimates and judgments on historical experience, current trends and other factors that management believes to be relevant at the time our consolidated financial statements are prepared. On a regular basis, we review the accounting policies, assumptions, estimates and judgments to ensure that our consolidated financial statements are presented fairly and in accordance with GAAP. However, because future events and their effects cannot be determined with certainty, actual results could differ from our assumptions and estimates, and such differences could be material.

We believe that the following accounting estimates are the most critical to aid in fully understanding and evaluating our reported financial results, and they require our most difficult, subjective or complex judgments, resulting from the need to make estimates about the effect of matters that are inherently uncertain. There have been no changes to estimates during the periods presented in the filing. Historically changes in management estimates have not been material.

There have been no significant changes to our critical accounting policies and estimates from the information included in Note 3 of Damon Motors’s consolidated financial statements of Damon Motors for the fiscal years ended June 30, 2024, 2023 and 2022.

Components of Results of Operations

Revenues

To date, Damon Motors is a pre-revenue company that has only been taking reservations for its motorcycles and has not delivered any to customers.

Research and Development, net

Damon Motors’s research and development, net include compensation, employee benefits, and stock-based compensation for technology developers and product management employees as well as fees paid to outside contractors and consultants, purchase of lab supplies to build prototype motorcycles, subscriptions and dues, travel, meals and entertainment and rent and insurance allocated. Damon Motors is eligible for government grant and claim tax credits and accounts for these government grant and tax credits as a reduction to research and development expenses and will recognize these claims when it is probable that the expense incurred qualify for the government grant claim and that Damon Motors has complied with all the conditions to realize the claim. Otherwise, the recognition of government grant claim and tax credits would be deferred until the recognition criteria are satisfied.

General and Administrative

General and administrative include compensation, employee benefits, and stock-based compensation for executive management, finance administration and human resources, fees paid to outside contractors and consultants, professional fees, subscriptions and dues, travel, meals and entertainment, rent and insurance allocated, and other general expenses. Damon Motors expects its cash-based administrative expenses to increase for the foreseeable future as Damon Motors increases headcount to support the growth of its business.

Sales and Marketing

Sales and marketing consist of compensation, employee benefits and stock-based compensation of sales and marketing employees, fees paid to outside contractors and consultants, rent and insurance allocated as well as marketing and promotion expenses, travel, trade show sponsorships and events. Costs associated with Damon Motors’s advertising are expensed as incurred and are included in sales and marketing expenses.

Depreciation

Depreciation represents the estimated reduction in value of Damon Motors’s fixed assets within a fiscal year and are calculated using the straight-line method over the lease term for right-of-use assets and the estimated useful lives of the assets other than right-of-use assets.

Changes in Fair Value of Financial Liabilities

Changes in Fair Value of Financial Liabilities represent the movement in the fair value for SAFE, convertible notes and warrants at each balance sheet date.

Finance Expense

Finance expense consists primarily of interest paid on Damon Motors’s outstanding debts, convertible notes, promissory notes and on a Scientific Research and Experimental Development (“SR&ED”) facility draw down, interest on lease liabilities, as well as financing fee paid to private bankers to help raise fund.

Foreign Exchange (Gain) Loss

Foreign exchange gains and losses represent the gains and losses on instruments such as cash balances, accounts receivable, accounts payable, debt balances and other accounts that are denominated in foreign currencies to the functional currencies of the related Damon Motors entities, as a result of changes in foreign currency rates. Damon Motors does not hedge foreign currency exchange.

Results of Operations

Comparison of Quarterly Results

Damon Motors’s results of operations for the periods ended September 30, 2024 and 2023 are presented below:

	3 months ended September 30,		Variation	% Change
	2024	2023	2024-2023	2024-2023
	$	$	$	%
Expenses
Research and development, net of tax credits	57,221	1,937,227	(1,880,006)	(97)%
General and administrative	790,027	1,092,282	(302,255)	(28)%
Sales and marketing	174,166	376,312	(202,146)	(54)%
Depreciation	67,248	80,138	(12,890)	(16)%
Transaction costs	748,541	458,232	290,309	63%
Foreign exchange (gain) loss	62,738	(159,457)	222,195	(139)%
	1,899,941	3,784,734	(1,884,793)	(50)%
Other loss (income)
Changes in fair value of financial liabilities	4,657,388	827,304	3,830,084	463%
Finance expense	854,846	765,153	89,693	12%
	5,512,234	1,592,457	3,919,777	246%

Net loss	7,412,175	5,377,191	2,034,984	38%

Loss per share:
Basic and diluted - common shares	(0.54)	(0.45)	0.09	19%

Weighted average number of shares outstanding:
Basic and diluted - common shares	13,745,886	11,851,349	1,894,537	16%

Research and Development, net of tax credits

	3 months ended September 30,
	2024	2023
	$	$
Salaries and wages	863,507	1,381,195
Lab supplies and materials	30,535	148,645
Stock-based compensation	11,792	123,977
Rent and insurance	147,355	245,668
General expenses and others	8,054	37,742
Canadian Scientific Research & Development tax credits (1)	(1,004,022)	-
	57,221	1,937,227

(1)	The Canadian Scientific Research & Development (“SR&ED”) tax credits for FY2024 was received in full on October 16, 2024 and accounted as a reduction to the research and development costs above

For the three months ended September 30, 2024, the research and development, net amounted to $0.1 mil compared to $1.9 mil for the three months ended September 30, 2023 primarily due to recognition of FY2024 Canadian Scientific Research & Development tax credit (“SR&ED “) receivable of $1.0 mil in three months ended September 30, 2024 compared to $nil in the three months ended September 30, 2023 and reduced research and development activities as Damon Motors managed its cashflow and spend on key operational items as analyzed below.

For the three months ended September 30, 2024, salaries and wages decreased from $1.4 mil for the three months ended September 30, 2023, to $0.9 mil mainly due to decrease in headcount, from 39 as of June 30, 2023, to 18 by June 30, 2024 and further reduced to 17 by September 30, 2024. Similarly, the lab supplies and materials decreased from $0.1 mil for the three months ended September 30, 2023 to just $0.03 mil for the three months ended September 30, 2024 as development activities in 2025 were reduced significantly as the development of motorcycle models were mostly completed largely in 2023 and tight cashflow. Stock-based compensation decreased from $0.1 mil for the three months ended September 30, 2023, to $0.01 mil in line with decrease in headcount, expiry of unexercised stock options and cancelation of unvested stock options for terminated employees. The decrease in rent and insurance from $0.2 mil for the three months ended September 30, 2023 to $0.1 mil for the three months ended September 30, 2024 is mainly due to surrender of 708 Powell lease effective April 26, 2024. Overall decrease in general expenses and others were in line with Damon Motors managing costs.

General and Administrative

	3 months ended September 30,
	2024	2023
	$	$
Salaries and wages	289,419	401,477
Contractors and consultants	190,947	260,948
Professional fees	103,806	154,521
Stock-based compensation	1,285	69,121
Rent and insurance	73,832	120,504
Subscriptions and dues	53,734	77,607
General expenses and others	77,004	65,857
Rental income	-	(57,753)
	790,027	1,092,282

General and administrative decreased to $0.8mil for the three months ended September 30, 2024 compared to $1.1 mil for the three months ended September 30, 2023, mainly due to management controlling its operating cost due to challenges with fund raising.

Salaries and wages for the three months ended September 30, 2024, of $0.3 mil is lower compared to $0.4 mil for the three months ended September 30, 2023, principally due to decrease in headcount from 10 as of June 30, 2023, to 5 as of June 30, 2024 and further reduced to 4 as of September 30, 2024. Contractors and consultants fees paid to external parties decreased from $0.3 mil for the three months ended September 30, 2023 to $0.2 mil for the three months ended September 30, 2024 as Damon Motors further reduce engagement of contractors and consultants due to tight cashflow. Professional fees decreased from $0.2 mil for the three months ended September 30, 2023, to $0.1 mil for the three months ended September 30, 2024, due to decrease in professional fees related to financing and decrease in intellectual property filing and patent registration. The decrease in professional fees related to financing is due to Damon Motors raising funds in Q1 2025 mainly through non-brokered financing compared to largely brokered financing in Q1 2024. Stock-based compensation decreased from $0.1 mil for the three months ended September 30, 2023, compared to almost nil for the three months ended September 30, 2024 in line with decrease in headcount and expiry of unexercised stock options and cancelation of unvested stock options for terminated employees.

Sales and Marketing

	3 months ended September 30,
	2024	2023
	$	$
Marketing and promotion	41,330	224,924
Salaries and wages	108,567	102,469
Stock-based compensation	3,218	11,061
General expenses and others	21,051	37,858
	174,166	376,312

For the three months ended September 30, 2024, sales and marketing decreased from $0.4 mil for the three months ended September 30, 2023, to $0.2 mil. The decrease was primarily due to Damon Motors reducing the marketing team activity due to a delay in production and Damon Motors continues to manage its cash flows.

Marketing and promotion expenses reduced from $0.2 mil for the three months ended September 30, 2023 compared to $0.04 mil for the three months ended September 30, 2024 as Damon Motors limited the spend on promotion activities, sponsorship, advertisement, public relation consultancy costs due to the limited cashflow.

Depreciation

For the three months ended September 30, 2024, depreciation remained flat compared to the three months ended September 30, 2023 as there was no asset addition for the three months ended September 30, 2024 and some assets were fully depreciated.

Transaction costs

For the three months ended September 30, 2024, transaction costs increased from $0.5 mil for the three months ended September 30, 2023, to $0.7 mil due to higher legal, professional and consulting fees related to business combination closing with XTI Aerospace and public listing.

Changes in Fair Value of Financial Liabilities

Changes in the fair value of financial liabilities includes the following amounts for the three months ended September 30, 2024 and 2023:

	3 months ended September 30,
	2024	2023
	$	$
Changes in Fair Value of:
SAFEs	-	(144,083)
Convertible notes	4,657,388	1,250,971
Warrants	-	(279,584)
	4,657,388	827,304

Changes in the fair value of $4.7 mil for the three months ended September 30, 2024, compared to $0.9 mil for the three months ended September 30, 2023, related to changes in fair value of SAFEs, convertible promissory notes and common share purchase warrants issued. No changes in fair value for SAFEs and warrants for three months ended September 30, 2024 due to conversion of SAFEs to common shares on maturity during the period and absent of liability-classified warrants as of September 30, 2024 as all warrants are equity-classified.

The increase in fair value for the three months ended September 30, 2024 attributed mainly to more financial instruments issued to finance Damon Motors’s operation and the increase in the market price of Damon Motors equity as compared to the previous valuations.

Finance Expense

Finance expense includes the following amount for the three months ended September 30, 2024 and 2023:

	3 months ended September 30,
	2024	2023
	$	$
Financing fees and other	43,085	315,962
Interest on debt	70,526	69,546
Interest on convertible notes	738,995	377,153
Interest on finance lease	2,240	2,492
	854,846	765,153

Finance expense increased marginally from $0.8 mil for the three months ended September 30, 2023, to $0.9 mil for the three months ended September 30, 2024 primarily due to Damon Motors relying more on debt to finance its operations. For the three months ended September 30, 2024, interest expense on convertible notes increased from $0.4 mil for the three months ended September 30, 2023 compared to $0.7 mil for the three months ended September 30, 2024 as more convertible promissory notes continued to be issued in Fiscal 2024 and Q1 2025 to finance Damon Motors’s operation. The increase in partially off-set by decrease financing fees which decreased from $0.4 mil for the three months ended September 30, 2023 to $0.04 mil for the three months ended September 30, 2024 as the convertible notes issued in Q1 2025 are mainly non-brokered.

Net Loss

For the period ended September 30, 2024, the net loss increased from $5.4 mil for the period ended June 30, 2023 to $7.4 mil. The increase in net loss was largely due to increase in the fair value of financial liabilities of $3.8 mil, higher finance expenses of $0.1 mil as Damon Motors continued to issue financial instruments to finance its operation, partially off-set by recognition of FY2024 Canadian Scientific Research & Development tax credit (“SR&ED”) of $1.0 mil and decrease in operating expenses by $0.9 mil as Damon Motors manages its cashflow and re-direct spending on key operational items.

Comparison of Annual Results

Damon Motors’s results of operations for the year ended June 30, 2024, 2023 and 2022 are presented below:

	Years ended June 30,
	2024	2023	2022	Variation 2024-2023	% Change 2024-2023	Variation 2023-2022	% Change 2023-2022
	$	$	$	$	%	$	%
Expenses
Research and development, net	4,550,229	17,451,749	18,166,436	(12,901,520)	(74)%	(714,687)	(4)%
General and administrative	4,296,231	6,792,996	4,778,250	(2,496,766)	(37)%	2,014,746	42%
Sales and marketing	986,137	2,747,792	4,417,165	(1,761,655)	(64)%	(1,669,373)	(38)%
Depreciation	303,424	370,575	247,947	(67,151)	(18)%	122,629	49%
Transaction costs	1,626,519	942,187	-	684,332	73%	942,187	n.a
Asset impairment	-	9,471,276	-	(9,471,276)	(100)%	9,471,276	n.a.
Gain from release of lease obligation	(42,297)	(6,167,001)	-	(6,124,704)	(99)%	(6,167,001)	n.a.
Foreign exchange (gain)/loss	(235,871)	429,358	113,921	(665,229)	(155)%	315,437	277%
Loss from Operations	11,484,372	32,038,932	27,723,719	(20,554,560)	(64)%	4,315,213	16%
Other expenses
Changes in fair value of financial liabilities	18,424,992	3,881,980	8,935,049	14,543,012	375%	(5,053,069)	(57)%
Loss on debt settlement	785,377	-	-	785,377	n.a
Finance expense	3,273,507	1,091,697	77,342	2,181,810	200%	1,014,355	1,312%
	22,483,876	4,973,677	9,012,391	17,510,199	352%	(4,038,714)	(45)%

Net loss before income tax	33,968,248	37,012,609	36,736,110	(3,044,361)	(8)%	276,499	1%
Income tax expense	-	-	-	-	-	-	-
Net loss	33,968,248	37,012,609	36,736,110	(3,044,361)	(8)%	276,499	1%

Loss per share:
Basic and diluted – common shares	(2.79)	(3.14)	(3.22)	0.35	11%	0.08	3%

Weighted average number of shares outstanding:
Basic and diluted – common shares	12,180,571	11,793,772	11,405,891	386,799	3%	387,881	3%

Research and Development, Net

	Year ended June 30,
	2024	2023	2022
	$	$	$
Salaries and wages	5,098,938	8,418,133	7,406,673
Lab supplies and materials	549,305	5,135,769	4,700,997
Contractors and consultants	53,673	1,129,714	3,655,903
Stock-based compensation	72,605	789,486	1,303,706
Rent and insurance	726,438	1,430,985	532,065
Travel, meals and entertainment	54,919	234,877	413,848
Subscriptions and dues	52,891	252,328	335,762
General expenses and others	44,168	163,282	444,652
Canadian Scientific Research & Development tax credits (1)	(2,102,708)	-	(570,291)
Industrial Research Assistance Program grant funding	-	(102,825)	(56,879)
	4,550,229	17,451,749	18,166,436

(1)	The Canadian Scientific Research & Development (“SR&ED”) tax credits are accounted as a reduction to the research and development costs above and is made up of 2022 SR&ED tax credit refund of $1,036,952 (Note 7 – CAD$1,403,514) and 2023 SR&ED tax credit refund of $1,065,756 (CAD$1,461,087), both of which were received in the three months period ended December 31, 2023

Fiscal 2024 compared to Fiscal 2023

For the year ended June 30, 2024, the research and development, net amounted to $4.6 mil compared to $17.5 mil for the year ended June 30, 2023. The decrease was primarily due to reduced R&D activities as Damon Motors managed its cashflow and spend on key operational items as analyzed below and recognition of Canadian Scientific Research & Development tax credit (“SR&ED “) of $2.1 mil received in year ended June 30, 2024 compared to $nil received in year ended June 30, 2023.

For the year ended June 30, 2024, salaries and wages decreased from $8.4 mil for the year ended June 30, 2023, to $5.1 mil mainly due to decrease in headcount, from 39 as of June 30, 2023, to 18 by June 30, 2024. Similarly, the lab supplies and materials decreased from $5.1 mil for the year ended June 30, 2023 to just $0.5 mil for the year ended June 30, 2024 as development activities in 2024 were reduced significantly as the development of motorcycle models were mostly completed largely in 2022 and 2023. The fees paid to outside contractors and consultants decreased from $1.1 mil for the year ended June 30, 2023 compared $0.05 mil for the year ended June 30, 2024 with development and testing work being carried out by Damon Motors employees instead of out-sourcing to third party. Stock-based compensation decreased from $0.8 mil for the year ended June 30, 2023, to $0.1 mil in line with decrease in headcount, expiry of unexercised stock options for terminated employees and no new stock options granted for the year ended June 30, 2024 compared to the year ended June 30, 2023. The decrease in rent and insurance from $1.4 mil for the year ended June 30, 2023 to $0.7 mil for the year ended June 30, 2024 is mainly due to the surrender of Surrey manufacturing facility lease effective June 30, 2023. Overall decrease in travel, meals and entertainment, subscriptions and dues, and general and other expenses were in line with Damon Motors’s managing costs.

Fiscal 2023 compared to Fiscal 2022

For the year ended June 30, 2023, the research and development, net amounted to $17.5 mil, compared to $18.2 mil for the year ended June 30, 2022. The decrease was due to scaling down of R&D activities in the second half of 2023 due to tight cash position as explained below.

For the year ended June 30, 2023, salaries and wages increased from $7.4 mil for the year ended June 30, 2022 to $8.4 mil for the year ended June 30, 2023 mainly due to higher headcount in the first half of the Fiscal 2023 and severance payment made to terminated employees. With development of HyperDrive and HyperSport, the research and development team headcount continued to increase from 78 as of June 30, 2022, peaking at 85 team members in August 2022 but dwindling down to 39 by June 30, 2023 as Damon Motors under-go two rounds of headcount reduction in February and April 2023. Stock-based compensation decreased from $1.3 mil for the year ended June 30, 2023 to $0.8 mil for the year ended June 30, 2022 as stock options granted to the R&D team during the year were more than off-set by forfeiture or cancellation of unexercised stock options for terminated employees. The fees paid to outside contractors and consultants of $3.7mil for the year ended June 30, 2022 has decreased to $1.1 mil for the year ended June 30, 2023 as some of the contractors converted to full-time employees of Damon Motors, and due to slowing down of non-critical research and development activities as funds were tight. The decrease was also reflected in overall decrease in travel, meals and entertainment, subscriptions and dues and in general and other expenses in line with overall headcount decrease. The decrease was, however, partially off-set by increase in rent and insurance due to commencement of lease of Surrey manufacturing facility and 101 Glacier on September 29, 2022 and October 1, 2022 respectively.

Also included in research and development, net are SR&ED tax credits and government grant funding totaling $nil and $0.1 mil respectively the year ended June 30, 2023 and $0.6 mil and $0.1 mil respectively for the year ended June 30, 2022. The decrease in SR&ED tax credits for the year ended June 30, 2023 was because the tax credit claimed during the year was not finalize at of June 30, 2023.

General and Administrative

	Year ended June 30,
	2024	2023	2022
	$	$	$
Salaries and wages	1,595,844	2,188,438	1,422,378
Contractors and consultants	1,283,259	1,141,072	1,343,542
Professional fees	310,725	1,067,552	914,818
Stock-based compensation	58,765	914,408	829,288
Rent and insurance	558,204	472,601	144,239
Travel, meals and entertainment	159,760	286,444	52,270
Subscriptions and dues	339,713	441,141	31,788
General expenses and others	142,690	325,776	39,927
Rental income (1)	(152,729)	(44,436)	-
	4,296,231	6,792,996	4,778,250

(1)	Rental income for the year ended June 30, 2024 is net of bad debt of $43,091 (2023 and 2022 – nil)

Fiscal 2024 compared to Fiscal 2023

General and administrative decreased to $4.3 mil for the year ended June 30, 2024 compared to $6.8 mil for the year ended June 30, 2023, mainly due to management controlling its operating costs due to challenges with fund raising.

Salaries and wages for the year ended June 30, 2024, of $1.6 mil is lower compared to $2.2 mil for the year ended June 30, 2023, principally due to decrease in headcount from 10 as of June 30, 2023, to 5 members as of June 30, 2024 due to terminations on March 18, 2024. Contractors and consultants fees paid to external parties increased from $1.1 mil for the year ended June 30, 2023 to $1.3 mil for the year ended June 30, 2024 as Damon Motors incurred more consultancy and advisory fees due to interim financial statements reviews and year-end financial statements audit for the public filing requirements in fiscal year 2024. However, professional fees decreased from $1.1 mil for the year ended June 30, 2023, to $0.3 mil for the year ended June 30, 2024, due to decrease in professional fees related to financing and decrease in intellectual property filing and patent registration due to tight cashflow. The decrease in professional fees related to financing is due to Damon Motors raising funds in fiscal year 2024 through a broker compared to largely non-brokered financing in fiscal year 2023. Stock-based compensation decreased from $0.9 mil for the year ended June 30, 2023, compared to $0.06 mil for the year ended June 30, 2024 in line with decrease in headcount, expiry of unexercised stock options for terminated employees, and no new stock options granted for the year ended June 30, 2024 compared to the year ended June 30, 2023.

Fiscal 2023 compared to Fiscal 2022

For the year ended June 30, 2023, general and administrative expenses increased from $4.8 mil for the year ended June 30, 2022, to $6.8 mil. The increase resulted from the expansion of Damon Motors’s head office in anticipation of an expected increase in business and professional fees incurred for intellectual property filing and patent registration in fiscal year 2023.

Salaries and wages increased from $1.4 mil for the year ended June 30, 2022, to $2.2 mil for year ended June 30, 2023 mainly due to increase in salary and wages in line with increase headcount and severance payment for terminated employees the in second half of Fiscal 2023. The headcount increased from 15 as of June 30, 2022, peaking at 20 headcounts in September 2022 to support business expansion, before the two rounds of headcount reduction in February and April 2023, reducing the headcount significantly back to 10 members as of June 30, 2023 due to challenges with fund raising. On the other hand, fees paid to contractors and consultants reduced marginally from $1.3 mil for year ended June 30, 2022 to $1.1 mil for the year ended June 30, 2023 as Damon Motors cut down its spending on third party contractors and consultants due to tight cash position but partially off-set by increase in accounting and consulting fees due to more frequent interim financial statements reviews. Professional fees increased from $0.9 mil for the year ended June 30, 2022, to $1.1 mil for year ended June 30, 2023 due to higher legal and professional fees related to intellectual property filing and patent registration in fiscal year 2023 and on-going fund raising. Stock-based compensation increased marginally for the year ended June 30, 2023 totaling $0.9 mil compared to $0.8 mil for the year ended June 30, 2022 as stock options granted were partially offset by forfeiture or cancellation of unexercised stock options for terminated employees.

The increase in rent and insurance was due commencement of leases as mentioned above. The overall increase in travel, meals and entertainment, and in general and other expenses for the year ended June 30, 2023 was mainly due to more travelling due to increase fund raising, corporate transaction activities and expansion of business activities. Increase in subscriptions and dues was mainly due to implementation and subscription of Damon Motors cloud-based financial application and cloud-based content management application in Fiscal 2023.

Sales and Marketing

	Year ended June 30,
	2024	2023	2022
	$	$	$
Marketing and promotion	390,305	1,273,680	2,587,198
Salaries and wages	456,216	793,209	1,270,935
Stock-based compensation	15,471	128,996	190,301
Contractors and consultants	8,500	98,889	11,861
Rent and insurance	111,739	435,517	136,977
General expenses and others	3,906	17,501	219,893
	986,137	2,747,792	4,417,165

Fiscal 2024 compared to Fiscal 2023

For the year ended June 30, 2024, sales and marketing decreased from $2.7 mil for the year ended June 30, 2023, to $1.0 mil. The decrease was primarily due to Damon Motors reducing the marketing team activity due to a delay in production and Damon Motors continuing to manage its cash flows as explained above.

Marketing and promotion expenses were reduced from $1.3 mil for the year ended June 30, 2023 to $0.4 mil for the year ended June 30, 2024 as Damon Motors limited the spend on promotion activities, sponsorship, advertisement, and public relation consultancy costs due to the limited cashflow. Salaries and wages also reduced from $0.8 mil for the year ended June 30, 2023 to $0.5 mil for the year ended June 30, 2024 as headcount was reduced from 5 members as of June 30, 2023 to 3 members as of June 30, 2024.

Fiscal 2023 compared to Fiscal 2022

For the year ended June 30, 2023, selling and marketing expenses decreased from $4.4 mil for the year ended June 30, 2022, to $2.7 mil. The decrease was primarily due to Damon Motors reducing headcount in its marketing team due to a delay in production and scaling down marketing activities due to a tight cash position.

In view of the above, marketing and promotion expenses reduced from $2.6 mil for the year ended June 30, 2022 compared to $1.3 mil for the year ended June 30, 2023. Salaries and wages also reduced from $1.3 mil for the year ended June 30, 2022 to $0.8 mil due to headcount reduction from 8 members as of June 30, 2022 to just 5 members as of June 30, 2023 as production was delayed and due to challenging funding situation. The decrease in travel, meals and entertainment, and general and other expense were due to drastic scaling down of activities in view of tight cash position. On the other hand, increase in rent and insurance allocated was mainly due to commencement of new leases as mentioned previously.

Depreciation

Fiscal 2024 compared to Fiscal 2023

For the year ended June 30, 2024, depreciation decreased from $0.4 mil for the year ended June 30, 2023, to $0.3 mil as there was no asset addition for the year ended June 30, 2024 and some assets were impaired in Fiscal 2023.

Fiscal 2023 compared to Fiscal 2022

The depreciation for the year ended June 30, 2023 increase to of $0.4 mil from $0.2 mil for the year ended June 30, 2022, due office expansion to accommodate new headcounts.

Transaction costs

For the year ended June 30, 2024, transaction costs increased from $0.9 mil for the year ended June 30, 2023, to $1.6 mil due to higher legal, professional and consulting fees related business combination with XTI Aerospace and public listing in Fiscal 2024 compared to costs associated with the deSPAC transaction in Fiscal 2023.

There were no transaction costs for the year ended June 30, 2022.

Changes in Fair Value of Financial Liabilities

Changes in the fair value of financial liabilities includes the following amounts for the year ended June 30, 2024, 2023 and 2022:

	Year ended June 30,
	2024	2023	2022
	$	$	$
Changes in Fair Value of:
SAFEs	592,543	740,030	8,935,049
Convertible notes	13,011,887	2,874,000	-
Warrants	4,820,562	267,950	-
	18,424,992	3,881,980	8,935,049

Fiscal 2024 compared to Fiscal 2023

Changes in the fair value of financial liabilities of $18.4 mil for the year ended June 30, 2024, compared to $3.9 mil for the year ended June 30, 2023, related to changes in fair value of SAFEs issued in August and September 2022, convertible promissory notes issued from October 2022 onwards and common share purchase warrants issued as part of the convertible notes from June 2023 onwards to finance Damon Motors’s operation. The increase in fair value for the year ended June 30, 2024 is attributed mainly to more financial instruments issued to finance Damon Motors’s operation (see MD&A section entitled “Liquidity and Capital Resources”) and the increase in the market price of Damon Motors equity as compared to the previous valuations.

Fiscal 2023 compared to Fiscal 2022

The decrease in the changes in fair value of SAFEs from $8.9 mil for the year ended June 30, 2022 to of $0.7 mil for the year ended June 30, 2023 as the two tranches of SAFEs, Tranche 5 and Tranche 6, were converted to preferred shares on December 31, 2021. The changes in fair value of SAFEs of $0.7 mil for the year ended June 30, 2023 relates to Tranche 7 which will be convertible to common shares on maturity. The change in fair value of convertible promissory notes and common share purchase warrant obligations of $2.9 mil and $0.3 mil respectively for the year ended June 30, 2023 relates to convertible notes and share purchase warrants issued to noteholders in Fiscal 2023 compared to nil in Fiscal 2022 as Damon Motors was funded mainly from issuance of SAFEs in Fiscal 2022.

Finance Expense

Finance expense includes the following amount for the year ended June 30, 2024, 2023 and 2022:

	Year ended June 30,
	2024	2023	2022
	$	$	$
Financing fees and other	833,904	432,312	44,817
Interest on debt	162,758	173,632	13,794
Interest on convertible notes	2,320,751	512,183	-
Interest on finance lease	9,499	10,606	12,435
Accretion	-	11,058	6,296
Interest Income	(53,405)	(48,094)	-
	3,273,507	1,091,697	77,342

Fiscal 2024 compared to Fiscal 2023

Finance expense increased from $1.1 mil for the year ended June 30, 2023, to $3.3 mil primarily by Damon Motors relying more on debt to finance its operations. For the year ended June 30, 2024, Damon Motors incurred financing fees of $0.8 mil which increased from financing fees of $0.4 mil for the year ended June 30, 2023. Interest expense on convertible notes increased from $0.5 mil for the year ended June 30, 2023 compared to $2.3 mil for the year ended June 30, 2024 as all notes were largely issued in the second quarter of Fiscal 2023 and Fiscal 2024 to finance Damon Motors’s operation.

Fiscal 2023 compared to Fiscal 2022

For the year ended June 30, 2023, finance expenses increased from $0.1 mil for the year ended June 30, 2022, to $1.1 mil. The increase was driven primarily by financing fees, interest expense for SR&ED facility loan, promissory notes and convertible notes all drawn or issued in the second quarter of Fiscal 2023 to finance Damon Motors’s operation.

In general, Damon Motors realized lower finance expense for the year ended June 30, 2022, as Damon Motors was largely funded by the issuance of SAFEs which are convertible to common shares on maturity, with no interest charge.

Net Loss

Fiscal 2024 compared to Fiscal 2023

For the year ended June 30, 2024, the net loss decreased from $37.0 mil for the year ended June 30, 2023 to $34.0 mil. The decrease in net loss was largely due to substantial drop in operating cost of $15.1 mil, recognition of Canadian Scientific Research & Development tax credit (“SR&ED “) of $2.1 mil received in year ended June 30, 2024 as explained above, and absence of asset and right-of-use asset impairment of $9.5 mil recognized in the year ended June 30, 2023, partially offset by increase in transaction cost of $0.7 mil, gain from release of lease obligation of $6.1 mil, changes in fair value of financial liabilities of $14.5 mil, loss from debt settlement of $0.8 mil and higher finance expenses $2.2 mil as Damon Motors relies more on convertible notes issued to finance its operation.

Fiscal 2023 compared to Fiscal 2022

For the year ended June 30, 2023, the net loss increased marginally from $36.7 mil for the year ended June 30, 2022, to $37.0 mil. The increase in net loss was due to higher transaction costs $0.9 mil, asset impairment of $9.5 mil, higher finance expenses of $1.0 mil, partially off-set by gain from the release of lease obligation of $6.2 mil and changes in fair value of financial liabilities of $5.1 mil.

Non-GAAP Financial Measures

Adjusted EBITDA(a) of negative $1.8 mil for the period ended September 30, 2024, as compared to negative $3.7 mil for the period ended September 30, 2023, is mainly due to management controlling its operating cost due to challenges with fund raising explained above.

Adjusted EBITDA(a) of negative $11.3 mil for the year ended June 30, 2024, as compared to negative $26.1 mil for the year ended June 30, 2023, is mainly due to management controlling its operating costs due to challenges with fund raising explained above.

(a)	“Adjusted EBITDA” is defined as net earnings (loss) before finance expenses income tax expense or benefit, and depreciation and amortization, adjusted for stock-based compensation, changes in fair value of financial liabilities and foreign exchange (gain). Damon Motors’s computation of Adjusted EBITDA may not be comparable to other similarly entitled measures computed by other companies, because all companies may not calculate Adjusted EBITDA in the same fashion. Damon Motors believes that the use of Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results, which may present similar non-GAAP financial measures to investors. In addition, Damon Motors’s presentation of these measures should not be construed as an inference that Damon Motors’s future results will be unaffected by unusual or non-recurring items. The reconciliation of net earnings (loss), the most directly comparable GAAP financial measure, to Adjusted EBITDA is below.

Reconciliation of EBITDA and Adjusted EBITDA

The following table reconciles the net loss to Adjusted EBITDA for the periods ended September 30, 2024 and 2023:

	3 months ended September 30,
	2024	2023
	$	$
Net loss	7,412,175	5,377,191
Depreciation and amortization	(67,248)	(80,138)
Finance expense	(854,846)	(765,153)
Stock-based compensation	(16,295)	(204,159)
Foreign exchange (gain) loss	(62,738)	159,457
Changes in fair value of financial liabilities (1)	(4,657,388)	(827,304)
Adjusted EBITDA	1,753,660	3,659,894

(1)	Represents non-cash change in the fair value of financial liabilities as described in note 9, note 10 and note 11 to the condensed interim unaudited consolidated financial statements for periods ended September 30, 2024 and 2023.

The following table reconciles the net loss to Adjusted EBITDA for the year ended June 30, 2024, 2023 and 2022:

	Year ended June 30,
	2024	2023	2022
	$	$	$
Net loss	33,968,248	37,012,609	36,736,110
Depreciation and amortization	(303,424)	(370,575)	(247,947)
Finance expense	(3,273,507)	(1,091,697)	(77,342)
Stock-based compensation (1)	(146,842)	(1,832,890)	(2,323,294)
Foreign exchange gain/(loss)	235,871	(429,358)	(113,921)
Changes in fair value of financial liabilities (2)	(18,424,992)	(3,881,980)	(8,935,049)
Loss on debt settlement	(785,377)	-	-
Other transactions (4)	42,297	(3,304,275)	-
Adjusted EBITDA	11,312,274	26,101,834	25,038,557

(1)	Represents non-cash expenses recognized in connection with the stock options issued to participants under Damon Motors’s stock option plan as described in Note 12 to the annual audited consolidated financial statements for the year ended June 30, 2024, 2023 and 2022.
(2)	Represents non-cash change in the fair value of financial liabilities as described in note 8, note 9 and note 10 to the consolidated financial statements for the year ended June 30, 2024, 2023 and 2022.
(3)	Represents asset impairment arising from termination and surrender of 708 Powell lease and Surrey manufacturing facility lease respectively in fiscal year 2024 and 2023.

Financial Position

The following table sets out selected information related to the financial position of Damon Motors as of September 30, 2024 and June 30, 2024 as well as explanations for variations:

	September 30, 2024	June 30, 2024	Variation	Explanation of Variation
	$	$	$
Cash	113,549	395,580	(282,031)	Decrease in cash is mainly due to funds raised from financing activities during the period is insufficient to cover the cash used in operation, reducing the opening cash balances - See MD&A section entitled “Cash Flows” and “Liquidity and Capital Resources”
Funding receivable	1,004,022	-	1,004,022	Mainly due to recognition of FY2024 SR&ED tax credit as Damon Motors received Notice of Assessment in October 2024
Other current assets	115,806	90,921	24,885	Variance not material
Current assets	1,233,377	486,501	746,876	Increase in current asset is mainly due to recognition of FY2024 SR&ED as explained above, marginally off-set by decrease in cash as additional fund raised from financing activities during the period were all fully used in operation
Premises lease deposits	127,309	126,431	878	Movement not material
Property and equipment, net	941,807	1,138,420	(196,613)	Mainly due to depreciation and amortization fixed asset and right-of-use assets and impairment of operating right-of-use asset
Non-current assets	1,069,116	1,264,851	(195,735)	Mainly due to factors explained above
TOTAL ASSETS	2,302,493	1,751,352	551,141	Mainly due to factors explained above

Accounts payable and accrued liabilities	6,657,291	5,924,121	733,170	Mainly due to Damon Motors delaying payment to tight cashflow
Customer deposits	476,404	482,575	(6,171)	Movement not material
Current portion of operating lease liabilities	363,640	443,519	(79,879)	Mainly due to on-going lease payments
Current portion of finance lease liabilities	7,329	7,141	188	Mainly due to on-going lease payments
Short-term debt	2,507,214	1,099,489	1,407,725	Mainly due to issuance of new promissory notes and senior secured promissory notes issued to Grafiti Holding – see MD&A section entitled “Liquidity and Capital Resources”
Convertible notes	46,294,751	40,630,756	5,663,995	Mainly due to convertible promissory notes $0.6 mil issued during the period, (see MD&A section entitled “Liquidity and Capital Resources”), interest accrued $0.7 mil, changes in fair value $4.7 mil partially offset by amount allocated to warrant bifurcated of $0.3 mil
Financial liability convertible to equity	-	3,200,000	(3,200,000)	Mainly due to conversion of Simple Agreements for Future Equity (SAFE) during the period to common shares
Current liabilities	56,306,629	51,787,601	4,519,028	Mainly due to factors explained above
Non-current portion of operating lease liabilities	175,493	235,492	(59,999)	Mainly due to on-going lease payments
Non-current portion of finance lease liabilities	178,008	177,403	605	Mainly due to on-going lease payments
Non-current Liabilities	353,501	412,895	(59,394)	Mainly due to factors explained above
TOTAL LIABILITIES	56,660,130	52,200,496	4,459,634	Mainly due to factors explained above

Common shares	5,138,751	1,938,751	3,200,000	Mainly due to common shares issue for conversion of SAFEs
Preferred shares	71,590,087	71,590,087	-
Additional paid in capital	16,933,294	16,629,612	303,682	Mainly due to equity-classified warrant issued during the year $0.3 mil
Accumulated deficit	(148,019,769)	(140,607,594)	(7,412,175)	Mainly due to operational loss during the year – see MD&A section entitled “Results of Operations”
Total Shareholders’ deficit	(54,357,637)	(50,449,144)	(3,908,493)	Mainly due to factors explained above
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	2,302,493	1,751,352	551,141	Mainly due to factors explained above

The following table sets out selected information related to the financial position of Damon Motors as of June 30, 2024 and June 30, 2023 as well as explanations for variations:

	June 30, 2024	June 30, 2023	Variation	Explanation of Variation
	$	$	$
Cash	395,580	2,069,056	(1,673,476)	Decrease in cash is mainly due to funds raised from financing activities during the period being insufficient to cover the cash used in operation, reducing the opening cash balances - see MD&A section entitled “Cash Flows” and “Liquidity and Capital Resources”
Other current assets	90,921	255,582	(164,661)	Mainly due to amortization of prepayment during the period and reduction in other receivables
Current assets	486,501	2,324,638	(1,838,137)	Decrease in current assets is mainly due to decrease in cash as additional funds raised from financing activities during the period were all fully used in operation
Premises lease deposits	126,431	187,435	(61,004)	Movement not material
Property and equipment, net	1,138,420	2,004,066	(865,646)	Mainly due to depreciation and amortization fixed asset and right-of-use assets and impairment of operating right-of-use asset
Non-current assets	1,264,851	2,191,501	(926,650)	Mainly due to factors explained above
TOTAL ASSETS	1,751,352	4,516,139	(2,764,787)	Mainly due to factors explained above

Accounts payable and accrued liabilities	5,924,121	7,106,281	(1,182,160)	Mainly due to the company making payments to reduce accounts payable as additional funds are raised
Customer deposits	482,575	488,569	(5,994)	Movement not material
Current portion of operating lease liabilities	443,519	740,486	(296,967)	Mainly due to on-going lease payments
Current portion of finance lease liabilities	7,141	12,363	(5,222)	Mainly due to on-going lease payments
Debt	1,099,489	1,857,550	(758,061)	Mainly due to repayment of SR&ED loan and promissory note converted to convertible promissory note on maturity partially offset by issuance of new promissory notes for debt settlement and senior secured promissory notes issued to Grafiti – see MD&A section entitled “Liquidity and Capital Resources”
Convertible notes	40,630,756	14,727,183	25,903,573	Mainly due to convertible notes $11.6 mil issued during the period, (see MD&A section entitled “Liquidity and Capital Resources”), $1.3m convertible notes issued for debt settlement, interest accrued $2.3 mil, changes in fair value $13.0 mil partially offset by amount allocated to warrant bifurcated of $1.8 mil and interest paid of $0.5 mil
Derivative warrant liabilities	-	521,950	(521,950)	Mainly due to $1.1 mil bifurcated value of additional share purchase warrants issued during the period (see MD&A section entitled “Liquidity and Capital Resources”) and fair value changes of $4.8 mil fully off-set as these warrants are reclass to equity-classified and charge to AIPC $6.4 mil
Financial liability convertible to equity	3,200,000	2,700,000	500,000	Mainly due to fair value changes of Simple Agreements for Future Equity (SAFE) during the period
Current liabilities	51,787,601	28,154,382	23,633,219	Mainly due to factors explained above
Non-current portion of operating lease liabilities	235,492	621,325	(385,833)	Mainly due to on-going lease payments and de-recognition of lease liability following termination of one of the operating leases
Non-current portion of finance lease liabilities	177,403	190,774	(13,371)	Mainly due to on-going lease payments
Other non-current liabilities	-	19,099	(19,099)	Mainly comprised of long-term deposit for office space subleased, variance not material
Non-current Liabilities	412,895	831,198	(418,303)	Mainly due to factors explained above
TOTAL LIABILITIES	52,200,496	28,985,580	23,214,916	Mainly due to factors explained above
Common shares	1,938,751	1,285,788	652,963	Mainly due to stock options exercised and shares issued to reduce severance settlements during the period
Preferred shares	71,590,087	71,590,087	-
Additional paid in capital	16,629,612	9,294,030	7,335,582	Mainly due to liability-classified warrant reclassed to equity-classified warrant charged to APIC $6.4 mil; equity-classified warrant issued during the year $1.1 mil and stock-based compensation vested $0.1 mil; partially offset by the increase in value of stock option exercised $0.3 mil
Accumulated deficit	(140,607,594)	(106,639,346)	(33,968,248)	Mainly due to operational loss during the year – see MD&A section entitled “Results of Operations”
Total Shareholders’ deficit	(50,449,144)	(24,469,441)	(25,979,703)	Mainly due to factors explained above
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	1,751,352	4,516,139	(2,764,787)	Mainly due to factors explained above

Cash Flows

The following table provides a summary of Damon Motors’s operating, investing, and financing cash flows for the three months ended September 30, 2024 and 2023:

	Three months ended September 30,
	2024	2023
	$	$
Cash used in operating activities	(2,160,571)	(4,302,549)
Cash provided by financing activities	1,878,540	4,928,604
Net change in cash during the period	(282,031)	626,055
Cash, beginning of period	395,580	2,069,056
Cash, end of period	113,549	2,695,111

The following table provides a summary of Damon Motors’s operating, investing, and financing cash flows for the year ended June 30, 2024, 2023 and 2022:

	Year ended June 30,
	2024	2023	2022
	$	$	$

Cash used in operating activities	(12,869,374)	(21,082,292)	(24,440,545)
Cash used in investing activities	-	(778,681)	(2,708,872)
Cash provided by financing activities	11,195,898	13,831,298	25,283,836
Net change in cash during the year	(1,673,476)	(8,029,675)	(1,865,581)
Cash, beginning of year	2,069,056	10,098,731	11,964,312
Cash and restricted cash, end of year	395,580	2,069,056	10,098,731

Cash Flows Used in Operating Activities

For the three months ended September 30, 2024, cash flows used in operating activities was $2.2 mil and was composed of Damon Motors’s net loss of $7.4 mil driven by the factors discussed partially offset by net non-cash items of $5.7 mil and by net changes in non-cash working capital of $0.4 mil. Non-cash items of $5.7 mil composed mainly of $4.7 mil loss related to the change in fair value of financial liabilities, $0.8 mil accrued unpaid interest on debt, $0.2 mil for depreciation and amortization.

For the period ended September 30, 2023, cash flows used in operating activities was $4.3 mil and was composed of Damon Motors’s loss and comprehensive loss of $5.4 mil driven by the factors discussed above and by net changes in non-cash working capital of $0.5 mil partially offset by net non-cash items of $1.6 mil. Non-cash items of $1.6 mil were mainly composed of $0.8 mil loss related to the change in fair value of financial liabilities, $0.4 mil accrued unpaid interest on debt, $0.2 mil for stock-based compensation expense, $0.2 mil for depreciation and amortization, partially off-set by $0.1 mil in unrealized foreign exchange gain. The decrease in non-cash working capital was primarily driven by decreases in trade payables and accrued liabilities of $0.5 mil, operating lease payment of $0.1 mil, partially off-set by increase in customer deposits and a decrease in prepaid and deposits.

For the year ended June 30, 2024, cash flows used in operating activities was $12.9 mil and was composed of Damon Motors’s net loss of $34.0 mil driven by the factors discussed partially offset by net non-cash items of $21.7mil and by net changes in non-cash working capital of $0.6 mil. Non-cash items of $21.7 mil were mainly composed of $18.4 mil loss related to the change in fair value of financial liabilities, $1.7 mil accrued unpaid interest on debt, $0.8 mil for loss on debt settlement, $0.1 mil for stock-based compensation expense, $0.8 mil for depreciation and amortization.

For the year ended June 30, 2023, cash flows used in operating activities was $21.1 mil and was composed of Damon Motors’s net loss of $37.0 mil driven by the factors discussed above, partially offset by net non-cash items of $11.6 mil and by net changes in non-cash working capital of $4.3mil. Non-cash items of $11.6mil were mainly composed of $1.5 mil for stock-based compensation expense, $1.1 mil for depreciation and amortization, $0.8 mil for accrued unpaid interest on operating lease, $3.9 mil loss related to the change in fair value of financial liabilities, $9.4 mil related to asset impairment partially off-set by $6.2 mil in gain from lease obligation released. The increase in non-cash working capital was primarily driven by increases in trade payables.

For the year ended June 30, 2022, cash flows used in operating activities was $24.4 mil and was composed of Damon Motors’s net loss of $36.7 mil driven by the factors discussed above, partially offset by net non-cash items of $11.8 mil and net changes in non-cash working capital of $0.5 mil. Non-cash items of $11.8 mil were mainly composed of $2.3 mil for stock-based compensation expense, $0.6 mil for depreciation and amortization and $8.9 mil related to the change in fair value of SAFEs. The net changes in non-cash working capital were primarily driven by increases in trade payables and accrued liabilities, an increase in customer deposits partially offset by an increase in prepaid and deposits.

Cash Flows Used in Investing Activities

Cash flows used in investing activities primarily relates to capital expenditures for leasehold improvements, equipment and office furniture as Damon Motors continues to expand and invest in its business infrastructure and scales its manufacturing operations.

There is no cash flow used in investing activities for the three months ended September 30, 2024 and 2023.

There is no cash flow used in investing activities for the year ended June 30, 2024.

For the year ended June 30, 2023, cash flows used in investing activities primarily relates to tenant improvements made to the Surrey manufacturing facility and on lease commencement, capitalized as part of the right-of-use asset.

For the year ended June 30, 2022, cash flows used in investing activities relates to tenant improvement on the Surrey manufacturing facility and leasehold improvement and equipment for new office space in both Vancouver, British Columbia, Canada and San Rafael, California, the United States to accommodate business expansion.

Cash Flows from Financing Activities

Cash flows from financing activities were $1.9 mil for the three months ended September 30, 2024 and was primarily due to proceeds from issuance of convertible promissory notes of $0.6 mil, proceeds from issuance of senior secured promissory note to Grafiti Holding of $0.6 mil and proceeds from issuance of secured promissory note and of $0.7 mil to uLoan and Rise Capital.

Cash flows from financing activities were $4.9 mil for the period ended September 30, 2023 and was primarily due to proceeds from issuance of convertible notes of $4.95 mil marginally offset by partial repayment of SR&ED loan $0.03mil.

Cash flows from financing activities were $11.2 mil for the year ended June 30, 2024 and was primarily due to proceeds from issuance of convertible notes of $11.5 mil, proceeds from issuance of senior secured promissory note of $0.55 mil marginally offset by partial repayment of SR&ED loan $0.9 mil.

Cash flows from financing activities were $13.8 mil for the year ended June 30, 2023 and was primarily due to proceeds from issuance of convertible notes of $11.2 mil, SAFEs of $2.0 mil, drawdown on SR&ED facility of $1.1 mil and proceeds from promissory note of $0.7 mil, partially off-set by cash settlement for release of lease obligation of $1.1 mil and SR&ED facility repayment of $0.2 mil.

Cash flows from financing activities were $25.3 mil for the year ended June 30, 2022 and was primarily due to proceeds from issuance of preferred shares $25.3 mil, draw down on SR&ED facility $0.6 mil, partially offset by SR&ED repayments of $0.6 mil during the year.

Liquidity and Capital Resources

Liquidity

As of September 30, 2024, Damon Motors had a cash balance of $0.1 mil ($0.4 mil as of June 30, 2024). Damon Motors incurred loss for the year of $7.4 mil for the three months ended September 30, 2024, of which $4.7 mil loss related to the change in fair value of financial liabilities, $0.8 mil accrued unpaid interest on debt, $0.2 mil for depreciation and amortization, partially off-set by net changes in non-cash working capital of $0.4 mil. Damon Motors’s accumulated deficit and expected future losses cast substantial doubt upon Damon Motors’s ability to continue as a going concern. Furthermore, Damon Motors had negative cash flows from operating activities of $2.2 mil for the three months ended September 30, 2024. These operating losses and negative cash flows were mainly the result of on-going operating costs, transaction costs incurred due to the business combination and the public listing exercise and financing cost to sustain its operation. Based on the foregoing and its growth strategy, Damon Motors expects to continue to make significant expenditures to expand Damon Motors’s business and develop manufacturing operations in the future. As a result, Damon Motors may continue to incur operating losses and have negative cash flows in the short term, as it continues to execute on its growth strategy and develop manufacturing capability to produce the motorcycles to meet delivery of the motorcycles in our order book.

Damon Motors’s primary sources of liquidity used in the funding of its operations and the execution of its growth comes from on-going fund raised in the form of issuance of convertible notes (as discussed in the section “Capital Resources” of this MD&A below). Damon Motors cannot provide assurance that Damon Motors will secure financing in a timely manner.

Capital Resources

Convertible Notes and Share Purchase Warrants issued between July 1, 2024 to September 30, 2024

During the period from July 1, 2024 to September 30, 2024, Damon Motors issued convertible promissory notes to arms-length parties with an aggregate principal amount of $555,000 at valuation cap of $125,000,000 and interest rate of 12% per annum, payable in arrears on the maturity date. These convertible promissory notes holders were also issued 202,820 common share purchase warrants to subscribe for, and purchase of Damon Motors common shares at the exercise price equal to the quotient of the valuation cap of $125,000,000 and the diluted capitalization at closing date.

Convertible Notes and Share Purchase Warrants issued after September 30, 2024

From October 1, 2024 to the date of the report, Damon Motors secured additional convertible promissory notes with aggregate value of $550,000 with a valuation cap of $125,000,000, maturing one year from issuance and interest rate of 12% per annum, payable in arrears on maturity. These convertible promissory notes holders were also issued 200,993 common share purchase warrants to subscribe for, and purchase of Damon Motors common shares at the exercise price equal to the quotient of the valuation cap of $125,000,000 and the diluted capitalization at closing date.

Senior secured promissory note

On July 3, 2024, Damon Motors issued additional $396,000 senior secured promissory note (“Secured Note”) with interest rate at 10.0% per annum in favour of Grafiti Holding.

On September 25, 2024, Damon Motors amended the senior secured promissory note dated June 26, 2024 increasing the maximum aggregate principal amount of the note from $1,000,000 to $1,150,000. On the same date, Damon Motors drew down an additional $200,000 on the note bringing the total principal amount drew down to $1,146,000.

Secured promissory notes

On August 5 2024, Damon Motors issued promissory note to arms-length parties with principal amount of $364,649 (CAD$500,000) secured against future SR&ED tax credit refund expected to be received from year-end tax returns for 2024 submitted to CRA and substantially all of the assets of Damon Motors. The loan accrues interest at a rate of 3% per month and matures on or before November 15, 2024.

On August 11, 2024, Damon Motors issued another promissory note to arms-length parties with principal amount of $364,650 (CAD$500,000) secured against substantially all of the assets of Damon Motors on a pari passu basis with the promissory note issued on August 6, 2024. The loan accrues interest at a rate of 3% per month and matures on or before November 15, 2024.

On October 9, 2024, Damon Motors issued promissory note to arms-length parties and received proceeds of $200,000, which is net of set-up fee of $12,500. The note accrues interest at a rate of 12% per annum and shall become due and payable in full on the earlier of (i) 60 days from the funds are advanced; or (ii) five (5) business days following the completion of the liquidity event. The liquidity event refers to the business combination with Grafiti, following which Damon Motors will become a wholly owned subsidiary of Grafiti Holding and Grafiti Holding’s securities will become listed and trading on the Nasdaq.

SR&ED tax credit refund

On October 4, 2024, Damon Motors received the Notice of Assessment for 2024 SR&ED tax credit refund amount of $1,004,022 (CAD$1,355,329) from CRA and the tax credit refund was received in full on October 16, 2024.

Off-Balance Sheet Arrangements

Damon Motors does not have any relationships with unconsolidated organizations or financial partnerships, such as structured finance or special purpose entities, which are established for the purpose of facilitating off-balance sheet arrangements.

Commitments and Contingencies

In the normal course of business, Damon Motors enters into contractual obligations that will require it to disburse cash over future periods.

Commitments and contingencies disclosures can be found in Note 12 of Damon Motors’s unaudited condensed interim consolidated financial statements as of September 30, 2024 included elsewhere in this prospectus.

New Accounting Standards Not Yet Adopted

Damon Motors continually assesses any new accounting pronouncements to determine their applicability. When it is determined that a new accounting pronouncement affects Damon Motors’s financial reporting, Damon Motors undertakes a study to determine the consequences of the change to its financial statements and assures that there are proper controls in place to ascertain that Damon Motors’s financial statements properly reflect the change.

Details of the recent accounting pronouncements not yet adopted can be found in Note 3(d) of Damon Motors’s unaudited condensed interim consolidated financial statements as of September 30, 2024 included elsewhere in this prospectus.

BUSINESS

Our Group Structure

The following organization chart indicates the intercorporate relationships of the Company and its material subsidiaries, together with the jurisdiction of formation, incorporation or continuance of each entity, following the consummation of the Business Combination.

Our Business

Our Motorcycle Development and Manufacturing Business through Damon Motors

The material business of the Company operates through Damon Motors. Damon Motors is a British Columbia based motorcycle manufacturing company aiming to building a smart and technologically advanced motorcycle with zero emissions while still maintain performance and safety while also incorporating connectivity and artificial intelligence.

We, through our wholly-owned subsidiary Damon Motors and its subsidiaries, design and produce motorcycles aimed at transforming the motorcycle industry by building a smart and technologically advanced motorcycle. Damon Motors is developing the technology and investing in the capabilities to lead the industry transformation in the high-performance electric motorcycle market. With decades of combined management and engineering experience across the team’s careers, and a commitment to low carbon personal mobility solutions, Damon Motors is introducing existing enthusiasts to high-performance electric products while bringing new riders to the motorcycle community with first of its kind advances in zero emissions motorcycle performance, safety, connectivity and AI.

Founded in 2017, Damon Motors started reimagining the future of motorcycling by means of advanced safety design, electric vehicle powertrain technology and user experience. In 2019, Damon Motors took its first alpha prototype motorcycles and safety systems into the field to test the concept. In 2021, Damon Motors expanded its operations and expertise with an R&D facility in San Rafael, California to accelerate the engineering and development of its HyperDrive platform drive unit and the HyperSport motorcycle. Through core technology advancements, Damon Motors electric motorcycles are in prototype phase of product validation.

Our SAVES Distribution Business Through Grafiti Limited

We, through our wholly-owned subsidiary Grafiti Limited, distribute in the UK and certain other European countries data analytics and visualization software products referred to as “SAVES” primarily for scientists and engineers. Grafiti Limited’s products can be downloaded to a user’s desktop. These products help scientific research in the health and life sciences domain in the discovery of new drugs, in the study of the efficacy of established drugs and therapies, and in epidemic propagation research, among other applications. Engineers use our products for a multitude of applications which include, but are not limited to, conducting surface modelling analysis and curve fitting in order to design new engineering processes, studying signal attenuation and propagation in radio engineering. Potential automobile and motorcycle applications could include surface panel design for aerodynamics, aesthetic symmetry, and calculated asymmetry among others. We believe the Grafiti Limited regression analysis product could also be used for predicting vehicle sharing demand and pricing trends in various markets based on a wide range of variables.

Grafiti Limited was formed by the Parent on May 13, 2020 as a distribution arm for its SAVES products in the UK market and part of the European market.

Our Market

EV Growth Worldwide

According to the International Energy Agency’s April 2023 Global EV Outlook, global electric car markets are seeing rapid growth as sales exceed 10 million units in 2022. A total of 16% of all new cars sold were electric in 2022, up from around 9% in 2021 and less than 5% in 2020. Three geographic markets dominated global sales. China was the frontrunner, accounting for around 60% of global electric car sales. More than half of the electric cars on roads worldwide are now in China and the country has already exceeded its 2025 target for new energy vehicle sales. In Europe, the second largest market, electric car sales increased by over 15% in 2022, meaning that more than one in every five cars sold was electric. Electric car sales in the United States – the third largest market – increased 55% in 2022, reaching a sales share of 8%. The rest of the world accounts for about 2%.

EV Growth in the North American and European Markets

As reported by Silas Smith of way.com, in North America, the percentage of electric cars hit a new high in early 2022. During the first quarter of 2022, the number of EV registrations increased by 60% despite the generally slow performance of the overall market. During the initial nine months of 2022, a total of 530,577 electric cars were sold in the US. These numbers are only for BEVs. The figures do not include plug-in HEV and Hybrid Electric Vehicles. Almost 65% of these percentage of electric cars were Tesla. As early as 2026, S&P Global Mobility expects the total of new EV models available to break 200 in the US market, as the ICE new model count continues a steady decline. In late 2027/early 2028, the total model count should be at its apex — with the number of options across all propulsion system designs approaching 650. The situation is expected to be similar in Europe. S&P Global Mobility forecasts that the three propulsion system designs — EV, hybrid, and ICE — will each account for between 29% and 36% of the market by the end of this decade. After that, EV share is expected to continue to grow while hybrid plateaus and then joins ICE in a continuous, but slow, decline.

Motorcycle Market Today

The global motorcycle industry is a $144B industry, according to data from Motorcycles Data 2022 Global Industry Sales Report, and there are more than 180M motorcycles and scooters produced per year, which exceeds the number of passenger cars and light trucks produced per year on a combined basis.

Damon’s strategy is to provide premium and high-technology electric motorcycle offerings for each highway-capable motorcycle segment, priced competitively with the other available options with the goal of becoming a leading motorcycle manufacturer with electric motorcycles that outperform comparable gas bikes.

The relevant electric vehicle markets for Damon includes:

●	small and large scooters

●	light, medium and heavy motorcycles

●	small and large three-wheelers

Damon’s current core capabilities are in the light, medium and heavy motorcycle segments. Motorcycles Data 2022 Global Industry Sales Report reported $32.1 billion in light motorcycle sales in 2022, which skewed towards the markets in Asia and Europe, while the sales of medium and heavy motorcycles totaled $11.2 billion, growing at a CAGR of 7.2% and concentrated in North America and Europe, where customers more often choose heavier models.

The North American market accounts for the majority of the market’s profits, whereas the majority of volume is accounted for in Southeast Asia, albeit with significantly lower margins than the North American market. That said, according to Motorcycles Data 2022 Global Industry Sales Report, the average priced motorcycle purchased in Southeast Asia has risen above $2,400, with the fastest growing segment now priced at $3,000. This increase in price is driven mainly by the increasing middle-class incomes across a younger population, where 1 out of every 2 people is now under the age of 40.

Competitive Landscape

The motorcycle market is highly competitive, and Damon expects it will become even more so in the future. Currently, Damon’s competition for its vehicles comes principally from manufacturers of motorcycles with internal combustion engines powered by gasoline, including in the premium and other segments of its business. Although Damon intends to strategically enter the premium electric vehicle segment, it similarly expects this segment will become more competitive in the future as a result of new entrants, both from established brands and start-up companies from various regions of the globe.

Many of Damon’s current and potential competitors have significantly greater financial, technical, manufacturing, marketing and other resources than Damon and may be able to devote greater resources to the design, development, manufacturing, distribution, promotion, sale and support of their products. Based on publicly available information, a number of Damon’s competitors already have displayed prototype electric motorcycles and have announced target availability and production timelines, while others have launched pilot programs or full commercial offerings in certain markets.

Notably, Damon expects competition in its industry to intensify in the future, considering increased demand and regulatory push for alternative fuel vehicles, continuing globalization and consolidation in the worldwide motorcycle industry. Factors affecting competition include, among others, product quality and features, innovation and development time, pricing, reliability, safety, fuel and energy economy, customer service (including breadth of service network) and financing terms. Damon’s ability to successfully compete in the motorcycle industry will be fundamental to its future success in existing and new markets and its market share. There can be no assurance that Damon will be able to compete successfully in the markets in which it operates. If Damon’s competitors introduce new models or services that successfully compete with or surpass the quality, price, performance or availability of Damon’s vehicles or services, it may be unable to satisfy existing customers or attract new customers at the prices and levels that would allow it to generate attractive rates of return on its investment. Increased competition could result in lower vehicle unit sales, price reductions and revenue shortfalls, loss of customers and loss of market share, which may materially adversely affect Damon’s business, financial condition, operating results and prospects.

Damon’s expects competition from two primary segments:

●	First, from leading traditional ICE-focused companies including BMW, Honda, Ducati and Triumph. These companies have the ability to scale manufacturing and leverage global distribution capabilities, but do not currently offer a premium electric motorcycle in market. However, some of these companies are beginning to explore entering the electric motorcycle market, albeit typically they do so first with the lowest cost motorcycles and scooters, lower technological know-how required and reduced cannibalization of their high-margin products necessary to enter the bottom segments of the market.

●	Second, electric vehicle-focused companies, including LiveWire, Zero and Energica that have product in market today. Damon’s focus is to provide higher performing motorcycles with enhanced safety features relative to these current products. Unlike LiveWire, which is majority owned by Harley Davidson, Zero and Energica have motorcycles in the market today but lack the global manufacturing and distribution capabilities of the major ICE players.

While Damon expects competition to grow as the market shifts to electric and more players begin to make serious investments, Damon believes it is well-positioned with its combination of commitment, capabilities and advanced technology to lead the growing electric motorcycle market.

Damon’s Competitive Strengths

We expect to drive continued growth and strong financial performance by leveraging our distinct competitive strengths, each of which we believe provide unique competitive advantages. These include:

Highly qualified and knowledgeable management team

Damon has assembled a top team of innovative electric vehicle and ADAS safety system engineers and management team members with backgrounds spanning design, development and manufacturing who have developed a wide array of electric vehicles, from buses, to cars, motorcycles, VTOL’s and transport trucks across world class companies such as Apple, BMW, Daimler, Uber Elevate, and many others.

Best-in-class strategic partners and suppliers

Damon’s world class strategic partners and suppliers, such as Continental, Fukuta, Brembo, Ohlins, Pirelli, Auteco, Indika Energy and many others, are among the leaders in their respective fields, and Damon believes that such relationships will allow Damon to successfully pursue a competitive position in the global electric motorcycle market.

Head start in the market

Damon believes it has a significant competitive advantage stemming from the coordinated application of multiple new technologies. With more than $75M invested to date, Damon’s products have advanced vehicle range and power at a reduced overall mass and are developed to solve fundamental problems that motorcyclists frequently experience that have long been poorly addressed. These include noise, emissions, range, safety, comfort and digital connectivity.

Patents and trade secrets

Damon’s patent portfolio of 34 national and international parents awarded or filed and collection of trade secrets will further protect this new class of motorcycles. With more than 10 billion media impressions and 1200 original earned articles in 2022, as measured by unique visitors and reach based on BPA audited publications using databases such as Muckrack, Cision and Google Analytics, Damon believes its technological competitive advantage is well infused into its brand, which will continue to provide a market advantage, even as heritage brands look on.

Direct to customer distribution

Unlike its competitors, Damon is one of a few motorcycle manufacturers selling direct to consumers. Selling over the internet, shipping direct and owning and eventually operating its own Damon experience centers is perhaps the most important sales and distribution advantage the Company has over established players, allowing for high margin retention and a vital information feedback loop from its customers that goes straight into manufacturing and vehicle design, while also providing considerably higher profit margins and lower customer acquisition costs over time. The ability to sell motorcycles directly to consumers has shown to be viable in the electric car space; however, it is uncommon in motorcycles. Damon has enjoyed significant success with the direct sales model to date. Damon’s expects to continue to generate an evangelistic brand and following, with a growing backlog currently extending into 2025/2026.

Our SAVES Market

We distribute SAVES products in the UK market and part of the European market. Grafiti Limited’s strategy is to build a broader, long term customer base by increasing its sales of Grafiti Limited’s product offerings which will include cloud and Macintosh compatible data analytics and statistical visualization software products. We believe this will enable the Grafiti Limited business to focus on generating more recurring revenues in the future.

Our SAVES Customers

Our customers include academic institutions, engineers and scientists in a variety of industries including environmental sciences, behavioral sciences, medical research, and engineering.

By understanding our customers unique needs and considering the markets we target, we provide expert guidance, demonstrations, and ongoing support to maximize the value our software brings. Over 60% of our customers are academic institutions or scientist associated with them. Our channel partners account for approximately 25% of our revenue.

During the year ended June 30, 2024, Grafiti Limited had one customer that accounted for 11% of revenue and during the year ended June 30, 2023, Grafiti Limited had one customer that accounted for 16% of revenue. During the quarter ended September 30, 2024, Grafiti Limited has two customers that accounted for a total of 30% of revenue. See “Risk Factors - Our SAVES business relies on a limited number of key customers, the importance of which may vary dramatically from year to year, and a loss of one or more of these key customers may adversely affect our operating results.”

Competition Faced by Our SAVES Business

We operate in a market characterized by intense competition from competitive products and their distributors and/or resellers, based on such factors as price, quality and depth of product lines and training, as well as service and support provided by the distributor to the customer. We believe we are well equipped to compete effectively with other distributors in all of these areas.

Our business is characterized by innovation and rapid change in the products we distribute. Originlab and Graphpad Prism are the main competitors of the products that we sell. These competitive products are characterized by the complexity of their user interfaces and the pre-supposition and in-depth understanding of statistics. Sigmaplot, on the other hand, has an interface that is as intuitive and simple to use and the statistical analyses available in Sigmaplot can be accessed through an intuitive and guided interface that makes the adoption of it by scientists and engineers less cumbersome and very time efficient. Sigmaplot is characterized by the richness of its graphs and their almost infinite customizability relative to our competitors’ graphing solutions. We offer multiple pricing models and believe our products are competitively priced.

Our Products and Services

Electric Motorcycles

Damon’s electric vehicles are developed with a set of proprietary design principles that elevate the brand, deliver differentiated riding experiences and bring emotion to electric propulsion. The initial product portfolio of motorcycle models will be built upon and utilize a single powertrain platform called HyperDrive™. As a patented, monocoque-constructed battery-chassis, HyperDrive houses a proprietary 150 kW 6-phase liquid cooled IPM motor-gearbox and proprietary electronics. This platform approach establishes a capital-efficient path to grow the product line to meet a wide range of future segments and price points, while also supporting a wide range of future motorcycle models and power sizes that share as much as 85 percent common parts. By using the frame of the battery as the motorcycle’s chassis, HyperDrive also achieves valuable weight and cost reduction advantages. With 150 kW of power at its disposal, HyperDrive has been specifically designed to compete with the performance of market leaders in the high-performance motorcycle market, whether internal combustion or electric. Thanks to the energy modularity designed into it, HyperDrive-based motorcycles can be detuned in power, energy and thus cost to support 500 – 1500cc power equivalent classes of motorcycles in both the North American and European markets, with price points ranging from $20,000 - $80,000.

The HyperDrive platform is contrasted by the smaller, less powerful and lower cost HyperLite platform, currently in its early design phase. HyperLite will be developed using a very similar design architecture as HyperDrive, enabling the production of a range of light weight, low to medium cost motorcycles and scooters with milder levels of horsepower that are more common in overseas and developing markets. With these two platforms paired with Damon’s three patented cornerstone technologies, CoPilot™, Shift™ and its AI-enabled cloud platform. Damon’s long-term objective is to build a premium, high-tech, electric motorcycle company that rivals the largest incumbents in both profit and annual volume, by providing a technologically enhanced riding experience that is not currently available from any other manufacturer.

CoPilot provides a novel rider assistance and warning system integrated into the motorcycle. Shift allows the handlebars and foot pegs to mechatronically adjust on the fly, addressing issues of ergonomic comfort and allowing users to select different riding positions for changing conditions such as a lower, more aerodynamic position for highway use or a more upright position for urban use. Its AI-enabled cloud collects environmental and situational data that, paired with over-the-air software updates, drives a continual loop of collision warning improvements, with an aim to further reduce accident probability over time.

The commercial production of Damon’s motorcycles is expected to commence after passing various internal and external tests and undergoing a self-certification process required for US-bound vehicle homologation. These tests include: the completion of Damon’s ride quality and long-term durability testing, completion of FCC Title 47 certification for the onboard charger, completion of UN 38.3 battery testing, completion of Damon’s internal battery testing, extreme temperature operation verification, brake testing per FMVSS, and an internal and external review of FMVSS compliance with Damon engineering subcontractor TUV of Germany. The following is a further description on the timing and stage of research and development:

●	HyperDrive: The HyperDrive serves as a common powertrain platform for both the HyperSport and HyperFighter models. Damon leverages a combination of in-house research and development alongside subcontracting to external experts to advance this project. Currently, in the engineering & development stage, the power electronics are 90% complete, with ongoing validation and the integration of new features. Similarly, the mechanical and cooling systems are 90% complete, with continued testing, while the battery system is 70% complete, with efforts focused on the development of the cell interconnect system. This stage is expected to be completed by Q2 FY 2026. Subsequently, the project will progress to the pre-production stage, which will emphasize design validation and testing, with an anticipated completion by Q3 - Q4 FY 2025. The budget allocated for the next 12 months is $0.6 million and $1.0 million for the next 13 to 18 months, which proposed use of funds is disclosed in the table under the heading “Research and Development” in this Prospectus.

●	HyperSport: The Engineering & Development of the HyperSport is mostly complete, with vehicle mechanics 90% finalized, pending the completion of the HyperDrive platform. The pre-production stage is set to commence, with tooling release as a critical milestone, followed by validation and design confirmation, with an estimated completion by Q1 FY 2026. The Production & Commercialization Stage is ongoing in parallel, focusing on the establishment of the final assembly and test facility, along with the development of distribution and delivery infrastructure. This stage is expected to conclude between Q3 FY 2026 and Q2 FY 2027. The estimated budget for this program for the next 24 months is $24 million.

●	HyperFighter: The HyperFighter shares its powertrain platform with the HyperSport, along with other key components such as the chassis, braking system, and dash display. Currently in the concept stage, the design and performance characteristics of the HyperFighter are being defined, leveraging these shared components, with an estimated completion date in Q2 - Q3 FY 2026. The engineering & development stage will follow with an anticipated completion in Q4 FY 2026 - Q1 FY 2027, and subsequently, the pre-production stage is expected to be completed by Q3 - Q4 FY 2027. The Production & Commercialization Stage is projected to conclude by Q1 - Q2 FY 2028. The budget allocated for the next 24 months is $0.5 million for design and concept.

●	HyperLite: The HyperLite is currently in the concept stage, where the design and performance characteristics are being meticulously defined. This model is envisioned as a smaller and less powerful variant of the HyperSport, featuring a new powertrain platform, and is targeted at the mass market. The concept stage, including simulation and 3D design programs, is expected to be completed by Q2 - Q3 FY 2026. The subsequent engineering & development stage is projected to conclude by Q4 FY 2027 - Q1 FY 2028. Following this, the pre-production stage is anticipated to be completed by Q3 - Q4 FY 2028. The estimated budget for the next 24 months is $0.2 million, allocated for design and concept development.

●	Additional Steps and Estimated Costs: As per the following table:

Damon is starting the product portfolio with the HyperSport, the launch product sets a premium and high technology nature of the brand, which currently is responsible for more than half of Damon’s 3400+ reservations. Damon plans to launch additional models made possible by reusing the same HyperDrive powertrain platformcore vehicle chassis and powertrain system to address various market segmentation opportunities while reducing new product and platform development investments. Over time, Damon intends to launch additional, lower cost commuter motorcycles, offered with Damon’s advanced features such as CoPilot, Shift, and connectivity to further expand global appeal.

Damon’s strategy is to commercialize and refine costly new technology with a premium family of products in the ‘Hyper’ family of motorcycles for the western market first. This market allows Damon to establish the brand and command the highest margins while ramping up volume. For the large markets in India, Southeast Asia, Asia, Africa and South America, some of the key challenges include price sensitivity, brand appeal, customer credit and financing options, import tax levies, trade tariffs and challenges relating manufacturing as a foreign entity.

Building a successful western brand is the first step to addressing the brand awareness and reputation gap in emerging markets.

To address price sensitivities, a scaled down, smaller powertrain platform called HyperLite will be introduced following the initial HyperDrive motorcycles. Using similar battery technology and a smaller multi-variant battery design as the HyperDrive platform, it will support several models that meet the needs of the 125cc to 400cc market segments in emerging markets such as India, SE Asia, Latin America and Africa. These vehicles are planned to be final assembled, distributed and sold by partners in market, such as Damon’s partnership with Auteco and Indika.

Damon’s HyperLite-based vehicles intend to compete by offering enhanced safety features, technology, or performance. Coupled with cost competitive subscription plans proven in western markets, Damon intends to capture considerable market share by offering a low friction price model with exceptional safety, noise and emissions benefits.

One way to determine the size of an emerging market is by conducting early market validation and testing through online pre-sales campaigns, similar to how Damon has built its order book to date. This will be achieved by conducting early web-based marketing to establish appetite for the HyperLite platform. This web-based marketing will be achieved with local language websites that link to sections of the main Damon website. In addition, Damon will look for strategic business-to-business opportunities, such as sales to other motorcycle manufacturers, last mile and other delivery applications that would allow Damon to establish a beachhead in new regions.

Software and Connectivity Associated with Our Motorcycles

As software-defined vehicles, all of Damon’s cloud backend and control for Damon’s vehicle electronic control unit is an internal development. This approach helps Damon to ensure high compatibility and functionality, integrating critical electric vehicle systems and vehicle functions into one vehicle-cloud-to-vehicle proprietary system. This allows Damon to be responsive to changing consumer needs, to remotely update software and prioritize feature development identified through analysis of Damon’s data sets. This approach will apply to both its HyperLite and HyperDrive line of vehicles.

Damon’s cloud vision is to revolutionize the transportation landscape through its connected vehicle strategy, empowering end users with unrivaled vehicle optimization and supervision capabilities, supporting increasingly better efficiency, safety, and performance.

Damon’s CoPilot system interfaces with the rider via vibrating handlebars for forward collision warning, and via a proprietary 7” touchscreen display. The display includes integrated GPS, 4G-LTE, Bluetooth, high-speed video processing and 500 GB of onboard data storage. With its 1080P resolution, the display enables the following novel features to enhance rider awareness:

●	LED forward collision warning to complement the handlebar vibration-based warning;

●	LED blind spot warning;

●	a digital rearview of traffic behind the motorcyclist;

●	charging status via the ‘Dragon’ logo on the back side of the display; and

●	full system control of the motorcycle’s features and functions.

The Damon app allows riders to interact with the electric motorcycle, providing location-based services, charging stations and vehicle control functions via an integrated user profile. Damon’s app remotely bridges the rider to the bike using built-in cellular connectivity and GPS, providing status, notifications, and alerts. In combination with the cloud system, the mobile app will enable an ecosystem of services provided to Damon riders.

Our SAVES Products and Services

We offer a comprehensive set of data analytics and statistical visualization software solutions for engineers and scientists. The suite of data analytics and statistical visualization tools includes SigmaPlot, SigmaStat, SYSTAT, PeakFit, TableCurve 2D, TableCurve 3D, SigmaScan and MYSTAT. In addition, over the last three years the next generation of the Sigmaplot Product called Sigmaplot NG was successfully developed. Sigmaplot NG is platform independent/Macintosh compatible and is a technological refresh of the past versions of Sigmaplot allowing it to leverage modern hardware architectures and computational capacity. In addition a cloud version of the Sigmaplot NG product which allows our customers to leverage the full power of the cloud and distribute our software among its users with low touch and/or no touch installation processes is anticipated to be released later this year.

SigmaPlot is the flagship product that goes beyond financially oriented spreadsheets and the “bells and whistles” of business graphing software by making the technical features that scientists and engineers need the highest priority. SigmaPlot provides more than 100 different 2D and 3D graph types. Researchers can choose from a full range of graphing options: technical axis scales, multiple axes, multiple intersecting 3-D graphs and more. With SigmaPlot, users create clear, compelling graphs that cannot be generated with basic spreadsheet packages.

Systat is a powerful statistical and graphical software package that is easy to use and highly integrated. The software includes basic and advanced statistics. The basic functions are usually the most commonly used statistics (e.g., user can do descriptive statistics, frequencies, correlations and etc.). Systat can also be used for advanced statistics (e.g., regression, ANOVA, MANOVA, factor analysis, cluster analysis, time series).

SigmaStat was sold as a separate product for decades and was recently integrated into SigmaPlot. SigmaStat is a user-friendly statistical software package scientists turn to when they want to be expertly guided through the analysis of their data. It is an ideal solution for anyone who needs to conduct statistical analysis but does not have the in-depth knowledge of the math behind the statistical procedures performed.

SigmaScan Pro Scientists, engineers or technicians face problems that are difficult to measure but easy to photograph. SigmaScan provides a complete image analysis package for studying the structure and size of the visual information — everything from image collection to data analysis. With powerful image analysis and data manipulation techniques, SigmaScan Pro transforms images into reliable statistics, understandable graphs and valuable scientific conclusions.

TableCurve 2D is a linear and non-linear curve fitting package for scientists. TableCurve 2D is the first and only program that completely eliminates endless trial and error by automating curve fitting.

TableCurve 3D performs linear and non-linear surface fitting. TableCurve 3D is the first and only program that combines a powerful surface fitter with the ability to find the ideal equation to describe three-dimensional empirical data.

PeakFit performs automated nonlinear peak separation and analysis. It was designed for scientists performing spectroscopy, chromatography and electrophoresis. PeakFit’s state-of-the-art nonlinear curve fitting is essential for accurate peak analysis and conclusive findings.

Our Operations

Sources and Availability of Raw Materials for Our Motorcycle Business

As a vehicle designer and manufacturer, Damon designs, develops and tests functional vehicle components such as the motor-gearbox, inverter, electronic control unit, rider display interface, battery pack, cooling system and more. It has also designed and developed the bodywork and chassis system. These components are manufactured by world class suppliers such as Fukuta, Sinbon, Inventec and Wistron. Other specialized components such as brakes, suspension, ABS systems and tires are supplied by major brand names such as Brembo, Ohlins, Continental and Dunlop. All final components and subassemblies and shipped for hand assembly by Damon staff. Damon does not procure any raw materials.

Distribution Methods for Our Motorcycle Business

Damon is positioned to modernize the way electric motorcycles are brought to market, combining online and in-person touchpoints to yield a superior customer experience with greater cost efficiency. With a meaningful gap between the pace at which vehicle retailing has evolved over the past two decades relative to other sectors, Damon believes there is tremendous upside potential for a model that incorporates direct-to-consumer online practices with pull-based vehicle assembly. This significantly lowers on-hand inventory costs, creates a continuous customer order backlog that generates ongoing demand and eliminates the ability for end customers to negotiate on price.

Most Damon customers begin their journey online, with many utilizing a mobile device interfacing via its mobile website or through the Damon app. Damon is investing in digital development to bring those customers to a single front end to address the early stages of their journey and to continue through to purchase.

In North America and Europe, Damon intends to offer interested customers the opportunity for a test ride before making a purchase. In addition, Damon plans to open pop-up locations and brand installations to provide customers to interact with Damon products in key locations.

Beyond North America and Europe, Damon has agreed to a partnership with Auteco Mobility (“Auteco”), for the final assembly, distribution, and sales of Damon’s HyperLite, its lower-cost global electric motorcycle platform.

Damon’s agreement with Auteco is for the development of the Latin American Market, which also includes a provision for technology licensing. Damon intends to make a depopulated variant of its CoPilot technology to provide safety on lower cost vehicles. In its discussion with Auteco, they proposed installing CoPilot on all their bikes and providing the customers with the ability to unlock the safety features for an additional $10/month. The details of these and other licensing opportunities are still to be finalized, but there appears to be strong demand for Damon’s safety technology. For manufacturing, Damon intends to work with Auteco on the assembly, distribution, and sales of Damon branded motorcycles into the LATAM countries where Auteco has an established network.

In addition to Auteco, Damon has received a $5 million investment from, and established a strategic partnership with, PT Ilectra Motor Group and PT Solusi Mobilitas Indonesia for final assembly and distribution in Indonesia with the ability to expand that partnership to all of Southeast Asia. Damon has entered into a relationship agreement with PT Ilectra Motor Group and PT Solusi Mobilitas Indonesia that establishes the strategic partnership and a provided for the purchase of an unsecured promissory note by PT Solusi Mobilitas Indonesia from Damon for $5,000,000. In addition, Damon agreed to invest an aggregate amount of $1,000,000 in PT Ilectra Motor Group.

Sales and Marketing for Our SAVES Business

Grafiti sales channels include direct sales as well as indirect sales through channel partners including resellers and distributors. Our five indirect sales partners distribute the Grafiti products in the western Europe region and also provide a wide range of pre- and post-sales services to Grafiti customers including installation and support services. There has not been any revenue concentration with any single channel distributor. The agreements with the channel distributions contain customary terms including a negotiated discount for the Manufacturer’s Suggested Retail Price.

Direct sales representatives are compensated with a base salary and, in certain circumstances, may participate in incentive plans such as commissions or bonuses.

Our products are marketed through industry-focused as well as account-based marketing strategies which utilize SEO, advertising, social media, trade shows, conferences, webinars, and other media.

Grafiti products are sold as annual or perpetual licenses along with maintenance subscriptions.

Our Intellectual Property

Damon’s intellectual property is a core asset and an important tool to drive value and differentiation in its products and services. Damon protects, uses and defends its intellectual property in support of its business objectives to increase return on investment, enhance competitive position, and create shareholder value. Through strategic and business assessments of its intellectual property, Damon relies on a combination of patents, trade secrets, copyrights, service marks, trademarks, domains, contractual terms and enforcement mechanisms across various international jurisdictions to establish and protect intellectual property related to its current and future business and operations.

As of the date of this filing, Damon held 14 utility patents and 0 design patents, and had filed an additional 11 utility patent applications and 1 design patent applications in the U.S. Damon also held 2 patents and 10 patent applications that are foreign counterparts of some of its U.S. patents and patent applications with foreign patent offices. Damon does not view any individual patent as being material to its business. Subject to required payments of annuities or maintenance fees, U.S. design patents have a term of 15 years from the date of issuance, and U.S. utility patents have a term of 20 years from the priority application date. Accordingly, Damon’s U.S. patents that have already been issued will expire between 2037 and 2043. Damon’s foreign patents generally have similar expiration dates, but may vary from country to country, the duration being set according to the laws of the jurisdiction that issued the patent. Damon’s trademarks, logos, domain names, and service marks are used to establish and maintain its reputation with its customers, and the goodwill associated with its business. Additionally, Damon has registered trademarks including “DAMON (word),” “HYPERSPORT (word),” “HYPERCROSS (word),” “HYPERFIGHTER (word),” and “DAMON (design)” and other pending trademark applications with U.S. and foreign trademark offices. The duration of trademark registrations varies from country to country, but it is typically for ten years with unlimited ten-year renewal terms, subject to the payment of maintenance and renewal fees and the laws of the jurisdiction in which the trademark is registered.

License, Distribution and Administrative Service Arrangements with Grafiti LLC for Our SAVES Business

On June 19, 2020, the Parent acquired an exclusive license to use, market, distribute, and develop the SYSTAT and SigmaPlot software suite of products (referred to as “SAVES”) pursuant to an Exclusive Software License and Distribution Agreement, among the Parent, Cranes Software International Ltd. (“Cranes”) and Systat Software, Inc. (“Systat” and, together with Cranes, the “Systat Parties”), as amended on June 30, 2020 and February 22, 2021 (as amended, the “License Agreement”). In connection with the License Agreement, the Parent received an exclusive, worldwide license to use, modify, develop, market, sublicense and distribute the SAVES software, software source, user documentation and related Systat Intellectual Property (as defined in License Agreement) (the “License”); and an option to acquire the assets underlying the License (the “Purchase Option”). In connection with the Solutions Divestiture, the Parent contributed the License, along with other assets and businesses, to Grafiti LLC, then a wholly-owned subsidiary of the Parent. As reported in the current report on Form 8-K filed by the Parent on February 23, 2024, the Parent sold 100% of the equity interest in Grafiti LLC to an entity controlled by Nadir Ali, our Chief Executive Officer and sole director.

Grafiti UK was incorporated by the Parent in May of 2020 to operate as a distributor of the SAVES products in the UK and western European region. Grafiti UK is responsible for maintaining all aspects of the relationship with the end customer. All customer interaction from solicitation, pre-sale activities, sale and invoicing, delivery and customer support is the responsibility of Grafiti UK.

On July 19, 2024, Grafiti UK entered into a Distributor Agreement with Grafiti LLC. Under the Distributor Agreement, Grafiti LLC granted Grafiti UK a non-exclusive, non-transferable right and license to market and distribute SAVES products in the United Kingdom and other agreed-upon territories. Grafiti UK will pay Grafiti LLC the then-current prices for the products, subject to a discount of up to 50% if certain revenue targets are met or other arrangements agreed upon by the parties. The deemed effective date of the Distributor Agreement is January 1, 2024, and will remain in effect for one year from the effective date, automatically renewing for successive one-year periods unless either party provides advance notice prior to the end of the current term to not extend. Either party may terminate the Agreement without cause by providing at least 90 days’ prior written notice, or immediately for specified reasons, including an uncured breach or bankruptcy.

Additionally, on July 19, 2024, Grafiti UK entered into an Administrative Support Service Agreement with Grafiti LLC. Under the Administrative Support Service Agreement, Grafiti LLC agreed to provide accounting, tax, and other administrative sales support services to Grafiti UK for $5,080 per month, with the amount subject to a 5% annual increase by Grafiti LLC. The Administrative Support Service Agreement is deemed to have commenced on January 1, 2024, and remains in effect for one year from the effective date, automatically renewing for successive one-year periods unless either party provides advance notice prior to the end of the current term to not extend.

Facilities

Damon Motors entered into a two year and four-month lease on September 12, 2022, for a facility in San Rafael, California, USA. The 18,110 square foot office, manufacturing and warehouse space houses part of the Company’s research and development group, including battery and powertrain development. The majority of this space is for research and development labs, prototype manufacturing, vehicle test and validation, and material storage. The Company’s intention is to begin commercial assembly from the San Rafael location.

Employees

As of the date of this filing, the Company has a total of 19 employees and contractors. Of these, 17 are dedicated to our motorcycle business, including 14 full-time employees and 3 contractors. By location, 11 team members are based in Canada, 3 in the USA, and 3 are based in France and Germany. Additionally, 2 employees support the SAVES business: one focuses on sales and marketing efforts, while the other handles pre- and post-sale support.

None of its employees are members of any unions.

Regulatory Overview

United States

NHTSA Safety and Self-Certification Obligations

As a manufacturer of electric vehicles, Damon’s electric vehicles are subject to, and must comply with, numerous regulatory requirements established by National Highway Traffic Safety Administration (“NHTSA”), including all applicable United States Federal Motor Vehicle Safety Standards (“Safety Standards”). As set forth by the National Traffic and Motor Vehicle Safety Act, Damon must certify that its electric vehicles meet all applicable Safety Standards. At the time of production, Damon intends for its motorcycles to be fully compliant with all such Safety Standards without the need for any exemptions.

Damon is also required to comply with, or demonstrate exemptions from, other requirements of federal laws administered by NHTSA, including the consumer information labeling and owner’s manual requirements and various reporting requirements, such as “early warning” reports regarding warranty claims and field incidents, death and injury reports, foreign recall reports and safety defects reports. In addition, Damon’s products are also subject to certain laws and regulations that have been enacted or proposed, e.g., “Right to Repair,” laws, that could require Damon to provide third-party access to its network and/or vehicle systems.

EPA Certificate of Conformity

The Clean Air Act requires that Damon obtain an Environmental Protection Agency-issued Certificate of Conformity with respect to emissions from its electric vehicles and include labeling providing consumer information such as miles per gallon of gas-equivalent ratings and maximum range on a single charge. The Certificate of Conformity is required each model year for electric vehicles sold in states covered by the Clean Air Act’s standards and is also required each model year for vehicles sold in states that have sought and received a waiver from the Environmental Protection Agency to utilize California standards.

Battery Safety and Testing

Damon’s battery packs are tested in accordance with industry safety standards, including selected tests specified in the SAE J2464 and J2929 standards as well as tests defined by other standards and regulatory bodies and Damon’s own internal safety and quality tests. These tests evaluate battery function and performance as well as resilience to conditions including immersion, humidity, fire and other potential hazards. Damon is still in the process of testing the vehicle battery pack. Testing has taken place at a battery cell and submodule level with the next phase planned for battery module and full pack abuse testing.

European Union

Europe Type Approval

Damon intends to export electric vehicles to Europe. Unlike the United States, once Damon starts operating in this market, it must obtain pre-approval from regulators to import and sell its electric vehicles into the EU and countries that recognize EU certification or have regulatory regimes aligned with the EU (collectively referred to as “Europe”). The process for certification in Europe is known as “Type Approval” and requires Damon to demonstrate to a regulatory agency in the EU, referred to as a “Competent Authority”, that its electric vehicles meet all EU safety and emission standards.

Type Approval is accomplished through witness testing of vehicles as well as inspection of a representative vehicle intended for production and sale. Once the vehicle type is approved, all vehicles manufactured based on the approved type of vehicle may be produced or imported and sold in Europe.

Any changes to an approved vehicle type, including substantial software changes, must go through updated Type Approval by the Competent Authority.

EU Emissions Regulations

Damon believes Europe’s regulatory environment is generally conducive to the development, production and sale of electric vehicles. Through emission legislation, tax incentives and direct subsidies, EU and non-EU countries in Europe are taking a progressive stance in reducing carbon emissions in the transport sector which may lead to increasing demand for electric vehicles.

This is reflected in the EU-wide target of a 90% reduction in greenhouse gas emissions from the transport sector by 2050 (compared to 1990 levels), as part of an economy-wide carbon-neutral target. Moving forward, the European Commission has proposed legislation that would (i) introduce a “cap and trade” carbon pricing system that would apply to the transport sector from 2026; and (ii) require increased levels of national greenhouse gas reduction commitments (which include the transport sector) pursuant to a revision of the Effort Sharing Regulation, as part of efforts to reduce EU emissions by 55% by 2030 (compared to 1990 levels).

Environmental, Health and Safety Regulations

Certain of Damon’s operations, properties and products are subject to stringent and comprehensive international, federal, state and local laws and regulations governing matters including environmental protection, occupational health and safety, and the release or discharge of materials into the environment (including air emissions and wastewater discharges). Failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of investigatory and remedial obligations, and the issuance of orders enjoining some or all of Damon’s operations in affected areas.

Damon is also subject to permitting, registration, and other government approval requirements under environmental, health and safety laws and regulations applicable in the jurisdictions in which Damon operates. Those requirements obligate Damon to obtain permits, registrations, and other government approvals from one or more governmental agencies to conduct its operations and sell its products. The requirements vary depending on the location where Damon’s regulated activities are conducted.

The following summarizes certain existing environmental, health and safety laws and regulations applicable to Damon’s operations.

United States

Hazardous Substances

Damon is subject to regulations governing the proper handling, storage, transportation and disposal of products containing hazardous substances. Transportation of its battery packs (and of equipment containing them) is governed by regulations that address risks posed during different modes of transport (e.g.¸ air, rail, ground, ocean). Governing transportation regulations in the U.S., issued by the Pipeline and Hazardous Materials Safety Administration (“PHMSA”), are based on the United Nations (“UN”) Recommendations and Model Regulations on the Transport of Dangerous Goods as well as related UN Manual Tests and Criteria. Damon plans to test our battery pack against the applicable UN Manual tests for its production battery packs, and the test results demonstrate Damon’s compliance with the PHMSA regulations in the following phases of industrialization.

Damon currently uses transition metal oxide cells in its high-voltage battery packs. Damon battery packs include certain packaging materials that contain trace amounts of hazardous chemicals whose use, storage and disposal is regulated under U.S. federal law. As a result, Damon’s battery packs are subject to federal and state environmental laws and regulations that govern the handling and disposal of waste, including, in some instances, the remanufacture, recycling and disposal of hazardous waste.

The laws governing hazardous substances and hazardous waste also may impose strict, joint and several liability for the investigation and remediation of areas where hazardous substances may have been released or disposed. In the course of ordinary operations, Damon, directly and through third parties and contractors, may handle hazardous substances within the meaning of the Comprehensive Environmental Response, Compensation, and Liability Act and similar U.S. federal and state statutes and, as a result, may be jointly and severally liable for all or part of the costs required to clean up sites at which any such hazardous substances have been released into the environment.

European Union

Hazardous Substances

Should Damon expand manufacturing into the EU, it would also be subject to regulations governing the proper handling, and disposal of products containing hazardous substances in the EU, including the EU Waste Framework Directive. In relation to Damon’s batteries, disposal would be governed by the Batteries Directive, which imposes, among other obligations, certain requirements in relation to the disposal of batteries, such as that producers of batteries and producers of other products that incorporate a battery are responsible for the waste management of batteries that they place on the market, in particular the financing of collection and recycling schemes.

In December 2020, the EU proposed a new Batteries Regulation, which, if passed, would include obligations with respect to the amount of recycled content required in batteries placed on the EU market and would introduce mandatory supply chain due diligence obligations with respect to the materials used in its batteries.

Manufacturer and Dealer Regulation in the United States

State laws regulate the manufacture, distribution, sale, and service (including delivery) of motorcycles, and generally require vehicle manufacturers and dealers to be licensed in order to sell vehicles directly to customers in the state. Some states, however, do not permit motorcycle manufacturers to be licensed as dealers or to act in the capacity of a dealer. To sell vehicles directly to residents of these states, Damon must conduct the sale out of state over the internet or telephonically.

In addition, certain states and territories require service facilities to be available for vehicles sold in the state or territory, which may be interpreted to require service facilities to be available for vehicles sold over the internet or telephonically to residents of the state or territory. Puerto Rico, for example, is one such jurisdiction. Such laws could limit Damon’s ability to sell vehicles in states where Damon either does not maintain service facilities or where Damon does not have retail partners licensed to act as dealers who maintain service facilities within these states.

Damon believes that, as a matter of interstate commerce, it may sell an electric vehicle to any consumer in any state in the United States from a Damon retail partner that is duly licensed as a dealer by a state in the United States. That customer may contact a licensed Damon retail partner through the internet, by telephone or visiting the location directly. However, states that prohibit direct sales also restrict traditional sales activities. Accordingly, in order to test drive an electric vehicle or have an in-person discussion with a Damon salesperson regarding issues such as price, financing, trade-ins, options or similar purchase-related topics, a consumer residing in a direct sales-prohibited state would be required to either contact Damon through electronic means (e.g., Internet or telephone) or by traveling out of their home state to visit a licensed Damon retail partner in another state. With respect to service, vehicle manufacturers are prohibited from providing warranty service from an established location within several states. Service for customers residing in those states may in the future be provided by a mobile unit dispatched from a licensed service location in a nearby state where warranty service is allowed or by that customer driving their Damon vehicle (or having it towed) to a state which allows Damon or a licensed Damon retail partner to have a physical service location and perform warranty service activities.

Data Privacy and Cybersecurity Laws and Regulations

Damon’s business collects, uses, handles, stores, receives, transmits and otherwise processes different types of information about a range of individuals, including its customers, riders of its electric vehicles, website visitors, users of its mobile application, its employees and job applicants, and employees of companies it does business with (such as vendors and suppliers). As a result, Damon is and may become subject to existing and emerging federal, state, local and international laws and regulations related to the privacy, security and protection of such information.

The following is an overview of the legal and regulatory framework by jurisdiction that the Company may be subject to.

United States

Within the United States there are numerous data privacy and cybersecurity laws and regulations that the Company may be subject to. Example of these laws and regulations include the Federal Trade Commission (“FTC”) Act, the Gramm-Leach-Bliley Act, the Telephone Consumer Protection Act, the CAN-SPAM Act, California Consumer Privacy Act (“CCPA”), the California Privacy Rights Act (“CPRA”), the Virginia Consumer Data Protection Act (“VCDPA”), the Colorado Privacy Act (“CPA”), the Connecticut Data Privacy Rights Act (“CTDPA”) and the Utah Consumer Privacy Act (“UCPA”).

In the United States, while there is not a single generally applicable federal law governing the processing of personal information, there are federal laws that apply to the processing of certain types of information, or the processing of personal information by certain types of entities, and the Federal Trade Commission and state attorneys general may bring enforcement actions against companies that engage in processing of personal information in a manner that constitutes an “unfair” or “deceptive” trade practice.

In addition, certain states have enacted laws relating to data privacy and the processing of information about residents in those states. The CCPA, which went into effect on January 1, 2020, and applies to Damon’s business, imposes obligations and restrictions on businesses that handle personal information of California residents and provides new and enhanced data privacy rights to California residents, including the right to know, the right to delete and the right to opt out of the sale of personal information as well as additional protections for minors. Certain requirements in the CCPA remain uncertain due to ambiguities in the drafting of or incomplete guidance. Adding to the uncertainty, in November 2020, California voters also passed the CPRA, which amends and expands upon the CCPA, imposes additional obligations and sets forth additional privacy rights for California residents. Additional states, Virginia, Colorado, Connecticut and Utah, also recently enacted comprehensive data privacy laws. Virginia passed the VCDPA, Colorado passed the CCPA, Connecticut passed the CTDPA and Utah passed the UCPA. The CPRA and VCDPA become effective on January 1, 2023, the CPA and CTDPA become effective on July 1, 2023, and the UCPA becomes effective on December 31, 2023. There are currently draft CPRA regulations and draft CPA rules that, when passed, will supplement the CPRA and CCPA. Additionally, laws, regulations, and standards covering marketing and advertising activities conducted by telephone, email, mobile devices, and the Internet, may be applicable to Damon’s business, such as the TCPA, the CAN-SPAM Act and similar state and federal consumer protection laws. Damon is also subject to certain laws and regulations that have been enacted or proposed, such as “Right to Repair” laws, that could require it to provide third-party access to its network and/or vehicle systems.

European Union and the United Kingdom

By expanding into Europe and the United Kingdom, Damon will also become subject to laws, regulations and standards covering data protection and marketing and advertising, including the EU General Data Protection Regulation (“GDPR”) and the United Kingdom data protection regime, consisting primarily of the UK General Data Protection Regulation and the UK Data Protection Act (together referred to as the UK GDPR). The GDPR and UK GDPR regulate the processing of data relating to an identifiable individual (personal data) and impose stringent data protection requirements on organizations with significant penalties for noncompliance. The European Data Protection Board has also released data guidelines for connected vehicles, and the upcoming ePrivacy Regulation is in its final stages.

Rest of World

Regulators and legislators in jurisdictions around the world continue to propose and enact more stringent data protection and privacy laws. New laws as well as any significant changes to applicable laws, regulations, interpretations of laws or regulations, or market practices regarding privacy and data protection or regarding the manner in which Damon seeks to comply with applicable laws and regulations could require Damon to make modifications to its products, services, policies, procedures, notices and business practices. Many large geographies which may become important to Damon’s future success, including Australia, Brazil, Canada, China and India, have passed or are considering comparable data privacy legislation or regulations. Until prevailing compliance practices standardize, the impact of worldwide privacy regulations on Damon’s business and, consequently, its revenue, could be negatively impacted.

Damon prioritizes the trust of its customers and employees and places great emphasis on systems and product security, cybersecurity, and privacy. To earn this trust and comply with the above legal and regulatory framework, Damon is adopting and implementing a variety of technical and organizational security measures, procedures, and protocols designed to protect its systems, products and data, in accordance with the National Institute of Standards and Technology (“NIST”) Cybersecurity Framework.

Utilizing the NIST Cybersecurity Framework, Damon has instituted a cybersecurity program designed to address the evolving cyber-threat landscape. This includes a company-wide risk management structure with capabilities to assess direct and indirect vendors and an enterprise Secure Software Development Lifecycle to ensure that Damon reduces its attack surface by remediating vulnerabilities in the development process itself. Additionally, Damon’s identity and access management procedures and controls are consistent with the NIST Cybersecurity Framework, including measures to validate and authenticate the identity of its corporate users.

Damon maintains a vulnerability management program that includes periodic scans designed to identify security vulnerabilities and implement remediations for potential customer-impacting issues that are found. In addition, Damon conducts penetration tests, receives threat intelligence, follows incident response procedures, and remediates vulnerabilities according to severity and risk. Further, seeking to implement effective management, control, and protection, Damon has established a centralized, organization-wide view of information assets.

Damon’s cloud security program seeks to enable secure cloud architecture deployments and extend security capabilities to the edge of Damon’s network where it interacts with customers. Damon works to increase cybersecurity awareness throughout its organization through education. Damon’s cloud-hosted website and mobile application software services are developed using industry-standard SecDevOps practices and are rigorously tested before deployment. Damon’s product software plan to utilize a zero-trust approach that employs signed certificates, encryption keys, authentication schemes, and cryptography algorithms, and Damon has deployed these measures as appropriate as part of its efforts to secure products’ communications and data transfers, vehicles and their components, including firmware over-the-air (“FOTA”) updates. Additionally, Damon utilizes pre-condition checks, sequence and dependency execution, failure detection, and rollback and recovery when performing updates during the FOTA process.

Damon has also commenced a corporate-wide data privacy program with dedicated cross-functional resources. The objective of Damon’s data privacy program is to facilitate beneficial uses of data to improve its products and services while preserving its customers’ privacy expectations and complying with applicable law. Global data privacy laws and practices are continually evolving, and will continue to guide the operational design, controls, procedures, and policies for Damon’s program. Damon’s strategy accounts for increased risk as its business scales by addressing appropriate security and access controls for customer and employee information. A core tenet of Damon’s privacy program is to implement privacy-by-design principles in both software and hardware development throughout the organization. Damon’s privacy program will continue to evolve and adapt, utilizing industry practices and tailored risk management frameworks, to allow for close collaboration across the organization, particularly between Damon’s information technology and legal functions.

Legal Proceedings

As of the date of this filing, we are not party to, nor is any of our property the subject of, any material pending legal proceedings reportable under Item 103 of Regulation S-K.

Management

The following sets forth certain information, as of the date of this filing, concerning the persons who serve as our directors and executive officers.

Name	Age	Position
Dominique Kwong	49	Interim CEO and Director
Baljinder Kaur Bhullar	55	CFO and Director
Karan Sodhi	32	Director
Shashi Tripathi	47	Chairman of the Board
Melanie Figueroa	42	Director

Karan Sodhi, Shashi Tripathi and Melanie Figueroa serve on the Company’s Audit Committee, its Compensation Committee and its Nominating and Corporate Governance Committee.

Biographies

The following are brief profiles of the executive officers and directors of the Company, including a description of each individual’s principal occupation within the past five years:

Dominique Kwong, Interim Chief Executive Officer and Director

Mr. Kwong was appointed to serve as the Interim CEO and Director of the Company effective as of December 4, 2024. He served as the Chief Technology Officer and Chief Operating Officer of Damon Motors Inc. from June 2017 to January 2023. Between January 2023 and December 2024, Mr. Kwong served as a consultant in the role of as Head of Electronics for Alpinestars, a globally recognized motorcycle apparel manufacturer. In this capacity, he contributed to strategic initiatives, R&D, and operational improvements for their Tech-Air airbag systems and other electronic products. Mr. Kwong’s in-depth knowledge and experience with the Company’s business in electric motorcycle development and manufacturing and extensive executive leadership background led us to conclude that he should serve as a director.

Baljinder (Bal) Bhullar, Chief Financial Officer and Director

Bal Bhullar was appointed to serve as CFO and Director of the Company with effect upon the closing of the Business Combination. She was appointed to serve as CFO of the Company’s wholly owned subsidiaries Damon Motors, Inc. and Damon Motors Corp. effective January 1, 2024. Ms. Bhullar brings over 20 years of experience in diversified business, investor relations, investment banking, financial & risk management serving as an executive and board member in both public and private companies across various sectors, including automotive, technology, manufacturing, e-commerce, transport, energy, resource and health/wellness. She previously served as CFO and Corporate Secretary of Foremost Lithium Resource and Technology (NASDAQ: FMST) from September 2023 to February 2024;; CFO of ReCar (ReBuild Manufacturing) from January 2023 to March 2023; and Chief Compliance Officer, CFO and board member of ElectraMeccanica Vehicles Corp. (NASDAQ: SOLO) from October 2018 to December 2022. She has also served as President of the BC Risk Management Association and has held positions as a board member and executive of several private and public companies. Currently Ms. Bhullar is CFO of the Company and a member of the Board and CEO/Founder/board member of BKB Management Ltd. Ms. Bhullar is a Chartered Professional Accountant, Certified General Accountant, a CRM designation from Simon Fraser University and a diploma in Financial Management from British Columbia Institute of Technology. Ms. Bhullar has proven expertise with increasing market capitalization, raising capital, overseeing corporate governance, SOX, ESG, diversity and regulatory compliance, financial & strategic planning, as well as successfully completing initial public offerings, reverse mergers, business expansions, start-up operations, program development and product development which led us to the conclusion that she should serve as a director.

Melanie Figueroa, Director

Melanie Figueroa was appointed to serve as a member of the Board effective upon the closing of the Business Combination. Since May 2023, she has served as Co-Managing Partner of Next Move Partners LLC, an advisory firm that supports emerging growth companies navigating the complexities of the U.S. public markets in their capital raising and M&A growth initiatives. Since March 2024, Ms. Figueroa has also served as General Counsel to Grafiti LLC, a data analytics and statistical visualization software solution for engineers and scientists. From January 2020 until the closing of its business combination with XTI Aircraft Company in March 2024, Ms. Figueroa served as General Counsel to Inpixon, a Nasdaq listed global software technology company where she assisted the executive management team & board in defining and successfully executing its financing and M&A strategy, including domestic, cross-border and M&A transactions. Prior to her role as General Counsel, she was the Managing Partner of the NY office of a national law firm where she advised and assisted high growth companies in structuring& executing debt & equity financing transactions & a multitude of domestic & cross border M&A transactions, on both the buy side & sell side. Ms. Figueroa has over 15 years of experience advising executive management teams and board of directors of emerging growth companies seeking access to the U.S. public markets to raise capital and executing go public transactions through traditional IPO’s and other alternative structures, including reverse mergers, spin-offs, and SPACs which led us to the conclusion that she should serve as a member of the Board.

Karan Sodhi, Director

Karan Sodhi was appointed to serve as a member of the Board effective upon the closing of the Business Combination. He was appointed as a director of Damon in August 2024. He is a practicing lawyer, and the managing partner at Rockford Legal & Advisory LP, a regional law firm in Delta, British Columbia. Prior to his service with Damon, Karan was an Associate Lawyer at DuMoulin Black LLP from September 2022 to September 2023; General Counsel at SOL Global Investments from September 2021 to September 2022; and Associate Legal Counsel at Pan American Silver Corp from November 2019 to September 2021. Karan brings a breadth of knowledge and experience in corporate commercial transactions, securities, capital markets and estate planning. With nearly a decade of experience, Karan has become a trusted advisor to public companies and high-net-worth individuals, managing complex transactions and regulatory challenges which led us to the conclusion that he should serve as a member of the Board.

Shashi Tripathi, Chairman of the Board

Shashi Tripathi was appointed to serve as a member of the Board effective upon the closing of the Business Combination. He was appointed as a director of Damon in August 2024. Mr. Tripathi is a seasoned entrepreneur, investor, and advisor with extensive experience in technology, operations, supply chain, and manufacturing. He has served on the boards of several companies and has a proven track record in regulated industries, having received accolades such as the Best Patient Engagement Strategy and Medical Design Excellence awards. Mr. Tripathi has successfully led three companies to exits and since October 2019 has served as the founder and Managing Partner of Nurture Growth Fund, which invests in a diverse range of sectors including artificial intelligence, SaaS, digital health, and FinTech. Prior to his service with Damon, he has served as Chief Operating Officer and Chief Technology Officer of ImpediMed from July 2018 to June 2024. Additionally, he is currently the CEO of Sleepiz USA. Mr. Tripathi holds a master’s degree in industrial engineering and a bachelor’s degree in mechanical engineering. His valuable experience as an investor and advisor to early stage, pre-IPO companies across a variety of sectors led us to conclude that he should serve as a member of the Board.

Family Relationships

There are no family relationships between any of our directors and executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers were involved in any legal proceedings described in Item 401(f) of Regulation S-K in the past ten years.

The Board Composition and Election of Directors

The Board is comprised of five members made up of a single class of directors. Each director is subject to re-election on an annual basis at each annual meeting of shareholders. The Board of Directors may establish the authorized number of directors from time to time by ordinary resolution. If, at any meeting of shareholders at which there should be an election of directors, the places of any of retiring directors are not filled by that election, those retiring directors who are not re-elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to complete the number of directors until further new directors are elected at a meeting of shareholders convened for that purpose. If any such election or continuance of directors does not result in the election or continuance of the then-current number of directors, the number of directors of the Company shall be deemed to be set at the number of directors actually elected or continued in office. Our directors hold office until the earlier of their death, resignation, retirement, disqualification or removal or until their successors have been duly elected and qualified. In the event of a casual vacancy in our Board, the remaining directors may fill such vacancy until the next annual meeting of shareholders.

Director Independence

We have determined that Mr. Karan Sodhi and Mr. Shashi Tripathi are independent directors in accordance with the listing requirements of Nasdaq. The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of the Company’s employees and that neither the director nor any of his, her or their family members has engaged in various types of business dealings with the Company. The Company is relying on the phase-in exemption permitted under Nasdaq listing rules for the requirement of having a majority of independent directors.

Director Compensation

For a discussion of our director compensation arrangements, see the section entitled “Executive and Director Compensation.”

Committees of the Board of Directors

Our Board has established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which operate pursuant to a charter to be adopted by our Board of Directors. The Board of Directors may also establish other committees from time to time to assist our company and the Board. Our committees’ charters are available on our website at https://damon.com/. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be part of this prospectus.

Audit Committee

Our audit committee consists of Melanie Figueroa, Shashi Tripathi and Karan Sodhi. Mr. Tripathi and Mr. Sodhi have been determined by the Board to satisfy the independence requirements under Nasdaq listing standards and Rule 10A-3(b)(1) of the Exchange Act. The Company is relying on the phase-in exemption permitted under Nasdaq listing rules for the requirement of a fully independent audit committee. The chair of our audit committee is Karan Sodhi, who the Board has determined is an “audit committee financial expert” within the meaning of SEC regulations. Each member of our audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the Board has examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector.

The principal duties and responsibilities of our audit committee include, among other things:

●	reviewing and recommending for approval to the Board the annual financial statements (individually and collectively, the “annual Financial Statements”), accounting policies that affect the Financial Statements, annual Management Discussion and Analysis (“MD&A”) and associated press release;

●	reviewing and approving, or recommending for approval to the Board, the quarterly financial statements (individually and collectively, the “quarterly Financial Statements”, collectively with the annual Financial Statements, the “Financial Statements”), quarterly MD&A and associated press release;

●	reviewing the annual report for consistency with the financial disclosure referenced in the annual Financial Statements;

●	assessing the adequacy of procedures in place for the review of our public disclosure of financial information extracted or derived from annual or quarterly Financial Statements and periodically assess the adequacy of such procedures;

●	reviewing any significant issues affecting financial reports;

●	reviewing any developments in the International Financial Reporting Standards as issued by the IFRS Foundation and the International Accounting Standards Board (IASB) or U.S. Generally Accepted Accounting Principles as issued by the Financial Accounting Standards Board (FASB) that could affect the Company;

●	reviewing and approving any earnings guidance to be provided by the Corporation;

●	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

●	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

●	reviewing with management, external auditors and legal counsel any material litigation claims or other contingencies, including tax assessments, and adequacy of financial provisions, that could materially affect financial reporting;

●	reviewing with the our Chief Executive Officer and the Chief Financial Officer our disclosure controls and procedures, including any significant deficiencies in, or material non-compliance with, such controls and procedures;

●	discussing with our Chief Executive Officer and the Chief Financial Officer all elements of certification required pursuant to National Instrument 52-109 and the Sarbanes-Oxley Act of 2002, as applicable;

●	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions;

●	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

●	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

●	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

●	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

●	reviewing and monitoring the processes in place to identify and manage the principal risks that could impact our financial reporting;

●	reviewing and approving corporate investment policies; and

●	assessing the effectiveness of the overall process for identifying principal business risks and report thereon to the Board.

Compensation Committee

Our compensation committee consists of Melanie Figueroa, Shashi Tripathi and Karan Sodhi. Each of Mr. Tripathi and Mr. Sodhi has been determined has been determined by the Board to satisfy the independence requirements under Nasdaq listing standards and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The Company is relying on the phase-in exemption permitted under Nasdaq listing rules for the requirement of a fully independent compensation committee. The chair of our compensation committee is Shashi Tripathi.

The principal duties and responsibilities of our compensation committee include, among other things:

●	overseeing and administering our incentive compensation and other equity-based plans and recommending any changes to the Board as needed, as well as exercising the authority of the Board with respect to the administration of such plans;

●	reviewing and approving the corporate goals and objectives with respect to compensation for our Chief Executive Officer;

●	reviewing and recommending to the board of directors the evaluation process and compensation structure of our other executive officers;

●	periodically reviewing and making recommendations to the Board regarding the compensation of non-management directors, including Board and Committee retainers, meeting fees, equity-based compensation and such other forms of compensation and benefits as the Committee may consider appropriate;

●	overseeing the appointment and removal of executive officers, and reviewing and approving for executive officers, including the Chief Executive Officer, any employment, severance or change in control agreements; and

●	approving any loans to employees as allowed by law.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Melanie Figueroa, Shashi Tripathi and Karan Sodhi. Mr. Tripathi and Mr. Sodhi have been determined by the Board to satisfy the independence requirements under Nasdaq listing standards. The Company is relying on the phase-in exemption permitted under Nasdaq listing rules for the requirement of a fully independent nominating and corporate governance committee. The chair of our nominating and corporate governance committee is Shashi Tripathi.

The nominating and corporate governance committee’s responsibilities include, among other things:

●	identifying and recommending to the Board individuals qualified to be nominated for election to the Board of Directors;

●	recommending to the Board the members and Chair for each Board committee;

●	reviewing and assessing our corporate governance principles and make recommendations for changes thereto to the Board; and

●	establishing and overseeing appropriate director orientation and continuing education programs.

Board Leadership Structure

The Board and management believe that the choice of whether the Chair of the Board should be an executive of our company, or a non-executive or independent director, depends upon a number of factors, taking into account the candidates for the position and the best interests of our company and our shareholders. Shashi Tripathi serves as the Board Chair and is an independent director. However, the Board may decide in the future to unite the roles of Chairman and Chief Executive Officers if it determines that such structure provides better and more effective oversight and management of the Company. In such case, the Board may also consider appointing a lead independent director, if the circumstances warrant it. When the Board convenes for a meeting, it is expected that the non-management directors will meet in one or more executive sessions, if the circumstances warrant it.

Role of Board in Risk Oversight Process

The Board is responsible for the oversight of the Company’s risk management processes and, either as a whole or through its committees, regularly discusses with management the Company’s major risk exposures, their potential impact on the Company’s business and the steps the Company takes to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable the Board to understand the Company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

The audit committee reviews and monitors the processes in place to identify and manage the principal risks that could impact our financial reporting. It also reviews and approves corporate investment policies and assesses the effectiveness of our overall process for identifying principal business risks. Oversight by the audit committee includes direct communication with the Company’s external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The compensation committee is responsible for assessing whether any of the Company’s compensation policies or programs has the potential to encourage excessive risk-taking. The nominating and corporate governance committee manages risks associated with the independence of the Board and corporate practices. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks. Matters of significant strategic risk is considered by the Board as a whole.

Compensation Committee Interlocks and Insider Participation

No member of the compensation committee serves or served during the fiscal year ended June 30, 2024, as a member of the Board or compensation committee of a company that has one or more executive officers serving as a member of the board of directors or compensation committee.

Director Qualifications

The nominating and corporate governance committee is responsible for reviewing with the Board, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. There is no difference in the manner in which the nominating and corporate governance committee and evaluates nominees for director based on whether the nominee is recommended by a shareholder.

Arrangements between Officers and Directors

To our knowledge, there is no arrangement or understanding between any of our officers or directors and any other person, including directors, pursuant to which the officer was selected to serve as an officer or director.

Code of Business Conduct and Ethics

The Company adopted a written code of business conduct and ethics that applies to its directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is posted on the corporate website at https://damon.com/. In addition, the Company intends to post on its website all disclosures that are required by law or the listing standards of Nasdaq concerning any amendments to, or waivers from, any provision of the code. The reference to the Company’s website address does not constitute incorporation by reference of the information contained at or available through its website, and you should not consider it to be a part of this prospectus.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The information included in the Summary Compensation Table below reflects compensation awarded or paid by the Company during fiscal years ended June 30, 2024 and 2023 to our sole officer and director prior to the consummation of the Business Combination. The individual included in the table is referred to herein as the Company’s named executive officer (“NEO”).

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)		Option Awards ($)			All Other Compensation ($)(1)		Total ($)
Nadir Ali,	2024	$	None	$	None	$	None		$219,627	(2)		$45,000		$264,627
Chief Executive Officer (3)	2023	$	None	$	None	$	None	$	None		$	None	$	None

(1)	Includes service fees paid by Grafiti Holding to Mr. Ali for the period from April 1, 2024 through June 30, 2024.
(2)	The fair value of employee option grants were estimated on the date of grant using the Black-Scholes option valuation model with probability weighted scenarios of the company “As-Is” on a standalone basis and on a “Merger” basis assuming the completion of the Business Combination.
(3)	Mr. Ali resigned from all director and officer positions with the Company upon the closing of the Business Combination.

Outstanding Equity Awards at Fiscal Year-End

Other than as set forth below, there were no outstanding unexercised options, unvested stock, and/or equity incentive plan awards issued to our NEO as of June 30, 2024.

Option Awards						Stock Awards
Name	Grant Date	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares of restricted stock #	Market value of shares of restricted stock ($)
Nadir Ali	06/11/2024	355,384	(1)	—	—	$0.06336	12/31/2024	—	—

(1)	This option is 100% vested.

Advisory Services and Consulting Agreement with Nadir Ali

The Company paid Mr. Ali a fee of $15,000 per month for services rendered to the Company since April 1, 2024 and until the closing of the Business Combination. Grafiti Holding has entered into a Consulting Agreement with Mr. Ali on September 25, 2024 (the “Ali Consulting Agreement”), pursuant to which Mr. Ali will advise on public company reporting and compliance matters, business development, growth strategies and other operational matters as requested.

Pursuant to the terms of the Ali Consulting Agreement, the Company agreed to pay Mr. Ali, through a wholly owned affiliated entity, 3AM Investments LLC, a fee of $15,000 per month for services rendered to the Company since April 1, 2024 until the end of the month of the closing of the Business Combination. In connection with the terms of the Ali Consulting Agreement, Mr. Ali will advise on public company reporting and compliance matters, strategic business development and growth strategies and other operational matters as requested.

As compensation under the Ali Consulting Agreement, Mr. Ali is entitled to a fee of $325,000 upon closing the Business Combination and his monthly fee will increase to $54,167 per month beginning on the first of each month following the closing of the Business Combination through the remainder of the term of the agreement.

Unless otherwise terminated earlier pursuant to the Ali Consulting Agreement, the agreement will continue for a period of six months following the closing of the Business Combination which may be extended for additional terms, upon mutual consent. The Company has the right to terminate the Ali Consulting Agreement with 30 days’ notice; however, if it is terminated by the Company prior to the six month anniversary of the closing of the Business Combination (the “Ali Guaranteed Period”) for any reason other than the gross negligence, recklessness or willful misconduct of Mr. Ali, the monthly fee will continue to be paid for the remainder of the Ali Guaranteed Period. Mr. Ali has the right to terminate the Ali Consulting Agreement with 30 days’ notice for specified reasons, including the Company’s failure to make timely payments, gross negligence, recklessness, willful misconduct, or the filing of bankruptcy by the Company. In such cases, the monthly fee for the remainder of the Ali Guaranteed Period will continue to be paid.

Stock Incentive Plan

On June 11, 2024, the Company’s Board adopted a Stock Incentive Plan (the “Plan Effective Date”), which was approved by the trust as the sole shareholder on June 11, 2024. Below is a summary of the Stock Incentive Plan.

Overview and Purpose

The Stock Incentive Plan provides flexibility to the Company to grant equity-based incentive awards (each, an “Award”) in the form of Options, RSUs, Restricted Shares, PSUs and DSUs, as described in further detail below.

The purpose of the Stock Incentive Plan is to, among other things, provide the Company with a share-related mechanism to attract, retain and motivate qualified directors, employees and consultants of the Company and its subsidiaries, to reward such of those directors, employees and consultants as may be granted awards under the Stock Incentive Plan by the Board from time to time for their contributions toward the long-term goals and success of the Company, and to enable and encourage such directors, employees and consultants to acquire Shares as long-term investments and proprietary interests in the Company.

Material Terms of the Stock Incentive Plan

Shares Subject to the Stock Incentive Plan

The maximum aggregate number of common shares that may be issued pursuant to Awards granted under the Plan (the “Share Reserve”) shall initially be 10,000,000, and the Share Reserve shall automatically increase on the first day of each calendar year beginning January 1, 2025, by a number of shares equal to the greatest of (i) 3,000,000 Shares, (ii) twenty percent (20%) of the outstanding common shares on the last day of the immediately preceding calendar quarter, or (iii) such number of common shares determined by the Committee. The Company shall at all times while the Stock Incentive Plan is in effect reserve such number of common shares as will be sufficient to satisfy the requirements of outstanding Awards granted under the Stock Incentive Plan. The common shares subject to the Stock Incentive Plan shall be either authorized and unissued or treasury common shares. Notwithstanding the foregoing, the aggregate number of common shares that may be issued during the term of the Stock Incentive Plan may not exceed 40,000,000. For clarity, the Share Reserve is a limitation on the number of common shares that may be issued pursuant to the Stock Incentive Plan. As a single common share may be subject to grant more than once (e.g., if a common share subject to an Award is forfeited, it may be made subject to grant again under the Stock Incentive Plan), the Share Reserve is not a limit on the number of Awards that can be granted. Up to 10,000,000 common shares may (but need not be) issued pursuant to the exercise of “incentive stock options” (within the meaning of Section 422 of the United States Internal Revenue Code of 1986, as amended (the “Code”)) granted under the Stock Incentive Plan.

Any common shares issued by the Company through the assumption or substitution of outstanding stock options or other equity-based awards from an acquired company will not reduce the number of common shares available for issuance pursuant to the exercise of Awards granted under the Stock Incentive Plan.

Administration of the Stock Incentive Plan

The Stock Incentive Plan designates the Board as the initial Plan Administrator (as defined in the Stock Incentive Plan), subject to the ability of the Board to delegate from time to time all or any of the powers conferred on the Plan Administrator to a committee of the Board. The Board has resolved to delegate all powers of administration of the Stock Incentive Plan to the Compensation Committee.

The Plan Administrator determines which directors, officers, consultants and employees are eligible to receive Awards under the Stock Incentive Plan, the time or times at which Awards may be granted, the conditions under which awards may be granted or forfeited to the Company, the number of common shares to be covered by any Award, the exercise price of any Award, whether restrictions or limitations are to be imposed on the common shares issuable pursuant to grants of any Award, and the nature of any such restrictions or limitations, any acceleration of exercisability or vesting, or waiver of termination regarding any Award, based on such factors as the Plan Administrator may determine.

In addition, the Plan Administrator interprets the Stock Incentive Plan and may adopt guidelines and other rules and regulations relating to the Stock Incentive Plan and make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Stock Incentive Plan.

Eligibility

All directors, employees and consultants are eligible to participate in the Stock Incentive Plan. The extent to which any such individual is entitled to receive a grant of an Award pursuant to the Stock Incentive Plan will be determined in the sole and absolute discretion of the Plan Administrator.

Types of Awards

Awards of Options, RSUs, Restricted Shares, PSUs and DSUs may be made under the Stock Incentive Plan. All of the Awards described below are subject to the conditions, limitations, restrictions, exercise price, vesting, settlement and forfeiture provisions determined by the Plan Administrator, in its sole discretion, subject to such limitations provided in the Stock Incentive Plan and will generally be evidenced by an Award agreement. In addition, subject to the limitations provided in the Stock Incentive Plan and in accordance with applicable law, the Plan Administrator may accelerate or defer the vesting or payment of Awards, cancel or modify outstanding Awards and waive any condition imposed with respect to Awards or common shares issued pursuant to Awards.

Options

An Option entitles a holder thereof to purchase a prescribed number of common shares at an exercise price set at the time of the grant. The Plan Administrator will establish the exercise price at the time each Option is granted. Except as otherwise determined by the Plan Administrator and specified in an Award agreement, exercise price of an Option granted under the Stock Incentive Plan will not be less than the greater of the closing market price of the common shares on (i) the trading day prior to the date of grant of the Option or (ii) the date of grant of the Option. Subject to any accelerated termination as set forth in the Stock Incentive Plan, each Option expires on its respective expiry date. The Plan Administrator will have the authority to determine the vesting terms applicable to grants of Options. Once an Option becomes vested, it shall remain vested and shall be exercisable until expiration or termination of the Option, unless otherwise specified by the Plan Administrator, or as otherwise set forth in any written employment agreement, Award agreement or other written agreement between the Company or a subsidiary of the Company and the participant. The Plan Administrator has the right to accelerate the date upon which any Option becomes exercisable. The Plan Administrator may provide at the time of granting an Option that the exercise of that Option is subject to restrictions, in addition to those specified in the Stock Incentive Plan, such as vesting conditions relating to the attainment of specified performance goals.

Unless otherwise specified by the Plan Administrator at the time of granting an Option and set forth in the particular Award agreement, an exercise notice must be accompanied by payment of the exercise price. A participant may, in lieu of exercising an Option pursuant to an exercise notice, elect to surrender such Option to the Company (a “Cashless Exercise”) in consideration for an amount from the Company equal to (i) the closing market price of the common shares issuable on the exercise of such Option (or portion thereof) as of the date such Option (or portion thereof) is exercised, less (ii) the aggregate exercise price of the Option (or portion thereof) surrendered relating to such Shares (the “In-the-Money Amount”), by written notice to the Company indicating the number of Options such participant wishes to exercise using the Cashless Exercise, and such other information that the Company may require. Subject to the provisions of the Stock Incentive Plan, the Company will satisfy payment of the In-the-Money Amount by delivering to the participant such number of common shares having a fair market value equal to the In-the-Money Amount.

Restricted Share Units

A RSU is a unit equivalent in value to a common share credited by means of a bookkeeping entry in the books of the Company which entitles the holder to receive one common share (or the value thereof) for each RSU after a specified vesting period. The Plan Administrator may, from time to time, subject to the provisions of the Stock Incentive Plan and such other terms and conditions as the Plan Administrator may prescribe, grant RSUs to any participant in respect of a bonus or similar payment in respect of services rendered by the applicable participant in a taxation year.

The number of RSUs (including fractional RSUs) granted at any particular time under the Stock Incentive Plan will be calculated by dividing: (a) the amount that is to be paid in RSUs, as determined by the Plan Administrator; by (b) the greater of (i) the market price of a common share on the date of grant and (ii) such amount as determined by the Plan Administrator in its sole discretion.

The Plan Administrator shall have the authority to determine the settlement and any vesting terms applicable to the grant of RSUs, provided that the terms applicable to RSUs granted to U.S. taxpayers comply with Section 409A of the Code, to the extent applicable.

Upon settlement, holders will redeem each vested RSU for one fully paid and non-assessable common share in respect of each vested RSU.

Restricted Shares

The Plan Administrator may, from time to time, subject to the provisions of the Stock Incentive Plan and such other terms and conditions as the Plan Administrator may prescribe, grant Restricted Shares to any participant. Restricted Shares shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Plan Administrator may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Plan Administrator may determine at the date of grant or thereafter. During the restricted period applicable to a Restricted Share, the Restricted Share may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the participant.

As a condition to the grant of an Award of Restricted Shares, the Plan Administrator may allow a participant to elect, or may require, that any cash dividends paid on a Restricted Share be automatically reinvested in additional Restricted Shares, applied to the purchase of additional Awards under this Plan or deferred without interest to the date of vesting of the associated Award of Restricted Shares; provided, that, to the extent applicable, any such election is intended to comply with Section 409A. Unless otherwise determined by the Plan Administrator and specified in the applicable Award Agreement, common shares distributed in connection with a share split or share dividend, and other property (other than cash) distributed as a dividend, will be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Share with respect to which such share or other property has been distributed.

Performance Share Units

A PSU is a unit equivalent in value to a common share credited by means of a bookkeeping entry in the books of the Company which entitles the holder to receive one common share for each PSU after specific performance-based vesting criteria determined by the Plan Administrator, in its sole discretion, have been satisfied. The Plan Administrator may, from time to time, subject to the provisions of the Stock Incentive Plan and such other terms and conditions as the Plan Administrator may prescribe, grant PSUs to any participant in respect of services rendered by the applicable participant in a tax year. The performance goals to be achieved during any performance period, the length of any performance period, the amount of any PSUs granted, the effect of termination of a participant’s service and the settlement terms pursuant to any PSU will be determined by the Plan Administrator and by the other terms and conditions of any PSU, all as set forth in the applicable Award agreement.

The Plan Administrator shall have the authority to determine the settlement and any vesting terms applicable to the grant of PSUs, provided that the terms applicable to PSUs granted to U.S. taxpayers comply with Section 409A of the Code, to the extent applicable. Upon settlement, holders will redeem each vested PSU for one fully paid and non-assessable common share in respect of each vested PSU.

Deferred Share Units

A DSU is a unit equivalent in value to a common share credited by means of a bookkeeping entry in the books of the Company which entitles the holder to receive one common share (or, at the election of the holder and subject to the approval of the Plan Administrator, the cash value thereof) for each DSU on a future date. The Board may fix from time to time a portion of the total compensation (including annual retainer) paid by the Company to a director in a calendar year for service on the Board (the “Director Fees”) that are to be payable in the form of DSUs. In addition, each director is given, subject to the provisions of the Stock Incentive Plan, the right to elect to receive a portion of the cash Director Fees owing to them in the form of DSUs.

Except as otherwise determined by the Plan Administrator or as set forth in the particular Award agreement, DSUs shall vest immediately upon grant. The number of DSUs (including fractional DSUs) granted at any particular time will be calculated by dividing: (a) the amount of Director Fees that are to be paid in DSUs, as determined by the Plan Administrator; by (b) the market price of a common share on the date of grant. Upon settlement, holders will redeem each vested DSU for: (a) one fully paid and non-assessable common share in respect of each vested DSU, or (b) at the election of the holder and subject to the approval of the Plan Administrator, a cash payment on the date of settlement. Any cash payments made under the Stock Incentive Plan by the Company to a participant in respect of DSUs to be redeemed for cash shall be calculated by multiplying the number of DSUs to be redeemed for cash by the market price per common share as at the settlement date.

Dividend Equivalents

Except as otherwise determined by the Plan Administrator or as set forth in the particular Award agreement, RSUs, PSUs and DSUs shall be credited with dividend equivalents in the form of additional RSUs, PSUs and DSUs, as applicable, as of each dividend payment date in respect of which normal cash dividends are paid on common shares. Dividend equivalents shall vest in proportion to, and settle in the same manner as, the Awards to which they relate. Such dividend equivalents shall be computed by dividing: (a) the amount obtained by multiplying the amount of the dividend declared and paid per common share by the number of RSUs, PSUs and DSUs, as applicable, held by the participant on the record date for the payment of such dividend; by (b) the market price at the close of the first business day immediately following the dividend record date, with fractions computed to three decimal places.

Black-out Periods

In the event an Award expires, at a time when a scheduled blackout is in place or an undisclosed material change or material fact in the affairs of the Company exists, the expiry of such Award will be the date that is ten business days after which such scheduled blackout terminates or there is no longer such undisclosed material change or material fact.

Term

No Awards may be granted under the Stock Incentive Plan on or after the tenth anniversary of the Plan Effective Date.

While the Stock Incentive Plan does not stipulate a specific term for Awards granted thereunder, as discussed below, Awards may not expire beyond 10 years from its date of grant, except where shareholder approval is received or where an expiry date would have fallen within a blackout period of the Company. All Awards must vest and settle in accordance with the provisions of the Stock Incentive Plan and any applicable Award agreement, and which Award agreement may include an expiry date for a specific Award.

Termination of Employment or Services

The following describes the impact of certain events upon the participants under the Stock Incentive Plan, including termination for cause, resignation, termination without cause, disability, death or retirement, subject, in each case, to the terms of a participant’s applicable employment agreement, Award agreement or other written agreement:

(a)	Termination for Cause or upon Termination: Any Option or other Award held by the participant that has not been exercised, surrendered or settled as of the termination date (as defined in the Stock Incentive Plan) shall be immediately forfeited and cancelled as of the termination date.

(b)	Termination without Cause: A portion of any unvested Options or other Awards shall immediately vest, such portion to be equal to the number of unvested Options or other Awards held by the participant as of the termination date multiplied by a fraction the numerator of which is the number of days between the date of grant and the termination date and the denominator of which is the number of days between the date of grant and the date any unvested Options or other Awards were originally scheduled to vest. Any vested Options may be exercised by the participant at any time during the period that terminates on the earlier of: (a) the expiry date of such Option; and (b) the date that is 90 days after the termination date. If an Option remains unexercised upon the earlier of (a) or (b), the Option shall be immediately forfeited and cancelled for no consideration upon the termination of such period. In the case of a vested Award other than an Option, such Award will be settled within 90 days after the termination date.

(c)	Disability: A portion of any unvested Options or other Awards shall immediately vest, such portion to be equal to the number of unvested Options or other Awards held by the participant as of the termination date multiplied by a fraction the numerator of which is the number of days between the date of grant and the termination date and the denominator of which is the number of days between the date of grant and the date any unvested Options or other Awards were originally scheduled to vest. Any vested Option may be exercised by the participant at any time until the expiry date of such Option. Any vested Option may be exercised by the participant at any time until the expiry date of such Option. Any vested Award other than an Option will be settled within 90 days after the termination date.

(d)	Death: A portion of any unvested Options or other Awards shall immediately vest, such portion to be equal to the number of unvested Options or other Awards held by the participant as of the termination date multiplied by a fraction the numerator of which is the number of days between the date of grant and the termination date and the denominator of which is the number of days between the date of grant and the date any unvested Options or other Awards were originally scheduled to vest. Any vested Option may be exercised by the participant’s beneficiary or legal representative (as applicable) at any time during the period that terminates on the earlier of: (a) the expiry date of such Option; and (b) the first anniversary of the date of the death of such participant. If an Option remains unexercised upon the earlier of (a) or (b), the Option shall be immediately forfeited and cancelled for no consideration upon the termination of such period. In the case of a vested Award other than an Option, such Award will be settled with the participant’s beneficiary or legal representative (as applicable) within 90 days after the date of the Participant’s death.

(e)	Retirement: A portion of any unvested Options or other Awards shall immediately vest, such portion to be equal to the number of unvested Options or other Awards held by the participant as of the termination date multiplied by a fraction the numerator of which is the number of days between the date of grant and the termination date and the denominator of which is the number of days between the date of grant and the date any unvested Options or other Awards were originally scheduled to vest. Any vested Option may be exercised by the participant at any time during the period that terminates on the earlier of: (a) the expiry date of such Option; and (b) the third anniversary of the participant’s date of retirement. If an Option remains unexercised upon the earlier of (a) or (b), the Option shall be immediately forfeited and cancelled for no consideration upon the termination of such period. In the case of a vested Award other than an Option, such Award will be settled within 90 days after the participant’s retirement. Notwithstanding the foregoing, if, following his or her retirement, the participant commences on the Commencement Date (as defined in the Stock Incentive Plan) employment, consulting or acting as a director of the Company or any of its subsidiaries (or in an analogous capacity) or otherwise as a service provider to any person that carries on or proposes to carry on a business competitive with the Company or any of its subsidiaries, any Option or other Award held by the participant that has not been exercised or settled as of the commencement date shall be immediately forfeited and cancelled as of the Commencement Date.

Change in Control

Under the Stock Incentive Plan, except as may be set forth in an employment agreement, Award agreement or other written agreement between the Company or a subsidiary of the Company and a participant:

(a) the Plan Administrator may, without the consent of any participant, take such steps as it deems necessary or desirable, including to cause: (i) the conversion or exchange of any outstanding Awards into or for rights or other securities of substantially equivalent value, as determined by the Plan Administrator in its discretion, in any entity participating in or resulting from a Change in Control (as defined below); (ii) outstanding Awards to vest and become exercisable, realizable or payable, or restrictions applicable to an Award to lapse, in whole or in part prior to or upon consummation of a Change in Control, and, to the extent the Plan Administrator determines, terminate upon or immediately prior to the effectiveness of such Change in Control; (iii) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise or settlement of such Award or realization of the participant’s rights as of the date of the occurrence of the transaction; (iv) the replacement of such Award with other rights or property selected by the Board in its sole discretion where such replacement would not adversely affect the holder; or (v) any combination of the foregoing; provided that: (A) in taking any of the foregoing actions, the Plan Administrator will not be required to treat all Awards similarly in the transaction; and (B) in the case of Options, RSUs and PSUs held by a Canadian taxpayer, the Plan Administrator may not cause the Canadian taxpayer to receive any property in connection with a Change in Control other than rights to acquire shares of a corporation or units of a “mutual fund trust” (as defined in the Income Tax Act (Canada) (the “Tax Act”)) of the Company or a “qualifying person” (as defined in the Tax Act) that does not deal at arm’s length (for purposes of the Tax Act) with the Company, as applicable, at the time such rights are issued or granted;

(b) if within 12 months following the completion of a transaction resulting in a Change in Control (as defined below), a participant’s employment, consultancy or directorship is terminated by the Company or a subsidiary of the Company without Cause (as defined in the Stock Incentive Plan), without any action by the Plan Administrator:

(i) any unvested Awards held by the participant at the termination date shall immediately vest; and

(ii) any vested Awards may be exercised, surrendered to the Company, or settled by the participant at any time during the period that terminates on the earlier of: (i) the expiry date of such Award; and (ii) the date that is 90 days after the termination date. Any Award that has not been exercised, surrendered or settled at the end of such period being immediately forfeited and cancelled; and

(c) unless otherwise determined by the Plan Administrator, if, as a result of a Change in Control, the common shares will cease trading on NASDAQ, the Company may terminate all of the Awards (other than an Option, RSU or PSU held by a participant that is a resident of Canada for the purposes of the Tax Act) at the time of and subject to the completion of the Change in Control transaction by paying to each holder at or within a reasonable period of time following completion of such Change in Control transaction an amount for each Award equal to the fair market value of the Award held by such participant as determined by the Plan Administrator, acting reasonably, provided that any vested Awards granted to U.S. taxpayers will be settled within 90 days of the Change in Control.

Subject to certain exceptions, a “Change in Control” includes: (i) any transaction pursuant to which a person or group acquires more than 50% of the outstanding common shares (assuming conversion of the other Shares); (ii) the sale of all or substantially all of the Company’s assets; (iii) the dissolution or liquidation of the Company; (iv) the acquisition of the Company via consolidation, merger, exchange of securities, purchase of assets, amalgamation, statutory arrangement or otherwise; (v) individuals who comprise the Board at the last annual meeting of shareholders (the “Incumbent Board”) cease to constitute at least a majority of the Board, unless the election, or nomination for election by the shareholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, in which case such new director shall be considered as a member of the Incumbent Board; or (vi) any other event which the Board determines to constitute a change in control of the Company.

Non-Transferability of Awards

Except as permitted by the Plan Administrator and to the extent that certain rights may pass to a beneficiary or legal representative upon death of a participant, by will or as required by law, no assignment or transfer of Awards, whether voluntary, involuntary, by operation of law or otherwise, vests any interest or right in such Awards whatsoever in any assignee or transferee and immediately upon any assignment or transfer, or any attempt to make the same, such Awards will terminate and be of no further force or effect. To the extent that certain rights to exercise any portion of an outstanding Award pass to a beneficiary or legal representative upon the death of a participant, the period in which such Award can be exercised by such beneficiary or legal representative shall not exceed one year from the participant’s death.

Amendments to the Stock Incentive Plan

The Plan Administrator may also from time to time, without notice and without approval of the holders of Shares, amend, modify, change, suspend or terminate the Stock Incentive Plan or any Awards granted pursuant thereto as it, in its discretion, determines appropriate, provided that: (a) no such amendment, modification, change, suspension or termination of the Stock Incentive Plan or any Award granted pursuant thereto may materially impair any rights of a participant or materially increase any obligations of a participant under the Stock Incentive Plan without the consent of such participant, unless the Plan Administrator determines such adjustment is required or desirable in order to comply with any applicable securities laws or stock exchange requirements; and (b) any amendment that would cause an Award held by a U.S. Taxpayer to be subject to the income inclusion under Section 409A of the Code shall be null and void ab initio.

Notwithstanding the above, and subject to the NASDAQ Listing Rules, the approval of shareholders is required to effect any of the following amendments to the Stock Incentive Plan:

(a)	increasing the number of common shares reserved for issuance under the Stock Incentive Plan, except pursuant to the provisions in the Stock Incentive Plan which permit the Plan Administrator to make equitable adjustments in the event of transactions affecting the Company or its capital;

(b)	extending the term of an Option award beyond the original expiry date (except where an expiry date would have fallen within a blackout period applicable to the participant or within ten business days following the expiry of such a blackout period);

(c)	extending the term of an Option award beyond the original expiry date (except where an expiry date would have fallen within a blackout period applicable to the participant or within ten business days following the expiry of such a blackout period);

(d)	permitting an Option award to be exercisable beyond ten years from its date of grant (except where an expiry date would have fallen within a blackout period);

(e)	increasing or removing the limits on the participation of directors;

(f)	permitting Awards to be transferred to a person;

(g)	changing the eligible participants; and

(h)	deleting or reducing the range of amendments which require approval of the shareholders.

Except for the items listed above, amendments to the Stock Incentive Plan will not require shareholder approval. Such amendments include (but are not limited to): (a) amending the general vesting provisions of an Award; (b) amending the provisions for early termination of Awards in connection with a termination of employment or service; (c) adding covenants of the Company for the protection of the participants; (d) amendments that are desirable as a result of changes in law in any jurisdiction where a participant resides; and (e) curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error. Further, the Plan Administrator retains discretion under the Stock Incentive Plan to reprice out-of-the-money Options without obtaining shareholder approve.

Anti-Hedging Policy

Participants are restricted from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars, or units of exchange funds that are designed to hedge or offset a decrease in market value of Awards granted to them.

Policies and Practices for Granting Option Awards

The Company has not granted any new option awards since becoming a reporting company, other than the replacement options issued to option holders of Damon Motors pursuant to the plan of arrangement between the Company and Damon Motors. The Compensation Committee does not plan to take material non-public information into account when determining the timing and terms of option awards, and the Company does not plan to time the disclosure of such material non-public information for purposes of affecting the exercise price of the options or the value of executive compensation. In addition, the Company does not plan to grant options during the four business days prior to or the one business day following the filing of a periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of a Form 8-K that discloses material non-public information.

Post-Closing Executive and Director Compensation

Executive Employment Agreements

The following summarizes the employment agreements with our executive officers appointed upon the closing of the Business Combination, which agreements have been entered into with Damon Motors. Jay Giraud, Derek Dorresteyn and Amber Spencer served until December 4, 2024, January 15, 2025 and December 4, 2024, respectively; and as of the date of this filing, no longer hold any officer or director positions in the Company.

Employment Agreement with Interim Chief Executive Officer

On December 4, 2024, Damon Motors entered into an Interim Executive Employment Agreement with Dominique Kwong. The agreement provides for a six-month term, which may be extended by mutual agreement. During his employment, Mr. Kwong will receive an annualized salary of CAD $265,000 and the company’s standard senior executive benefits. The company may terminate the agreement without notice for cause or, without cause, by providing four weeks’ written notice. Mr. Kwong may resign with four weeks’ written notice, during which the company may waive the notice period and pay any outstanding wages, including no more than four weeks’ additional base salary. The agreement also includes customary confidentiality provisions and post-employment non-solicitation and non-competition covenants.

Employment Agreement with Chief Financial Officer

On January 1, 2024, Damon Motors entered into an employment agreement with Bal Bhullar (the “Bhullar Employment Agreement”). Ms. Bhullar serves as the Chief Financial Officer and reports directly to the Chief Executive Officer of Damon Motors. Ms. Bhullar is entitled to a salary of US$325,000 (CAD$435,000) less applicable statutory deductions. Ms. Bhullar is also entitled to reasonable industry standard annual bonuses based upon the performance of Damon Motors and upon the achievement of reasonable management objectives to be reasonably established by the board of directors of Damon Motors. Pursuant to an employment side letter agreement dated August 26, 2024, Ms. Bhullar will receive a $1 million listing bonus ninety days after the successful public listing of the Company.

If Ms. Bhullar employment contract is terminated for just cause or upon her resignation, Ms. Bhullar is entitled to an amount equal to her monthly salary and vacation pay earned by and payable to the executive up to the date of termination and shall have no entitlement to any further notice of termination, payment in lieu of notice of termination, severance, continuation of benefits or any damages whatsoever. If Ms. Bhullar’s contract is terminated by Damon Motors without just cause, or upon a change of control, in which case the company terminates Ms. Bhullar’s employment other than for just cause or Ms. Bhullar resigns for good reason, then: (a) Damon Motors shall pay an amount equal to the monthly salary and vacation pay earned and payable up to the date of termination, together with any other vacation pay required to comply with applicable employment standards legislation; (b) Damon Motors shall pay Ms. Bhullar’s annual performance bonus entitlements (if any) calculated pro rata for the period up to the date of termination based on achievement of the objectives to such date, such payment(s) being made not later than 30 calendar days following the board’s approval of the audited financial statements for the fiscal year in which the date of termination occurs; and (c) Damon Motors shall pay, as severance, an amount equal to six months’ monthly salary, based on the executive’s monthly salary as at the date of termination.

Employment Agreement with Former Chief Executive Officer and Chairman of Board

On March 23, 2022, Damon Motors entered into an employment agreement with Jay Giraud (the “Giraud Employment Agreement”) for the employment of Mr. Giraud as the CEO of Damon Motors. Under the Giraud Employment Agreement, Damon Motors agreed to pay Mr. Giraud an annual base salary of $350,000 (CAD$450,000) and a bonus in the range of $195,000 to $450,000, subject to the approval of the board of directors of Damon Motors. Pursuant to an employment side letter agreement dated October 17, 2024, Mr. Giraud is entitled to receive a $1 million listing bonus subject to the continued service with the Company for a period of 375 days following the date of public listing (“Service Period”). The listing bonus shall be paid out as soon as practicable at the time when the board determines that it is in the best interests of the Company to do so, having due regard to the Company’s financial situation. Notwithstanding the preceding sentence the listing bonus shall be paid promptly following the completion of the Service Period.

Mr. Giraud may terminate the Giraud Employment Agreement and Mr. Giraud’s employment with Damon Motors at any time by providing Damon Motors with eight weeks’ prior written working notice. Damon Motors may waive all or any part of the notice given by Mr. Giraud and direct Mr. Giraud not to report for work for any part of the notice period. In these circumstances, Mr. Giraud would then be paid all outstanding wages (including accrued but unpaid vacation pay) owing up to and including the effective resignation date. In no event will Damon Motors be required to pay Mr. Giraud more than twelve weeks’ pay (plus accrued but unused vacation pay) based on Mr. Giraud’s base salary at the time of resignation.

Damon Motors may terminate the Giraud Employment Agreement and the Mr. Giraud’s employment at any time, without cause, upon Damon Motors providing Mr. Giraud with notice of termination or pay in lieu of notice (which shall be calculated based exclusively on Mr. Giraud’s base salary at the time of termination), or some combination of the two, equal to (i) three months’ notice during his/her first year of service; plus (ii) an additional four weeks’ notice for every completed year of service thereafter, subject to an overall maximum entitlement of 42 weeks (the “Notice Period”).

Damon Motors will continue to pay the premiums required to maintain Mr. Giraud’s participation in whatever extended health and/or dental group benefit plans Mr. Giraud is covered by at the time Mr. Giraud receives the notice of termination, until the earlier of the end of the applicable Notice Period or the date on which Mr. Giraud becomes eligible to participate in similar benefits through alternate or self-employment, whichever occurs first and provided that in no event will Mr. Giraud’s benefit coverage be terminated prior to the expiration of the applicable statutory notice period. All other benefits or benefit coverage in place at the time shall be discontinued at the end the applicable statutory notice period.

Damon Motors may terminate the Giraud Employment Agreement and Mr. Giraud’s employment without notice of termination or pay in lieu of notice at any time for Cause. For the purposes of the Giraud Employment Agreement, the term “Cause” includes: (a) the existence of cause for termination of employment at common law, including situations involving fraud, dishonesty, illegality, breach of statute or regulation, conflict of interest, gross negligence in the performance of Mr. Giraud’s duties, or gross incompetence; (b) any material breach of the provisions of this Agreement; (c) wilful disobedience of a reasonable direction from Damon Motors; (d) neglect of duty; (e) misconduct that undermines Damon Motors’s confidence in Mr. Giraud’s ability to effectively carry out the duties and responsibilities of his/her position; or (f) any material violation of Damon Motors’s policies and procedures, as determined by Damon Motors in its sole and absolute discretion. In the event of a termination for Cause, Mr. Giraud will receive payment of any salary and vacation pay earned up to and including the date of termination. All other entitlements that Mr. Giraud may have as of the date of termination will be automatically extinguished, except for such minimum mandated entitlements, if any, as may be required by the Employment Standards Act (British Columbia).

Upon termination of employment for any reason, Mr. Giraud will cease to be and shall immediately resign as an officer or director of Damon Motors.

This provision regarding termination of employment will apply regardless of any changes to the terms and conditions of Mr. Giraud’s employment subsequent to Mr. Giraud’s signing of the Giraud Employment Agreement including, but not limited to, promotions and transfers, unless the parties expressly agree otherwise in writing.

There is a non-solicit and other post-employment restrictions present in the Giraud Employment Agreement.

There are no provisions with respect to change of control in the Giraud Employment Agreement.

Employment Agreement with Former Chief Technology Officer

On July 12, 2021, Damon Motors entered into an employment agreement with Derek Dorresteyn (the “Dorresteyn Employment Agreement”) for the provision of CTO services. Under the Dorresteyn Employment Agreement, Damon Motors agreed to pay Mr. Dorresteyn an annual base salary of $300,000 (CAD$390,000) and a bonus subject to and conditioned upon the terms and conditions of the applicable plan, as well as the Mr. Dorresteyn’s continued employment by Damon Motors in good standing through the bonus payment date and neither party having delivered notice of an intent to terminate. Mr. Dorresteyn’s employment through the bonus payment date as permitted by applicable law. Pursuant to an employment side letter agreement dated October 17, 2024, Mr. Dorresteyn is entitled to receive a $1 million bonus subject to the continued service with the Company for a period of 375 days following the date of public listing (“Service Period”). The listing bonus shall be paid out as soon as practicable at the time when the board of directors of Damon Motors determines that it is in the best interests of the Company to do so, having due regard to the Company’s financial situation. Notwithstanding the preceding sentence the listing bonus shall be paid promptly following the completion of the Service Period.

Upon Mr. Dorresteyn’s termination for any reason, Mr. Dorresteyn will be entitled to: (i) all earned but unpaid base salary through Mr. Dorresteyn’s separation date; (ii) any unpaid or unreimbursed business expenses incurred; (iii) any accrued but unused vacation through the separation date; and (iv) any benefits provided under Damon Motors’s employee benefit plans, if any, following a termination of employment, in accordance with the terms contained in said plans (the “Accrued Obligations”). The Accrued Obligations will be payable to Mr. Dorresteyn as required by applicable law.

Mr. Dorresteyn may terminate the Dorresteyn Employment Agreement and Mr. Dorresteyn’s employment with Damon Motors at any time by providing Damon Motors with 12 weeks’ prior written notice. Damon Motors may waive all or any part of the notice period given by Mr. Dorresteyn and direct Mr. Dorresteyn not to report for work for any part of the notice period. In these circumstances, where Damon Motors elects to shorten the notice period, Mr. Dorresteyn would then be paid all Accrued Obligations owing up to and including the separation date.

Damon Motors may terminate the Dorresteyn Employment Agreement and Mr. Dorresteyn’s employment at any time, without Cause. If Mr. Dorresteyn’s employment is terminated by Damon Motors without Cause, in addition to the Accrued Obligations, Mr. Dorresteyn will be entitled to receive the Severance Benefits (defined below), subject to and contingent upon Mr. Dorresteyn executing a general release of claims satisfactory to Damon Motors, which must be executed and effective (taking into account any applicable revocation period) on or before the sixtieth (60th) day following the separation date (the “Release Requirements”).

Damon Motors will pay Mr. Dorresteyn any Severance Benefits, if payable, in a lump sum on the 60th day following the Separation Date, provided the Release Requirements have been satisfied. If the release has not been executed or is not effective (taking into account any applicable revocation period) by the 60th day following the Separation Date, Mr. Dorresteyn will not be entitled to any (and shall forfeit all) payments (other than the Accrued Obligations). For the avoidance of doubt, if Mr. Dorresteyn’s termination occurs other than by Damon Motors without Cause, Mr. Dorresteyn will not be entitled to Severance Benefits. Other than as expressly provided herein, Mr. Dorresteyn shall not be entitled to receive any payments or benefits under the Dorresteyn Employment Agreement for periods after Mr. Dorresteyn’s Separation Date, and Damon Motors will have no obligation to make any additional payments or provide any other benefits for periods after the Separation Date (except as may otherwise be required under the applicable law).

“Severance Benefits” means an amount equal to (i) three months of Mr. Dorresteyn’s base salary on the Separation Date; plus, if the Separation Date occurs after the first anniversary of the start date (ii) an additional four weeks of base salary for every full completed year of service thereafter, subject to an overall maximum entitlement of forty-two weeks.

Damon Motors may terminate the Dorresteyn Employment Agreement and his employment immediately at any time for Cause. For the purposes of the Dorresteyn Employment Agreement, the term “Cause” includes: a) the existence of cause for termination of employment at common law, including situations involving fraud, dishonesty, illegality, breach of statute or regulation, conflict of interest, gross negligence in the performance of Mr. Dorresteyn’s duties, or gross incompetence; b) any material breach of the provisions of the Dorresteyn Employment Agreement; c) wilful disobedience of a reasonable direction from Damon Motors; d) neglect of duty; e) misconduct that undermines Damon Motors’s confidence in Mr. Dorresteyn’s ability to effectively carry out the duties and responsibilities of his/her position; f) material unauthorized use or disclosure of any Confidential Information of Damon Motors or any other party to whom they owe an obligation of nondisclosure as a result of their relationship with Damon Motors; g) Mr. Dorresteyn indictment, conviction, admission or plea of nolo contendere to any felony, or to any other crime that involves theft, fraud or moral turpitude; or h) any material violation of Damon Motors’s policies and procedures, as determined by Damon Motors in its sole and absolute discretion. In the event of a termination for Cause, Mr. Dorresteyn will receive payment of the Accrued Obligations.

Mr. Dorresteyn’s employment with Damon Motors may be terminated immediately due to Mr. Dorresteyn’s death or Disability. In the event of a termination due to Executive’s death or Disability, Mr. Dorresteyn will receive payment of the Accrued Obligations. “Disability” will have the same meaning as such phrase is given under the long term disability plan sponsored by Damon Motors as may be offered from time to time or, in the absence of such policy, if Mr. Dorresteyn becomes physically or mentally incapacitated or impaired and is therefore unable for a period of twelve (12) consecutive weeks in any six (6)-consecutive month period, or such longer period as may be required by applicable law, to perform Mr. Dorresteyn’s duties. Any question as to the existence of the disability of Mr. Dorresteyn shall be determined in writing by a qualified independent physician selected by Damon Motors.

Upon termination of employment for any reason, Mr. Dorresteyn will cease to be and shall immediately resign as an officer or director of Damon Motors, if applicable.

There is a non-solicit and other post-employment restrictions present in the Dorresteyn Employment Agreement. There are no provisions with respect to change of control in the Dorresteyn Employment Agreement.

Employment Agreement with Former Chief Marketing Officer

On July 11, 2022, Damon Motors entered into an employment agreement with Amber Spencer. Ms. Spencer serves as the Chief Marketing Officer of Damon Motors (the “Spencer Employment Agreement”). Ms. Spencer is entitled to an annual salary of CAD$250,000. Ms. Spencer is entitled to participate in the company bonus plan for senior executives according to its terms and conditions and any other incentive plans or programs established for executives in accordance with the applicable plan or program, and, subject to board approval, may be eligible to participate in the equity incentive plan of Damon Motors. Ms. Spencer may terminate her employment agreement by providing 8 weeks’ prior written working notice. In these circumstances, Ms. Spencer would then be paid all outstanding wages (including accrued but unpaid vacation pay) owing up to and including the effective resignation date. Damon Motors may terminate the employment agreement at any time, without cause, upon notice of termination or pay in lieu of notice (which shall be calculated based exclusively on the executive’s base salary at the time of termination), or some combination of the two, equal to (i) three months’ notice during his/her first year of service; plus (ii) an additional four weeks’ notice for every completed year of service thereafter, subject to an overall maximum entitlement of 42 weeks. Damon Motors may terminate Ms. Spencer’s employment agreement without notice of termination or pay in lieu of notice at any time for cause. Ms. Spencer’s employment does not have any payment in connection with a change of control of Damon Motors.

Director Compensation

Post-Closing, the Board and the compensation committee of the Company approved the payment of the following compensation to its non-executive directors:

●	US$60,000 annual base retainer per director;

●	US$25,000 additional annual retainer payable to the director serving as lead director;

●	US$20,000 additional annual retainer payable to each director serving as chair of a committee of the Board

Consulting Agreement

The following summarizes the terms of the consulting agreements the Company has entered into with its director Melanie Figueroa.

Melanie Figueroa Consulting Agreement

Pursuant to the terms of a consulting agreement, dated September 25, 2024 (the “Figueroa Consulting Agreement”), the Company agreed to pay Ms. Figueroa, a fee of $15,000 per month for services rendered to the Company since April 1, 2024 until the end of the month of the closing of the Business Combination. In connection with the terms of the Figueroa Consulting Agreement, Ms. Figueroa will advise on public company reporting and compliance matters, business development, growth strategies and other operational matters as requested. As compensation under the Figueroa Consulting Agreement, Ms. Figueroa is entitled to a fee of $175,000 upon closing the Business Combination and her monthly fee will increase to $29,167 per month beginning on the first of each month following the closing of the Business Combination through the remainder of the term of the agreement.

Unless otherwise terminated earlier pursuant to the Figueroa Consulting Agreement, the agreement will continue for a period of six months following the closing of the Business Combination which may be extended for additional terms, upon mutual consent. The Company has the right to terminate the Figueroa Consulting Agreement with 30 days’ notice; however, if it is terminated by the Company prior to the Figueroa Guaranteed Period for any reason other than the gross negligence, recklessness or willful misconduct of Ms. Figueroa, the monthly fee will continue to be paid for the remainder of the Figueroa Guaranteed Period. Ms. Figueroa has the right to terminate the Figueroa Consulting Agreement with 30 days’ notice for specified reasons, including the Company’s failure to make timely payments, gross negligence, recklessness, willful misconduct, or the filing of bankruptcy by the Company. In such cases, the monthly fee for the remainder of the Figueroa Guaranteed Period will continue to be paid.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements with directors and executive officers described under “Executive and Director Compensation” and “Management” in this prospectus, the following is a description of each transaction since our incorporation, and each currently proposed transaction in which:

●	we have been or are to be a participant;

●	the amount involved exceeds or will exceed the lesser of $120,000 and 1% of the average of the Company’s total assets at year-end for the last two completed fiscal years; and

●	any of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

The Company has policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its audit committee charter, the audit committee has the responsibility to review related party transactions.

Certain Relationships and Related Party Transactions

Agreements Entered into by Grafiti Limited or Grafiti Holding in connection with the SAVES Business

Grafiti Limited is a primary distributor in the UK and Western European region of the SAVES products. Historically, Grafiti UK relied on advances from the Parent, as its parent to satisfy expenses. The expenses incurred that were settled by the Parent consisted of salaries and benefits to certain employees of the Parent that provided services for the company. In addition, Grafiti Limited recorded cost of sales for the purchase of the SAVES software from the Parent at market value based on the price that the Parent would charge third parties for the purchase of its software with industry consistent margins.

In connection with the Solutions Divestiture, the Parent contributed the License, along with other assets and businesses, Grafiti LLC, then a wholly-owned subsidiary of the Parent. As reported in the current report on Form 8-K filed by the Parent on February 23, 2024, the Parent sold 100% of the equity interest in Grafiti LLC to an entity controlled by Nadir Ali, our former Chief Executive Officer and sole director prior to the closing of the Business Combination, who also owned more than 5% of Grafiti Holding common shares immediately prior to the closing of the Business Combination. The Company has entered into a Distributor Agreement and an Administrative Support Service Agreement with Grafiti LLC. See the description of the terms of these agreements in “Business - License, Distribution and Administrative Service Arrangements with Grafiti LLC.”

Agreements Entered into by Grafiti Holding in connection with the Spinoff

Separation and Distribution Agreement

On October 23, 2023, the Parent and the Company entered into a Separation and Distribution Agreement, pursuant to which all of the outstanding shares of Grafiti Limited, were transferred to the Company, such that on December 26, 2023, Grafiti Limited became a wholly-owned subsidiary of Grafiti (the “reorganization”). Following the reorganization, and in connection with the spin-off of the Company from Parent, on December 27, 2023 (the “record date”), all of the outstanding common shares of the Company held by the Parent (the “Trust Shares”) were transferred to the Grafiti Holding Inc. Liquidating Trust (the “Trust”), to be held for the benefit of holders of the Parent’s common stock, preferred stock and those outstanding warrants that are contractually entitled to participate in the distribution of the Trust Shares, on a pro rata basis as of the record date (collectively, the “participating Parent securityholders”). On November 12, 2024 (the “distribution date”), the Trust Shares were delivered to the participating Parent securityholders, on a pro rata basis at a ratio of 1 Trust Share for every 50 shares of common stock of the Parent held by the participating Parent securityholders, with all fractional shares being rounded up, resulting in the distribution of an aggregate of 3,536,746 Trust Shares to participating Parent securityholders.

Liquidating Trust Agreement

On December 27, 2023, Grafiti Holding, the Parent and the initial trustee of the trust have entered into a Liquidating Trust Agreement (the “Liquidating Trust Agreement”), pursuant to which the Parent distributed the Grafiti Holding common shares owned by the Parent to the trust as of the record date and the trust will deliver the Grafiti Holding common shares to the beneficiaries promptly following the effective date. If the distribution is not consummated prior to the second anniversary of the date of the Liquidating Trust Agreement, the trustee(s) of the trust will be empowered to liquidate the Grafiti Holding common shares held by the trust and distribute the proceeds thereof to the participating securityholders as beneficiaries.

Agreements Entered into by Grafiti Holding in connection with Consulting Services

Prior to the closing of the Business Combination, the Company paid Melanie Figueroa $15,000 a month for advisory services with respect to her knowledge and expertise related to Company’s public company reporting and compliance matters and corporate business development and growth strategies. Ms. Figueroa is the trustee of the Grafiti Holding Inc. Liquidating Trust and also individually owned more than 5% of the outstanding common shares immediately prior to the closing of the Business Combination. Grafiti Holding has entered into a consulting agreement on September 25, 2024 with Ms. Figueroa. See the description of the terms of the agreement in “Management – Consulting Agreement – Melanie Figueroa Consulting Agreement.”

Additionally, Grafiti Holding has entered into a consulting agreement on September 25, 2024 with Ms. Wendy Loundermon, who owned more than 5% of the outstanding common shares immediately prior to the closing of the Business Combination. Pursuant to this agreement, Grafiti Holding has agreed to pay a fee of $10,000 per month for services rendered to the Company since April 1, 2024 until the closing of the Business Combination pursuant to which Ms. Loundermon is providing advisory services in connection with the transition of the Company’s financial reporting function to ensure continuity of business operations following the Closing.

As compensation under the Consulting Agreement, Grafiti Holding will pay Ms. Loundermon a fee of $150,000 upon closing the Business Combination and her monthly fee will increase to $25,000 per month beginning on the first of each month following the closing of the Business Combination through the remainder of the term of the agreement.

Unless otherwise terminated earlier pursuant to the Consulting Agreement, the agreement will continue for a period of six months following the closing of the Business Combination which may be extended for additional terms, upon mutual consent. Grafiti Holding will have the right to terminate the Consulting Agreement with 30 days’ notice; however, if it is terminated by Grafiti Holding prior to the six month anniversary of the closing of the Business Combination (the “Loundermon Guaranteed Period”) for any reason other than the gross negligence, recklessness or willful misconduct of Ms. Loundermon, the monthly fee will continue to be paid for the remainder of the Loundermon Guaranteed Period. Mrs. Loundermon will have the right to terminate the Consulting Agreement with 30 days’ notice for specified reasons, including Grafiti Holding’s failure to make timely payments, gross negligence, recklessness, willful misconduct, or the filing of bankruptcy by Grafiti Holding. In such cases, the monthly fee for the remainder of the Loundermon Guaranteed Period will continue to be paid.

Agreements Entered by Damon with Former CEO and Chairman of Board

Upon the closing of the Business Combination, Damon Jay Giraud was appointed as CEO, President, and Executive Chairman of the Board. Pursuant to the Plan of Arrangement and the BCBCA, as contemplated in the Business Combination Agreement, Mr. Giraud received 1,391,181 multiple voting shares of the Company (the “Multiple Voting Shares”), which were the only multiple voting shares issued by the Company. On December 4, 2024, Mr. Giraud resigned from all positions as a director and officer of the Company and its subsidiaries. In accordance with the terms of the Founder Agreement between Mr. Giraud and the Company, all 1,391,181 Multiple Voting Shares held by Mr. Giraud and his controlled entity were converted into common shares on a one-for-one basis. Following this conversion and as of the date of this filing, Mr. Giraud owns more than 5% of the Company’s issued and outstanding common shares. Summarized below are the Coattail Agreement and the Founder Agreement Damon entered into with Mr. Giraud upon the Closing.

Coattail Agreement and Founder Agreement

In connection with the issuance of 1,391,181 multiple voting shares to Mr. Giraud on the Closing Date, the Company and Mr. Giraud entered into a coattail agreement among Mr. Giraud, the Company and a trustee (the “Coattail Agreement”), and a founder agreement between Mr. Giraud and the Company (the “Founder Agreement”).

Under the Coattail Agreement, any sale of Multiple Voting Shares (other than a transfer to a pledgee as security) by a holder of Multiple Voting Shares party to the Coattail Agreement will be conditional upon the transferee becoming a party to the Coattail Agreement, to the extent such transferred Multiple Voting Shares are not automatically converted into common shares in accordance with the Articles.

The Coattail Agreement contains provisions for authorizing action by the trustee to enforce the rights under the Coattail Agreement on behalf of the holders of the common shares. The obligation of the trustee to take such action will be conditional on the combined company or holders of the common shares providing such funds and indemnity as the trustee may reasonably require. No holder of common shares will have the right, other than through the trustee, to institute any action or proceeding or to exercise any other remedy to enforce any rights arising under the Coattail Agreement unless the trustee fails to act on a request authorized by holders of not less than 10% of the outstanding common shares and reasonable funds and indemnity have been provided to the trustee.

Other than in respect of non-material amendments and waivers that do not adversely affect the interests of holders of common shares, the Coattail Agreement provides that, among other things, it may not be amended, and no provision thereof may be waived, unless, prior to giving effect to such amendment or waiver, the following have been obtained: (a) the consent of any applicable securities regulatory authority in Canada or the United States; and (b) the approval of at least two-thirds of the votes cast by holders of common shares represented at a meeting duly called for the purpose of considering such amendment or waiver, excluding votes attached to common shares held by the holder of Multiple Voting Shares or their affiliates and related parties and any persons who have an agreement to purchase Multiple Voting Shares on terms which would constitute a sale or disposition for purposes of the Coattail Agreement, other than as permitted thereby. Non-material amendments and waivers that do not adversely affect the interests of holders of common shares shall be subject to the approval of any applicable exchange on which the common shares trade but shall not require approval of holders of common shares.

The Coattail Agreement provides that, in the event that a lender transfers or takes beneficial ownership of Multiple Voting Shares pursuant to an enforcement by a lender of a pledge of, or other security interest in, such Multiple Voting Shares, the applicable Multiple Voting Shares will automatically be converted into common shares pursuant to the Articles such that, as a result of such enforcement, the applicable lender does not hold Multiple Voting Shares. Any Multiple Voting Share held by a lender pursuant to a pledge or other grant of a security interest shall be deemed to continue to be held by Jay Giraud so long as the lender has not transferred or taken beneficial ownership of such Multiple Voting Share pursuant to an enforcement by the lender of a pledge of, or other security interest in, such Multiple Voting Shares. A lender will have no rights as a shareholder until the occurrence of an event of default under the loan agreement.

No provision of the Coattail Agreement will limit the rights of any holders of common shares under applicable law.

Under the Founder Agreement, Mr. Giraud shall not be entitled to transfer any of the Multiple Voting Shares to any other person, except for certain permitted transferees. Jay Giraud also agreed to convert his Multiple Voting Shares into common shares upon:

●	The shipment of 1,000 motorcycles to customers by the combined company; and

●	Jay Giraud ceasing to be an executive officer of the Company due to his voluntary resignation as both a director and an officer of the combined company, or his termination as an executive officer for cause (which termination has been confirmed by a court of competent jurisdiction, or in respect of which a claim is not brought within 90 days following such termination).

In addition, under the Founder Agreement, Mr. Giraud agreed that he will not vote or cause to be voted more than one-seventh of the number of Multiple Voting Shares that he owns, or over which he has voting control, in favor, against or withheld on a vote for the election or removal directors, except in the case of a vote for the election of directors proposed in any management information circular of the Company, in which case Mr. Giraud will be entitled to vote all Multiple Voting Shares held by him in favor of the slate of directors proposed in such management information circular.

Mr. Giraud resigned as an executive officer and director of the Company on December 4, 2024; accordingly the Multiple Voting shares that were beneficially owned by him are deemed converted into an equivalent number of common shares as of such date.

Lock-Up Agreement

In connection with the execution of the Business Combination Agreement, Mr. Giraud executed a lock-up agreement to be subject to lock-up restrictions for the period from the closing of the Business Combination to 180 days after the closing, unless released earlier by the Company.

Indemnification Agreements Entered by Damon with Directors and Officers

The Company’s Articles contain provisions limiting the liability of directors and provide that the Company will indemnify each of its directors and officers to the fullest extent permitted under law. In addition, we have entered into an indemnification agreement with each of our directors, which requires us to indemnify them.

PRINCIPAL SHAREHOLDERS

The following table sets forth the beneficial ownership of our common shares as of the date of this filing by:

●	each person who is known to be the beneficial owner of more than 5% of the outstanding common shares;

●	each of our current named executive officers and directors; and

●	all our current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days after that date through the exercise of any option or warrant. In computing the number of common shares beneficially owned by a person and the percentage ownership of that person, our common shares subject to options or warrants (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding for such person, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Each person named in the table has sole voting and investment power with respect to all of the shares shown as beneficially owned by such person, except as otherwise indicated in the table or footnotes below.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them. To our knowledge, none of the common shares beneficially owned by any executive officer or director have been pledged as security. Unless otherwise noted, the address of each beneficial owner is c/o Damon Inc., 704 Alexander Street, Vancouver, British Columbia, V6A 1E3.

As of the date of this filing, there are 22,030,884 common shares issued and outstanding.

Name of Beneficial Owner	Amount and nature of beneficial owner	%(1)
5% or More Shareholders:
Damon Jay Giraud (2)	1,917,035	8.5%
Directors and Executive Officers
Dominique Kwong	748,945	3.4%
Baljinder Kaur Bhullar	-	-
Karan Sodhi	-	-
Shashi Tripathi (3)	66,176	*
Melanie Figueroa (4)	317,341	1.4%
All directors and executive officers as a group (5 individuals)	1,132,462	5.0%

* Indicates beneficial ownership of less than 1% of the outstanding common shares.

(1)	Based on 22,030,884 shares outstanding as of the date of this filing.

(2)	According to the Schedule 13D/A filed with the SEC on December 6, 2024, this represents (i) 10,142 common shares, (ii) 525,854 common shares issuable upon exercise of options to purchase common shares which are immediately exercisable, both directly owned by Mr. Giraud, and (iii) 1,381,039 common shares owned by Lime Dragon Holdings Corp. (“Lime Dragon”), of which Mr. Giraud serves as the sole director and sole shareholder. The business address of Mr. Giraud and Lime Dragon is 342 15th Street W, North Vancouver, British Columbia, Canada V7M 1S5.

(3)	According to the Form 4 filed with the SEC on November 15, 2024, this represents (i) 29,272 common shares held by Nurture Growth Fund, LP, (ii) 32,011 common shares of Damon underlying private warrants, which were distributed to Nurture Growth Fund, LP in connection with the Closing of the Business Combination Agreement, (iii) 2,333 common shares held by Nurture Group Ventures LLC, and (iv) 2,560 common shares of Damon underlying private warrants, which were distributed to Nurture Group ventures LLC in connection with the Closing of the Business Combination Agreement. Mr. Tripathi is the managing partner/member of Nurture Growth Fund, LP and Nurture Group Ventures LLC and may be deemed to control and have voting and investment power over these securities.

(4)	Includes 63,255 common shares that are held by the Trust, resulting from the rounding down of fractional shares pursuant to the Distribution. Ms. Figueroa is the sole trustee of the Trust and maintains limited voting and dispositive power over the shares held by the Trust pursuant to the Liquidating Trust Agreement dated December 27, 2023, and may be deemed to control and have voting and investment power over these shares.

Selling SECURITYHOLDERS

This prospectus relates to (i) the resale of up to 343,053 common shares issued to Streeterville pursuant to the Securities Purchase Agreement, (ii) the resale from time to time of up to 17,656,947 common shares potentially issuable to Streeterville in satisfaction of pre-paid purchase balances outstanding from time to time under the Securities Purchase Agreement, subject to such limitation as may be required pursuant to Nasdaq Listing Rule 5635(d) and a beneficial ownership limitation equal to 9.99% of the common shares outstanding from time to time , and (iii) the resale of up to 514,579 common shares issued to Maxim Partners LLC pursuant to the Financial Advisory Agreement.

The Selling Securityholders may from time to time offer and sell any or all of the common shares set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the common shares other than through a public sale.

The following table sets forth, as of the date of this filing, the names of the Selling Securityholders, and the aggregate number of common shares that the Selling Securityholders may offer pursuant to this prospectus. The following table does not reflect the beneficial ownership of any common shares issuable upon exercise of exercisable securities or conversion of convertible securities unless such securities are exercisable or convertible within 60 days following this filing.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such common shares. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the common shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering.

	Number of Common Shares Beneficially Owned Prior to this Offering(1)			Number of Common Shares Being	Beneficial Ownership of Common Shares After Registration Assuming All Shares Are Sold(3)
Name of Selling Securityholders	Number		Percentage(2)	Offered	Number	Percentage
Streeterville Capital, LLC (4)	343,053		1.6%	18,000,000	—	—
Maxim Partners LLC (5)	577,078	(6)	2.6%	514,579	62,499	0.3%

(1)	“Beneficial ownership” means that a person, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days. The number of common shares beneficially owned is determined as of the date of this filing, and the percentage is based upon 22,030,884 common shares outstanding as of the date of this filing. Each Selling Securityholder’s information comes from questionnaires provided by the selling securityholders to the Company dated around the date of this prospectus, and such information may have changed from the date such information was provided until the date of this prospectus or after the date of this prospectus.

(2)	Percentages are based on common stock issued and outstanding as of the date of this filing.

(3)	Assumes the sale of all shares offered herein. Based on 22,030,884 common shares outstanding.

(4)	Streeterville Capital, LLC is the beneficial holder of 343,053 common shares and can purchase and resell up to 17,656,947 common shares pursuant to the Securities Purchase Agreement. The number of common shares that may actually be acquired by Streeterville pursuant to the Securities Purchase Agreement is not currently known and is subject to satisfaction of certain conditions and other limitations, including the limitation that the Company shall not effect the issuance of shares that would cause Streeterville to beneficially own a number of common stock exceeding 9.99% of the number of common stock outstanding on such date, as set forth in the Securities Purchase Agreement. John M. Fife has voting and dispositive power over securities held by Streeterville. The business address of Streeterville is 297 Auto Mall Drive #4, St. George, Utah 84770.

(5)	Maxim Partners LLC (“Maxim Partners”) is the record and beneficial owner of the securities set forth in the table. MJR Holdings LLC is the managing member of Maxim Partners. Cliff Teller is the Chief Executive Officer of MJR Holdings LLC and, has dispositive power over the securities held by Maxim Partners. Mr. Teller disclaims beneficial ownership over any securities owned by Maxim Partners and MJR Holdings LLC except to the extent of his pecuniary interest therein. The business address for Maxim Partners LLC is 300 Park Avenue, 16th Floor, New York, New York, 10022.

(6)	Includes 62,499 warrants to purchase common shares exercisable within 60 days.

Material Relationships with Selling Securityholders

Streeterville

See the disclosures regarding the equity and debt financial transactions the Company has with Streeterville and its affiliate, as described elsewhere in the prospectus, including:

●	“Unaudited Pro Forma Condensed Combined and Consolidated Combined Financial Information -- Grafiti Promissory Note - Streeterville Capital, LLC,”

●	“Management’s Discussion and Analysis of Financial Condition and Results of Operations of Damon (Formerly, Grafiti Holding) – Recent Events – Financing Agreements - Streeterville June 2024 Note – Amended Security Agreements,”

●	“Management’s Discussion and Analysis of Financial Condition and Results of Operations of Damon (Formerly, Grafiti Holding) – Recent Events – Financing Agreements – November 2024 Debt Financing – East-West,” and

●	“Prospectus Summary -- December 2024 Securities Purchase Agreement.”

Maxim

Pursuant to the terms of an advisory agreement between the Company and Maxim Group Partners LLC, which served the listing advisor for the Company’s listing on Nasdaq, and following the receipt of listing approval by Nasdaq, Damon Motors issued a convertible promissory note and warrants to purchase common shares of the Company, which were exchanged for 62,499 common shares of the Company and warrants to purchase 62,499 common shares of the Company, as compensation for the Listing Advisor’s financial advisory services in connection with the listing, and in accordance with the Business Combination Agreement.

Additionally, see the disclosure regarding the Financial Advisor Agreement with Maxim Group LLC under “Prospectus Summary -- Financial Advisory Agreement with Maxim” in this prospectus.

Description of Capital Stock

The following description is a general summary of the terms of the common shares that we may issue. The description below, and in any prospectus supplement, does not include all of the terms of the common shares and should be read together with our articles, as amended and notice of articles, as amended (collectively, our “Articles”), copies of which have been filed previously with the SEC. For more information on how you can obtain copies of our Articles, see the section titled “Where You Can Find More Information.”

Our Articles authorizes (i) an unlimited amount of common shares, with no par value, which are also referred to herein as “Subordinate Voting Shares,” and (ii) an unlimited amount of Multiple Voting Shares. On December 4, 2024, all 1,391,181 outstanding Multiple Voting Shares held by the Company’s former Chief Executive Officer and director, Jay Giraud and his wholly-owned company, were automatically converted into 1,391,181 common shares pursuant to the terms of his Founder Agreement with the Company. After giving effect to the conversion and as of the date of this filing, a total of 22,030,884 common shares are outstanding, and no Multiple Voting Shares remain outstanding.

Subordinate Voting Shares and Multiple Voting Shares

Except as described below, the Subordinate Voting Shares and Multiple Voting Shares will have the same rights, will be equal in all respects and will be treated by the combined company as if they were one class of shares. The Articles provide that following the listing of the Company’s common shares on the Nasdaq Stock Market (“Nasdaq”) or other similar recognized national securities exchange in Canada or the United States, the Company may not issue any new Multiple Voting Shares from its treasury.

Ranking

The Subordinate Voting Shares and Multiple Voting Shares will rank pari passu with respect to the payment of dividends, return of capital and distribution of assets in the event of the Company’s liquidation, dissolution or winding up.

Dividend Rights

Holders of Subordinate Voting Shares and Multiple Voting Shares will be entitled to receive dividends on a pari passu basis out of the combined company’s assets legally available for the payment of dividends at such times and in such amount and form as the board of directors may from time to time determine. In the event of the payment of a dividend in the form of shares, holders of Subordinate Voting Shares will receive Subordinate Voting Shares, and holders of Multiple Voting Shares will receive Multiple Voting Shares, unless otherwise determined by the board of directors.

Voting Rights

Holders of Subordinate Voting Shares will be entitled to one vote per Subordinate Voting Share, and holders of Multiple Voting Shares will be entitled to seven votes per Multiple Voting Share, on all matters upon which shareholders are entitled to vote.

Conversion

The Subordinate Voting Shares will not convertible into any other class of shares. In addition, the Multiple Voting Shares shall convert to Subordinate Voting Shares as follows:

●	Each outstanding Multiple Voting Share may at any time, at the option of the holder, be converted into one Subordinate Voting Share;

●	On the first business day following the fifth annual meeting of shareholders of the combined company following the Subordinate Voting Shares being listed and posted for trading on a U.S. national securities exchange such as Nasdaq, the Multiple Voting Shares shall automatically convert to Subordinate Voting Shares; and

●	If Jay Giraud or his permitted transferees no longer beneficially owns, directly or indirectly and in the aggregate, at least 2% of the issued and outstanding Subordinate Voting Shares and Multiple Voting Shares on a non-diluted basis (on an as converted basis), the Multiple Voting Shares shall automatically convert to Subordinate Voting Shares.

In addition, pursuant to the Founder Agreement with Jay Giraud, Jay Giraud agreed to convert his Multiple Voting Shares into Subordinate Voting Shares upon:

●	The shipment of 1,000 motorcycles to customers by the combined company; and

●	Jay Giraud ceasing to be an executive officer of the Company due to his voluntary resignation as both a director and an officer of the combined company, or his termination as an executive officer for cause (which termination has been confirmed by a court of competent jurisdiction, or in respect of which a claim is not brought within 90 days following such termination). Mr. Giraud resigned as an executive officer and director of the Company on December 4, 2024; accordingly the Multiple Voting shares that were beneficially owned by him are deemed converted into an equivalent number of common shares as of such date.

Meetings of Shareholders

Holders of Subordinate Voting Shares and Multiple Voting Shares will be entitled to receive notice of any meeting of shareholders and may attend and vote at such meetings, except those meetings where only the holders of shares of another class or of a particular series are entitled to vote. A quorum for the transaction of business at a meeting of shareholders is present if at least two shareholders who, together, hold not less than 33 and 1/3% of the votes attaching to the issued and outstanding shares entitled to vote at the meeting are present in person or represented by proxy.

Redemption Rights

The combined company will have no redemption or purchase for cancellation rights.

Liquidation Rights

Upon a liquidation, dissolution or winding-up, whether voluntary or involuntary, of the combined company, the holders of Subordinate Voting Shares and Multiple Voting Shares, without preference or distinction, will be entitled to receive ratably all of the Company’s assets remaining after payment of all debts and other liabilities.

Subdivision, Consolidation and Issuance of Rights

No subdivision or consolidation of the Subordinate Voting Shares or Multiple Voting Shares may occur unless both classes of shares are concurrently subdivided or consolidated and in the same manner and proportion. No new rights to acquire additional shares or other securities or property of ours will be issued to holders of Subordinate Voting Shares or Multiple Voting Shares unless the same rights are concurrently issued to the holders of both classes of shares.

Certain Amendments

In addition to any other voting right or power to which the holders of Subordinate Voting Shares shall be entitled by law or regulation or other provisions of the Articles from time to time in effect, but subject to the provisions of the Articles, holders of Subordinate Voting Shares shall be entitled to vote separately as a class, in addition to any other vote of shareholders that may be required, in respect of any alteration, repeal or amendment of the Articles which would adversely affect the rights or special rights of the holders of Subordinate Voting Shares or affect the holders of Subordinate Voting Shares and Multiple Voting Shares differently, on a per share basis.

Pursuant to the Articles, holders of Subordinate Voting Shares and Multiple Voting Shares will be treated equally and identically, except with respect to voting and conversion, on a per share basis, in certain change in control transactions that require approval of the shareholders under the Business Corporations Act (British Columbia) (“BCBCA”), unless different treatment of the shares of each such class is approved by a majority of the votes cast by the holders of the Subordinate Voting Shares and Multiple Voting Shares, each voting separately as a class.

Forum Selection

The Articles include a forum selection provision that provides that, unless the combined company consents in writing to the selection of an alternative forum, the British Columbia Supreme Court and appellate Courts therefrom will be the sole and exclusive forum for (i) any derivative action or proceeding brought on the combined company’s behalf; (ii) any action or proceeding asserting a breach of fiduciary duty owed by any of the combined company’s directors, officers or other employees to the combined company; (iii) any action or proceeding asserting a claim arising pursuant to any provision of BCBCA or the Articles; or (iv) any action or proceeding asserting a claim otherwise related to the “affairs” (as defined in the BCBCA) of the combined company. The forum selection provision also provides that the combined company’s securityholders are deemed to have consented to personal jurisdiction in the Province of British Columbia and to service of process on their counsel in any foreign action initiated in violation of the Articles. To the fullest extent permitted by law, the forum selection provision applies to claims arising under U.S. federal securities laws. In addition, investors cannot waive compliance with U.S. federal securities laws and the rules and regulations thereunder.

Advance Notice Provisions

The Articles include certain advance notice provisions with respect to the election of directors (the “Advance Notice Provisions”). The Advance Notice Provisions are intended to: (i) facilitate orderly and efficient annual general meetings or, where the need arises, special meetings; (ii) ensure that all shareholders receive adequate notice of the board of directors nominations and sufficient information with respect to all nominees; and (iii) allow shareholders to register an informed vote. Only persons who are nominated by shareholders in accordance with the Advance Notice Provisions will be eligible for election as directors at any annual meeting of shareholders, or at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors.

Under the Advance Notice Provisions, a shareholder wishing to nominate a director would be required to provide the combined company notice, in the prescribed form, within the prescribed time periods. These time periods include, (i) in the case of an annual meeting of shareholders (including annual and special meetings), not more than 40 days prior to the date of the annual meeting of shareholders; provided, that if the first public announcement of the date of the annual meeting of shareholders (the “Notice Date”) is less than 50 days before the meeting date, notice must be given not later than the close of business on the 10th day following the Notice Date; and (ii) in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors (whether or not called for other purposes), not later than the close of business on the 15th day following the Notice Date.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Odyssey Transfer & Trust Company.

Trading Symbols and Market

Our common shares are listed on the Nasdaq Global Market under the symbol “DMN.”

SECURITIES ACT RESTRICTIONS ON RESALE OF COMMON STOCK

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted common shares of Damon for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted common shares of Damon for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of shares of Damon common shares then outstanding; or

●	the average weekly reported trading volume of Damon common shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates of Damon under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about Damon.

PLAN OF DISTRIBUTION

We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. The Selling Securityholders, which as used herein includes donees, pledgees, transferees, distributees or other successors-in-interest selling common shares or interests in our common shares received after the date of this prospectus from the Selling Securityholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer, distribute or otherwise dispose of certain of their common shares or interests in our common shares on any stock exchange, market or trading facility on which common shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Securityholders may use any one or more of the following methods when disposing of their common shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	one or more underwritten offerings;

●	block trades in which the broker-dealer will attempt to sell the common shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	distributions to their members, partners or shareholders;

●	short sales effected after the date of the registration statement of which this prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

●	directly to one or more purchasers;

●	through agents;

●	broker-dealers may agree with the Selling Securityholders to sell a specified number of such common shares at a stipulated price per share; and

●	a combination of any such methods of sale.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some common shares owned by them and, if a Selling Securityholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such common shares, as applicable, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Securityholders to include the pledgee, transferee or other successors in interest as the Selling Securityholders under this prospectus. The Selling Securityholders also may transfer common shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of common shares or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common shares in the course of hedging the positions they assume. The Selling Securityholders may also sell common shares short and deliver these securities to close out their short positions, or loan or pledge common shares to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of common shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Securityholders from the sale of common shares offered by them will be the purchase price of such common shares less discounts or commissions, if any. The Selling Securityholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of share of our common shares to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Securityholders.

The Selling Securityholders also may in the future resell a portion of our common shares in open market transactions in reliance upon Rule 144 under the Securities Act; provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of common shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of common shares may be underwriting discounts and commissions under the Securities Act. If any Selling Securityholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the Selling Securityholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Securityholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, our common shares to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To facilitate the offering of our common shares offered by the Selling Securityholders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our common shares. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more common shares than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our common shares by bidding for or purchasing common shares in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if common shares sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our common shares at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Under the Registration Rights Agreement, we have agreed to indemnify the Selling Securityholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the Selling Securityholders may be required to make with respect thereto. In addition, we and the Selling Securityholders may agree to indemnify any underwriter, broker-dealer or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.

We have agreed to maintain the effectiveness of this registration statement until all such securities have been sold under this registration statement or Rule 144 under the Securities Act or are no longer outstanding. We have agreed to pay all expenses in connection with this offering, other than underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses. The Selling Securityholders will pay, on a pro rata basis, any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses relating to the offering.

Selling Securityholders may use this prospectus in connection with resales of common shares. This prospectus and any accompanying prospectus supplement will identify the Selling Securityholders, the terms of our common shares and any material relationships between us and the Selling Securityholders. Selling Securityholders may be deemed to be underwriters under the Securities Act in connection with common shares they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the Selling Securityholders will receive all the net proceeds from the resale of common shares.

A Selling Securityholder that is an entity may elect to make an in-kind distribution of common shares to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable common shares pursuant to the distribution through a registration statement.

We are required to pay all fees and expenses incident to the registration of common shares to be offered and sold pursuant to this prospectus.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Norton Rose Fulbright Canada LLP, Vancouver, British Columbia. Additional legal matters may be passed on for us, or any underwriters, dealers or agents by counsel we will name in the applicable prospectus supplement.

EXPERTS

The audited consolidated financial statements of Grafiti Holding Inc. as of June 30, 2024, 2023 and 2022 and for each of the years in the period ended June 30, 2024, 2023 and 2022, included in this prospectus have been so included in reliance on the report (which report expresses an unqualified opinion and includes an explanatory paragraph as to Grafiti Holding Inc.’s ability to continue as a going concern) of Marcum LLP, an independent registered public accounting firm, given upon their authority as experts in accounting and auditing.

The audited consolidated financial statements of Damon Motors Inc. as of June 30, 2024 and for the year ended June 30, 2024, included in this prospectus have been so included in reliance on the report (which report expresses an unqualified opinion and includes an explanatory paragraph as to Damon Motors Inc.’s ability to continue as a going concern) of Marcum LLP, an independent registered public accounting firm, given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Damon Motors Inc. as of June 30, 2023 and for each of the two years in the period ended June 30, 2023 included in this prospectus have been so included in reliance on the report of BDO Canada LLP, an independent registered public accounting firm, appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the ability of Damon Motors Inc. to continue as a going concern.

Where You Can Find More Information

We have filed with the SEC this registration statement on Form S-1 under the Securities Act, with respect to our common shares covered by this prospectus. This prospectus is part of, and does not contain all of the information set forth in, the registration statement and the exhibits thereto. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and our common shares, we refer you to the registration statement and the exhibits filed therewith. Statements contained in this prospectus as to the contents of any contract, agreement or any other document referred to are summaries of the material terms of the respective contract, agreement or other document. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved.

The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants, like us, that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, accordingly, we file annual reports containing financial statements audited by an independent public accounting company, quarterly reports containing unaudited financial statements, current reports, proxy statements and other information with the SEC. You will be able to inspect them without charge at the SEC’s website. You will also be able to access, free of charge, our reports filed with the SEC (for example, our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K and any amendments to those forms) through our website at https://damon.com/. Reports filed with or furnished to the SEC will be available as soon as reasonably practicable after they are filed with or furnished to the SEC. Our website is included in this prospectus as an inactive textual reference only. The information found on our website is not part of this prospectus or any report filed with or furnished to the SEC.

You should rely only on the information contained in this registration statement or to which this registration statement has referred you. We have not authorized any person to provide you with different information or to make any representation not contained in this registration statement.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page
Consolidated Financial Statements of Grafiti Holding Inc.
Report of Independent Registered Public Accounting Firm (PCAOB NO. 688)	F-2
Consolidated Balance Sheets as of June 30, 2024, 2023 and 2022	F-3
Consolidated Statements of Operations for the years ended June 30, 2024, 2023 and 2022	F-4
Consolidated Statements of Comprehensive Loss for the years ended June 30, 2024, 2023 and 2022	F-5
Consolidated Statements of Changes in Stockholder’s Equity for the years ended June 30, 2024, 2023 and 2022	F-6
Consolidated Statements of Cash Flows for the years ended June 30, 2024, 2023 and 2022	F-7
Notes to Consolidated Financial Statements	F-8

Consolidated Financial Statements of Damon Motors, Inc.
Report of Independent Registered Public Accounting Firm (PCAOB NO. 688)	F-27
Report of Independent Registered Public Accounting Firm (PCAOB NO. 1227)	F-28
Consolidated Balance Sheets as of June 30, 2024 and 2023	F-29
Consolidated Statements of Loss and Comprehensive Loss for the years ended June 30, 2024, 2023 and 2022	F-30
Consolidated Statements of Changes in (Deficit) Equity for the years ended June 30, 2024, 2023 and 2022	F-31
Consolidated Statements of Cash Flows for the years ended June 30, 2024, 2023 and 2022	F-32
Notes to Consolidated Financial Statements	F-33

Interim Unaudited Condensed Consolidated Financial Statements of Damon Inc. (formerly Grafiti Holding Inc.)
Interim Unaudited Consolidated Balance Sheets as of September 30, 2024 and June 30, 2024	F-82
Interim Unaudited Consolidated Statements of Operations for the three months ended September 30, 2024 and 2023	F-83
Interim Unaudited Condensed Consolidated Statements of Comprehensive Loss for the three months ended September 30, 2024 and 2023	F-84
Interim Unaudited Condensed Consolidated Statements of Changes in Stockholders’ Equity (Deficit) for the three months ended September 30, 2024 and 2023	F-85
Interim Unaudited Condensed Consolidated Statements of Cash Flows for the three months ended September 30, 2024 and 2023	F-86
Notes to Unaudited Condensed Consolidated Financial Statements	F-87

Interim Unaudited Condensed Consolidated Financial Statements of Damon Motors Inc.
Condensed Interim Unaudited Consolidated Balance Sheets for the three months ended September 30, 2024 and 2023	F-104
Condensed Interim Unaudited Consolidated Statements of Operations for the three months ended September 30, 2024 and 2023	F-105
Condensed Interim Unaudited Consolidated Statements of Changes in Shareholders’ Deficit for the three months ended September 30, 2024 and 2023	F-106
Condensed Interim Unaudited Consolidated Statements of Cash Flows for the three months ended September 30, 2024 and 2023	F-107
Notes to the Condensed Interim Unaudited Consolidated Financial Statements	F-108

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Grafiti Holding Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Grafiti Holding Inc. (the “Company”) as of June 30, 2024, 2023 and 2022, the related consolidated statements of operations, comprehensive loss, changes in stockholders’ equity (deficit) and cash flows for each of the three years in the period ended June 30, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2024, 2023 and 2022, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 2024, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company has suffered recurring losses from operations, recurring negative cash flows from operations and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 2023.

New York, NY

September 26, 2024

GRAFITI HOLDING INC.

CONSOLIDATED BALANCE SHEETS

	As of June 30, 2024	As of June 30, 2023	As of June 30, 2022
Assets

Current Assets
Cash	$1,148,904	$264,244	$170,166
Accounts receivable, net	30,572	94,838	68,437
Note receivable, net of $108,568 allowance for credit losses	441,980	—	—
Prepaid expenses	70,487	682	483
Other current assets	—	1,307	902

Total Current Assets	1,691,943	361,071	239,988

Property and equipment, net	2,392	216	1,447
Other assets	251	251	4,650

Total Assets	$1,694,586	$361,538	$246,085

Liabilities and Stockholders’ (Deficit) Equity

Current Liabilities
Accounts payable	$440,688	$447	$3,041
Accrued liabilities	56,620	72,068	37,758
Deferred revenue	144,390	86,635	96,303
Total Current Liabilities	641,698	159,150	137,102

Long Term Liabilities
Long-term debt, net	1,509,862	—	—
Total Liabilities	2,151,560	159,150	137,102

Commitments and Contingencies

Stockholders’ (Deficit) Equity
Common Stock - $0 par value, 3,600,001 shares authorized, issued and outstanding as of June 30, 2024, June 30, 2023 and June 30, 2022	679,302	611,972	445,501
Additional paid-in capital	627,478	—	—
Accumulated other comprehensive loss	(8,828)	(3,015)	(3,777)
Accumulated deficit	(1,754,926)	(406,569)	(332,741)

Total Stockholders’ (Deficit) Equity	(456,974)	202,388	108,983

Total Liabilities and Stockholders’ (Deficit) Equity	$1,694,586	$361,538	$246,085

The accompanying notes are an integral part of these consolidated financial statements

GRAFITI HOLDING INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended June 30,
	2024	2023	2022
Revenues	$336,562	$391,848	$456,076

Cost of Revenues	82,084	95,220	95,499

Gross Profit	254,478	296,628	360,577

Operating Expenses
Sales and marketing	174,061	196,907	229,450
General and administrative	402,625	173,549	194,994
Share based compensation ($219,627 to related parties)	627,478	—	—
Acquisition-related costs	280,789	—	—
Provision for credit losses	108,568	—	—

Total Operating Expenses	1,593,521	370,456	424,444

Loss From Operations	(1,339,043)	(73,828)	(63,867)

Other Expense
Interest expense, net	(9,314)	—	—
Total Other Expense	(9,314)	—	—

Loss, before benefit (provision) for income taxes	(1,348,357)	(73,828)	(63,867)
Income tax benefit (provision)	—	—	—
Net Loss	$(1,348,357)	$(73,828)	$(63,867)

Net Loss Per Share - Basic and Diluted	$(0.37)	$(0.02)	$(0.02)

Weighted Average Shares Outstanding
Basic and Diluted	3,600,001	3,600,001	3,600,001

The accompanying notes are an integral part of these consolidated financial statements

GRAFITI HOLDING INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

	For the Years Ended June 30,
	2024	2023	2022
Net Loss	$(1,348,357)	$(73,828)	$(63,867)
Other comprehensive loss, net of tax
Unrealized foreign exchange gain (loss) from cumulative translation adjustments	(5,813)	762	(3,957)
Total other comprehensive loss	(5,813)	762	(3,957)
Total Comprehensive Loss	$(1,354,170)	$(73,066)	$(67,824)

The accompanying notes are an integral part of these consolidated financial statements

GRAFITI HOLDING INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE YEARS ENDED JUNE 30, 2024, 2023, AND 2022

	Common Stock		Additional Paid-In	Accumulated Other Comprehensive	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Income (Loss)	Deficit	Equity (Deficit)
Balance - July 1, 2021 (retroactively adjusted)	3,600,001	$268,448	$—	$180	$(268,874)	$(246)
Net investments from Inpixon	—	177,053	—	—	—	177,053
Cumulative translation adjustment	—	—	—	(3,957)	—	(3,957)
Net loss	—	—	—	—	(63,867)	(63,867)
Balance - June 30, 2022 (retroactively adjusted)	3,600,001	$445,501	$—	$(3,777)	$(332,741)	$108,983
Net investments from Inpixon	—	166,471	—	—	—	166,471
Cumulative translation adjustment	—	—	—	762	—	762
Net loss	—	—	—	—	(73,828)	(73,828)
Balance - June 30, 2023 (retroactively adjusted)	3,600,001	611,972	—	(3,015)	(406,569)	202,388
Net investments from Inpixon	—	67,330	—	—	—	67,330
Stock options granted to consultants	—	—	627,478	—	—	627,478
Cumulative translation adjustment	—	—	—	(5,813)	—	(5,813)
Net loss	—	—	—	—	(1,348,357)	(1,348,357)
Balance - June 30, 2024	3,600,001	$679,302	$627,478	$(8,828)	$(1,754,926)	$(456,974)

The accompanying notes are an integral part of these consolidated financial statements

GRAFITI HOLDING INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Years Ended June 30,
	2024	2023	2022
Operating Activities:
Net loss	$(1,348,357)	$(73,828)	$(63,867)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	695	1,246	1,319
Stock options granted to consultants ($219,627 to related parties)	627,478	—	—
Amortization of right-of-use asset	—	—	8,176
Amortization of original issue discount	4,941	—	—
Provision for credit losses	108,568	—	—
Accrued interest income	(548)	—	—
Accrued interest expense	3,301	—	—
Accrued monitoring fee expense	1,620	—	—
Unrealized gain on foreign currency transactions	(5,492)	—	—

Changes in operating assets and liabilities:
Accounts receivable	64,381	(22,768)	(21,372)
Prepaid expenses and other current assets	(68,496)	(529)	4,962
Other assets	—	4,430	(816)
Accounts payable	440,241	(2,625)	(2,379)
Accrued liabilities	(15,535)	31,607	(18,368)
Deferred revenue	57,652	(13,149)	(54,209)
Operating lease obligation	—	—	(8,259)

Net Cash Used in Operating Activities	(129,551)	(75,616)	(154,813)

Investing Activities:
Purchase of property and equipment	(2,871)	—	—
Loan to Damon Motors	(550,000)	—	—

Net Cash Used in Investing Activities	(552,871)	—	—

Financing Activities:
Proceeds from note payable	1,500,000	—	—
Net investments from Inpixon	67,330	166,471	177,053

Net Cash Provided By Financing Activities	1,567,330	166,471	177,053

Effect of Foreign Exchange Rate on Changes on Cash	(248)	3,223	(16,541)

Net Increase in Cash	884,660	94,078	5,699

Cash - Beginning of year	264,244	170,166	164,467

Cash - End of year	$1,148,904	$264,244	$170,166

Supplemental Disclosure of cash flow information:
Cash paid for:
Interest	$—	$—	$—
Income taxes	$—	$—	$—

Non-cash financing activities
Original issue discount related to long term debt	$450,059	$—	$—
Transaction costs	$20,000	$—	$—

The accompanying notes are an integral part of these consolidated financial statements

GRAFITI HOLDING INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2024, 2023, AND 2022

Note 1 - Organization and Nature of Business

Grafiti Holding Inc. (collectively the “Company,” “we,” “us” or “our”) (“Grafiti Holding”) was incorporated in British Columbia, Canada on October 17, 2023. The Company is the parent non-operating holding company of Grafiti Limited (formerly known as Inpixon Limited).

Grafiti Limited was incorporated in England and Wales on May 13, 2020. Grafiti Limited provides specialized scientific software products and services for the environmental sciences, life sciences, behavioral sciences, medical research and engineering domains. Grafiti Limited provides effective solutions to the scientific and engineering community to compress the time intensive process of data analysis and presentation, thus enhancing productivity. Users of Grafiti Limited’s products include government organizations, academic institutions and leading corporations. Grafiti Limited’s headquarters are located in Slough, United Kingdom, and operations for Grafiti Limited are primarily performed in the United Kingdom.

On October 23, 2023, a Business Combination Agreement (the “Damon Business Combination Agreement”) was entered into by and among XTI Aerospace Inc. (f/k/a “Inpixon” or “XTI”), Grafiti Holding, 1444842 B.C. LTD (“Amalco Sub”), and Damon Motors, Inc. (“Damon”), pursuant to which Damon will combine and merge with Amalco Sub, a British Columbia corporation and a wholly-owned subsidiary of Grafiti Holding, with Damon continuing as the surviving entity and a wholly-owned subsidiary of Grafiti Holding (the “Grafiti Holding Transaction”).

Pursuant to the Damon Business Combination Agreement, Inpixon formed a newly wholly owned subsidiary, Grafiti Holding for the sole purpose of consummation of the Grafiti Holding Transaction. Inpixon contributed the assets and liabilities of Grafiti Limited, a wholly owned subsidiary of Inpixon, to the then Inpixon wholly owned subsidiary Grafiti Holding in accordance with the separation and distribution agreement. As the Registration Statement for the Damon Business Combination Agreement is not expected to become effective until 2024, on December 27, 2023 Inpixon transferred the Grafiti Holding common shares to a newly-created liquidating trust, titled the Grafiti Holding Inc. Liquidating Trust (the “Trust”)(the “Spin-Off:), which holds the Grafiti Holding common shares for the benefit of the participating Inpixon security holders. As of December 27, 2023, the date the transfer of shares occurred, Grafiti Limited was assigned by Inpixon to the Company. Grafiti Holding consolidates Grafiti Limited via the voting interest model, as Grafiti Limited is wholly owned by Grafiti Holding. This transaction between entities under common control resulted in a change in reporting entity and required retrospective combination of the entities for all periods presented, as if the combination had been in effect since the inception of common control. Accordingly, the financial statements of the Company reflect the accounting of the combined acquired subsidiary at historical carrying values except that equity reflects the equity of Grafiti Holdings. This change in reporting entity did not impact net income for the periods presented. The Grafiti Holding common shares will be held by the Trust until the Registration Statement has been declared effective by the Securities and Exchange Commission (the “SEC”). Promptly following the effective time of the Registration Statement, Inpixon will deliver the Grafiti Holding common shares to the participating Inpixon security holders, as beneficiaries of the Trust, pro rata in accordance with their ownership of shares or underlying shares of Inpixon common stock as of the record date. Amalco Sub, a wholly-owned, direct subsidiary of Grafiti Holding, will merge with Damon resulting in Damon as the surviving entity post-merger (“Damon Surviving Corporation”). Upon the consummation of the Merger, both Grafiti Limited and Damon will be wholly-owned subsidiaries of Grafiti Holding. Following the Merger, Grafiti Holding shall be known as the “Grafiti Combined Company.” The combined company will be renamed Damon Motors, Inc., and the ticker symbol will be changed to a symbol to be determined concurrent with the closing. The Company incurred $280,789 of acquisition related costs related to the Damon Business Combination Agreement during the fiscal year ended June 30, 2024. These costs are included in the acquisition-related costs line in the consolidated statements of operations.

The accompanying consolidated financial statements of Grafiti Holding, show the historical financial position, results of operations, changes in stockholders’ equity (deficit) and cash flows of the Company. Prior to December 27, 2023, the Company operated as a segment of Inpixon and not as a separate entity.

GRAFITI HOLDING INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2024, 2023, AND 2022

The operating results of the Company prior to December 27, 2023 have been specifically identified by Inpixon’s management based on the Company’s existing divisional organization and are presented on a carve-out basis. The assets and liabilities of the Company as of June 30, 2023 have been identified based on the existing divisional structure. The historical costs and expenses reflected in our consolidated financial statements prior to December 27, 2023 include an allocation by time spent for certain corporate and shared service functions. See Note 11 for further additional information regarding the Investments by Inpixon prior to December 27, 2023.

Management believes the assumptions underlying our consolidated financial statements are reasonable but may not necessarily be indicative of the costs that would have incurred if the Company had been operated on a standalone basis for the entire periods presented. Actual costs that would have been incurred if we had operated as a standalone company for the entirety of the periods presented would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure. The Company also may incur additional costs associated with being a standalone, publicly listed company that were not included in the expense allocations, prior to December 27, 2023, and therefore, would result in additional costs that are not reflected in our historical results of operations, financial position and cash flows.

Note 2 - Summary of Significant Accounting Policies

Liquidity and Going Concern

The accompanying consolidated financial statements of the Company have been prepared assuming the Company will continue as a going concern in accordance with U.S. GAAP. The going concern basis of presentation assumes that the Company will continue in operation one year after the date these financial statements are issued and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business.

As of June 30, 2024, the Company has a working capital surplus of $1,050,245, inclusive of cash of $1,148,904. For the year ended June 30, 2024, the Company incurred a net loss attributable to common stockholders of $1,348,357 and net cash used in operating activities during the year ended June 30, 2024 was $129,551. As the Company was part of Inpixon group of companies prior to December 27, 2023, the Company was dependent upon Inpixon for all of its working capital and financing requirements as Inpixon uses a centralized approach to cash management and financing of its operations. This arrangement is not reflective of the way the Company would have financed its operations had the Company been a standalone public company during the periods presented. Prior to December 27, 2023, financial transactions relating to the Company are accounted for through Stockholders’ Equity. Accordingly, none of Inpixon’s cash, cash equivalents, or debt at the corporate level have been assigned to the Company in the consolidated financial statements. As a result of the Grafiti Holding Transaction, the Company will no longer participate in Inpixon’s corporate-wide cash management and financing approach, and therefore the Company’s ability to fund operating needs will depend on the Company’s ability to generate positive cash flows from operations, and on the Company’s ability to obtain debt financing on acceptable terms or to issue additional equity or equity-linked securities as needed.

The Company cannot assure you that we will ever earn revenues sufficient to support our operations, or that we will ever be profitable. In order to continue our operations, the Company supplemented the revenues earned with funding from Inpixon and other third parties. The adverse conditions detailed above indicate material uncertainties that cast substantial doubt upon the Company’s ability to continue as a going concern within one year after financial statement issuance date.

When substantial doubt exists, management evaluates whether the mitigating effect of its plans sufficiently alleviates substantial doubt about the Company’s ability to continue as a going concern. The mitigating effect of management’s plans, however, is only considered if both (1) it is probable that the plans will be effectively implemented within one year after the date that the financial statements are issued, and (2) it is probable that the plans, when implemented, will mitigate the relevant conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued.

GRAFITI HOLDING INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2024, 2023, AND 2022

Management’s plans to address the uncertainty that the Company will continue as a going concern include the business combination described in Note 1 above as well as obtaining associated debt and equity financing. There is no assurance that the Company’s plans to consummate the business combination will be successful and the Company cannot provide assurance that the Company will secure financing in a timely manner, nor can they provide assurance that the business combination will be completed. As such, the substantial doubt of the Company’s ability to continue as a going concern has not been alleviated by management’s plans. The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty.

Risks and Uncertainties

The Company cannot assure you that we will ever earn revenues sufficient to support our operations, or that we will ever be profitable. In order to continue our operations, the Company supplemented the revenues earned with funding from Inpixon and other third parties.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during each of the reporting periods. Actual results could differ from those estimates. The Company’s significant estimates consist of:

●	the allowance for credit losses;

●	the valuation allowance for deferred tax assets;

Cash and Concentration of Credit Risk

Cash consist of savings and checking accounts. Financial instruments that subject the Company to credit risk consist principally of trade accounts receivable and cash. The Company performs certain credit evaluation procedures and does not require collateral for financial instruments subject to credit risk. The Company believes that credit risk is limited because the Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk of its customers, establishes an allowance for uncollectible accounts and, consequently, believes that its accounts receivable credit risk exposure beyond such allowances is limited.

The Company maintains cash deposits with financial institutions, which, from time to time, may exceed federally insured limits. Cash is also maintained at foreign financial institutions in the UK. Cash in UK financial institutions as of June 30, 2024, 2023 and 2022 was $1,148,904, $264,244, and $170,166,respectively. The Company has not experienced any losses and believes it is not exposed to any significant credit risk from cash.

Consolidations

The consolidated financial statements have been prepared using the accounting records of Grafiti Holding and Grafiti Limited. All material inter-company balances and transactions have been eliminated.

GRAFITI HOLDING INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2024, 2023, AND 2022

Accounts Receivable, net and Allowance for Credit Losses

Accounts receivable are stated at the amount the Company expects to collect. The Company recognizes an allowance for credit losses to ensure accounts receivables are not overstated due to un-collectability. Bad debt reserves are determined based on a variety of factors, including the length of time the receivables are past due, significant one-time events and historical experience. An additional reserve for individual accounts is recorded when the Company becomes aware of a customer’s inability to meet its financial obligation, such as in the case of bankruptcy filings, or deterioration in such customer’s operating results or financial position. If circumstances related to a customer change, estimates of the recoverability of receivables would be further adjusted. After reviewing the collectability of the receivables the Company’s allowance for credit losses was not material as of June 30, 2024, 2023 or 2022 .

Financial Instruments — Credit Losses (“CECL”) - (ASU 2016-13)

The CECL impairment model is applicable to financial assets measured at amortized cost, including loans, held-to-maturity debt securities and off-balance sheet credit exposures. The CECL impairment model requires an estimate of expected credit losses, measured over the contractual life of an instrument, that considers forecasts of future economic conditions in addition to information about past events and current conditions. Based on this model, we analyze the following criteria, as applicable in developing allowances for credit losses: historical loss information, the borrower’s ability to make scheduled payments, the remaining time to maturity, the value of underlying collateral, projected future performance of the borrower and macroeconomic trends.

The Company carries its note receivable from Damon (the “Grafiti Holding Note”) at its amortized cost basis in the consolidated balance sheets since management has the intent and ability to hold the Grafiti Holding Note for the foreseeable future or until maturity or payoff. The Company reviews its loans carried at amortized cost for expected credit losses under ASC 326, Financial Instruments - Credit Losses, on an ongoing basis. The Company utilized probability-of-default (“PD”) and loss-given-default (“LGD”) methodologies to calculate the allowance for expected credit losses.

Under the PD×LGD method, the loss rate is a function of two components: (1) the lifetime default rate (“PD”); and (2) the loss given default (“LGD”). Due to the Company’s limited operating history and lack of loss history, the Company derived its PD and LGD rates by considering average historical default and recovery rates for corporate debt instruments, the borrower’s current financial position, and unsupportable forecasts utilizing default studies and hybrid quantitative regression models provided by multiple industry leading sources. The Company uses PD and LGD rates that correspond to the customer’s assumed credit rating and the contractual term of the note.

The amortized cost, including accrued interest, of the Company’s Grafiti Holding Note was $441,980, net of the allowance for expected credit losses of $108,568, as of June 30, 2024.

Property and Equipment, net

Property and equipment are recorded at cost less accumulated depreciation and amortization. The Company depreciates its property and equipment for financial reporting purposes using the straight-line method over the estimated useful lives of the assets, which is 3 years. Expenditures for maintenance and repairs, which do not extend the economic useful life of the related assets, are charged to operations as incurred, and expenditures, which extend the economic life, are capitalized. When assets are retired, or otherwise disposed of, the costs and related accumulated depreciation or amortization are removed from the accounts and any gain or loss on disposal is recognized.

Leases and Right-of-Use Assets

The Company determines if an arrangement is a lease at its inception. Operating lease liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. The Company generally uses their incremental borrowing rate based on the information available at the lease commencement date in determining the present value of future payments, because the implicit rate of the lease is generally not known. Right-of-use assets related to the Company’s operating lease liabilities are measured at lease inception based on the initial measurement of the lease liability, plus any prepaid lease payments and less any lease incentives. The Company’s lease terms that are used in determining their operating lease liabilities at lease inception may include options to extend or terminate the leases when it is reasonably certain that the Company will exercise such options. The Company amortizes their right-of-use assets as operating lease expense generally on a straight-line basis over the lease term and classify both the lease amortization and imputed interest as operating expenses. The Company does not recognize lease assets and lease liabilities for any lease with an original lease term of less than one year. All leases as of June 30, 2024, 2023 and 2022 were considered short-term in nature.

GRAFITI HOLDING INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2024, 2023, AND 2022

Income Taxes

The Company accounts for income taxes using the separate return method. Accordingly, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in the tax rate is recognized in income or expense in the period that the change is enacted. Income tax benefits are recognized when it is probable that the deduction will be sustained. A valuation allowance is established when it is more likely than not that all or a portion of a deferred tax asset will either expire before the Company is able to realize the benefit, or that future deductibility is uncertain. The Company recorded no income tax provision or benefit for the year ended June 30, 2024, 2023, or 2022. See Note 9 - Income Taxes for further details.

Foreign Currency Translation

Assets and liabilities related to the Company’s foreign operations in the United Kingdom are calculated using the British Pound, Grafiti Limited’s functional currency, and are translated to the U.S. Dollar, the Company’s reporting currency, at end-of-period exchange rates. The Company’s related revenues and expenses are translated from the British Pound to U.S. Dollar at average exchange rates prevailing during the period. Translation adjustments are recorded as a separate component of stockholder’s equity, totaling a gain/(loss) of approximately $(5,813), $762, and $(3,957) for the years ended June 30, 2024, 2023, and 2022 respectively. Gains or losses resulting from transactions denominated in foreign currencies are included in general and administrative expenses in the statements of operations. Realized gains/(losses) from transactions for the years ended June 30, 2024, 2023 and 2022 totaled $947, ($3,808), and ($8,744), respectively. Unrealized gains/(losses) from transactions for the year ended June 30, 2024 was a gain of $5,492. Unrealized gains/(losses) from transactions for the years ended June 30, 2023 and 2022 were not material.

Comprehensive Loss

The Company reports comprehensive loss and its components in its financial statements. Comprehensive loss consists of net loss and foreign currency translation adjustments affecting parent’s net investment from Inpixon that, under GAAP, are excluded from net loss.

Revenue Recognition

The Company recognizes revenue when control is transferred of the promised products or services to its customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those products or services. The Company derives revenue from the sale of software and software as a service.

License Revenue Recognition

The Company enters into contracts with its customers whereby it grants a non-exclusive license for the use of its proprietary software. The contracts provide for either (i) a one year stated term with a one year renewal option, (ii) a perpetual term or (iii) a two year term with the option to upgrade to a perpetual license at the end of the term. The contracts may also provide for yearly on-going maintenance services for a specified price, which includes maintenance services, designated support, and enhancements, upgrades and improvements to the software (the “Maintenance Services”), depending on the contract. Licenses for on-premises software provide the customer with a right to use the software as it exists when made available to the customer. All software provides customers with the same functionality and differ mainly in the duration over which the customer benefits from the software.

GRAFITI HOLDING INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2024, 2023, AND 2022

The timing of the Company’s revenue recognition related to the licensing revenue stream is dependent on whether the software licensing agreement entered into represents a good or service. Software that relies on an entity’s IP and is delivered only through a hosting arrangement, where the customer cannot take possession of the software, is a service. A software arrangement that is provided through an access code or key represents the transfer of a good. Licenses for on-premises software represents a good and provide the customer with a right to use the software as it exists when made available to the customer. Customers may purchase perpetual licenses or subscribe to licenses, which provide customers with the same functionality and differ mainly in the duration over which the customer benefits from the software. Revenue from distinct on-premises licenses is recognized at a point in time when the software is made available to the customer.

Renewals or extensions of licenses are evaluated as distinct licenses (i.e., a distinct good or service), and revenue attributed to the distinct good or service cannot be recognized until (1) the entity provides the distinct license (or makes the license available) to the customer and (2) the customer is able to use and benefit from the distinct license. Renewal contracts are not combined with original contracts, and, as a result, the renewal right is evaluated in the same manner as all other additional rights granted after the initial contract. The revenue is not recognized until the customer can begin to use and benefit from the license, which is typically at the beginning of the license renewal period. Therefore, the Company recognizes revenue resulting from renewal of licensed software starting at the beginning of the license renewal period.

The Company recognizes revenue related to software as a service evenly over the service period using a time-based measure because the Company is providing continuous service and the customer simultaneously receives and consumes the benefits provided by the Company’s performance as the services are performed.

Contract Balances

The timing of the Company’s revenue recognition may differ from the timing of payment by its customers. The Company records a receivable when revenue is recognized prior to payment and the Company has an unconditional right to payment. Alternatively, when payment precedes the provision of the related services, the Company records deferred revenue until the performance obligations are satisfied. The Company had deferred revenue of approximately $144,390, $86,635 and $96,303 as of June 30, 2024, 2023, and 2022, respectively, related to cash received in advance for product license and maintenance services to be performed in future periods. The Company expects to satisfy its remaining performance obligations for these license and maintenance services, and recognize the deferred revenue and related contract costs over the next twelve months. The Company recognized revenue of $67,688 during the year ended June 30, 2024 that was included in the contract liability balance at the beginning of the period.

Costs to Obtain a Contract

The Company does not have a history of incurring incremental costs to obtain a contract with a customer, but if the Company incurs these costs in the future, the Company will recognize these costs as an asset that will be amortized over the expected contract term.

Cost to Fulfill a Contract

The Company incurs costs to fulfill their obligations under a contract once it has obtained, but before transferring goods or services to the customer. The Company has determined that these costs are immaterial. Therefore, the Company expenses the costs as they are incurred.

GRAFITI HOLDING INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2024, 2023, AND 2022

Multiple Performance Obligations

The Company enters into contracts with customers for its technology licenses that may include multiple performance obligations. Each distinct performance obligation was determined by whether the customer could benefit from the good or service on its own or together with readily available resources. The Company allocates revenue to each performance obligation based on its standalone selling price. The Company’s contracts with its customers outline the terms of the number of software licenses to be issued and any Maintenance Services, along with the agreed-upon prices. The price for both the licenses and any related Maintenance Fees are fixed and stated in the contract.

Sales and Use Taxes

The Company presents transactional taxes such as sales and use tax collected from customers and remitted to government authorities on a net basis.

Segments

The Company and its Chief Executive Officer (“CEO”), acting as the Chief Operating Decision Maker (“CODM”) determines its operating segments in accordance with Segment Reporting (“ASC 280”). If there are components within an operating segment that meet the definition of a business, the Company evaluates those components to determine if they must be separated into separate segments. The Company has one operating segment. The Company is organized and operated as one business. Management reviews its business as a single operating segment, using financial and other information rendered meaningful only by the fact that such information is presented and reviewed in the aggregate.

Advertising Costs

Advertising costs are expensed as incurred. The Company incurred advertising costs, which are included in sales and marketing expense of $1,696, $8,237 and $18,510 during the years ended June 30, 2024, 2023, and 2022, respectively.

Net Loss Per Share

The Company computes basic and diluted earnings per share by dividing net loss by the weighted average number of common shares outstanding during the period. Basic and diluted net loss per common share were the same since the inclusion of common shares issuable pursuant to the exercise of options in the calculation of diluted net loss per common shares would have been anti-dilutive. The Company notes that there were common share equivalents of 1,015,383 in the form of stock options that were excluded from the calculation of diluted net loss per common share for the year ended June 30, 2024 as they are considered to be anti-dilutive. The Company notes that there were no such shares outstanding for the years ended June 30, 2023 and 2022.

Fair Value of Financial Instruments

Financial instruments consist of cash, accounts receivable, note receivable, and accounts payable. The Company determines the estimated fair value of such financial instruments presented in these financial statements using available market information and appropriate methodologies. These financial instruments are stated at their respective historical carrying amounts, which approximate fair value due to their short-term nature.

GRAFITI HOLDING INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2024, 2023, AND 2022

Carrying Value, Recoverability and Impairment of Long-Lived Assets

The Company has adopted Section 360-10-35 of the FASB ASC for its long-lived assets. Pursuant to ASC Paragraph 360-10-35-17, an impairment loss shall be recognized only if the carrying amount of a long-lived asset (asset group) is not recoverable and exceeds its fair value. The carrying amount of a long-lived asset (asset group) is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset (asset group). That assessment shall be based on the carrying amount of the asset (asset group) at the date it is tested for recoverability. An impairment loss shall be measured as the amount by which the carrying amount of a long-lived asset (asset group) exceeds its fair value. Pursuant to ASC Paragraph 360-10-35-20 if an impairment loss is recognized, the adjusted carrying amount of a long-lived asset shall be its new cost basis. For a depreciable long-lived asset, the new cost basis shall be depreciated (amortized) over the remaining useful life of that asset. Restoration of a previously recognized impairment loss is prohibited.

Pursuant to ASC Paragraph 360-10-35-21, the Company’s long-lived asset (asset group) is tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The Company considers the following to be some examples of such events or changes in circumstances that may trigger an impairment review: (a) significant decrease in the market price of a long-lived asset (asset group); (b) a significant adverse change in the extent or manner in which a long-lived asset (asset group) is being used or in its physical condition; (c) a significant adverse change in legal factors or in the business climate that could affect the value of a long-lived asset (asset group), including an adverse action or assessment by a regulator; (d) an accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of a long-lived asset (asset group); (e) a current-period operating or cash flow loss combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with the use of a long-lived asset (asset group); and (f) a current expectation that, more likely than not, a long-lived asset (asset group) will be sold or otherwise disposed of significantly before the end of its previously estimated useful life. The Company tests its long-lived assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

Based on its assessments, the Company has not recorded any impairment on long-lived assets during the years ended June 30, 2024, 2023, and 2022, respectively.

Reclassifications

Certain prior year amounts have been reclassified to conform to June 30, 2024 presentation. The Company notes that these reclassifications only impacted the balance sheet and did not impact cash flows or net income.

Recently Issued Accounting Standards Not Yet Adopted

The Company reviewed recently issued accounting pronouncements and concluded that they were not applicable to the consolidated financial statements, except for the following:

In July 2023, the FASB issued ASU 2023-03, “Presentation of Financial Statements (Topic 205), Income Statement - Reporting Comprehensive Income (Topic 220), Distinguishing Liabilities from Equity (Topic 480), Equity (Topic 505), and Compensation - Stock Compensation (Topic 718)”, which updates codification on how an entity would apply the scope guidance in paragraph 718-10-15-3 to determine whether profits interest and similar awards should be accounted for in accordance with Topic 718, Compensation—Stock Compensation. The effective date of this update is for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. The Company is currently assessing potential impacts of ASU 2023-03 and does not expect the adoption of this guidance will have a material impact on its condensed consolidated financial statements and disclosures.

GRAFITI HOLDING INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2024, 2023, AND 2022

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures”, which amends the disclosure to improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses on an annual and interim basis for to enable investors to develop more decision-useful financial analyses. All public entities will be required to report segment information in accordance with the new guidance starting in annual periods beginning after December 15, 2023. The Company is currently assessing potential impacts of ASU 2023-07 and does not expect the adoption of this guidance will have a material impact on its condensed consolidated financial statements and disclosures as the Company currently only has one reportable segment.

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures”, which amends the disclosure to address investor requests for more transparency about income tax information through improvements to income tax disclosures primarily related to the rate reconciliation and income taxes paid information and includes certain other amendments to improve the effectiveness of income tax disclosures. For entities other than public business entities, the requirements will be effective for annual periods beginning after December 15, 2025. The guidance will be applied on a prospective basis with the option to apply the standard retrospectively. Early adoption is permitted. The Company is currently assessing potential impacts of ASU 2023-09 and does not expect the adoption of this guidance will have a material impact on its condensed consolidated financial statements and disclosures.

Note 3 - Disaggregation of Revenue

Disaggregation of Revenue

The Company recognizes revenue when control of the promised products or services is transferred to its customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those products or services. The Company derives revenue from software sales. The Company’s revenue from contracts with customers are mainly sourced from the United Kingdom, Switzerland, France, and Italy.

Revenues consisted of the following:

	For the Years Ended June 30,
	2024	2023	2022

Recurring revenue	$202,031	$179,775	$268,121
Non-recurring revenue	134,531	212,073	187,955
Total Revenue	$336,562	$391,848	$456,076

	For the Years Ended June 30,
	2024	2023	2022

Revenue recognized at a point in time (1)	$134,531	$212,073	$187,955
Revenue recognized over time (2)	202,031	179,775	268,121
Total	$336,562	$391,848	$456,076

(1)	Software’s performance obligation is satisfied at a point in time when access to the software is provided to the customer.

(2)	Performance obligation from right to access software sales is satisfied evenly over the service period using a time-based measure because the Company is providing continuous access to its service and service is recognized over time.

GRAFITI HOLDING INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2024, 2023, AND 2022

Note 4 - The Grafiti Holding Note

On June 26, 2024, Grafiti Holding purchased from Damon the Grafiti Holding Note with an original principal amount of $350,000 (the “Grafiti Holding Note”). In accordance with the terms of the Grafiti Holding Note, Grafiti Holding must loan to Damon, at Damon’s request, additional funds up to an aggregate principal amount, including the original principal amount, of $1,000,000. On September 25, 2024, the Grafiti Holding Note was amended to increase the maximum principal amount available for borrowing to $1,150,000. The Grafiti Holding Note accrues interest at a rate of 10% per year. The debt and accrued and unpaid interest is due and payable the earlier of (a) December 31, 2024, (b) when declared due and payable by Grafiti Holding upon the occurrence of an event of default, or (c) within three business days following termination of the Damon Business Combination Agreement. Concurrent with the original principal amount provided to Damon, Grafiti Holding also loaned an additional $200,000 to Damon on June 26, 2024. The principal balance of the Grafiti Holding Note was $550,000 with interest accrued of $548 as of June 30, 2024. Subsequent to June 30, 2024 and through the date of this filing, the Company has loaned Damon $596,000 of additional funds.

Our note receivables balance was as follows:

	June 30, 2024	June 30, 2023	June 30, 2022
Note receivable, amortized cost (inclusive of accrued interest)	$550,548	$—	$—
Less: allowance for credit losses	(108,568)	—	—
Note receivable, net	$441,980	$—	$—

Current note receivable, net	$441,980	$—	$—
Note receivable, net	$441,980	$—	$—

A roll forward of the Company’s allowance for credit losses was as follows:

Balance at June 30, 2023	$—
Provision	108,568
Balance at June 30, 2024	$108,568

There were neither charges against the allowance nor recoveries of previously written off amounts for the years ended June 30, 2024, 2023 and 2022.

The Company’s Grafiti Holding Note represents a variable interest in Damon Motors. As such, the Company applied ASC 810 to assess whether the Company is the primary beneficiary and Damon Motors should be consolidated. The Company determined they are not the primary beneficiary, as the Company does not have the power to direct the activities that most significantly affect Damon Motors’s economic performance. The Company’s support to Damon Motors, and the Company’s maximum exposure, consists only of the Grafiti Holding Note outlined above. The primary reason for the financial support is to assist Damon Motors’ operations until the close of the merger. As such, the Company concluded the Damon Motors legal entity should not be consolidated.

GRAFITI HOLDING INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2024, 2023, AND 2022

Note 5 - Property and Equipment, net

Property and equipment as of June 30, 2024, 2023 and 2022 consisted of the following:

	As of June 30,
	2024	2023	2022
Computer and office equipment	$2,871	$3,873	3720
Less: accumulated depreciation	(479)	(3,657)	(2,273)
Total Property and Equipment, Net	$2,392	$216	$1,447

Depreciation expense was approximately $695, $1,246 and $1,319 for the years ended June 30, 2024, 2023 and 2022, respectively. The Company disposed of $3,873 of computer and office equipment during the year ended June 30, 2024.

Note 6 - Accrued Liabilities

Accrued liabilities as of June 30, 2024, 2023 and 2022 consisted of the following:

	As of June 30,
	2024	2023	2022
Accrued compensation and benefits	$19,780	$20,112	$19,155
Accrued bonus and commissions	3,708	3,345	3,633
Accrued professional fees	17,393	31,585	—
Accrued sales and other indirect taxes payable	15,739	17,026	14,970
	$56,620	$72,068	$37,758

Note 7 - Long-Term Debt

On June 26, 2024, Grafiti Holding and Streeterville Capital, LLC (“Streeterville,” or “Investor”) entered into a note purchase agreement, pursuant to which Grafiti Holding agreed to sell, and Streeterville agreed to purchase, a secured promissory note in an aggregate original principal amount of $6,470,000 (the “Streeterville Note”). The Streeterville Note accrues interest on the outstanding balance of the note at the rate of 10% per annum, and all principal plus accrued interest is due and payable in December 2025. The Streeterville Note carries an original issue discount of $1,450,000 and $20,000 of issuance costs to cover legal, accounting, due diligence, monitoring and other transaction costs. On the same day, the Investor paid the purchase price of $5,000,000 as follows: (a) $1,150,000 to Grafiti Holding; (b) $350,000 to Damon as a senior secured loan from Grafiti Holding to Damon (the “Grafiti Holding Note”), and (c) $3,500,000 into escrow, which will be distributed to Grafiti Holding upon satisfaction of certain conditions including: (a) consummation of the Grafiti Holding Transaction; (b) the combined company’s common shares being listed on Nasdaq; and (c) immediately following the closing of the Grafiti Holding Transaction, the combined company having no outstanding debt other than the Streeterville Note, certain other specified debts and trade payables incurred in the ordinary course of business (the “Escrow Conditions”). Pursuant to the escrow agreement, if the Escrow Conditions have not been satisfied by August 31, 2024 (the “Deadline Date”), the escrow agent may return the escrow amount to the Investor and the Guaranties in favor of Streeterville (as defined below) to Damon and Damon Subsidiary (as defined below). In accordance with the first and second amendments to the escrow agreement, the Deadline Date has been extended to October 31, 2024. Additionally, the second amendment to the escrow agreement allows for the release of funds at the discretion of the Investor even if the funding conditions have not been satisfied. On September 23, 2024, $350,000 of the funds placed in escrow were released to Grafiti Holding.

Long-Term Debt as of June 30, 2024 consisted of the following:

Long-Term Debt	Maturity	2024
June 2024 10% Note (net of $450,059 unamortized debt discount and issuance costs)	12/26/2025	$1,509,862
Total Long-Term Debt		$1,509,862

Debt discount and issuance costs in the amount of $455,000 related to the Streeterville Note was recorded as a contra liability within long-term debt, which will be amortized over the term of the note. Additional debt discount and issuance costs will be recorded as the Company receives the remaining portions of the Streeterville Note. Interest expense on the long-term debt for the year ended June 30, 2024 totaled $9,862 which includes $3,301 of interest expense, $4,941 of amortized debt discount and $1,620 of monitoring fees. There was no interest expense in the years ended June 30, 2023 or 2022.

The Company had no short-term or long-term debt as of June 30, 2023 or 2022.

GRAFITI HOLDING INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2024, 2023, AND 2022

Note 8 - Stock Award Plan and Stock-Based Compensation

On June 11, 2024, the Grafiti Holding board of directors adopted a Stock Incentive Plan. The maximum aggregate number of Subordinate Voting Shares that may be issued pursuant to the awards granted under the Plan (the “Share Reserve”) shall initially be 10,000,000, and the Share Reserve shall automatically increase on the first day of each calendar year beginning January 1, 2025, by a number of shares equal to the greatest of (i) 3,000,000 Shares, (ii) twenty percent (20%) of the outstanding Subordinate Voting Shares on the last day of the immediately preceding calendar quarter, or (iii) such number of Subordinate Voting Shares determined by the Committee. As of June 30, 2024, 1,015,383 of options were granted to consultants of the Company and 8,984,617 options were available for future grant under the Stock Incentive Plan.

Incentive stock options granted under the Option Plans are granted at exercise prices not less than 100% of the estimated fair market value of the underlying common stock at date of grant. The exercise price per share for incentive stock options may not be less than 110% of the estimated fair value of the underlying common stock on the grant date for any individual possessing more that 10% of the total outstanding common stock of the Company. Options granted under the Option Plans vest over periods ranging from immediately to four years and are exercisable over periods not exceeding ten years.

During the year ended June 30, 2024, the Company granted options under the stock option plan for the purchase of 1,015,383 shares of common stock to Nadir Ali, CEO of the Company, and other consultants. Nadir Ali was considered a related party to the Company and $219,627 of the stock-based compensation expense is related to his options. Nadir Ali and the other consultants were granted these stock options for services performed in connection with the Spin Off. These options are 100% vested upon grant, expire on December 31, 2024, and have an exercise price of $0.06336 per share. The Company valued the stock options using the Black-Scholes option valuation model under probability weighted scenarios. The “As-Is” scenario represents the value of the Company on a standalone basis. The “Merger” scenario represents the agreed upon price for the reverse merger with Damon. The fair value of the awards was determined to be approximately $0.6 million. The fair values of the common stock as of the grant date under the “As-Is” and “Merger” scenarios were determined to be $0.0634 and $6.00 per share, respectively.

During the year ended June 30, 2024, the Company recorded a charge of approximately $0.6 million for stock option expense for the stock options granted during the fiscal year as they are 100% vested and exercisable upon grant, which is included in the general and administrative section of the consolidated statement of operations.

As of June 30, 2024, there were no non-vested stock options and no unrecognized stock option compensation so the fair value of non-vested options was $0.0 million.

Key weighted-average assumptions used to apply this pricing model under the two probability weighted scenarios during the year ended June 30, 2024 were as follows:

	For the Year Ended June 30, 2024
	As-Is	Merger
Risk-free interest rate	4.39%	4.40%
Expected life of option grants	3 months	3 months
Expected volatility of underlying stock	41.00%	67.00%
Dividends assumption	$—	$—

The expected stock price volatility for the Company’s stock options was determined by the historical volatilities for industry peers and used an average of those volatilities. Risk free interest rates were obtained from U.S. Treasury rates for the applicable periods. The dividends assumptions was $0 as the Company historically has not declared any dividends and does not expect to. The Company accounts for forfeitures as they occur, rather than estimating expected forfeitures.

GRAFITI HOLDING INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2024, 2023, AND 2022

See below for a summary of the stock options granted under the stock option plan:

	Total	Weighted Average Exercise Price	Aggregate Intrinsic Value (in thousands)
Outstanding at Outstanding at July 1, 2023	—	$—	$—
Granted	1,015,383	0.06336	—
Exercised	—	—	—
Expired	—	—	—
Forfeitures	—	—	—
Outstanding at June 30, 2024	1,015,383	$0.06336	$—

Exercisable at June 30, 2024	1,015,383	$0.06336	$—

All of the 1,015,383 of stock options granted during the fiscal year ended June 30, 2024 were exercised on various dates between August 21, 2024 and September 4, 2024.

Note 9 - Income Taxes

The domestic and foreign components of loss before income taxes for the years ended June 30, 2024, 2023 and 2022 are as follows:

	For the Years Ended June 30,
	2024	2023	2022
Domestic	$—	$—	$—
Foreign	(1,348,357)	(73,828)	(63,867)

Loss before tax	$(1,348,357)	$(73,828)	$(63,867)

The income tax provision (benefit) for the years ended June 30, 2024, 2023 and 2022 consists of the following:

	For the Years Ended June 30,
	2024	2023	2022
Foreign	$—	$—	$—
Deferred	132,407	13,195	10,359
	132,407	13,195	10,359
Change in valuation allowance	(132,407)	(13,195)	(10,359)

Income Tax Benefit	$—	$—	$—

GRAFITI HOLDING INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2024, 2023, AND 2022

The reconciliation between the U.S. statutory federal income tax rate and the Company’s effective rate for the years ended June 30, 2024, 2023 and 2022 is as follows:

	For the Years Ended June 30,
	2024	2023	2022
U.S. federal statutory rate	21.0%	21.0%	21.0%
US-Foreign income tax rate difference	(8.0)%	(2.0)%	(2.0)%
Other permanent items	(3.2)%	(1.1)%	(2.8)%
Change in valuation allowance	(9.8)%	(17.9)%	(16.2)%
Effective Rate	—%	—%	—%

As of June 30, 2024, 2023 and 2022, the Company’s deferred tax assets consisted of the effects of temporary differences attributable to the following:

	As of June 30,
	2024	2023	2022
Deferred Tax Asset
Net operating loss carryovers	$123,875	$72,339	$56,353
Credit loss reserves	11,942	—	—
Share based compensation	69,023	—	—

Total Deferred Tax Asset	204,840	72,339	56,353
Less: valuation allowance	(204,840)	(72,339)	(56,353)

Deferred Tax Asset, Net of Valuation Allowance	$—	$—	$—

As of June 30, 2024, 2023 and 2022, Grafiti Limited, had approximately $461,913, $380,733, and $296,593 of UK NOL carryovers available to offset future taxable income, respectively. These NOLs do not expire. In the UK, there are limitations to the usage of prior losses after a change in ownership if either:

(1)	the scale of activities was small before the change of ownership and a considerable revival of the trade follows the change or

(2)	within any five-year period beginning no more than three years before the change in ownership there is a major change in the nature or conduct of the trade.”

As of June 30, 2024, Grafiti Holding has approximately $328,285 of Canadian NOLs. Canada allows for net operating losses to be carried back 3 years and forward up to 20 years. There are limitations in the event of a change in ownership. This is broadly defined as when a person or group of persons acquires shares of a corporation to hold more than 75% of the FMV of all of the shares of the corporation without otherwise acquiring control of the corporation and if it is reasonable to conclude that one of the main reasons that control was not acquired was to avoid the loss restriction rules.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. In assessing the realization of deferred tax assets, management considers, whether it is “more likely than not”, that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible.

GRAFITI HOLDING INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2024, 2023, AND 2022

ASC 740, “Income Taxes” requires that a valuation allowance be established when it is “more likely than not” that all, or a portion of, deferred tax assets will not be realized. A review of all available positive and negative evidence needs to be considered, including the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies. After consideration of all the information available, management believes that uncertainty exists with respect to future realization of its deferred tax assets with respect to both Grafiti Holding and Grafiti Limited. Therefore, a full valuation allowance was established as of June 30, 2024, 2023 and 2022. As of June 30, 2024, 2023 and 2022, the change in valuation allowance was $132,501, $15,986, and $4,087, respectively.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company is required to file income tax returns in the United Kingdom and in Canada. Based on the Company’s evaluation, it has been concluded that there are no material uncertain tax positions requiring recognition in the Company’s consolidated financial statements for the years ended June 30, 2024, 2023 and 2022.

The Company’s policy for recording interest and penalties associated with unrecognized tax benefits is to record such interest and penalties as interest expense and as a component of income tax expense. There were no amounts accrued for interest or penalties for the years ended June 30, 2024, 2023 and 2022. Management does not expect any material changes in its unrecognized tax benefits in the next year.

The Company operates in the UK and in Canada and in the normal course of business, its tax returns are subject to examination by taxing authorities. Such examinations may result in future assessments by these taxing authorities. Grafiti Limited is subject to examination by UK tax authorities beginning May 13, 2020. In general, the UK Revenue & Customs Authority may reassess taxes four years from the date of filing. The tax years that remain open and subject to UK reassessment are 2020 – 2022. Grafiti Holding is subject to examination by Canadian tax authorities for their filings for up to four years.

Note 10 - Credit Risk and Concentrations

During the year ended June 30, 2024, the Company had one customer that accounted for 11% of revenue and during the year ended June 30, 2023, the Company had one customer that accounted for 16% of revenues. During the year ended June 30, 2022, the Company did not have any customers that accounted for over 10% of revenues.

As of June 30, 2024, three customers represented 16%, 17%, and 19% of accounts receivable. As of June 30, 2023, one customer represented approximately 63% of total accounts receivable. As of June 30, 2022, one customer represented 28% of total accounts receivable and another customer represented approximately 26% of total accounts receivable.

As of June 30, 2024, 2023 and 2022, the majority of cost of goods sold was related to related party expenses as discussed in Note 11. Therefore, there are no significant concentrations of purchases or accounts payable.

Note 11 - Net Investments from Inpixon

Prior to the transaction on December 27, 2023, the Company incurred expenses that were paid by Inpixon. The expenses incurred consist of salaries and benefits to certain employees of Inpixon that provided services for the Company. Inpixon allocated expenses to the Company based on the estimated time spent by each Inpixon employee. In addition, the Company recorded cost of sales for the use of Inpixon’s software. The Company also recorded adjustments to these consolidated financial statements to record cost of sales at market value based on the price Inpixon would charge third parties for the use of the Inpixon’s software with industry consistent margins. The Company settled the amounts through equity. The Company has recorded these amounts as a change in stockholders’ equity (deficit) of $67,330, $166,471 and $177,053 for the years ended June 30, 2024, 2023 and 2022, respectively.

GRAFITI HOLDING INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2024, 2023, AND 2022

Note 12 - Grafiti LLC Transactions

The Company notes that after the transaction on December 27, 2023, the software is owned by Grafiti LLC and the Company has negotiated a monthly license fee of 50% of the amount invoiced to customers during the month for the use/sale of its software (See Note 15 for distributor agreement details). The Company notes that Grafiti LLC is wholly owned by Grafiti Group LLC, which is owned by Nadir Ali, the former CEO of Inpixon. The Company has recorded the amounts related to the recognized revenue during the January 1, 2024 through June 30, 2024 period as cost of revenues on the Company’s consolidated statement of operations of approximately $34,474, $0 and $0 for the years ended June 30, 2024, 2023 and 2022, respectively. Additionally, starting from January 1, 2024, the Company pays an administrative service fee of $5,080 per month to Grafiti LLC for the administrative services provided by Grafiti LLC. The Company has recorded these amounts as general and administrative costs on the Company’s consolidated statement of operations of approximately $30,480, $0 and $0 for the years ended June 30, 2024, 2023 and 2022, respectively.

Note 13- Commitments and Contingencies

Litigation

Certain conditions may exist as of the date the consolidated financial statements are issued which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company, or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed, unless they involve guarantees, in which case the guarantees would be disclosed. There can be no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows. However, the performance of our Company’s business, financial position, and results of operations or cash flows may be affected by unfavorable resolution of any particular matter.

Leases

The Company had a six months operating lease for administrative offices in the United Kingdom for approximately $340 per month which expired on April 30, 2024. The Company signed a new lease for the May 1, 2024 to April 30, 2025 period for approximately $360 per month. The Company also has a storage space lease that it retains for approximately $300 per month that renews on an annual basis in October of each year.

GRAFITI HOLDING INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2024, 2023, AND 2022

Consulting Arrangements

Grafiti Holding agreed to pay Mr. Ali, a related party, $15,000 a month for advisory services on public company reporting and compliance matters related to the development of strategies in connection with public company financing, business opportunities and other strategic transactions, as well as operational matters as requested. As of the date of this filing, Grafiti Holding has paid Mr. Ali $45,000 for services provided during the months of April through June 2024 which is included in the general and administrative line in the consolidated statements of operations. See Note 15.

Grafiti Holding agreed to pay Ms. Figueroa $15,000 a month for advisory services with respect to her knowledge and expertise related to Company’s public company reporting and compliance matters and corporate business development and growth strategies. As of the date of this filing, Grafiti Holding has paid Ms. Figueroa $45,000 for services provided during the months of April through June 2024 which is included in the general and administrative line in the consolidated statements of operations. See Note 15.

Grafiti Holding agreed to pay Ms. Loundermon, the former CFO of Inpixon, $10,000 a month for advisory services with respect to her knowledge and expertise regarding the transition of the Company’s financial reporting function to ensure continuity of business operations. As of the date of this filing, Grafiti Holding has paid Ms. Loundermon $30,000 for services provided during the months of April through June 2024 which is included in the general and administrative line in the consolidated statements of operations. See Note 15.

The Company notes that the Company will continue to pay for the advisory services noted above until the Damon Business Combination is completed.

Note 14 - Foreign Operations

The Company’s operations are located in the United Kingdom and Canada. Revenues by geographic area are attributed by country of domicile of our subsidiaries. The financial data by geographic area are as follows:

	Canada	United Kingdom	Total
For the Years Ended June 30, 2024:
Revenue by geographic area	$—	$336,562	$336,562
Operating loss by geographic area	$(1,263,106)	$(75,937)	$(1,339,043)
Net loss by geographic area	$(1,272,420)	$(75,937)	$(1,348,357)
As of June 30, 2024:
Total identifiable assets by geographic area	$1,473,723	$220,863	$1,694,586
Long lived assets by geographic area	$—	$2,643	$2,643

The Company notes that the Company’s Canadian operations consist of Grafiti Holdings while the Company’s United Kingdom operations consist of Grafiti Limited. As such, the years ended June 30, 2023 and 2022 only include the operations from United Kingdom.

GRAFITI HOLDING INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2024, 2023, AND 2022

Note 15 - Subsequent Events

Distributor Agreement

On July 19, 2024, Grafiti Limited entered into a Distributor Agreement with Grafiti LLC. Under the Distributor Agreement, Grafiti LLC granted Grafiti Limited a non-exclusive, non-transferable right and license to market and distribute SAVES (statistical analytics and visualization) products in the United Kingdom and other agreed-upon territories. Grafiti Limited will pay Grafiti LLC the then-current prices for the products, subject to a discount of up to 50% if certain revenue targets are met or other arrangements agreed upon by the parties. The deemed effective date of the Distributor Agreement is retroactive to January 1, 2024, and will remain in effect for one year from the effective date, automatically renewing for successive one-year periods unless either party provides advance notice prior to the end of the current term to not extend. Either party may terminate the Agreement without cause by providing at least 90 days’ prior written notice, or immediately for specified reasons, including an uncured breach or bankruptcy. As of June 30, 2024 Grafiti Limited owed Grafiti LLC $42,896 under the agreement which is included in the Accounts Payable line on the Consolidated Balance Sheets.

Administrative Support Service Agreement

Additionally, on July 19, 2024, Grafiti Limited entered into an Administrative Support Service Agreement with Grafiti LLC. Under the Administrative Support Service Agreement, Grafiti LLC agreed to provide accounting, tax, and other administrative sales support services to Grafiti Limited for $5,080 per month, with the amount subject to a 5% annual increase by Grafiti LLC. The Administrative Support Service Agreement is deemed to have commenced on January 1, 2024, and remains in effect for one year from the effective date, automatically renewing for successive one-year periods unless either party provides advance notice prior to the end of the current term to not extend. As of June 30, 2024, Grafiti Limited owed Grafiti LLC $15,240 under the agreement which is included in the Accounts Payable line on the Consolidated Balance Sheets.

Advisory Services and Consulting Agreements

Nadir Ali

Grafiti Holding has entered into a consulting agreement with Mr. Ali on September 25, 2024 pursuant to which it has agreed to pay a fee of $15,000 per month for services rendered to the Company since April 1, 2024 until the closing of the Business Combination pursuant to which Mr. Ali will advise on public company reporting and compliance matters, business development, growth strategies and other operational matters as requested.

As compensation under the Consulting Agreement, Grafiti Holding will pay Mr. Ali a fee of $325,000 upon closing the Business Combination and his monthly fee will increase to $54,167 per month beginning on the first of each month following the closing of the Business Combination through the remainder of the term of the agreement.

Unless otherwise terminated earlier pursuant to the Consulting Agreement, the agreement will continue for a period of six months following the closing of the Business Combination which may be extended for additional terms, upon mutual consent. Grafiti Holding will have the right to terminate the Consulting Agreement with 30 days’ notice; however, if it is terminated by Grafiti Holding prior to the six month anniversary of the closing of the Business Combination (the “Guaranteed Period”) for any reason other than the gross negligence, recklessness or willful misconduct of Mr. Ali, the monthly fee will continue to be paid for the remainder of the Guaranteed Period. Mr. Ali will have the right to terminate the Consulting Agreement with 30 days’ notice for specified reasons, including Grafiti Holding’s failure to make timely payments, gross negligence, recklessness, willful misconduct, or the filing of bankruptcy by Grafiti Holding. In such cases, the monthly fee for the remainder of the Guaranteed Period will continue to be paid.

GRAFITI HOLDING INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2024, 2023, AND 2022

Melanie Figueroa

Grafiti Holding has entered into a consulting agreement on September 25, 2024 with Ms. Figueroa pursuant to which it has agreed to pay a fee of $15,000 per month for services rendered to the Company since April 1, 2024 until the closing of the Business Combination pursuant to which Ms. Figueroa will provide advisory services with respect to her knowledge and expertise related to Company’s public company reporting and compliance matters and corporate business development and growth strategies.

As compensation under the Consulting Agreement, Grafiti Holding will pay Ms. Figueroa a fee of $175,000 upon closing the Business Combination and her monthly fee will increase to $29,167 per month beginning on the first of each month following the closing of the Business Combination through the remainder of the term of the agreement.

Unless otherwise terminated earlier pursuant to the Consulting Agreement, the agreement will continue for a period of six months following the closing of the Business Combination which may be extended for additional terms, upon mutual consent. Grafiti Holding will have the right to terminate the Consulting Agreement with 30 days’ notice; however, if it is terminated by Grafiti Holding prior to the six month anniversary of the closing of the Business Combination (the “Guaranteed Period”) for any reason other than the gross negligence, recklessness or willful misconduct of Ms. Figueroa, the monthly fee will continue to be paid for the remainder of the Guaranteed Period. Ms. Figueroa will have the right to terminate the Consulting Agreement with 30 days’ notice for specified reasons, including Grafiti Holding’s failure to make timely payments, gross negligence, recklessness, willful misconduct, or the filing of bankruptcy by Grafiti Holding. In such cases, the monthly fee for the remainder of the Guaranteed Period will continue to be paid.

Wendy Loundermon

Grafiti Holding has entered into a consulting agreement with Mrs. Loundermon on September 25, 2024 pursuant to which it has agreed to pay a fee of $10,000 per month for services rendered to the Company since April 1, 2024 until the closing of the Business Combination pursuant to which Mrs. Loundermon will provide advisory services with respect to her knowledge and expertise regarding the transition of the Company’s financial reporting function to ensure continuity of business operations.

As compensation under the Consulting Agreement, Grafiti Holding will pay Mrs. Loundermon a fee of $150,000 upon closing the Business Combination and her monthly fee will increase to $25,000 per month beginning on the first of each month following the closing of the Business Combination through the remainder of the term of the agreement.

Unless otherwise terminated earlier pursuant to the Consulting Agreement, the agreement will continue for a period of six months following the closing of the Business Combination which may be extended for additional terms, upon mutual consent. Grafiti Holding will have the right to terminate the Consulting Agreement with 30 days’ notice; however, if it is terminated by Grafiti Holding prior to the six month anniversary of the closing of the Business Combination (the “Guaranteed Period”) for any reason other than the gross negligence, recklessness or willful misconduct of Mrs. Loundermon, the monthly fee will continue to be paid for the remainder of the Guaranteed Period. Mrs. Loundermon will have the right to terminate the Consulting Agreement with 30 days’ notice for specified reasons, including Grafiti Holding’s failure to make timely payments, gross negligence, recklessness, willful misconduct, or the filing of bankruptcy by Grafiti Holding. In such cases, the monthly fee for the remainder of the Guaranteed Period will continue to be paid.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Damon Motors Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Damon Motors Inc. (the “Company”) as of June 30, 2024, the related consolidated statements of operations, changes in shareholders’ deficit and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2024, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has a significant working capital deficiency, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2024.

New York, NY

September 26, 2024

Tel: (604) 688-5421	BDO Canada LLP
Fax: (604) 688-5132	1100 Royal Centre
www.bdo.ca	1055 West Georgia Street, P.O. Box 11101
Vancouver, British Columbia
V6E 3P3

Report of Independent Registered Public Accounting Firm

Shareholders and Board of Directors

Damon Motors Inc.

Vancouver, British Columbia, Canada

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Damon Motors Inc. (the “Company”) as of June 30, 2023, the related consolidated statements of loss and comprehensive loss, changes in (deficit) equity, and cash flows for each of the two years in the period ended June 30, 2023, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at June 30, 2023, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 2023, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations, has a net capital deficit and negative cash flows from operations that raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ BDO Canada LLP

Chartered Professional Accountants

We have served as the Company’s auditor since 2021.

Vancouver, British Columbia, Canada

December 28, 2023

BDO Canada LLP, a Canadian limited liability partnership, is a member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms

DAMON MOTORS INC.

CONSOLIDATED BALANCE SHEETS

As of June 30, 2024 and June 30, 2023

(Expressed in United States dollars)

	Notes	June 30, 2024	June 30, 2023
		$	$
ASSETS

Current assets
Cash		395,580	2,069,056
Other current assets		90,921	255,582
Current assets		486,501	2,324,638
Non-current assets
Premises lease deposits		126,431	187,435
Property and equipment, net	4	1,138,420	2,004,066
Non-current assets		1,264,851	2,191,501
Total assets		1,751,352	4,516,139

LIABILITIES

Current liabilities
Accounts payable and accrued liabilities	5, 13	5,924,121	7,106,281
Customer deposits		482,575	488,569
Current portion of operating lease liabilities	6	443,519	740,486
Current portion of finance lease liabilities	6	7,141	12,363
Debt	7	1,099,489	1,857,550
Convertible notes	8	40,630,756	14,727,183
Derivative warrant liabilities	9	-	521,950
Financial liability convertible to equity	10	3,200,000	2,700,000
Current liabilities		51,787,601	28,154,382
Non-current liabilities
Non-current portion of operating lease liabilities	6	235,492	621,325
Non-current portion of finance lease liabilities	6	177,403	190,774
Other non-current liabilities		-	19,099
Non-current liabilities		412,895	831,198
Total liabilities		52,200,496	28,985,580

SHAREHOLDERS’ DEFICIT

Common shares without par value, unlimited shares authorized, 12,324,504 shares issued and outstanding as of June 30, 2024 (2023 – 11,829,386)	12	1,938,751	1,285,788
Preferred shares without par value, unlimited shares authorized, 16,758,528 shares issued and outstanding as of June 30, 2024 and 2023 (Liquidation preference : $48,215,054)	12	71,590,087	71,590,087
Additional paid in capital	12	16,629,612	9,294,030
Accumulated deficit		(140,607,594)	(106,639,346)
Total shareholders’ deficit		(50,449,144)	(24,469,441)
Total liabilities and shareholders’ deficit		1,751,352	4,516,139

Going Concern (Note 1)

Commitments and Contingencies (Note 11)

Subsequent Events (Note 24)

The accompanying notes are an integral part of these consolidated financial statements.

DAMON MOTORS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the years ended June 30, 2024, 2023 and 2022

(Expressed in United States dollars)

		Year ended June 30,
	Notes	2024	2023	2022
		$	$	$
Expenses
Research and development, net	14	4,550,229	17,451,749	18,166,436
General and administrative	15	4,296,231	6,792,996	4,778,250
Sales and marketing	16	986,137	2,747,792	4,417,165
Depreciation	4	303,424	370,575	247,947
Transaction costs		1,626,519	942,187	-
Asset and right-of-use asset impairment	17	-	9,471,276	-
Gain from release of lease obligation	17, 18	(42,297)	(6,167,001)	-
Foreign currency transaction (gain)/loss		(235,871)	429,358	113,921
Loss from Operations		11,484,372	32,038,932	27,723,719
Other expenses
Changes in fair value of financial liabilities	22	18,424,992	3,881,980	8,935,049
Loss on debt settlement	8	785,377	-	-
Finance expense	19	3,273,507	1,091,697	77,342
		22,483,876	4,973,677	9,012,391

Net loss before income tax		33,968,248	37,012,609	36,736,110
Income tax expense		-	-	-
Net loss		33,968,248	37,012,609	36,736,110

Loss per share:
Basic and diluted – common shares		(2.79)	(3.14)	(3.22)

Weighted average number of shares outstanding:
Basic and diluted – common shares		12,180,571	11,793,772	11,405,891

The accompanying notes are an integral part of these consolidated financial statements.

DAMON MOTORS INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

For the years ended June 30, 2024, 2023 and 2022

(Expressed in United States dollars)

	Common shares		Preferred shares		Additional paid in capital	Accumulated Deficit	Shareholders’ deficit
	#	$	#	$	$	$	$

As of June 30, 2021	11,323,585	551,119	5,039,824	2,938,632	5,741,630	(32,890,627)	(23,659,246)
Issuance of shares, net of issuance costs	36,000	75,566	3,627,211	25,262,364	-	-	25,337,930
Conversion of Simple Agreements for Future Equity (SAFEs)	-	-	8,091,493	43,389,091	-	-	43,389,091
Stock-based compensation	-	-	-	-	2,323,294	-	2,323,294
Stock options exercised	244,655	233,079	-	-	(192,133)	-	40,946
Loss for the year	-	-	-	-	-	(36,736,110)	(36,736,110)
As of June 30, 2022	11,604,240	859,764	16,758,528	71,590,087	7,872,791	(69,626,737)	10,695,905
Issuance of shares, net of issuance costs	180,000	368,878	-	-	-	-	368,878
Stock-based compensation	-	-	-	-	1,472,634	-	1,472,634
Stock options exercised	45,146	57,146	-	-	(51,395)	-	5,751
Loss for the year	-	-	-	-	-	(37,012,609)	(37,012,609)
As of June 30, 2023	11,829,386	1,285,788	16,758,528	71,590,087	9,294,030	(106,639,346)	(24,469,441)
Issuance of common shares to settle liabilities	95,380	260,999	-	-	-	-	260,999
Stock-based compensation	-	-	-	-	146,842	-	146,842
Stock options exercised	399,738	391,964	-	-	(330,809)	-	61,155
Common share purchase warrants	-	-	-	-	1,090,797	-	1,090,797
Reclassification of liability-classified warrants to equity	-	-	-	-	6,428,752	-	6,428,752
Loss for the year	-	-	-	-	-	(33,968,248)	(33,968,248)
As of June 30, 2024	12,324,504	1,938,751	16,758,528	71,590,087	16,629,612	(140,607,594)	(50,449,144)

The accompanying notes are an integral part of these consolidated financial statements.

DAMON MOTORS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the year ended June 30, 2024, 2023 and 2022

(Expressed in United States dollars)

	Year ended June 30,
	2024	2023	2022
	$	$	$
Operating activities
Net loss:	(33,968,248)	(37,012,609)	(36,736,110)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation	303,424	370,575	247,947
Amortization of operating lease right-of-use asset	542,496	779,091	309,566
Stock-based compensation	146,842	1,472,634	2,323,294
Debt accretion	-	11,058	6,296
Accrued interest added to debt	1,694,149	651,822	13,794
Accrued unpaid interest on operating lease settled	-	808,275	-
Changes in fair value of financial liabilities	18,424,992	3,881,980	8,935,049
Loss on debt settlement	785,377	-	-
Asset and right-of-use asset impairment	-	9,471,276	-
Gain from release of lease obligation	(42,297)	(6,167,001)	-
Foreign exchange (gain)/loss	(184,514)	320,235	(54,495)

Changes in operating assets and liabilities:
Other current assets	159,010	187,498	(273,578)
Accounts payable and accrued liabilities	(136,934)	4,533,684	914,390
Operating lease	(587,677)	(506,592)	(309,566)
Customer deposits	(5,994)	115,782	182,868
Cash used in operating activities	(12,869,374)	(21,082,292)	(24,440,545)

Investing activities
Long term prepayment	-	(773,870)	(1,265,843)
Equipment purchase	-	(4,811)	(1,443,029)
Cash used in investing activities	-	(778,681)	(2,708,872)

Financing activities
Payments on finance leases	(12,081)	(12,664)	(20,182)
Cash settlement for release of lease obligation	(36,582)	(1,100,248)	-
Proceeds from SR&ED, net of deferred financing fee	-	1,140,889	637,394
Proceeds from SAFEs issued	-	2,005,213	(636,686)
Proceeds from convertible notes	11,549,945	11,220,000	-
Proceeds from senior secured promissory notes	550,000	-	-
Proceeds from promissory notes	-	728,332	-
Repayment of SR&ED loan	(916,539)	(155,975)	-
Proceeds from exercise of stock options	61,155	5,751	40,946
Proceeds from preferred shares issued, net of issuance cost	-	-	25,262,364
Cash provided by financing activities	11,195,898	13,831,298	25,283,836

Net change in cash and restricted cash during the period	(1,673,476)	(8,029,675)	(1,865,581)
Cash and restricted cash at beginning of period	2,069,056	10,098,731	11,964,312
Cash and restricted cash at end of period (Note 23)	395,580	2,069,056	10,098,731

Supplemental Cash Flow Information (Note 23)

The accompanying notes are an integral part of these consolidated financial statements.

1.	NATURE OF OPERATIONS AND GOING CONCERN

Nature of operations

Damon Motors Inc. was incorporated on July 22, 2016, under the laws of British Columbia. The Company’s registered address is Suite 2300, Bentall 5, 550 Burrard Street, Vancouver, British Columbia, V6C 2B5 and head office and principal address is 704 Alexander Street, Vancouver, British Columbia, V6A 1E3, Canada. The Company is a leading light electric vehicle manufacturer currently focused on electric motorcycles including proprietary electric powertrain, shifting and predictive awareness technologies. The Company has a single reportable segment given that the Company is engaged in the manufacture of motorcycles in North America, and management views the business as a single reporting segment. See Segment Reporting (Note 21).

On April 26, 2021, the Company formed a wholly owned subsidiary, Damon Motors Corporation, a corporation organized and registered in the state of Delaware, USA.

These consolidated financial statements include the accounts of Damon Motors Inc. and Damon Motors Corporation, collectively the “Company.”

Going concern

The accompanying consolidated financial statements of the Company have been prepared assuming the Company will continue as a going concern in accordance with U.S. GAAP. The going concern basis of presentation assumes that the Company will continue in operation one year after the date these financial statements are issued and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business.

The Company is subject to a number of risks, including, but not limited to, the need for successful development of products, the need for additional capital (or financing) to fund operating losses (see below), competition from substitute products and services from larger companies, protection of proprietary technology, patent litigation, dependence on key individuals, and risks associated with changes in electric automotive technology. The Company’s ability to continue as a going concern is dependent upon its ability to obtain the necessary financing to fund its research and development, complete the construction of its manufacturing facility for the eventual production of electrical motorcycles and meets its obligations and repay its liabilities arising from normal business operations when they come due.

The Company has incurred net losses of $33,968,248 and utilized $12,869,374 of cash in operations for the year ended June 30, 2024 and has accumulated a deficit as of June 30, 2024 of $140,607,594 and expects to incur future additional losses. These conditions indicate material uncertainties that cast substantial doubt upon the Company’s ability to continue as a going concern within one year after financial statement issuance date.

When substantial doubt exists, management evaluates whether the mitigating effect of its plans sufficiently alleviates substantial doubt about the Company’s ability to continue as a going concern. The mitigating effect of management’s plans, however, is only considered if both (1) it is probable that the plans will be effectively implemented within one year after the date that the financial statements are issued, and (2) it is probable that the plans, when implemented, will mitigate the relevant conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued.

1.	NATURE OF OPERATIONS AND GOING CONCERN (continued)

Going concern (continued)

Management’s plans to address the uncertainty that the Company will continue as a going concern include the business combination described in footnote 2 above as well as obtaining associated debt and equity financing. There is no assurance that the Company’s plans to consummate the business combination will be successful and the Company cannot provide assurance that the Company will secure financing in a timely manner, nor can they provide assurance that the business combination will be completed. As such, the substantial doubt of the Company’s ability to continue as a going concern has not been alleviated by management’s plans. The financial statements have been prepared assuming the Company will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty.

2.	BASIS OF PRESENTATION

a)	Basis of presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”) regarding financial reporting.

b)	Basis of measurement

These financial statements have been prepared on a historical cost basis except for certain financial instruments which are measured at their fair value as explained in the accounting policies set out below. In addition, these financial statements have been prepared using the accrual basis of accounting.

c)	Consolidated statements

The consolidated financial statements incorporate the financial statements of the Company and its consolidated subsidiary, Damon Motors Corporation, over which the Company has control. Control occurs when the Company has power over the investee; is exposed, or has rights, to variable returns from its involvement with the investee; and has the ability to use its power over the investee to affect its returns. All intercompany transactions and balances between the Company and the subsidiary are eliminated upon consolidation.

d)	Business combination with XTI Aerospace, Inc. (“XTI Aerospace” and formerly known as Inpixon)

On October 23, 2023, Damon Motors Inc. (“Damon”) entered into a Business Combination agreement (“BCA”) with XTI Aerospace (NASDAQ: XTIA), Grafiti Holding Inc. (“Grafiti”), a British Columbia corporation and wholly owned subsidiary of XTI Aerospace, 1444842 B.C. Ltd., and a wholly owned subsidiary of Grafiti (“Amalco Sub”), pursuant to which it is proposed that Amalco Sub and Damon amalgamate under the laws of British Columbia, Canada with the amalgamated company (the “Damon Surviving Corporation”) continuing as a wholly owned subsidiary of Grafiti (the “Business Combination”).

2.	BASIS OF PRESENTATION (continued)

d)	Business combination with XTI Aerospace, Inc. (“XTI Aerospace” and formerly known as Inpixon) (continued)

The Business Combination is subject to material conditions, including approval of the Business Combination by securities holders of Damon, approval of the issuance of Grafiti Common Shares to Damon securities holders pursuant to the Business Combination Agreement by a British Columbia court after a hearing upon the fairness of the terms and conditions of the Business Combination Agreement as required by the exemption from registration provided by Section 3(a)(10) under the Securities Act of 1933, and approval of the listing of the Grafiti Common Shares on the Nasdaq Stock Market (“Nasdaq”) under the ticker symbol DMN, after giving effect to the Business Combination.

Upon the consummation of the Business Combination (the “Closing”), both Grafiti Limited (formerly known as Inpixon UK Ltd.), a subsidiary of Grafiti and the Damon Surviving Corporation will be wholly owned subsidiaries of Grafiti, which will adopt a new name as determined by Damon.

Holders of Grafiti Common Shares and warrants, including management of XTI Aerospace that hold Grafiti Common Shares immediately prior to the closing of the Business Combination, are anticipated to retain approximately 18.75% of the outstanding capital stock of the combined company, determined on a fully diluted basis. Damon shareholders are anticipated to hold approximately 81.25% of the combined company, determined on a fully diluted basis. It is anticipated that public trading for the Grafiti Common Shares on the Nasdaq would begin following the consummation of the Business Combination.

Following the signing of the Business Combination agreement, on October 26, 2023, Damon issued a convertible promissory note to XTI Aerospace in an aggregate principal amount of $3.0 million (Note 8) together with the Share purchase Warrants (Note 9) pursuant to a private placement. The convertible promissory note has a 12% annual interest rate, payable in arrears on the maturity date, June 15, 2024. The full principal balance and interest on the convertible promissory note will automatically convert into common shares of Damon upon the public listing of Damon or a successor issuer thereof on a national securities exchange (a “Public Company Event”).

On June 15, 2024, the Company and XTI Aerospace signed a Letter of Agreement amending the maturity date of the notes to September 30, 2024.

3.	SIGNIFICANT ACCOUNTING POLICIES

a)	Use of estimates

The preparation of financial statements in accordance with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of income and expense during the reporting period.

3.	SIGNIFICANT ACCOUNTING POLICIES (continued)

a)	Use of estimates (continued)

The most significant estimates relate to the determination of the fair value of the Company’s common shares, determination of the fair value of stock option grants, and the classification and measurement of Simple Agreements for Future Equity (“SAFEs”), convertible notes and warrants as a financial liability or an equity instrument, and determination of Scientific Research and Experimental Development (“SR&ED”) tax credit recoverable. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, and makes adjustments when facts and circumstances dictate. These estimates are based on information available as at the date of the financial statements; therefore, actual results could differ from those estimates. The Company’s management reviews these estimates and underlying assumptions on an ongoing basis, based on experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. Revisions to estimates are adjusted for prospectively in the period in which the estimates are revised.

b)	Foreign currencies

These financial statements are presented in United States dollars, unless otherwise noted, which is the reporting and functional currency of the Company. Foreign currency transaction gains and losses resulting from or expected to result from transactions denominated in a currency other than the functional currency are recognized in the consolidated statements of operations.

c)	Cash and restricted cash

Cash is comprised of cash and restricted cash. Cash is recorded at cost, which approximates fair value. Cash includes cash held with Canadian financial institutions. The Company’s cash balances exceed those that are federally insured. To date, the Company has not recognized any losses caused by uninsured balances. Restricted cash consists of certificates of deposits on a leased premises.

d)	Property and equipment

Property and equipment are stated at cost, net of accumulated depreciation and accumulated impairment losses, if any. Construction in Progress comprises leasehold improvements and fixturing which are stated at cost less accumulated impairment losses. Equipment comprises computer equipment, tools and office equipment. Depreciation and amortization are calculated using the straight-line method over the lease term for right-of-use assets and the estimated useful lives of the assets other than right-of-use assets.

Depreciation is calculated using the following methods and terms:

Equipment: Computer equipment	Straight-line	3.33 years
Equipment: Tools	Straight-line	5 years
Equipment: Office equipment	Straight-line	5 years
Leasehold Improvements	Straight-line	life of lease
Right-of-use assets	Straight-line	life of lease

3.	SIGNIFICANT ACCOUNTING POLICIES (continued)

d)	Property and equipment (continued)

An item of equipment is derecognized upon disposal or when no future economic benefits are expected from its use. Any gain or loss arising from derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying value of the asset) is included in the statement of operations in the period the asset is derecognized. The assets’ residual values, useful lives and methods of depreciation are reviewed at each reporting date, and adjusted prospectively, if appropriate.

e)	Long term prepayment

Long term prepayment relates to prepayment for tenant improvements of Surrey manufacturing facility lease property that were paid prior to the commencement of the lease on September 29, 2022.

f)	Leases

The Company enters into contractual arrangements for the utilization of certain non-owned assets. These principally relate to property for the Company’s offices, planned manufacturing plant, equipment and vehicles which have varying terms including extension and termination options. The determination of whether an arrangement is, or contains, a lease is based on the substance of the arrangement at inception and whether the arrangement is to be fulfilled through the use of a specific asset or assets, or whether the arrangement conveys a right to use the asset. Leases are classified as either operating or finance leases at lease inception, depending on the transfer of risks and rewards of ownership, along with other criteria such as the transfer of ownership to the lessee, purchase options, or percentage of economic life of leased asset. This lease classification is not revised unless there is a modification to the lease agreement. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the consolidated statements of operations.

The Company recognizes a right-of- use asset and lease liability at lease commencement based on the present value of lease payments over the lease term. The Company generally uses its incremental borrowing rate as the discount rate as most of the Company’s lease arrangements do not provide an implicit borrowing rate. The incremental borrowing rate reflects the rate of interest that the Company would have to pay to borrow the funds necessary to obtain an asset of similar value in a similar economic environment with similar terms and conditions.

For operating leases, fixed lease payments are recognized on a straight-line basis over the lease term. The Company has lease agreements with lease and non-lease components and has elected to utilize the practical expedient to account for lease and non-lease components together as a single combined lease component. Certain lease agreements include variable lease payments that depend on an index, as well as payments for non-lease components, such as common area maintenance, and certain pass-through operating expenses such as real estate taxes and insurance. In instances where these payments are fixed, they are included in the measurement of our lease liabilities, and when variable, are excluded and recognized in the period in which the obligations for those payments are incurred. The Company’s leases do not contain any material residual value guarantees or payments under purchase and termination options.

3.	SIGNIFICANT ACCOUNTING POLICIES (continued)

f)	Leases (continued)

Lease terms are initially determined as the non-cancellable period of a lease adjusted for options to extend or terminate a lease that are reasonably certain to be exercised. Lease liabilities are subsequently measured at amortized cost using the effective interest method.

Right of use assets are carried at cost less accumulated amortization, impairment losses, and any subsequent remeasurement of the lease liability. Initial cost comprises the lease liability adjusted for lease payments at or before the commencement date, lease incentives received, initial direct costs and an estimate of restoration costs.

The Company has elected not to present short-term leases on the consolidated balance for leases that have lease terms of 12 months or less and do not contain purchase options or renewal terms that the Company is reasonably certain to exercise. The lease expense related to those short-term leases is recognized on a straight-line basis over the lease term.

The Company subleases one of its office spaces to third parties, which does not relieve the Company of its primary lease obligations with the lessor (the “headlease”). This sublease is classified as an operating lease, and therefore the Company continues to account for the headlease as it did before the commencement of the sublease. Sublease income is presented within the same category of operating expenses as the underlying headlease expenses on the consolidated statements of operations. If the lease cost of the term of the sublease exceeds the Company’s anticipated sublease income for the same period, the Company assesses the right-of-use asset associated with the head lease for impairment under the long-lived asset impairment provisions of ASC 360.

g)	Current and deferred income taxes

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, the Company determines deferred tax assets and liabilities on the basis of the differences between the financial statement and tax bases of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

The Company recognizes deferred tax assets net of a valuation allowance to the extent it believes that these assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. If the Company determines that it would be able to realize its deferred tax assets in the future in excess of their net recorded amount, the Company would make an adjustment to the deferred tax asset valuation allowance, which would reduce the provision for income taxes.

3.	SIGNIFICANT ACCOUNTING POLICIES (continued)

g)	Current and deferred income taxes (continued)

The Company records uncertain tax positions in accordance with ASC 740 – Income Taxes on the basis of a two-step process in which (1) it determines whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, the Company recognizes the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority. The Company has determined that its tax returns do not include uncertain tax positions.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2024 and 2023.

h)	Share capital

Common shares are classified as equity. Incremental costs directly attributable to the issuance of common shares and stock options are recognized as a deduction from equity. Share issue costs incurred in advance of share subscriptions are recorded as non-current deferred assets. Share issue costs related to uncompleted share subscriptions are expensed in the period they are incurred.

Preferred shares are classified as equity. Incremental costs directly attributable to the issuance of preferred shares are recognized as a deduction from equity. Share issue costs incurred in advance of share subscriptions are recorded as non-current deferred assets. Share issue costs related to uncompleted share subscriptions are expensed in the period they are incurred.

i)	Stock-based compensation

The Company measures and records the expense related to stock-based payment awards based on the fair value of those awards as determined on the date of grant. The Company recognizes stock-based compensation expense over the requisite service period of the individual grant, generally equal to the vesting period and uses the straight-line method to recognize stock-based compensation. For stock options with performance conditions, the Company records compensation expense when it is deemed probable that the performance condition will be met.

The Company uses a contemporaneous valuation model, the Black-Scholes-Merton (“Black-Scholes”) option-pricing model to determine the estimated fair value of stock option awards. The Black-Scholes option-pricing model requires the use of the Company’s share price estimates on the date of grant as well as highly subjective and complex assumptions, which determine the fair value of stock-based awards, including the option’s expected term and the price volatility of the underlying stock.

3.	SIGNIFICANT ACCOUNTING POLICIES (continued)

j)	Financial instruments

Financial assets

Financial assets comprise of cash, restricted cash and accounts receivable. The Company classifies its financial assets in the following categories: at fair value through statement of operations (“FVTPL”) or at amortized cost. The classification is largely driven by the specific type of instrument but also depends on the Company’s business model for managing the financial assets and terms of the related cashflow. Management determines the classification of its financial assets at initial recognition.

Financial assets carried at FVTPL are initially recorded at fair value and transaction costs are expensed in the consolidated statements of operations. Realized and unrealized gains and losses arising from changes in the fair value of the financial assets held at FVTPL are included in the consolidated statements of operations in the period in which they arise. There are no financial assets held at FVTPL as of June 30, 2024 and 2023.

Financial assets at amortized cost are initially recognized at fair value and subsequently carried at amortized cost less any impairment. Transaction costs are netted against financial assets and are accounted for using the effective interest method. They are classified as current assets or non-current assets based on their maturity date. The Company’s financial assets carried at amortized cost include cash, and receivables.

Financial assets are derecognized when they mature or are sold and substantially all the risks and rewards of ownership have been transferred.

Financial liabilities

Financial liabilities include convertible debt and other interest-bearing debt, accounts payable and accrued liabilities, customer deposits, lease liabilities. The Company classifies its financial liabilities into categories, depending on the purpose for which the liability was incurred. The Company’s accounting policy for each category is as follows:

●	FVTPL - This category comprises derivatives or liabilities acquired or incurred principally for the purpose of selling or repurchasing it in the near term. They are carried in the consolidated balance sheets at fair value with changes in fair value recognized in the consolidated statements of operations. Items measured at FVPTL include financial liabilities convertible to equity. Transaction costs are expensed in the consolidated statements of operations.

●	Amortized cost - This category includes the accounts payable and accrued liabilities, customer deposits, lease liabilities, and debt, all of which are recognized at amortized cost.

●	Fair value option – Under the Fair Value Option Subsections of ASC Subtopic 825-10, Financial Instruments – there is an irrevocable option to report certain financial assets and financial liabilities at fair value on an instrument-by-instrument basis, with changes in fair value reported in the statement of operations. Any changes in the fair value of liabilities resulting from changes in instrument-specific credit risk are reported in other comprehensive income. The change to fair value of financial liabilities and interest accrued are presented as separate line items.

3.	SIGNIFICANT ACCOUNTING POLICIES (continued)

j)	Financial instruments (continued)

Derivative financial instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. The terms of warrants issued by the Company are reviewed to determine whether they contain terms that result in the warrants being classified as derivative liabilities for accounting purposes. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and then is revalued at each reporting date, with changes in fair value reported in the consolidated statements of operations. The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks.

Other equity-linked instruments

Other equity linked securities include warrants, convertible debt and SAFEs. The Company relies on the guidance provided by ASC 480 - Distinguishing Liabilities from Equity, to classify certain redeemable and/or convertible equity-linked instruments. The Company first determines whether a financial instrument should be classified as a liability. The Company will determine the liability classification if the financial instrument is mandatorily redeemable, or if the financial instrument, other than outstanding shares, embodies a conditional obligation that the Company must or may settle by issuing a variable number of its equity shares. Once the Company determines that a financial instrument should not be classified as a liability, the Company determines whether the financial instrument should be presented between the liability section and the equity section of the consolidated balance sheets. The Company will determine temporary equity classification if the redemption of the financial instrument is outside the control of the Company (i.e., at the option of the holder). Otherwise, the Company accounts for the financial instrument as permanent equity. The Company records its financial instruments classified as liability, temporary equity or permanent equity at issuance at the fair value, or cash received. The Company records its financial instruments classified as liabilities at their fair value at each subsequent measurement date. The changes in fair value of these financial instruments are recorded as other expense/income.

Warrants

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded as liabilities at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations.

3.	SIGNIFICANT ACCOUNTING POLICIES (continued)

j)	Financial instruments (continued)

Warrants (continued)

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board Accounting Standards Codification ASC 480 - Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815 - Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For financial liabilities issued with detachable share purchase warrant, at inception, the proceeds from the issuance of the financial instruments were allocated between the host instrument and the share purchase warrants based on the residual method.

Convertible Debt

Upon the issuance of convertible debt, including convertible promissory notes, the Company evaluates embedded conversion features within convertible debt to determine whether the embedded conversion feature(s) should be bifurcated from the host instrument and accounted for as a derivative at fair value with changes in fair value recorded in the combined consolidated statements of operations.

The equity component, if any, is treated as a discount on the liability component of the convertible debt, which is amortized over the term of the convertible debt using the effective interest rate method. When it has been determined an instrument does not have an equity component, the Company may elect to account for the instrument at fair value with changes in fair value recorded in the combined consolidated statements of operations, except with respect to changes in value caused by changes in the Company’s own credit risk.

SAFEs

The Company accounts for a SAFE as a liability at fair value and adjusts the instrument to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until a triggering event, equity financing or a liquidity/dissolution occurs, and any change in fair value is recognized in the Company’s statements of operations.

3.	SIGNIFICANT ACCOUNTING POLICIES (continued)

k)	Revenue recognition

Revenues are recognized when control of the promised goods or services are transferred to a customer in an amount that reflects the consideration that the Company expects to receive in exchange for those services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its arrangements:

●	identify the contract with a customer,

●	identify the performance obligations in the contract,

●	determine the transaction price,

●	allocate the transaction price to performance obligations in the contract, and

●	recognize revenue as the performance obligation is satisfied.

For the years ended June 30, 2024, 2023 and 2022, the Company did not recognize any revenue. The Company did however receive cash deposits.

l)	Customer deposits

The Company accepts reservation of the motorcycles that include cash deposit placed by a potential customer. The deposits serve to prioritize orders when the motorcycles become available for delivery. Customers making deposits are not obligated to purchase motorcycle and may request return of their deposit any time up. The Company records such advance deposits as a liability and defers the related revenue recognition until delivery of the motorcycle occurs.

m)	Government grants

Government grants are recognized when the Company has reasonable assurance that it has complied with the relevant conditions of the grant and that it will be received. The Company recognizes the grants that compensate the Company for expenses incurred against the financial statement line item that it is intended to compensate.

n)	Impairment of long-lived assets

The Company assesses long-lived assets for impairment in accordance with the provisions of Financial Accounting Standards Board ASC 360 - Property, Plant and Equipment. Long-lived assets (asset group), such as property and equipment as well as intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted future cash flows expected to result from the use and eventual disposition of the asset. The amount of impairment loss, if any, is measured as the difference between the carrying value of the asset and its estimated fair value. Fair value is determined through various valuation techniques, including discounted cash flow models, quoted market value, as considered necessary.

The Company ceased the use of the Surrey manufacturing facility lease on December 14, 2022 and recognized an impairment loss on the right-of-use asset and construction work in progress equal to its carrying value of $8,997,858 and $249,971 respectively (Note 17) in the statements of operations for the second quarter ended December 31, 2022.

3.	SIGNIFICANT ACCOUNTING POLICIES (continued)

n)	Impairment of long-lived assets (continued)

On January 3, 2023, the Company subleased its office and operating premises at 708 Powell Street (“708 Powell”) to a third party for the remaining term of the lease. The sublease arrangement triggered an impairment assessment of the right-of-use asset of $175,397 and leasehold improvements of $48,050, and, as a result, the Company recorded an asset impairment totalling $223,447 (Note 17) in the statements of operations for the third quarter ended March 31, 2023.

On April 26, 2024, the Company entered into a release agreement with landlord of 708 Powell Street to terminate the lease, settle the amount owing and release Damon of all further obligation and right to the leased property. As a result, the Company recorded a net gain on release of lease obligation of $42,297 (Note 18) in the statements of operations for the year ended June 30, 2024.

o)	Loss per share

Basic loss per share is computed by dividing the net loss, less accrued dividends on any outstanding preferred stock, by the weighted average number of common shares outstanding for the period. Diluted loss per share calculations reflects the assumed exercise of all dilutive employee stock options and warrants and the conversion of any outstanding convertible preferred shares or notes payable that are-in-the-money, applying the as-if-converted method.

The preferred shares meet the definition of a participating security, and the two-class method is required. For any periods in which earnings are recognized, the earnings will be allocated between the common shares and the preferred shares on a six-to-one basis. For any periods in which losses are recognized, no effect is given to the preferred shares as they do not contractually participate in the losses of the Company.

For the years ended June 30, 2024, 2023 and 2022, the Company’s basic loss per share is computed using the two-class method, and the Company’s diluted loss per share is computed using the more dilutive of the treasury stock method or two-class method.

When the Company is in a loss position, all potential share issuances on the exercise of stock options or warrants and the conversion of any preferred shares or convertible notes payable are anti-dilutive and the diluted loss per share is the same as the basic loss per share. Potentially dilutive items outstanding as of June 30, 2024 and 2023 include preferred shares, stock options, SAFE, convertible notes and share purchase warrants.

The following table summarizes the number of common shares and common share equivalents excluded from the calculation of diluted net loss per common share for the years ended June 30, 2024 and 2023:

	June 30, 2024	June 30, 2023

Preferred shares	35,111,034	27,809,460
Stock options	9,253,467	10,138,537
SAFE	1,276,857	1,054,294
Convertible promissory notes	15,300,585	6,231,812
Share purchase warrants	5,658,105	950,153
	66,600,048	46,184,256

3.	SIGNIFICANT ACCOUNTING POLICIES (continued)

p)	Research and development

Research and development costs that do not meet the criteria for capitalization are expensed as incurred. Research and development expenses include compensation, employee benefits, and stock-based compensation for technology developers and product management employees as well as fees paid to outside consultants and software costs for the Company’s proprietary technology. The Company is eligible for government grant and tax credits. The Company accounts for these credits as a reduction to research and development costs and will recognize these claims when it is probable that the expense incurred qualify for the government grant claim and that the Company has complied with all the conditions to realize the claim. Otherwise, the recognition of government grant claim would be deferred until the recognition criteria are satisfied.

q)	General and administrative

General and administrative expenses include compensation, employee benefits, and stock-based compensation for executive management, finance administration and human resources, facility costs (including rent), bad debt costs, professional service fees, and other general overhead costs including depreciation on corporate assets.

r)	Sales and marketing

Costs associated with the Company’s advertising are expensed as incurred and are included in sales and marketing expenses. The advertising expenses incurred for the year ended June 30, 2024 and 2023 are not material.

s)	Transaction costs

The Company recognized transaction costs related to Business Combination with XTI Aerospace, and the professional fees related to the public listing for the year ended June 30, 2024. For the year ended June 30, 2023, the Company incurred and recognized transaction costs and professional fees related to deSPAC.

t)	Reclassifications

Certain prior period amounts in the consolidated financial statements and notes thereto have been reclassified to conform to current period presentation. These reclassifications did not impact the previously reported net income (loss), stockholders’ equity or cash flows. The nature and impact of the reclassifications are explained below:

●	The Company has reclassified transaction costs from general and administrative expenses to a separate line in the consolidated statements of operations in the amount of $942,187 and nil for the year ended June 30, 2023 and 2022 respectively.

●	The Company has amended the disclosure of preferred shares in Note 12 to present the number of preferred shares issued and outstanding for each issued series which was previously disclosed as a total number of preferred shares issued and outstanding.

●	The Company has made certain other reclassifications to the comparative amounts and disclosures in the notes to the consolidated financial statements to conform to current year presentation.

3.	SIGNIFICANT ACCOUNTING POLICIES (continued)

u)	Recent accounting pronouncements not yet adopted

In July 2023, the FASB issued ASU 2023-03, “Presentation of Financial Statements (Topic 205), Income Statement - Reporting Comprehensive Income (Topic 220), Distinguishing Liabilities from Equity (Topic 480), Equity (Topic 505), and Compensation - Stock Compensation (Topic 718)”, which updates codification on how an entity would apply the scope guidance in paragraph 718-10-15-3 to determine whether profits interest and similar awards should be accounted for in accordance with Topic 718, Compensation—Stock Compensation. The effective date of this update is for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. The Company is currently assessing potential impacts of ASU 2023-03 and does not expect the adoption of this guidance will have a material impact on its consolidated financial statements and disclosures.

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures”, which amends the disclosure to improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses on an annual and interim basis for to enable investors to develop more decision-useful financial analyses. All public entities will be required to report segment information in accordance with the new guidance starting in annual periods beginning after December 15, 2023. The Company is currently assessing potential impacts of ASU 2023-06 and does not expect the adoption of this guidance will have a material impact on its consolidated financial statements and disclosures as disclosed in Note 21.

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures”, which amends the disclosure to address investor requests for more transparency about income tax information through improvements to income tax disclosures primarily related to the rate reconciliation and income taxes paid information and includes certain other amendments to improve the effectiveness of income tax disclosures. For entities other than public business entities, the requirements will be effective for annual periods beginning after December 15, 2025. The guidance will be applied on a prospective basis with the option to apply the standard retrospectively. Early adoption is permitted. The Company is currently assessing potential impacts of ASU 2023-09 and does not expect the adoption of this guidance will have a material impact on its consolidated financial statements and disclosures and the Company is in a loss position and not incurring any tax expenses.

v)	Adoption of recent accounting pronouncements

Effective July 1, 2021, the Company adopted ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which modifies ASC 740 to reduce complexity while maintaining or improving the usefulness of the information provided to users of financial statements. Adoption of this standard did not materially affect the Company’s financial statements.

3.	SIGNIFICANT ACCOUNTING POLICIES (continued)

v)	Adoption of recent accounting pronouncements (continued)

In August 2020, the FASB issued ASU No. 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies an issuer’s accounting for convertible instruments by reducing the number of accounting models that require separate accounting for embedded conversion features. ASU 2020-06 also simplifies the settlement assessment that entities are required to perform to determine whether a contract qualifies for equity classification and makes targeted improvements to the disclosures for convertible instruments and earnings-per-share (EPS) guidance. ASU 2020-06 is effective for annual reporting periods beginning after December 15, 2023 for smaller reporting companies as defined by the SEC. Early adoption is allowed under the standard with either a modified retrospective or full retrospective method. The Company early adopted ASU 2020-06 on July 1, 2022 using the modified retrospective method. At the date of adoption, the ASU did not impact the Company’s financial position, results of operations or cash flows. The Company elected the fair value option to account for its convertible promissory notes that were issued as at June 30, 2023 and June 30, 2024, see note 3(j) above for the accounting policy and Note 8 for the underlying terms and required fair value disclosures.

4.	PROPERTY AND EQUIPMENT, NET

	Construction in Progress	Equipment and leasehold improvements	Operating lease right- of-use asset	Financing lease right- of-use asset	Total
	$	$	$	$	$
Cost
Balance, June 30, 2022	249,971	1,196,720	1,871,198	259,211	3,577,100
Additions	-	4,811	9,865,904	-	9,870,715
Impairment	(249,971)	(70,236)	(9,378,203)	-	(9,698,410)
Balance, June 30, 2023	-	1,131,295	2,358,899	259,211	3,749,405
Impairment	-	-	(572,171)	-	(572,171)
Balance, June 30, 2024	-	1,131,295	1,786,728	259,211	3,177,234

Accumulated depreciation
Balance, June 30, 2022	-	217,000	533,371	72,436	822,807
Depreciation	-	322,710	779,091	47,865	1,149,666
Impairment	-	(22,186)	(204,948)	-	(227,134)
Balance, June 30, 2023	-	517,524	1,107,514	120,301	1,745,339
Depreciation	-	256,977	542,496	46,447	845,920
Impairment	-	-	(552,445)	-	(552,445)
Balance, June 30, 2024	-	774,501	1,097,565	166,748	2,038,814

Carrying amount
Balance, June 30, 2023	-	613,771	1,251,385	138,910	2,004,066
Balance, June 30, 2024	-	356,794	689,163	92,463	1,138,420

4.	PROPERTY AND EQUIPMENT, NET (continued)

During the year ended June 30, 2024, the Company incurred rent expense, included in general and administrative expense in the consolidated statements of operations of $542,496 (2023 – $779,091, 2022 – $309,566) which is included in the above note under depreciation.

On December 14, 2022, the Company entered into a conditional surrender agreement for the Surrey manufacturing facility and recognized an impairment loss on the right-of-use asset and construction work in progress equal to its carrying value of $8,997,858 and $249,971, respectively (Note 17). This amount is included in expenses in the statements of operations for the second quarter ended December 31, 2022.

On January 3, 2023, the Company subleased 708 Powell to a third party for the remaining term of the lease. The sublease arrangement triggered impairments of the right-of-use asset of $175,397 and leasehold improvements of $48,050, respectively (Note 17), and, as a result, the Company recorded an asset impairment totalling $223,447 in the statements of operations for the third quarter ended March 31, 2023.

The Company signed a full surrender agreement with the landlord and lessor of Surrey manufacturing facility (“Lessor”) and the surrender agreement was effective as of June 30, 2023. As of June 30, 2023 the carrying value of the lease liability was $8,208,714. Under this agreement, the Company reached a final and full settlement with Lessor to fully surrender the property, settling all outstanding amount owing for a consideration made up of cash consideration of $566,465 (CAD$749,998) payable in 7 instalments, $375,000 convertible promissory note (Note 8), forfeiture of standby letter of credit $1,100,248 (CAD$1,469,710) and payment of GST owing for tenant improvements ($185,529). For the year ended June 30, 2023, the Company recorded a gain of $6,167,001 (Note 18) from the final settlement and abandonment of the lease. As a result of the asset impairment noted above, the Company recorded a net loss on termination of the Surrey manufacturing facility of $3,080,828 (Note 18) for the year ended June 30, 2023.

On April 26, 2024, the Company signed a release of the 708 Powell lease to surrender the lease. This resulted in the Company recognising a net loss on termination of $42,297 (Note 18) in the statements of operations for the year ended June 30, 2024.

Refer to Note 11 for contingencies related to the settlement agreement.

5.	ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

	June 30, 2024	June 30, 2023
	$	$
Accounts payable	3,172,403	3,882,928
Accrued wages	1,408,358	827,828
Accrued liabilities and other payables	1,343,360	2,395,525
	5,924,121	7,106,281

As at June 30, 2024, $220,526 (June 30, 2023 - $458,209) was related to severance and included in accrued wages.

5.	ACCOUNTS PAYABLE AND ACCRUED LIABILITIES (continued)

Included in accrued liabilities and other payables is amount owing for the surrender and settlement of lease of Surrey manufacturing facility (Note 6) of $237,452 as of June 30, 2024 (June 30, 2023 - $566,465). On April 29, 2024 the Company requested payment deferment of the instalment payment due on March 1, 2024 and May 1, 2024 respectively (Note 18) to July 1, 2024. On June 6, 2024, the Lessor agreed to further defer the payments due on July 1, 2024 to be paid on or before September 30, 2024.

On March 26, 2024, the Company entered into a Settlement of Debt agreement to settle the amount owing for directors’ fees and consulting fees of $55,724 and $32,667, respectively included in accrued liability amount above by issuing convertible promissory notes in the amount of $88,391 (Note 8) and 32,302 common share purchase warrants (Note 9) to the debtholders in full settlement of the amount owing. The Company analyzed the settlement as an extinguishment and compared the net carrying value of the debt being extinguished to the fair value of the convertible promissory notes and share purchase warrants issued and accounted for the loss on settlement of the debt (Note 8) in the statements of operations.

On May 1, 2024, the Company entered into a Settlement of Debt agreement to settle the directors’ fees owing to former directors of $76,228 by issuing convertible promissory notes with aggregate value of $76,228 and 27,857 common share purchase warrants (Note 9) to the debtholders in full settlement of the amount owing. The Company analyzed the settlement as an extinguishment and compared the net carrying value of the debt being extinguished to the fair value of the convertible promissory notes and share purchase warrants issued and accounted for the loss on settlement of the debt (Note 8) in the statements of operations.

6.	LEASES

Operating leases

On September 1, 2019, the Company entered into a lease for its office and operating premises at 708 Powell Street, Vancouver, British Columbia, Canada for a period of five years. The incremental borrowing rate was estimated to be 12% and the remaining lease term as at June 30, 2023 is 1.2 years. On January 3, 2023, the Company subleased 708 Powell to a third party for the remaining term of the lease. Under the sublease arrangement, the Company is not relieved of its primary obligation under the headlease, therefore, the headlease and sublease is accounted separately. The sublease triggers an impairment assessment of the headlease and as a result, the Company recorded an asset impairment of $175,397 (Note 4) and leasehold improvements of $48,050, and, as a result, the Company recorded an asset impairment totalling $223,447 (Note 17) in the statements of operations for the year ended June 30, 2023. Following the impairment assessment, the headlease continued to be recognized as a single lease cost but will no longer be recognized on a straight-line basis. The sublease is recorded as an operating lease and the Company recorded rental income on the operating lease for the year ended June 30, 2024 of $195,821 (2023 - $44,436, 2022 - nil). Subsequently, on April 26, 2024, the Company signed a release of the 708 Powell lease to surrender the lease and recorded a net loss on termination of $42,297 (Note 18) in the statements of operations for the year ended June 30, 2024.

On July 1, 2021, the Company entered into a two-year lease agreement on a 3,360 square foot office and warehouse facility located in San Rafael, California, USA with a commencement date of August 1, 2021. The incremental borrowing rate was estimated to be 12% and this lease has lapse as at June 30, 2024.

On July 5, 2021, the Company began its fixturing period on a 15,707 square foot office facility in Vancouver, British Columbia, Canada with a lease commencement date of September 1, 2021. The incremental borrowing rate was estimated to be 12% and the remaining term on this sublease as at June 30, 2024 is 1.9 years.

6.	LEASES (continued)

Operating leases (continued)

On July 15, 2021, the Company entered into a 10-year lease agreement on a 109,820 square foot manufacturing plant in Surrey, British Columbia, Canada (“Surrey manufacturing facility”) and the incremental borrowing rate was estimated to be 14.2%. In the agreement, the Company has two (2) options to renew the Lease for a period of five (5) years each, but the renewal terms were not incorporated in capitalization of right-of-use asset and lease liability as the probability of the Company renewing the lease is very low. As part of the lease agreement, the Company and the Lessor mutually agreed for the Lessor to perform lessor-owned Tenant Improvements on the property which was capitalized as part of the right-of-use asset upon the lease commencement date. On July 15, 2021 the Company amended the termination right of the lease agreement giving the tenant the sole discretion to terminate the lease at any time after the 7th year of the lease, revising the non-cancellable term of the lease to 7-years. On September 29, 2022, the Lessor delivered notice of possession to allow the Company to begin fixturing.

On December 14, 2022, the Company entered into conditional surrender of the Lease agreement to surrender the leased property due to change in corporate direction but does not release the Company of the lease obligation. As a result, the Company impaired the right-of-use assets to its $nil recoverable amount and recorded an asset impairment of $8,997,858 (Note 17) for the year ended June 30, 2023.

The Company signed a full surrender agreement with the Lessor and the surrender agreement was effective as at June 30, 2023. As at June 30, 2023 the carrying value of the lease liability was $8,208,714 (Note 18). Under this agreement, the Company reached a final and full settlement with Lessor to fully surrender the property, settling all outstanding amount owing for a consideration made up of cash consideration of $566,465 (CAD$749,998) payable in 7 instalments, $375,000 convertible promissory notes (Note 8), forfeiture of standby letter of credit $1,100,248 (CAD$1,469,710) and payment of GST owing for tenant improvements ($185,529). As a result, the Company recorded a gain of $6,167,001 (Note 18) from the final settlement and abandonment of the lease for the year ended June 30, 2023.

On September 12, 2022, the Company entered into a two year and four months lease agreement on a 18,110 square foot office and warehouse facility located in San Rafael, California, USA with a commencement date of October 1, 2022. The incremental borrowing rate was estimated to be 12% and the remaining lease term as at June 30, 2024 is 0.6 year.

Finance leases

On June 1, 2021, the Company entered into a lease for camera equipment for a period of 36 months. The incremental borrowing rate was estimated to be 12% and the lease has lapse as at June 30, 2024.

On June 22, 2021, the Company entered into a lease for a vehicle for a period of 60 months. The incremental borrowing rate was estimated to be 4.89% and the remaining lease term as at June 30, 2024 is 1.9 years.

6.	LEASES (continued)

Presentation

The lease liability in connection with operating and finance leases are included in lease liabilities and current portion of lease liabilities on the consolidated balance sheets as follows:

	Operating lease	Finance leases	June 30, 2024
	$	$	$
Non-current portion of lease liabilities	235,492	177,403	412,895
Current portion of lease liabilities	443,519	7,141	450,660
Total lease liabilities	679,011	184,544	863,555

	Operating lease	Finance leases	June 30, 2023
	$	$	$
Non-current portion of lease liabilities	621,325	190,774	812,099
Current portion of lease liabilities	740,486	12,363	752,849
Total lease liabilities	1,361,811	203,137	1,564,948

The right-of-use assets in connection with leases are included under property and equipment on the consolidated balance sheets and are separately disclosed in Note 4.

The following lease costs are included in the consolidated statements of operations:

	Year ended June 30,
	2024	2023	2022
	$	$	$
Finance lease costs:
Amortization of right-of-use assets	46,447	47,868	58,683
Interest on lease liability	9,499	10,606	12,435
Operating lease costs	587,677	506,592	476,357
Rental Income	(152,729)	(44,436)	-
Total lease costs	490,894	520,630	547,475

6.	LEASES (continued)

The future payments due under operating and finance leases as at June 30, 2024 is as follows:

	Operating lease	Finance leases	Total
	$	$	$
Undiscounted lease payments:
2025	490,963	15,942	506,905
2026	247,528	185,159	432,687
Total undiscounted lease payments	738,491	201,101	939,592
Discount	(59,480)	(16,557)	(76,037)
Lease liabilities	679,011	184,544	863,555

7.	DEBT

	SR&ED financing	Promissory note	Senior secured promissory note	Total
	$	$	$	$
Balance, July 1, 2022	-	-	-	-
Funds advanced	1,152,413	728,332	-	1,880,745
Interest accrued, net of capitalized interest paid	133,649	5,990	-	139,639
Deferred financing fee	(11,524)	-	-	(11,524)
Accretion	11,058	-	-	11,058
Foreign exchange adjustment	(33,784)	27,391	-	(6,393)
Repayment of principal	(155,975)	-	-	(155,975)
Balance, June 30, 2023	1,095,837	761,713	-	1,857,550
Promissory notes issued as settlement and payment of professional fees owing	-	542,753	-	542,753
Funds advanced	-	-	550,000	550,000
Foreign exchange adjustment	(45,612)	(14,030)	-	(59,642)
Interest paid, net of interest capitalized	(133,686)	33,658	603	(99,425)
Repayment of principal	(916,539)	-	-	(916,539)
Debt settled via issuance of convertible promissory notes and common share purchase warrants (Note 8)	-	(775,208)	-	(775,208)
Balance, June 30, 2024	-	548,886	550,603	1,099,489

SR&ED financing

The Company entered into a secured Scientific Research and Experimental Development (“SR&ED”) loan agreement dated December 20, 2019 for SR&ED financing. The SR&ED loan accrues interest at a rate of 13% per annum, requires a 1% advance fee for each drawdown, and matures twelve months after the fiscal year in which the advance was made. Due to the delays caused by the Canada Revenue Agency (“CRA”) audit process, the maturity date has been extended from September 30, 2023 to November 30, 2023.

7.	DEBT (continued)

SR&ED financing (continued)

The Company’s SR&ED loan agreement was secured against future SR&ED tax credit refunds expected to be received from year-end tax returns for 2022 submitted to CRA. On October 26, 2023, the Company received its 2022 SR&ED tax credit refund amount of $1,107,464 (CAD$1,466,282 made up of CAD$1,403,514 in investment tax credit refund and CAD$62,768 refund interest). Following the refund of the tax credit, the Company repaid in full the SR&ED loan and the accrued interest. In addition, on December 15, 2023, the Company received 2023 SR&ED tax credit refund of $1,065,756 (CAD$1,461,087).

Promissory note

On March 13, 2023, the Company issued an unsecured promissory note to arms-length parties with principal amount of $728,332 (CAD$1,000,000). The promissory note accrued simple interest of 18% per annum, payable in arrears quarterly. Any outstanding principal amount and any accrued and unpaid interest then outstanding is due and payable on the earlier of (i) the first anniversary of the issuance date; or (ii) the date of closing of a transaction effected by the Company in which the Company issues and sells equity securities, with the principal purpose of raising capital, for aggregate gross proceeds of at least $10,000,000.

On March 12, 2024, the Company entered into a Settlement of Debt agreement to settle the outstanding principal amount of CAD$1,000,000 and the interest owing of CAD$44,754 by issuing convertible promissory notes with an aggregate principal amount of $775,208 (Note 8) and 283,294 common share purchase warrants (Note 9). The Company analyzed the settlement as an extinguishment and compared the net carrying value of the debt being extinguished to the fair value of the convertible promissory notes and share purchase warrants issued and accounted for the loss on settlement of the debt (Note 8) in the statements of operations.

On April 16, 2024, the Company signed an agreement to issue as payment and settlement of professional fees owing, a promissory note in the aggregate amount of $542,753 with interest rate at 5.5% per annum in favour of Wilson Sonsini Goodrich & Rosati Professional Corporation. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder shall be due and payable on the earliest of (i) September 1, 2024; (ii) the closing of a Debt Financing or Equity Financing; (iii) the closing of a Change of Control transaction; (iv) the Company becomes cash flow positive and is in a position to make payment on the outstanding invoices; or (v) upon the occurrence of an Event of Default. If all unpaid principal and accrued interest shall not be paid when otherwise due, the interest rate per annum on the note shall increase from 5.5% per annum to 7% per annum.

Senior secured promissory note

On June 26, 2024, the Company issued senior secured promissory note (“Secured Note”) in the aggregate amount of $550,000 as of June 30, 2024 (up to an aggregate principal amount of $1,000,000) with interest rate at 10.0% per annum in favour of Grafiti Holding Inc. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder shall be due and payable on the earliest of (i) December 31, 2024; (ii) upon the occurrence of an Event of Default; (iii) within three Business Days (as defined in the BCA) following termination of the BCA by Borrower or Lender pursuant to Section 9.1(b) of the BCA or by Lender pursuant to Section 9.1(d) of the BCA. The Secured Note is secured by substantially all of the assets of the Company.

The weighted average interest rate on the debt is 7.8% as of June 30, 2024 (2023 – 14.9%).

8.	CONVERTIBLE NOTES

Amount
$
Balance, July 1, 2022	-
Funds advanced	11,220,000
Convertible note issued in settlement of lease obligation (Note 6)	375,000
Warrant bifurcated (Note 9)	(254,000)
Interest accrued	512,183
Changes in fair value of financial liabilities	2,874,000
Balance, June 30, 2023	14,727,183
Funds advanced	11,549,945
Convertible note issued for settlement of debt (see below)	1,308,441
Warrant bifurcated classified as liability (Note 9)	(1,086,240)
Warrant bifurcated classified as equity	(674,034)
Interest accrued, net of capitalized interest paid	1,793,574
Changes in fair value of financial liabilities	13,011,887
Balance, June 30, 2024	40,630,756

Between October and November 2022, the Company issued three convertible promissory notes (“Tranche 1”) to arms-length parties with an aggregate principal amount of $5,700,000 at valuation cap of $350,000,000 and interest rate of 8% per annum, payable in arrears on July 1, 2023 and on the maturity date, June 30, 2024.

On April 25, 2023, the Tranche 1 convertible notes holder with aggregate principal amount of $700,000 has its terms amended to revise the valuation cap from $350,000,000 to $125,000,000 and revise the interest rate from 8% per annum to 12% per annum, payable in arrears on October 1, 2023. Revised date of October 1, 2023 resulted in deferral of interest payable date by 3 months. The amendment of Tranche 1 on April 25, 2023 was determined to be a modification of a financial liability and the changes in fair value before and after modification was recorded to the statements of operations.

Between January to February 2023, the Company issued six convertible promissory notes (“Tranche 2”) to arms-length parties with an aggregate principal amount of $1,020,000 and $100,000 at valuation cap of $150,000,000 and $125,000,000 respectively, with interest rate of 12% per annum, payable in arrears on July 1, 2023 and the maturity date, June 30, 2024. The Tranche 2 convertible notes interest of $51,784 due on July 1, 2023 was not paid as of the date of this report and the Company is in negotiation to include the interest due into the investment amount for conversion on closing.

Between April to May 2023, the Company issued four convertible promissory notes (“Tranche 3”) to arms-length parties with an aggregate principal amount of $1,900,000 at valuation cap of $125,000,000 and interest rate of 12% per annum, payable in arrears on October 1, 2023 and on the maturity date, June 30, 2024.

On June 16, 2023, the Company issued five convertible promissory notes (“Tranche 4”) to arms-length parties with an aggregate principal amount of $2,500,000 at valuation cap of $125,000,000 and interest rate of 12% per annum, payable in arrears on the maturity date, June 15, 2024. Any Principal which is not paid when due shall bear interest at the rate of the lesser of (i) 16% per annum and (ii) the maximum amount permitted by the applicable law from the due date thereof until the same is paid. Tranche 4 convertible promissory notes holders were also issued 950,153 common share purchase warrants (Note 9) to subscribe for, and purchase of the Company common shares at the exercise price equal to the quotient of the valuation cap of $125,000,000 and the diluted capitalization at closing date.

8.	CONVERTIBLE NOTES (continued)

On June 30, 2023, as part of the lease settlement (Note 6), the Company issued $375,000 convertible promissory notes ((“Tranche 5”) to the Lessor as part of the consideration to fully surrender the manufacturing facility lease (Note 18). The note is issued at valuation cap of $125,000,000 and interest rate of 12% per annum, payable in arrears on the maturity date, June 30, 2024.

For the year ended June 30, 2024, the Company issued convertible promissory notes (Tranches 6 to 11, Tranches 14 to 16, and Tranche 18) to arms-length parties with an aggregate principal amount of $11,549,945 at valuation cap of $125,000,000 and interest rate of 12% per annum, payable in arrears on the maturity date. For details of the terms and conditions of these Tranches, see table below.

On March 12, 2024, as part of the Settlement of Debt, the Company issued $775,208 convertible promissory notes (“Tranche 12”) to the promissory notes (Note 7) holder in full settlement of the debt owing. The note is issued at a valuation cap of $125,000,000 and interest rate of 12% per annum, payable in arrears on the maturity date, March 11, 2025. As part of the settlement, the Company also issued 283,294 common share purchase warrants to subscribe for, and purchase of the Company common shares. The Company analyzed the settlement as an extinguishment and compared the net carrying value of the debt being extinguished to the fair value of the convertible promissory notes and share purchase warrants issued and accounted for the loss on settlement of the debt (see table below) in the statements of operations.

On March 26, 2024, the Company entered into a Settlement of Debt agreement to settle the amount owing for directors’ fees and consulting fees of $55,724 and $32,667, respectively (Note 5) by issuing convertible promissory notes in the amount of $88,391 (“Tranche 13”) and 32,302 common share purchase warrants (Note 9) to the debtholders in full settlement of the amount owing. The note is issued at a valuation cap of $125,000,000 and interest rate of 12% per annum, payable in arrears on the maturity date, March 25, 2025. The Company analyzed the settlement as an extinguishment and compared the net carrying value of the debt being extinguished to the fair value of the convertible promissory notes and share purchase warrants issued and accounted for the loss on settlement of the debt (see table below) in the statements of operations.

On May 1, 2024, the Company entered into a Settlement of Debt agreement to settle the directors’ fees owing to former directors of $76,228 by issuing convertible promissory notes with aggregate value of $76,228 (“Tranche 17”). The note is issued at valuation cap of $125,000,000 and interest rate of 12% per annum, payable in arrears on the maturity date, April 30, 2025. The Company also issued 27,857 common share purchase warrants to the debt holder to subscribe for, and purchase of the Company common shares. The Company analyzed the settlement as an extinguishment and compared the net carrying value of the debt being extinguished to the fair value of the convertible promissory notes and share purchase warrants issued and accounted for the loss on settlement of the debt (see table below) in the statements of operations.

For details of the terms and conditions of the common share purchase warrants issued, please refer to Note 9.

8.	CONVERTIBLE NOTES (continued)

At inception, the fair value of the convertible notes issued with detachable share purchase warrants were determined and compared to the carrying value of the debt settled. The loss on debt settlement for the year ended June 30, 2024 is accounted in the statements of operations as summarized below:

	Debt settled	Fair value of convertible notes issued	Fair value of warrants issued (Note 9)	Loss on debt settlement
	$	$	$	$
Convertible note issued for settlement of Promissory Note (Note 7)	775,208	1,078,534	343,763	647,089
Convertible note issued for settlement of debt (Note 5)	88,391	122,425	39,197	73,231
Convertible note issued for settlement of debt (Note 5)	76,228	107,482	33,803	65,057
Total	939,827	1,308,441	416,763	785,377

On June 15, 2024 and June 26, 2024, the Company and the convertible promissory note holders entered into a Letter of Agreement amending the maturity of the notes, June 15, 2024 and June 30, 2024, respectively, to mature on September 30, 2024. As such, all the principal and interest payable in arrears is due on the new maturity date, September 30, 2024.

8.	CONVERTIBLE NOTES (continued)

Summary of the convertible notes issued and their key terms are as follows:

Tranche	Date of issuance	Amount issued	Valuation cap		Interest rate		Interest due date	Maturity date
		$	$’ million		%
Tranche 1	October to November 2022	5,700,000	125	(1)	12	%(1)	October 1, 2023(1)(2)	September 30, 2024(7)
Tranche 2	January to February 2023	1,020,000	150		12%		July 1, 2023(2)	September 30, 2024(7)
	February 2023	100,000	125		12%		July 1, 2023(2)	September 30, 2024(7)
Tranche 3	April to May 2023	1,900,000	125		12%		October 1, 2023(2)	September 30, 2024(7)
Tranche 4	June 16, 2023	2,500,000	125		12%		June 15, 2024(3)(4)	September 30, 2024(6)
Tranche 5	June 30, 2023	375,000	125		12%		June 29, 2024	September 30, 2024(7)
Balance, June 30, 2023		11,595,000
Tranche 6	August 10, 2023	1,025,000	125		12%		June 15, 2024(3)(4)	September 30, 2024(6)
Tranche 7	September 13, 2023	1,020,000	125		12%		June 15, 2024(3)(4)	September 30, 2024(6)
Tranche 8	September 26, 2023	2,705,000	125		12%		June 15, 2024(3)(4)	September 30, 2024(6)
Tranche 9	September 30, 2023	200,000	125		12%		September 29, 2024(3)(4)	September 29, 2024
Tranche 10	October 26, 2023	4,275,000	125		12%		June 15, 2024(3)(4)	September 30, 2024(6)
Tranche 11	December 15, 2023	350,000	125		12%		June 15, 2024(3)(4)	September 30, 2024(6)
Tranche 12	March 12, 2024	775,208	125		12%		March 11, 2025(3)(5)	March 11, 2025
Tranche 13	March 26, 2024	88,391	125		12%		March 25, 2025(3)(5)	March 25, 2025
Tranche 14	April 5, 2024	304,945	125		12%		June 15, 2024(3)(4)	September 30, 2024(6)
Tranche 15	April 15, 2024	1,500,000	125		12%		June 16, 2024(3)(4)	September 30, 2024(6)
Tranche 16	April 26, 2024	150,000	125		12%		June 15, 2024(3)(4)	September 30, 2024(6)
Tranche 17	May 1, 2024	76,228	125		12%		April 30, 2025(3)(5)	April 30, 2025
Tranche 18	May 29, 2024	20,000	125		12%		May 28, 2025(3)(5)	May 28, 2025
Balance, June 30, 2024		24,084,772

Note 1 - On April 25, 2023, the Tranche 1 convertible notes with aggregate principal amount of $700,000 has its terms amended to revise the valuation cap from $350,000,000 to $125,000,000 and revise the interest rate from 8% per annum to 12% per annum, payable in arrears on October 1, 2023. On October 11, 2023, the convertible notes holder with aggregate principal amount of $5,000,000 had its terms amended to revise the valuation cap from $350,000,000 to $125,000,000 and the interest rate revised from 8% per annum to 12% per annum, payable in arrears on October 1, 2023.

Note 2 - The Company negotiated to defer payments of convertible debt interest and include the interest amount into the investment amount for conversion on closing date, June 30, 2024. The agreement for the deferment of the interest due on July 1, 2023 for Tranche 2 of $29,264, and on October 1, 2023 for Tranche 1 and Tranche 3 of $76,438 and $100,537, respectively.

Note 3 - Any Principal which is not paid when due shall bear interest at the rate of the lesser of (i) 16% per annum and (ii) the maximum amount permitted by the applicable law from the due date thereof until the same is paid.

Note 4 - Convertible promissory notes holders were also issued common share purchase warrants (Note 9) to subscribe for, and purchase of the Company common shares at the exercise price equal to the quotient of the valuation cap of $125,000,000 and the diluted capitalization at closing date.

Note 5 - Convertible promissory notes holders were also issued common share purchase warrants (Note 9) to subscribe for, and purchase of the Company common shares at the exercise price of $2.7364 per share.

Note 6 - On June 15, 2024, the Company and the convertible promissory note holders entered into a Letter of Agreement amending the maturity of the notes, June 15, 2024, to mature on September 30, 2024.

Note 7 - On June 26, 2024, the Company and the convertible promissory note holders entered into a Letter of Agreement amending the maturity of the notes, June 30, 2024, to mature on September 30, 2024.

The Company may not prepay the principal amount and the accrued and unpaid interest in whole or in part without the written consent of the convertible noteholders. The convertible notes will rank pari passu in right of payment with respect to each other, and all payment to each of the convertible noteholders will be made pro rata among the convertible noteholders based upon the aggregate outstanding principal amount of the convertible promissory note immediately before any such payment.

8.	CONVERTIBLE NOTES (continued)

Conversion events

In the event of a change of control, the convertible noteholders would have the right to either:

●	convert principal and unpaid interest into shares at a conversion price which is lower of (i) the respective valuation cap (for Tranches 4 through 18, the valuation cap is reduced to $93,750,000 if event of default occurs prior to conversion) divided by the diluted capitalization and (ii) discounted conversion price of 75% (with 2.5% increase in discount every 6 months from issuance date for Tranches 1 through 2) multiplied by the price per share ascribed to the common share in the change of control event; or

●	require the Company to repurchase their convertible notes in cash, in whole or in part, at a price equal to 100% of the principal amount of the convertible notes plus accrued and unpaid interest (for Tranches 1 through 3 and at 25% redemption premium for Tranches 4 through 18) thereon to the date of repurchase.

In the event of a qualified financing, which refers to the next transaction after the issue date and before the maturity date in which the Company issues and sells equity securities, with the principal purpose of raising capital (for Tranches 1 through 3) or a Public Company event, convertible notes include automatic mandatory conversion features resulting in the receipt of shares at a conversion price which is lower of (i) the valuation cap (for Tranches 4 through 18), the cap price further reduced to $93,750,000 if event of default occurs prior to conversion) divided by diluted capitalization immediately prior to the event of qualified financing or Public Company event and (ii) the discounted conversion price of 25% (with 2.5% increase in discount every 6 months from issuance date for Tranches 1 through 3) applied to the lowest price paid/offered for equity security subject to a cap price of $125,000,000 multiplied by a price per share of the qualified financing or Public Company event.

Diluted capitalization refers to aggregate number of outstanding common shares immediately prior to the closing or occurrence of a qualified financing, change of control, or Public Company event, as applicable.

In the event that the convertible notes are not converted prior to maturity date, the Company is obligated to settle the convertible notes by paying in cash equivalent to 100% of the convertible notes principal amount and the accrued and unpaid interest.

As the conversion features were not required to be bifurcated and as none of the components of convertible note were required to be classified under equity, the Company made the election to measure the convertible notes subsequently at fair value through profit and loss.

At inception, the proceeds from the convertible notes issued with detachable share purchase warrants for Tranches 4 to 11, Tranches 14 to 16 and Tranche 18 to were determined to be their fair values, were allocated between the convertible notes issued with detachable share purchase warrants based on the residual method. During the year ended June 30, 2024, the Company issued $11,549,945 of convertible notes in Tranches 6 to 11, Tranches 14 to 16 and Tranche 18. The fair value of these convertible notes of $10,463,705 was determined as discussed below and the residual amount of $1,086,240 (Note 9) was allocated to the share purchase warrants classified as derivative liabilities.

8.	CONVERTIBLE NOTES (continued)

Management has determined that due to the complexity of the various embedded features and the short life expected of the notes, it will elect the fair value option under ASC 825-10-1 as the instruments are eligible for the fair value election under ASC 825-10. As a result, the entire convertible promissory note is carried at fair value and the difference between the aggregate fair value and aggregate unpaid principal balance of the convertible notes for the year ended June 30, 2024 totaling $13,011,887 (2023 – $2,874,000, 2022 – nil) are accounted as changes in fair value of financial liabilities in the statements of operations. No amounts were recognized in other comprehensive income as the changes in fair value due to credit risk were nominal.

During the year ended June 30, 2024, the Company expensed $714,297 (2023 – $346,000, 2022 – nil) in transaction costs related to issuance of convertible promissory notes in the consolidated statements of operations.

The convertible notes are valued by management at each measurement date based on the Company’s estimated enterprise value implied by the most comparable transaction and allocating the value to each of the Company’s equity-linked instruments (preferred shares, SAFE agreements, convertible promissory notes, stock options and common shares) based on their respective characteristics and rights. In arriving at the value attributable to each instrument, the Company applies an option pricing model. The Company’s model values the preferred shares, SAFEs, convertible promissory notes, common shares, warrants and stock options as call options on the Company’s equity value with exercise prices based on the conversion options of the respective instruments. The model used the following assumptions during the year ended June 30, 2024 and 2023, including volatility, risk free rates and management’s best estimate of the expected time for the occurrence of a conversion event as described in Note 10 below.

9.	WARRANTS AND DERIVATIVE WARRANT LIABILITIES

The Company account for common share purchase warrants as either equity instruments or derivative liabilities depending on the specific terms of the warrant agreement. The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common shares. We classify derivative warrant liabilities on the balance sheet at fair value, and changes in fair value during the periods presented in the statement of operations, which is revalued at each balance sheet date subsequent to the initial issuance of the common share purchase warrant. For warrants that meet the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance.

Between August 10, 2023 to May 29, 2024, in connection with the issuance of Tranche 6 through 18 convertible promissory notes to arms-length parties (Note 8), the Company issued common share purchase warrants to the noteholders. Similarly, each warrant is exercisable anytime for 1 common share of the Company at an exercise price equal to the quotient of the valuation cap of $125,000,000 and the diluted capitalization on closing date. The holder of the common share warrants can exercise the warrant either fully or partially at any time from issuance date until its expiry, 5 years from issuance date.

9.	WARRANTS AND DERIVATIVE WARRANT LIABILITIES (continued)

In the event there is no effective registration statement or prospectus available for resale of shares under the warrant agreement within 180 days following the closing of the Public Company event, the warrant holder can exercise the warrants, in whole or in part, on a cashless basis for the number of shares computed as:

i.	the difference between the exercise price and volume-weighted average price (“VWAP”) on trading day immediately preceding the date of notice of exercise provided notice is in accordance with section 2(a) of the note common share purchase agreement.

ii.	the difference between the exercise price and, at holder’s option:

a.	VWAP on trading day immediately preceding the date of notice of exercise; or

b.	Bid price of the Company’s common share on principal trading market on the date of notice of exercise.

iii.	the difference between the exercise price and VWAP on date of notice of exercise.

The warrant holder for tranches 4 and tranches 6 through 11 may be entitled to additional 3% shares of the unexercised part of the warrant (up to a maximum of 8%) that may be issued for each 30-day registration statement default past the registration deadline (i.e., 180 days of Public Company event) along with liquidated damages up to a maximum of $250,000.

The warrant holder’s option for net cash settlement (equal to Black Scholes value) in the event a fundamental transaction occurs at or before a Public Company event and which is within the control of the Company including approved by the Company’s Board. However, if the transaction is outside the control of the Company or board, the warrant holder shall receive the same form and type of consideration as received by common stockholders in connection with the fundamental transaction.

Fundamental transaction refers to one or more related transactions that results in (i) merger or consolidation of the Company with another, (ii) any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets, (iii) purchase offer, tender offer or exchange offer to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Shares or 50% or more of the voting power of the common equity of the Company, (iv) reclassification, reorganization or recapitalization of the Common Shares or any compulsory share exchange pursuant to which the Common Shares are effectively converted into or exchanged for other securities, cash or property, or (v) a stock or share purchase agreement or other business combination with another resulting in acquisition of 50% or more of the outstanding Common Shares or 50% or more of the voting power of the common equity of the Company.

Liability-classified warrants

At inception, the proceeds from the convertible notes for Tranches 6 through 11, Tranches 14 to 16 and Tranche 18 (Note 8) were allocated between the convertible notes and the warrants based on the residual method with $1,086,240 allocated to the warrants and since the warrants did not meet the indexation and equity classification requirements, the warrants are classified as derivative liabilities. The warrants are subsequently remeasured at fair value and accounted as changes in fair value of derivative liabilities in the statements of operations.

9.	WARRANTS AND DERIVATIVE WARRANT LIABILITIES (continued)

Liability-classified warrants (continued)

Upon exercise, the holders will pay the Company the respective exercise price for each warrant exercised in exchange for one common share of the Company and the fair value at the date of exercise and the associated non-cash liability will be reclassified to share capital. The non-cash liability associated with any warrants that expire unexercised will be recorded as a gain in the consolidated statements of operations. Unexercised warrants shall be exercised automatically on a cashless basis on the termination date.

The fair value of derivative warrant liabilities was estimated by management at year end or each measurement date based on the Company’s estimated enterprise value implied by the most comparable transaction and allocating the value to each of the Company’s equity-linked instruments (preferred shares, SAFE agreements, convertible promissory notes, stock options and common shares) based on their respective characteristics and rights. In arriving at the value attributable to each instrument, the Company applies an option pricing model. The Company’s model values the preferred shares, SAFEs, convertible promissory notes, common shares, warrants and stock options as call options on the Company’s equity value with exercise prices based on the conversion options of the respective instruments. The model used the following assumptions during the year ended June 30, 2024 and 2023, including volatility, risk free rates and management’s best estimate of the expected time for the occurrence of a conversion event as described in Note 10 below.

Changes in the value of the derivative liability related to the warrants for the year ended June 30, 2024 and the year ended June 30, 2023 were as follows:

	Number of warrants	Amount
	#	$
Balance, July 1, 2022	-	-
Bifurcated value of warrant (Note 8)	950,153	254,000
Change in fair value of derivative liabilities	-	267,950
Balance, June 30, 2023	950,153	521,950
Bifurcated value of warrant (Note 8)	3,809,030	1,086,240
Change in fair value of derivative liabilities	-	4,820,562
Liability-classified warrants reclassified to equity-classified warrants	(4,759,183)	(6,428,752)
Balance, June 30, 2024	-	-

In June 2024, the Company, with the consent of warrant holders, amended the terms of the common share purchase warrant to be indexed to the Company’s equity. These warrants are reclassified from liability-classified warrants to equity-classified warrants and recorded as a component of additional paid-in capital.

The warrants were initially classified as liability and elected to measure at fair value because they failed the fixed shares to fixed monetary amount test in accordance with ASC 815 due to the provision in section 3b of the original warrants agreement whereby the warrants’ exercise price shall be reduced to lower exercise price on:

●	the issuance of new options or common share equivalents at an exercise price that is less than the warrants’ exercise price immediately before such issuance; or

●	on the modification of any existing options or common share equivalents at an exercise price that is less than the warrant’s exercise price immediately before such modification

9.	WARRANTS AND DERIVATIVE WARRANT LIABILITIES (continued)

Liability-classified warrants (continued)

Section 3b resulted in an adjustment to the warrants exercise price on change of existing equity-linked instruments which did not meet the definition of a down-round feature as it was based on neither the sale nor the issuance of stock or a financial instrument. Instead, it was based on the modification of existing instruments.

Accordingly, as the adjustment pursuant to section 3b of the warrant agreement was not a down-round feature as defined by ASU 2017-11, the warrants failed to meet the requirements of ASC 815 of a fixed shares for fixed monetary amount and accordingly were not considered as Indexed to the Company’s own stock pursuant to ASC 815.

The Company has amended the warrant agreements to remove section 3b. Additionally, the warrants exercise price is modified to make it fixed at $2.7364 per common share. As a result of these changes to the warrant agreement, the warrants are eligible to pass the fixed shares for fixed monetary amount test and considered as indexed to the Company’s own stock pursuant to ASC 815 and qualify for equity classification.

Equity-classified warrants

On March 12, 2024, March 26, 2024 and May 1, 2024, in connection with the settlement of debt (Note 5 and Note 7), the Company issued Tranche 12, 13 and 17 convertible promissory notes to arms-length parties (Note 8) and common share purchase warrants to the debt holders. At inception, these warrants were assessed to meet the equity classification requirements and fair value of the warrants of $416,763 was recorded as a component of additional paid-in capital.

In connection with the issuance of Tranche 15 and Tranche 18 convertible promissory notes to arms-length parties (Note 8), the Company issued common share purchase warrants to the noteholders. At inception, these warrants were assessed to meet the equity classification requirements and fair value of the warrants of $674,034 was recorded as a component of additional paid-in capital.

9.	WARRANTS AND DERIVATIVE WARRANT LIABILITIES (continued)

The following table provides the relevant information on the outstanding warrants as of June 30, 2024:

Date of issuance	Number of warrants outstanding		Number of warrants exercisable	Exercise price	Expiry date
	#		#	$
June 16, 2023	950,153	(1)	950,153	2.7364	June 15, 2028
August 10, 2023	389,559	(1)	389,559	2.7364	August 9, 2028
September 13, 2023	387,659	(1)	387,659	2.7364	September 12, 2028
September 26, 2023	1,028,057	(1)	1,028,057	2.7364	September 25, 2028
September 30, 2023	73,088	(1)	73,088	2.7364	September 29, 2028
October 26, 2023	1,624,747	(1)	1,624,747	2.7364	October 25, 2028
December 15, 2023	133,020	(1)	133,020	2.7364	December 14, 2028
April 5, 2024	115,892	(1)	115,892	2.7364	April 4, 2029
April 26, 2024	57,008	(1)	57,008	2.7364	April 25, 2029
Liability-classified warrants issued	4,759,183		4,759,183
Liability-classified warrants reclassified to equity-classified warrants	(4,759,183)		(4,759,183)
Balance of liability-classified warrants as of June 30, 2024	-		-

March 12, 2024	283,294		283,294	2.7364	March 11, 2029
March 26, 2024	32,302		32,302	2.7364	March 25, 2029
April 15, 2024	548,160		548,160	2.7364	April 14, 2029
May 1, 2024	27,857		27,857	2.7364	April 30, 2029
May 29, 2024	7,309		7,309	2.7364	May 28, 2029
Equity-classified warrants issued	898,922		898,922
Liability-classified warrants reclassified to equity-classified warrants	4,759,183		4,759,183
Balance of equity-classified warrants as of June 30, 2024	5,658,105		5,658,105

(1)	In June 2024, the Company, with the consent of warrant holders, amended the terms of the common share purchase warrant to be indexed to the Company’s equity. As a result, these warrants are reclassified from liability-classified warrants to equity-classified warrants and recorded as a component of additional paid-in capital

10.	FINANCIAL LIABILITY CONVERTIBLE TO EQUITY

During the year ended June 30, 2023, the Company issued $2,005,213 Conversion of Simple Agreements for Future Equity (“SAFE”) for cash. Continuity of the SAFE transactions for the periods are as follows:

Amount
$
Balance, July 1, 2022	-
Issued	2,005,213
Foreign exchange adjustment	(45,243)
Changes in fair value	740,030
Balance, June 30, 2023	2,700,000
Foreign exchange adjustment	(92,543)
Changes in fair value	592,543
Balance, June 30, 2024	3,200,000

During the year ended June 30, 2024, the Company expensed nil (2023 – $23,009, 2022 – $17,496) in transaction costs in relation to issuance of SAFEs in the consolidated statements of operations.

The SAFEs are recorded as a liability measured at fair value at inception and subsequently carried at fair value with changes in fair value for June 30, 2024 of $592,543 (2023 – $740,030, 2022 – $8,935,049) recorded in the statements of operations.

The SAFEs may be converted or paid in cash on the occurrence of the following events/transactions before the maturity date:

●	In the event of equity financing, the Company will automatically issue to the SAFE holders a number of SAFE shares equal to the quotient obtained by dividing (i) the sum of the SAFE proceeds and the return amount (which is an amount determined by applying a rate of return of 8% per annum, on a non-compounding basis, on the SAFE Proceeds as calculated from the issue date to, but excluding, the date of expiration or termination of the SAFEs) by (ii) the conversion Price.

●	In the event of liquidation, SAFE holders at their option have a right to receive either (i) cash payment equivalent to the respective SAFE proceeds or (ii) automatically receive common shares (in the case of change of control) or listed securities (in the case of a Public company event), as applicable, that is equal to the quotient obtained by dividing (i) the sum of the SAFE proceeds and the return amount (which is an amount determined by applying a rate of return of 8% per annum, on a non-compounding basis, on the SAFE Proceeds as calculated from the issue date to, but excluding, the date of expiration or termination of the SAFEs) by (ii) the liquidity price, if the SAFE holders fails to select the cash option.

●	If there is a dissolution event, the SAFE holders at their option have a right to receive either (i) cash equivalent to the respective SAFE proceeds or (ii) automatically receive common shares that is equal to the quotient obtained by dividing (i) the sum of the SAFE proceeds and the return amount (which is an amount determined by applying a rate of return of 8% per annum, on a non-compounding basis, on the SAFE proceeds as calculated from the issue date to, but excluding, the date of expiration or termination of the SAFEs) by (ii) the dissolution price, if the SAFE holders fails to select the cash option.

10.	FINANCIAL LIABILITY CONVERTIBLE TO EQUITY (continued)

At maturity, the SAFE holders automatically receive common shares of the Company that are equal to the quotient obtained by dividing (i) the sum of the SAFE proceeds and the return amount (which is an amount determined by applying a rate of return of 8% per annum, on a non-compounding basis, on the SAFE proceeds as calculated from the issue date to, but excluding, the date of expiration or termination of the SAFEs) by (ii) the maturity conversion price.

The SAFEs are valued by management at each measurement date based on the Company’s estimated enterprise value implied by the most comparable transaction and allocating the value to each of the Company’s equity-linked instruments (preferred shares, SAFE agreements, convertible promissory notes, share purchase warrants, stock options and common shares) based on their respective characteristics and rights. In arriving at the value attributable to each instrument, the Company applies an option pricing model. The Company’s model values the preferred shares, SAFEs, common shares, and stock options as call options on the Company’s equity value with exercise prices based on the conversion options of the respective instruments.

The model used for the valuation of convertible promissory notes, share purchase warrants and SAFEs used the following assumptions as of June 30, 2024 and June 30, 2023, including volatility, risk free rates and management’s best estimate of the expected time for the occurrence of a conversion event:

	June 30, 2024	June 30, 2023
Annualized volatility	70% – 90%	70% – 90%
Expected time to liquidity	0.5 – 1.5 year	0.5 – 1.5 year
Dividend rate	0%	0%
Risk-free interest rate	5.09%	4.76 – 5.24%

During the year ended June 30, 2024 and June 30, 2023, the common share price valuation estimate used for the SAFE valuation was $3.77 and $1.92, respectively.

11.	COMMITMENTS AND CONTINGENCIES

A summary of undiscounted liabilities and future operating commitments as at June 30, 2024 are as follows:

	Total	Within 1 year	2 - 5 years	Greater than 5 years
	$	$	$	$
Purchase obligations	1,611,548	1,469,431	142,117	-
Investment obligation (1)	1,000,000	1,000,000	-	-
Total financial liabilities and commitments	2,611,548	2,469,431	142,117	-

(1)	The Company entered into a strategic partnership arrangement with a third-party. As part of the agreement, the Company agree to invest an aggregate amount of $1,000,000 in the third-party upon a future financing and negotiation of terms that are agreed to by both parties during the term of the agreement. As at the date of these financial statements no such arrangement has been made.

11.	COMMITMENTS AND CONTINGENCIES (continued)

On June 30, 2023, the Company signed a full surrender agreement with the Lessor (Note 4) of the Surrey manufacturing facility. Per the agreement, cash consideration must be paid on or before the dates set forth in the agreement. In the event that the Company defaults on such payment obligations, the Company will immediately have to pay the Lessor the full amount of all rent and other amounts, which would have otherwise been payable by the Company during the term if the lease had not surrendered, less any cash consideration paid and any rent which the Landlord recovers (or is reasonably expected to recover) from any replacement tenant(s) at the Premises over the balance of the initial Term of the Lease. In circumstances where a replacement tenant has not yet been secured, then such rent will be estimated as of the date of default by an appraiser, less any costs and expenses of such reletting, including brokerage fees, solicitor’s fees, tenant inducements and of costs of alterations and repairs as may be necessary to relet the premises. On April 29, 2024 the Company requested payment deferment of the 5th and 6th instalment payment due on March 1, 2024 and May 1, 2024 respectively to July 1, 2024. On June 6, 2024, the Lessor agreed to further defer the payments due on July 1, 2024 to be paid on or before September 30, 2024.

The Company met the eligibility criteria under the Small Business Venture Capital Act (the “Act”) and was registered as an Eligible Business Corporation (“EBC”) in 2018. Under the Act, the Company was approved to raise up to $10 million through the issuance of authorized equity capital whereby the investing shareholders received up to 30% of the amount invested as a tax credit against their B.C. provincial taxes. Under this program, should the Company be out of compliance with the Act during the required five-year investment hold period, it would be contingently liable to repay any tax credits previously issued to investors. At the date of these financial statements, repayable tax credits are approximately $0.9 million. Management believes the Company is compliant with all relevant terms of the Act.

12.	SHARE CAPITAL

a)	Authorized

The authorized share capital of the Company consists of the following:

i.	An unlimited number of common shares (“common shares”) without par value; and
ii.	An unlimited number of Class Seed preferred shares, Class A preferred shares and Class B preferred shares (collectively, “preferred shares”) without par value, issuable in series.

b)	Issued and outstanding

i.	As at June 30, 2024, the Company had 12,324,504 (June 30, 2023 – 11,829,386) common shares outstanding.
ii.	As at June 30, 2024 and June 30, 2023, the Company had 16,758,528 preferred shares outstanding.

Common shares transactions

In the year ended June 30, 2024, the Company issued 95,380 common shares with an estimated fair value of $260,999 (CAD$345,725) to partially settle a severance agreement recorded in fiscal 2023 with a former executive. The remaining balance outstanding of $16,271 (Note 13) is included in accounts payable and accrued liabilities.

12.	SHARE CAPITAL (continued)

Preferred shares transactions

Preferred shares series	Preferred share outstanding #	Amount, net of share issuance cost $
Series 1 Class Seed Preferred	926,392	961,502
Series 2 Class Seed Preferred	477,117	143,836
Series 3 Class Seed Preferred	1,802,304	441,384
Series 4 Class Seed Preferred	157,381	102,754
Series 5 Class Seed Preferred	364,324	302,498
Series 6 Class Seed Preferred	1,312,306	1,113,885
Series 1 Class A Preferred	2,512,713	13,440,769
Series 2 Class A Preferred	5,578,780	29,841,488
Series 2 Class B Preferred	3,627,211	25,241,971
	16,758,528	71,590,087

During the year ended June 30, 2024 and 2023, no preferred shares were issued.

Rights and privileges of preferred shareholders

Preferred shareholders hold the option to convert their preferred shares to common shares at any time based on a Conversion Price. The Conversion Price is initially equal to the price of the first share issued in the preferred shares class. Thereafter the Conversion Price is symmetrically adjusted for common share issuances to prevent anti-dilution. The anti-dilution clause maintains the relative rights of the common and preferred shareholders, and its effect is that those relative rights remain the same immediately before and immediately after the issuance of common shares.

On any matter presented to the shareholders of the Company for their action or consideration at any meeting of shareholders of the Company, each holder of outstanding preferred shares is entitled to cast the number of votes equal to the number of whole common shares into which the preferred shares are convertible as of the record date for determining shareholders entitled to vote on such matter.

The Company shall not declare, pay or set aside any dividends on shares of any other class unless the holders of the preferred shares first receive, or simultaneously receive, a dividend on each outstanding preferred share in an amount at least equal to the dividend received should the preferred shares be converted to common shares as of the record date for determination of holders entitled to receive such dividend.

In the event of liquidation, dissolution or winding up of the Company, before any payment shall be made to the holders of common shares by reason of their ownership thereof, the holders of each series of preferred shares, shall be entitled to be paid out of the funds and assets available for distribution to its shareholders, an amount per share equal to the greater of the original issue price for such series of preferred shares plus any dividends declared but unpaid thereon, or such amount per share as would have been payable had all shares of such series of preferred shares been converted into common shares.

12.	SHARE CAPITAL (continued)

c)	Stock options

On August 30, 2017 (and amended on June 24, 2021), the Board adopted a Stock Option Plan which provides that the Board may from time to time, in its discretion, grant to directors, officers, employees, and consultants, non-transferable stock options to purchase common shares of the Company. As per the terms of the Stock Option Plan, the requisite vesting period of the employees is generally four years.

The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option pricing model. Refer to table below for additional information regarding such assumptions.

During the year ended June 30, 2024, the Company issued nil (2023 –721,568) stock options. The following assumptions were used in determining the fair value of options granted during the year ended June 30, 2023:

June 30, 2023
Annualized volatility	80%
Expected life	10 years
Dividend rate	0%
Risk-free interest rate	3.10% to 3.14%%
Forfeiture rate	0%
Share exercise price/Share price estimate on date of grant	CAD $2.68

A summary of the changes in the Company’s stock options is as follows:

	Stock options	Weighted average exercise price	Aggregate intrinsic value
	#	CAD$	$
Outstanding, July 1, 2022	11,626,936	0.64	18,696,571
Granted	721,568	2.68	-
Expired	(955,045)	0.49	1,485,013
Cancelled	(1,209,776)	1.65	909,649
Exercised	(45,146)	0.17	80,740
Outstanding, June 30, 2023	10,138,537	0.68	14,286,723
Expired	(118,375)	1.60	192,664
Cancelled	(366,967)	0.28	712,799
Exercised	(399,738)	0.18	1,020,473
Outstanding, June 30, 2024	9,253,457	0.71	30,563,749

	Stock options	Weighted average exercise price	Aggregate intrinsic value
	#	CAD$	$
Exercisable, June 30, 2023	8,798,814	0.53	13,448,264
Exercisable, June 30, 2024	9,007,931	0.58	30,135,740

12.	SHARE CAPITAL (continued)

c)	Stock options (continued)

The aggregate intrinsic value of stock options is calculated as the difference between the exercise price of the stock options and the fair value of the Company’s common shares for all stock options that had exercise prices lower than the fair value of the Company’s common shares. The weighted average grant date fair value per share of stock options granted during the years ended June 30, 2024, 2023 and 2022 was nil, CAD$2.21 and CAD$2.35, respectively.

The following table summarizes the stock options outstanding as at June 30, 2024 and 2023:

Expiry date	Exercise price	2024	2023
	CAD$	#	#
September 1, 2023	$0.26	-	56,000
November 1, 2023	$0.26	-	56,000
April 9, 2024	$0.26	-	56,000
September 1, 2024	$0.60	-	112,000
December 1, 2024	$1.04	106,000	106,000
January 27, 2025	$5.15	493,127	493,127
November 1, 2028	$0.26	56,000	-
February 1, 2029	$0.12	15,000	30,000
April 9, 2029	$0.26	56,000	-
September 1, 2029	$0.60	112,000	-
December 3, 2029	$0.12	2,385,251	2,385,251
April 2, 2030	$0.12	-	30,000
April 15, 2030	$0.12	220,086	220,086
June 4, 2030	$0.12	2,000	2,000
March 31, 2031	$0.20	4,493,422	4,526,759
April 12, 2031	$0.20	555,441	936,788
September 17, 2031	$0.20	71,622	115,519
November 26, 2031	$0.20	5,000	5,000
June 24, 2032	$2.68	319,176	512,263
September 22, 2032	$2.68	215,130	322,577
January 10, 2033	$2.68	148,202	188,167
		9,253,457	10,138,537

Weighted average remaining contractual life outstanding		6.1 years	7.0 years

During the year ended June 30, 2024, the Company expensed $123,168 (2023 – $1,472,634, 2022 – $2,323,294) related to the vesting of stock options.

Cash received by the Company upon the exercise of stock options during the years ended June 30, 2024, 2023 and 2022 amounted to $61,155, $5,751 and $40,946, respectively.

13.	RELATED PARTY TRANSACTIONS

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence. Related parties may be individuals or corporate entities. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

As at June 30, 2024, $404,426 (2023 - $852,436) was due for remuneration payable to key management and included in accrued liabilities (Note 5).

14.	RESEARCH AND DEVELOPMENT, NET

The following amounts are included in research and development expenses for the year ended June 30, 2024, 2023 and 2022:

	Year ended June 30,
	2024	2023	2022
	$	$	$
Salaries and wages	5,098,938	8,418,133	7,406,673
Lab supplies and materials	549,305	5,135,769	4,700,997
Contractors and consultants	53,673	1,129,714	3,655,903
Stock-based compensation	72,605	789,486	1,303,706
Rent and insurance	726,438	1,430,985	532,065
Travel, meals and entertainment	54,919	234,877	413,848
Subscriptions and dues	52,891	252,328	335,762
General expenses and others	44,168	163,282	444,652
Canadian Scientific Research & Development tax credits (1)	(2,102,708)	-	(570,291)
Industrial Research Assistance Program grant funding	-	(102,825)	(56,879)
	4,550,229	17,451,749	18,166,436

(1)	The Canadian Scientific Research & Development (“SR&ED”) tax credits is accounted as a reduction to the research and development costs above is made up of 2022 SR&ED tax credit refund of $1,036,952 (Note 7 – CAD$1,403,514) and 2023 SR&ED tax credit refund of $1,065,756 (CAD$1,461,087) which were received in the three months period ended December 31, 2023

15.	GENERAL AND ADMINISTRATIVE

The following amounts are included in general and administrative expenses for the year ended June 30, 2024, 2023 and 2022:

	Year ended June 30,
	2024	2023	2022
	$	$	$
Salaries and wages	1,595,844	2,188,438	1,422,378
Contractors and consultants	1,283,259	1,141,072	1,343,542
Professional fees	310,725	1,067,552	914,818
Stock-based compensation	58,765	914,408	829,288
Rent and insurance	558,204	472,601	144,239
Travel, meals and entertainment	159,760	286,444	52,270
Subscriptions and dues	339,713	441,141	31,788
General expenses and others	142,690	325,776	39,927
Rental income (1)	(152,729)	(44,436)	-
	4,296,231	6,792,996	4,778,250

(1)	Rental income for the year ended June 30, 2024 is net of bad debt of $43,091 (2023 and 2022 – nil)

16.	SALES AND MARKETING

The following amounts are included in sales and marketing expenses for the year ended June 30, 2024, 2023 and 2022:

	Year ended June 30,
	2024	2023	2022
	$	$	$
Marketing and promotion	390,305	1,273,680	2,587,198
Salaries and wages	456,216	793,209	1,270,935
Stock-based compensation	15,471	128,996	190,301
Contractors and consultants	8,500	98,889	11,861
Rent and insurance	111,739	435,517	136,977
General expenses and others	3,906	17,501	219,893
	986,137	2,747,792	4,417,165

17.	ASSET AND RIGHT-OF-USE ASSET IMPAIRMENT

The following amounts are included in asset and right-of-use asset impairment for the year ended June 30, 2024, 2023 and 2022:

	Year ended June 30,
	2024	2023	2022
	$	$	$
Impairment arising from sublease of 708 Powell:
- Right-of-use asset (Note 4)	-	175,397	-
- Leasehold improvements (Note 4)	-	48,050	-
	-	223,447	-
Impairment arising from conditional surrender of leased Surrey manufacturing facility:
- Right-of-use asset (Note 4)	-	8,997,858	-
- Construction in progress (Note 4)	-	249,971	-
	-	9,247,829	-
	-	9,471,276	-

On December 14, 2022, the Company entered into conditional surrender agreement to surrender the leased manufacturing plant in Surrey due to change in corporate direction. In the agreement, the Company surrenders the leased property to the Lessor, covenants the Lessor to use commercially reasonable efforts to find a replacement tenant for the lease property and agreed that the Lessor can draw on the standby letter of credit but did not release the Company of its lease obligation. As a result, the Company impaired the assets to its recoverable amount, $nil and recorded an asset impairment of $9,247,829. Subsequent to the impairment, the Company continued to negotiate for surrender of the leased property, to secure full release from all the obligation related to the leased and settlement of all amounts owing which resulted in net loss on termination of lease of $3,080,828 for the year ended June 30, 2023.

18.	GAIN FROM RELEASE OF LEASE OBLIGATION

On April 26, 2024, the Company entered into an agreement with landlord of 708 Powell Street to terminate the lease, settle the amount owing and release Damon of all further obligation and right to the leased property. As a result, the Company recorded a net gain on release of lease obligation of $42,297 in the statements of operations for the year ended June 30, 2024.

Year ended June 30, 2024
$
Cash paid	36,582
Deposit forfeited	47,556
84,138
Amount owing forfeited (Note 5)	(76,854)
Lease obligation released (Note 6)	(69,307)
Net book value of right-of-use asset written-off (Note 4)	19,726
Net gain on termination of lease	(42,297)

18.	GAIN FROM RELEASE OF LEASE OBLIGATION (continued)

In 2023, the Company signed a full surrender agreement with the Lessor to surrender the Surrey manufacturing facility and the surrender agreement was effective as at June 30, 2023. Under this agreement, the Company reached a final and full settlement with the Lessor to fully surrender the lease property, settling all outstanding amounts owing under the lease of Surrey manufacturing plant for a consideration made up of the following:

●	restricted cash deposit surrendered $1,100,248 (CAD$1,469,710), fully drawn as of June 30, 2023;

●	cash consideration of $566,465 (CAD$749,998) payable in 7 instalments over 1 year per table below;

●	issuance of $375,000 Tranche 5 convertible promissory notes (Note 8); and

●	GST owing for tenant improvements.

The Company has made all payments in Canadian dollars as per the payment schedule below:

	Consideration amount		Payment date
	US$	CAD$
1st payment	75,527	100,000	On or before September 19, 2023
2nd payment	81,823	108,333	On or before September 19, 2023
3rd payment	81,823	108,333	On or before November 1, 2023
4th payment	81,823	108,333	On or before January 1, 2024
5th payment	81,823	108,333	On or before March 1, 2024
6th payment	81,823	108,333	On or before May 1, 2024
7th payment	81,823	108,333	On or before July 1, 2024
Total cash consideration	566,465	749,998

As a result, for the year ended June 30, 2023, the Company recorded a gain of $6,167,001 from the final settlement and abandonment of the lease as follows:

Year ended June 30, 2023
$
Settlement:
- Restricted cash paid	1,100,248
- Cash payable over 1 year	566,465
- Convertible promissory note issued, at fair value (Note 8)	375,000
- GST on tenant improvements	185,529
2,227,242
Lease obligation released	(8,208,714)
Amount owing on GST for tenant improvements	(185,529)
Gain from release of lease obligation	(6,167,001)
Asset and right-of-use asset impairment for Surrey manufacturing facility (Note 17)	9,247,829
Net loss on termination of lease	3,080,828

Refer to Note 11 for further information with respect to contingency in the event cash consideration is not paid on or before the dates set forth in the agreement.

19.	FINANCE EXPENSE

Finance expense includes the following amounts for the year ended June 30, 2024, 2023 and 2022:

	Year ended June 30,
	2024	2023	2022
	$	$	$
Financing fees (Note 8) and other	833,904	432,312	44,817
Interest on debt	162,758	173,632	13,794
Interest on convertible notes	2,320,751	512,183	-
Interest on finance lease (Note 6)	9,499	10,606	12,435
Accretion (Note 7)	-	11,058	6,296
Interest Income	(53,405)	(48,094)	-
	3,273,507	1,091,697	77,342

20.	INCOME TAXES

The disaggregation of the Company’s Canadian and foreign pre-tax loss for the years ended June 30, 2024, 2023, and 2022 is as follows:

	Year ended June 30,
	2024	2023	2022
	$	$	$
Canada	(30,831,794)	(30,976,384)	(34,150,575)
Foreign	(3,136,454)	(6,036,225)	(2,585,535)
	(33,968,248)	(37,012,609)	(36,736,110)

The following is a reconciliation between statutory income taxes and the income tax expense for year ended June 30, 2024, 2023 and 2022:

	Year ended June 30,
	2024	2023	2022
	$	$	$
Loss for the period (100% in Canadian tax jurisdiction)	33,968,248	37,012,609	36,736,110
Tax recovery at statutory rate	(9,172,000)	(9,994,000)	(9,919,000)
Impact of permanent differences	5,622,000	1,608,000	3,249,000
SR&ED and IRAP government assistance	(327,000)	(209,000)	(158,000)
Foreign exchange and other	452,000	506,000	109,000
Change in valuation allowance	3,425,000	8,089,000	6,719,000
Income tax expense	-	-	-
Combined federal and provincial rate	27%	27%	27%

20.	INCOME TAXES (continued)

The Company’s deferred tax assets are as follows for the year end June 30, 2024, 2023 and 2022:

	Year ended June 30,
	2024	2023	2022
	$	$	$
Deferred Tax Asset :
Financing Cost	562,282	160,869	121,085
Non-Capital loss carry forward	17,158,967	14,959,416	8,054,109
Property and equipment	368,513	426,185	556,241
ROU Liability	244,036	388,639	390,643
Capitalized R&D	1,120,043	-	-
Deductible SR&ED Pool	1,647,638	1,737,732	1,114,053
Non-refundable BC ITCs	405,957	509,027	221,052
Non-refundable Federal ITCs	285,557	382,403	158,099
Total deferred tax assets	21,792,994	18,564,272	10,615,281

Deferred Tax Liabilities :
ROU asset	(179,572)	(346,846)	(390,973)
BC Proxy SR&ED	(20,194)	(16,461)	(24,518)
Federal ITC claimed during the year	(208,182)	(240,885)	(248,464)
Total deferred tax liabilities	(407,948)	(604,191)	(663,955)
Total deferred tax assets/liabilities	21,385,046	17,960,080	9,951,326
Less: valuation allowance	(21,385,046)	(17,960,080)	(9,951,326)
Net Deferred Tax Assets (Liability)	-	-	-

ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended June 30, 2024 and 2023, the change in the valuation allowance was $3,425,000 and $8,089,000, respectively.

The Company has unclaimed Canadian SR&ED expenditures of approximately $6,102,364 as at June 30, 2024 (2023 – $6,902,000, 2022 – $4,127,000), which can be carried forward indefinitely to reduce future years’ taxable income. The balance is included as a reduction to research and development expense.

The Company has also received approximately $277,000 (over 2019, 2020, 2021, 2022 and 2023) in assistance from the Government of Canada through the Industrial Research Assistance Program (“IRAP”) administered by the National Research Council of Canada.

At June 30, 2024, the Company had Canadian non-capital losses carry-forward of $58,606,697 (2023 – 48,138,000, 2022 – $27,831,000) which expires over 2037 through 2043, and a US net operating loss carry-forward of $6,357,899 (2023 – $9,020,000, 2022 – $2,571,000) which can be carried forward subject to 80% of US federal tax income.

20.	INCOME TAXES (continued)

The amount and expiry date of deductible temporary differences, unused tax losses and unused tax credits for which no deferred tax asset is recognized in the statement of financial position are as follows:

Jurisdiction	Expiry	Operating Losses	SR&ED Expenditure Pool	Investment tax credit
		$	$	$
Canada	Indefinite	-	6,102,364	-
Canada	2038 – 2043	58,606,697	-	-
US	Indefinite	6,357,899	-	-
		64,964,596	6,102,364	-

21.	SEGMENT REPORTING

ASC 280 - Segment Reporting establishes standards for reporting information about operating segments on a basis consistent with internal organization reporting used by the Company’s chief operating decision maker, our CEO, for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. The Company is pre-revenue and pre-production and operates as a single reportable operating segment.

The following table is our long-lived assets information by geography as of June 30, 2024 and June 30, 2023:

	June 30, 2024	June 30, 2023
	$	$
Canada	676,886	1,140,519
United States	461,534	863,547
	1,138,420	2,004,066

22.	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

a)	Fair value of financial assets and liabilities

The Company reports all financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The authoritative guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1: Inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2: Inputs are observable, unadjusted quoted prices in active markets for similar assets or liabilities, unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

Level 3: Inputs are unobservable inputs for the asset or liability. These financial instruments are measured using management’s best estimate of fair value, where the inputs into the determination of fair value require significant management judgment or estimation.

The level in the fair value hierarchy within which a fair value measurement in its entirety falls is based on the lowest-level input that is significant to the fair value measurement in its entirety.

All financial instruments are initially measured and recognized at fair value, and thereafter recognized at cost, or amortized cost; except for convertible notes, warrants and SAFEs which are subsequently measured at fair value through the statements of operations. As at June 30, 2024 and June 30, 2023, the carrying values of cash, prepaids, deposits and other receivables, long-term deposits, accounts payable and accrued liabilities, and customer deposits approximate their respective fair values due to the short-term nature of these instruments.

At June 30, 2024 and June 30, 2023, the Convertible Notes and SAFEs that are measured at fair value on a recurring basis are categorized as Level 3. For assets and liabilities recognized at fair value on a recurring basis, the Company reassesses categorization to determine whether changes have occurred between the hierarchy levels at the end of each reporting period.

The fair value of these Level 3 financial liabilities is determined using pricing models, discounted cash flow methodologies or similar techniques for which the determination of fair value requires significant management judgment or estimation (see Note 10).

Areas of significant judgement are the risk-free rate, volatility rate, dividend yield, term to liquidation, discount for lack of marketability, most recent financing rounds and implied equity value per letter of intent.

These valuations use assumptions and estimates the Company believes would be made by a market participant in making the same valuation. The Company reassesses these assumptions and estimates on an on-going basis as additional data impacting the assumptions and estimates are obtained.

22.	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (continued)

A significant increase/decrease in some of those unobservable inputs would result in a significantly higher/lower fair value measurement.

During the year ended June 30, 2024, the Company recognized fair value adjustments with respect to financial instruments categorized as Level 3 of $18,424,992 (2023 - $3,881,980, 2022 - $8,935,049) in the statements of operations as changes in fair value of financial liabilities. No amounts were recognized in other comprehensive income as the changes in fair value due to credit risk were nominal.

	Year ended June 30,
	2024	2023	2022
	$	$	$
Changes in fair value of:
SAFEs	592,543	740,030	8,935,049
Convertible notes	13,011,887	2,874,000	-
Warrants	4,820,562	267,950	-
	18,424,992	3,881,980	8,935,049

There were no transfers into or out of the Level 3 hierarchy during the period ended. The table below presents the changes in Level 3 liabilities measured at fair value on a recurring basis during the years ended June 30, 2024 and 2023.

	SAFEs	Convertible notes	Warrants
	$	$	$
Balance, July 1, 2022	-	-	-
Inception date	2,005,213	11,853,183	254,000
Foreign exchange	(45,243)	-	-
Changes in fair value	740,030	2,874,000	267,950
Balance, June 30, 2023	2,700,000	14,727,183	521,950
Inception date	-	12,891,686	1,086,240
Foreign exchange a	(92,543)	-	-
Changes in fair value	592,543	13,011,887	4,820,562
Liability-classified warrant reclassified to equity-classified warrant	-	-	(6,428,752)
Balance, June 30, 2024	3,200,000	40,630,756	-

22.	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (continued)

b)	Risk management

The Company’s financial instruments are exposed to certain financial risks, including credit risk, liquidity risk and market risk.

Liquidity risk

The Company monitors its cash balances and cash invested to ensure there is sufficient liquidity to meet its financial obligations as they come due. Liquidity management is comprised of regular analysis, monitoring, and review of forecasted and actual cash flows and managing operation and capital finding requirements on a planning and projected basis. The Company’s accumulated deficit and expected future losses cast substantial doubt upon the Company’s ability to continue as a going concern (Note 1).

Market risk

Market risk is the risk of loss that may arise from changes in market factors such as foreign exchange rates.

Foreign currency risk

The Company’s lease liabilities and various operating expenses on the financial statements are denominated in Canadian dollars, and therefore are exposed to fluctuations in foreign currency exchange rates. The Company evaluated the exposure to foreign currency risk and concluded that it is not material.

23.	SUPPLEMENTAL CASH FLOW INFORMATION

Cash and restricted cash comprise of the followings:

	Year ended June 30,
	2024	2023	2022
	$	$	$
Cash	395,580	2,069,056	8,958,448
Restricted cash	-	-	1,140,283
	395,580	2,069,056	10,098,731

	Year ended June 30,
	2024	2023	2022
	$	$	$
Interest on finance leases paid	9,499	10,606	12,435
Interest paid on debt and convertible notes	782,623	33,993	-

23.	SUPPLEMENTAL CASH FLOW INFORMATION (continued)

Summary of non-cash investing and financing transactions for the year ended June 30, 2024, 2023 and 2022:

	Year ended June 30,
	2024	2023	2022
	$	$	$
SAFEs converted to preferred shares (Note 10)	-	-	43,389,091
Common shares issued for services (Note 12(b))	-	368,878	75,566
Operating lease capitalized	-	9,865,904	1,123,630
Convertible promissory notes issued for settlement of lease (Note 8 and Note 18)	-	375,000	-
Common shares issued for settlement of amount owing for severance payment (Note 12(b))	260,999	-	-
Convertible promissory notes issued for settlement of Promissory notes (Note 7 and Note 8)	775,208	-	-
Convertible promissory notes issued for settlement of director fees owing (Note 5 and Note 8)	164,619	-	-
Promissory notes issued in settlement of amount owing (Note 7)	542,753	-	-
Reclassification of liability-classified warrants to equity (Note 9)	6,428,752	-	-

24.	SUBSEQUENT EVENTS

In addition to subsequent events disclosed elsewhere, the following events occurred after June 30, 2024, up to the date these financial statements were issued :

i.	On July 3, 2024, the Company issued additional senior secured promissory note in the aggregate amount of $396,000 (up to an aggregate principal amount of $1,000,000) with interest rate at 10.0% per annum in favour of Grafiti Holding Inc (Note 7).

ii.	On July 20, 2024, the Company secured $250,000 in funding from certain investors via issuance of convertible promissory notes with a valuation cap of $125,000,000 and interest rate of 12% per annum, payable in arrears on maturity, July 19, 2025. These convertible promissory notes holders were also issued 91,361 common share purchase warrants to subscribe for, and purchase of the Company common shares at the exercise price equal to the quotient of the valuation cap of $125,000,000 and the diluted capitalization at closing date. The holder of the common share warrants can exercise the warrant either fully or partially at any time from issuance date until its expiry, 5 years from issuance date.

iii.	On July 22, 2024, the Company secured $100,000 in funding from certain investors via issuance of convertible promissory notes with a valuation cap of $125,000,000 and interest rate of 12% per annum, payable in arrears on maturity, July 21, 2025. These convertible promissory notes holders were also issued 36,544 common share purchase warrants to subscribe for, and purchase of the Company common shares at the exercise price equal to the quotient of the valuation cap of $125,000,000 and the diluted capitalization at closing date. The holder of the common share warrants can exercise the warrant either fully or partially at any time from issuance date until its expiry, 5 years from issuance date.

24.	SUBSEQUENT EVENTS (continued)

iv.	On July 30, 2024, the Company secured $20,000 in funding from certain investors via issuance of convertible promissory notes with a valuation cap of $125,000,000 and interest rate of 12% per annum, payable in arrears on maturity, July 29, 2025. These convertible promissory notes holders were also issued 7,309 common share purchase warrants to subscribe for, and purchase of the Company common shares at the exercise price equal to the quotient of the valuation cap of $125,000,000 and the diluted capitalization at closing date. The holder of the common share warrants can exercise the warrant either fully or partially at any time from issuance date until its expiry, 5 years from issuance date.

v.	On August 5 2024, the Company issued promissory note to arms-length parties with principal amount of $362,476 (CAD$500,000) secured against future SR&ED tax credit refund expected to be received from year-end tax returns for 2024 submitted to CRA. The loan accrues interest at a rate of 3% per month and matures on or before November 15, 2024.

vi.	On August 11, 2024, the Company issued another promissory note to arms-length parties with principal amount of $362,476 (CAD$500,000) secured against substantially all of the assets of the Company and rank pari passu with the promissory note issued on August 6, 2024. The loan accrues interest at a rate of 3% per month and matures on or before November 15, 2024.

vii.	On August 30, 2024 the Company secured 6 convertible promissory notes with a valuation cap of $125,000,000 and interest rate of 12% per annum, payable in arrears on maturity, August 29, 2025. $185,000 has been received from 5 of the investors by August 30, 2024. The 5 convertible promissory note holders were issued 67,606 common share purchase warrants to subscribe for, and purchase of the Company common shares at the exercise price equal to the quotient of the valuation capitalization of $125,000,000 and diluted capitalization at closing date. The holder of the common share warrants can exercise the warrant either fully or partially at any time from the issuance until its expiry, 5 years from issuance date. To date the sixth investor has yet to fund the convertible promissory note of $500,000. This investor will be able to receive 182,721 common share purchase warrants at the time the note is funded.

viii.	On August 28, 2024 the Company entered into an amendment to the letter of agreement amending certain terms in the original engagement agreement (“Agreement”) dated September 25, 2023. In the amended agreement, in lieu of the compensation described in Section 3 of the Agreement, Peikin, as assignee of Joseph Gunnar, shall receive from the Company a one-time fee of $1,000,000 in cash due and payable on the thirteen (13) month anniversary of the closing (the “Closing”) of the reverse merger; and the Company shall also issue to Peikin, as assignee of Joseph Gunnar, the following amounts, any of which may be paid in securities (i.e., common stock of the post-merger Damon public company), with each issuance further made pursuant to a resale registration statement to be filed within (10) days of each payment date based on the payment schedule below:

(a)	$600,000 on the 90-day anniversary of the Closing;

(b)	$400,000 on the 180-day anniversary of the Closing; and

(c)	$300,000 on the 270-day anniversary of the Closing.

The total of $2,300,000, of which up to $1,300,000 may potentially be paid in securities as set forth above to Peikin shall fully satisfy all obligations of the Company to Joseph Gunnar, which obligations Joseph Gunnar has assigned to Peikin. The number of shares to calculate the USD value on each of the three (3) issuances shall be calculated based on the Nasdaq Market Price, which is the lower of the consolidated closing bid price for the Business Day immediately preceding each date that any one (1) of the three (3) issuances are due and payable OR the average of the consolidated closing bid price of the post-merger Damon public company’s common stock for the five (5) trading days immediately preceding each date that any one (1) of the three (3) issuances are due and payable. Joseph Gunnar and Peikin, each respectively, and collectively, reserve all rights with respect to compensation described in Section 3 of the Agreement if any one or more of such issuances/remittances are not timely made.

ix.	Subsequent to the year end, the SAFEs issued and outstanding (Note 10) matured and were converted to 1,437,002 Damon common shares the per the terms of the agreement.

x.	On September 25, 2024, the Company amended the senior secured promissory note dated June 26, 2024 (Note 7) increasing the maximum aggregate principal amount of the note from $1,000,000 to $1,150,000. On the same date, the Company drew down an additional $200,000 on the note.

DAMON INC. (FORMERLY GRAFITI HOLDING INC.)

CONDENSED CONSOLIDATED BALANCE SHEETS

	As of September 30, 2024	As of June 30, 2024
	(Unaudited)	(Audited)
Assets

Current Assets
Cash	$175,292	$1,148,904
Accounts receivable	55,865	30,572
Note receivable, net of $238,103 and $108,568 allowance for credit losses	907,897	441,432
Prepaid expenses	76,721	70,487
Other current assets	24,614	548

Total Current Assets	1,240,389	1,691,943

Property and equipment, net	2,276	2,392
Other assets	265	251

Total Assets	$1,242,930	$1,694,586

Liabilities and Stockholders’ Deficit

Current Liabilities
Accounts payable	$972,125	$440,688
Accrued liabilities	104,513	59,921
Deferred revenue	151,377	144,390
Total Current Liabilities	1,228,015	644,999

Long Term Liabilities
Long term debt, net	1,974,316	1,506,561
Total Liabilities	3,202,331	2,151,560

Commitments and Contingencies

Stockholders’ Deficit
Common Stock - $0 par value, unlimited shares authorized and 4,615,384 and 3,600,001 shares issued and outstanding as of September 30, 2024 and June 30, 2024, respectively	743,637	679,302
Additional paid-in capital	627,478	627,478
Accumulated other comprehensive loss	(11,050)	(8,828)
Accumulated deficit	(3,319,466)	(1,754,926)

Total Stockholders’ Deficit	(1,959,401)	(456,974)

Total Liabilities and Stockholders’ Deficit	$1,242,930	$1,694,586

The accompanying notes are an integral part of these condensed consolidated financial statements.

DAMON INC. (FORMERLY GRAFITI HOLDING INC.)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,
	2024	2023
	(Unaudited)
Revenues	$101,969	$97,908

Cost of Revenues	39,647	23,805

Gross Profit	62,322	74,103

Operating Expenses
Sales and marketing	43,322	44,587
General and administrative	224,614	33,208
Acquisition-related costs	1,085,297	—
Provision for credit losses	129,535	—

Total Operating Expenses	1,482,768	77,795

Loss from Operations	(1,420,446)	(3,692)

Other Income/(Expense)
Interest expense	(168,160)	—
Interest income	24,066	—
Total Other Income/(Expense)	(144,094)	—

Net Loss, before provision for income taxes	(1,564,540)	(3,692)
Income tax benefit (provision)	—	—
Net Loss	$(1,564,540)	$(3,692)

Net Loss Per Share - Basic and Diluted	$(0.39)	$(0.001)

Weighted Average Shares Outstanding
Basic and Diluted	4,006,706	3,600,001

The accompanying notes are an integral part of these condensed consolidated financial statements.

DAMON INC. (FORMERLY GRAFITI HOLDING INC.)

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

	Three Months Ended September 30,
	2024	2023
	(Unaudited)
Net Loss	$(1,564,540)	$(3,692)
Unrealized foreign exchange loss from cumulative translation adjustments	(2,222)	(1,082)

Comprehensive Loss	$(1,566,762)	$(4,774)

The accompanying notes are an integral part of these condensed consolidated financial statements.

DAMON INC. (FORMERLY GRAFITI HOLDING INC.)

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

(UNAUDITED)

	Common Stock		Additional Paid-In	Accumulated Other Comprehensive	Accumulated	Total Stockholder’s
	Shares	Amount	Capital	Loss	Deficit	Equity
Balance - July 1, 2023 (retroactively adjusted)	3,600,001	$611,972	$—	$(3,015)	$(406,569)	$202,388
Net investments from Inpixon	—	32,193	—	—	—	32,193
Cumulative translation adjustment	—	—	—	(1,082)	—	(1,082)
Net loss	—	—	—	—	(3,692)	(3,692)
Balance - September 30, 2023 (retroactively adjusted)	3,600,001	$644,165	$—	$(4,097)	$(410,261)	$229,807

Balance - July 1, 2024	3,600,001	$679,302	$627,478	$(8,828)	$(1,754,926)	$(456,974)
Stock options exercised	1,015,383	64,335	—	—	—	64,335
Cumulative translation adjustment	—	—	—	(2,222)	—	(2,222)
Net loss	—	—	—	—	(1,564,540)	(1,564,540)
Balance - September 30, 2024	4,615,384	743,637	$627,478	$(11,050)	$(3,319,466)	$(1,959,401)

The accompanying notes are an integral part of these condensed consolidated financial statements.

DAMON INC. (FORMERLY GRAFITI HOLDING INC.)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended September 30,
	2024	2023
	(Unaudited)
Cash Flows (Used In) Provided by Operating Activities
Net loss	$(1,564,540)	$(3,692)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	253	216
Amortization of original issue discount	82,178	—
Provision for credit losses	129,535	—
Accrued interest income	(24,066)	—
Accrued interest expense	50,405	—
Accrued monitoring fee expense	35,577	—

Changes in operating assets and liabilities:
Accounts receivable	(23,541)	47,626
Prepaid expenses and other assets	(3,068)	(149)
Accounts payable	528,078	958
Accrued liabilities	(9,058)	(4,830)
Deferred revenue	(1,288)	17,156

Net Cash (Used In) Provided by Operating Activities	(799,535)	57,285

Cash Flows Used in Investing Activities
Loan to Damon Motors	(596,000)	—

Net Cash Used in Investing Activities	(596,000)	—

Cash From Financing Activities
Proceeds from long term debt	350,000	—
Cash received from exercise of stock options	64,335	—
Net investments from Inpixon	—	32,193

Net Cash Provided By Financing Activities	414,335	32,193

Effect of Foreign Exchange Rate on Changes on Cash	7,588	(5,308)

Net (Decrease) Increase in Cash	(973,612)	84,170

Cash - Beginning of period	1,148,904	264,244

Cash - End of period	$175,292	$348,414

Supplemental Disclosure of cash flow information:
Cash paid for:
Interest	$—	$—
Income taxes	$—	$—

The accompanying notes are an integral part of these condensed consolidated financial statements.

DAMON INC. (FORMERLY GRAFITI HOLDING INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

Note 1 - Organization and Nature of Business

Damon Inc. (formerly known as Grafiti Holding Inc. (“Grafiti Holding”)) (collectively with its subsidiaries, as appropriate, “Damon”, the “Company,” “we,” “us” or “our”) was incorporated in British Columbia, Canada on October 17, 2023.

Grafiti Limited (formerly known as “Inpixon Limited”) was incorporated in England and Wales on May 13, 2020. Grafiti Limited provides specialized scientific software products and services for the environmental sciences, life sciences, behavioral sciences, medical research and engineering domains. Grafiti Limited provides effective solutions to the scientific and engineering community to compress the time intensive process of data analysis and presentation, thus enhancing productivity. Users of Grafiti Limited’s products include government organizations, academic institutions and leading corporations. Grafiti Limited’s headquarters are located in Slough, United Kingdom, and operations for Grafiti Limited are primarily performed in the United Kingdom.

On October 23, 2023, a Business Combination Agreement (as amended by the First Amendment to the Business Combination Agreement dated June 18, 2024 and the Second Amendment to the Business Combination Agreement dated September 26, 2024, the “Damon Business Combination Agreement”) was entered into by and among XTI Aerospace Inc., formerly known as “Inpixon” (“Inpixon,” or “Parent”), the Company, 1444842 B.C. LTD (“Amalco Sub”), and Damon Motors, Inc. (“Damon Motors”), pursuant to which Damon Motors will amalgamate with Amalco Sub, a British Columbia corporation and a wholly-owned subsidiary of the Company, with Damon Motors continuing as the surviving entity and a wholly-owned subsidiary of the Company (the “Business Combination”).

Additionally, pursuant to a Separation and Distribution Agreement, dated October 23, 2023, between Inpixon and the Company, Inpixon contributed the assets and liabilities of Grafiti Limited, a wholly owned subsidiary of Inpixon, to the Company, the then Inpixon wholly owned subsidiary. As a result, the Company became the parent non-operating holding company of Grafiti Limited. In connection with the spin-off of the Company from Inpixon as contemplated by the Business Combination Agreement (“Grafiti Holding Spin-off”), on December 27, 2023 (the “record date”), Inpixon transferred the Company’s common shares to a newly-created liquidating trust, titled the Grafiti Holding Inc. Liquidating Trust (the “Trust”), which holds the Company’s common shares for the benefit of the holders of Inpixon common stock, preferred stock and those outstanding warrants that are contractually entitled to participate in the distribution of the Company’s common shares, on a pro rata basis as of the record date (the “participating Inpixon securityholders”).

As of December 26, 2023, pursuant to the Separation and Distribution Agreement, Grafiti Limited was assigned by Inpixon to the Company. The Company consolidates Grafiti Limited via the voting interest model, as Grafiti Limited is wholly owned by the Company. This transaction between entities under common control resulted in a change in reporting entity and required retrospective combination of the entities for all periods presented, as if the combination had been in effect since the inception of common control. Accordingly, the financial statements of the Company reflect the accounting of the combined acquired subsidiary at historical carrying values except that equity reflects the equity of the Company. This change in reporting entity did not impact net income for the periods presented. Pursuant to a Liquidating Trust Agreement, dated December 27, 2023, among Inpixon, the Company and the initial trustee of the Trust, the Company common shares were to be held by the Trust until the registration statement on Form 10-12B filed for the spin-off (the “Registration Statement”) had been declared effective by the Securities and Exchange Commission (the “SEC”). Promptly following the effective time of the Registration Statement, the Trust will deliver the Company’s common shares to the participating Inpixon security holders, as beneficiaries of the Trust, pro rata in accordance with their ownership of shares or underlying shares of Inpixon common stock as of the record date.

On November 12, 2024, the Trust shares were delivered to participating Parent securityholders, and on November 13, 2024, Damon Motors and Amalco Sub amalgamated to continue as a wholly owned subsidiary of the Company (the “Amalgamation”). Following the Amalgamation, the Company was renamed “Damon Inc.” (also referred to herein as the “combined company”). The common shares of the combined company are listed on the Nasdaq Global Market under the ticker symbol “DMN”. The Company incurred $1,085,297 of acquisition related costs related to the Damon Business Combination Agreement during the three months ended September 30, 2024. These costs are included in the acquisition-related costs line in the condensed consolidated statements of operations. See Note 14.

DAMON INC. (FORMERLY GRAFITI HOLDING INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

The accompanying condensed consolidated financial statements of the Company, show the historical financial position, results of operations, changes in stockholders’ deficit and cash flows of the Company. Prior to December 27, 2023, the Company operated as a segment of Inpixon and not as a separate entity. The operating results of the Company prior to December 27, 2023 have been specifically identified by Inpixon’s management based on the Company’s existing divisional organization and are presented on a carve-out basis. The historical costs and expenses reflected in our condensed consolidated financial statements prior to December 27, 2023 include an allocation by time spent for certain corporate and shared service functions. See Note 11 for further additional information regarding the Investments by Inpixon prior to December 27, 2023.

Management believes the assumptions underlying our condensed consolidated financial statements are reasonable but may not necessarily be indicative of the costs that would have incurred if the Company had been operated on a standalone basis for the entire periods presented. Actual costs that would have been incurred if we had operated as a standalone company for the entirety of the periods presented would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure. The Company also may incur additional costs associated with being a standalone, publicly listed company that were not included in the expense allocations, prior to December 27, 2023, and therefore, would result in additional costs that are not reflected in our historical results of operations, financial position and cash flows.

Note 2 - Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”), for interim financial information and the rules and regulations of the SEC. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Interim results for the three months ended September 30, 2024 are not necessarily indicative of the results for the full year ending June 30, 2025. These interim unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes for the years ended June 30, 2024, 2023 and 2022 included in our filings with the SEC.

Note 3 - Summary of Significant Accounting Policies

Liquidity and Going Concern

The accompanying condensed consolidated financial statements of the Company have been prepared assuming the Company will continue as a going concern in accordance with U.S. GAAP. The going concern basis of presentation assumes that the Company will continue in operation one year after the date these financial statements are issued and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business.

As of September 30, 2024, the Company has working capital of $12,374, inclusive of cash of $175,292. For the three months ended September 30, 2024, the Company incurred a net loss of $1,564,540 and net cash used in operating activities during the three months ended September 30, 2024 was $799,535. As the Company was part of Inpixon group of companies prior to December 27, 2023, the Company was dependent upon Inpixon for all of its working capital and financing requirements as Inpixon uses a centralized approach to cash management and financing of its operations. This arrangement is not reflective of the way the Company would have financed its operations had the Company been a standalone public company during the periods presented. Prior to December 27, 2023, financial transactions relating to the Company are accounted for through Stockholders’ Equity (Deficit). Accordingly, none of Inpixon’s cash, cash equivalents, or debt at the corporate level have been assigned to the Company in the condensed consolidated financial statements. As a result of the Grafiti Holding Spin-off, the Company will no longer participate in Inpixon’s corporate-wide cash management and financing approach, and therefore the Company’s ability to fund operating needs will depend on the Company’s ability to generate positive cash flows from operations, and on the Company’s ability to obtain debt financing on acceptable terms or to issue additional equity or equity-linked securities as needed.

DAMON INC. (FORMERLY GRAFITI HOLDING INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

The Company cannot assure you that we will ever earn revenues sufficient to support our operations, or that we will ever be profitable. In order to continue our operations, the Company supplemented the revenues earned with funding from Inpixon and other third parties. The adverse conditions detailed above indicate material uncertainties that cast substantial doubt upon the Company’s ability to continue as a going concern within one year after the financial statement issuance date.

When substantial doubt exists, management evaluates whether the mitigating effect of its plans sufficiently alleviates substantial doubt about the Company’s ability to continue as a going concern. The mitigating effect of management’s plans, however, is only considered if both (1) it is probable that the plans will be effectively implemented within one year after the date that the financial statements are issued, and (2) it is probable that the plans, when implemented, will mitigate the relevant conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued.

Management’s plans to address the uncertainty that the Company will continue as a going concern include the business combination that occurred on November 13, 2024 as described in Note 1 above as well as obtaining associated debt and equity financing. On November 13, 2024, the Company secured a commitment for additional financing in the aggregate amount of $13,000,000 under the November 2024 Debt Financing, and on November 20, 2024 the remaining $3,150,000 of the funds placed in escrow under the Streeterville Note (as defined below) were released to the Company which has increased the Company’s available source of funding and, accordingly, it is expected that the Company will have sufficient working capital and available funds to continue operations for at least twelve (12) months following the date these financial statements are issued.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during each of the reporting periods. Actual results could differ from those estimates. The Company’s significant estimates consist of:

●	the allowance for credit losses;

●	the valuation allowance for deferred tax assets.

Consolidations

The condensed consolidated financial statements have been prepared using the accounting records of the Company and Grafiti Limited. All material inter-company balances and transactions have been eliminated.

Accounts Receivable, net and Allowance for Credit Losses

Accounts receivable are stated at the amount the Company expects to collect. The Company recognizes an allowance for credit losses to ensure accounts receivables are not overstated due to un-collectability. Allowance for credit losses are determined based on a variety of factors, including the length of time the receivables are past due, significant one-time events and historical experience. An additional allowance for credit loss for individual accounts is recorded when the Company becomes aware of a customer’s inability to meet its financial obligation, such as in the case of bankruptcy filings, or deterioration in such customer’s operating results or financial position. If circumstances related to a customer change, estimates of the recoverability of receivables would be further adjusted. After reviewing the collectability of the receivables the Company’s allowance for credit losses was not material as of September 30, 2024 or June 30, 2024.

DAMON INC. (FORMERLY GRAFITI HOLDING INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

Financial Instruments — Credit Losses (“CECL”)

The CECL impairment model is applicable to financial assets measured at amortized cost, including loans, held-to-maturity debt securities and off-balance sheet credit exposures. The CECL impairment model requires an estimate of expected credit losses, measured over the contractual life of an instrument, that considers forecasts of future economic conditions in addition to information about past events and current conditions. Based on this model, we analyze the following criteria, as applicable in developing allowances for credit losses: historical loss information, the borrower’s ability to make scheduled payments, the remaining time to maturity, the value of underlying collateral, projected future performance of the borrower and macroeconomic trends.

The Company carries its note receivable from Damon Motors (the “Grafiti Holding Note”) at its amortized cost basis in the condensed consolidated balance sheets since management has the intent and ability to hold the Grafiti Holding Note for the foreseeable future or until maturity or payoff. The Company reviews its loans carried at amortized cost for expected credit losses under ASC 326, Financial Instruments - Credit Losses, on an ongoing basis. The Company utilized probability-of-default (“PD”) and loss-given-default (“LGD”) methodologies to calculate the allowance for expected credit losses.

Under the PD×LGD method, the loss rate is a function of two components: (1) the lifetime default rate (“PD”); and (2) the loss given default (“LGD”). Due to the Company’s limited operating history and lack of loss history, the Company derived its PD and LGD rates by considering average historical default and recovery rates for corporate debt instruments, the borrower’s current financial position, and unsupportable forecasts utilizing default studies and hybrid quantitative regression models provided by multiple industry leading sources. The Company uses PD and LGD rates that correspond to the customer’s assumed credit rating and the contractual term of the note.

The amortized cost of the Company’s Grafiti Holding Note was $907,897, net of the allowance for expected credit losses of $238,103 as of September 30, 2024 and $441,432, net of the allowance for expected credit losses of $108,568, as of June 30, 2024.

Revenue Recognition

The Company recognizes revenue when control is transferred of the promised products or services to its customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those products or services. The Company derives revenue from the sale of software and software as a service.

License Revenue Recognition

The Company enters into contracts with its customers whereby it grants a non-exclusive license for the use of its proprietary software. The contracts provide for either (i) a one year stated term with a one year renewal option, (ii) a perpetual term or (iii) a two year term with the option to upgrade to a perpetual license at the end of the term. The contracts may also provide for yearly on-going maintenance services for a specified price, which includes maintenance services, designated support, and enhancements, upgrades and improvements to the software (the “Maintenance Services”), depending on the contract. Licenses for on-premises software provide the customer with a right to use the software as it exists when made available to the customer. All software provides customers with the same functionality and differ mainly in the duration over which the customer benefits from the software.

DAMON INC. (FORMERLY GRAFITI HOLDING INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

The timing of the Company’s revenue recognition related to the licensing revenue stream is dependent on whether the software licensing agreement entered into represents a good or service. Software that relies on an entity’s IP and is delivered only through a hosting arrangement, where the customer cannot take possession of the software, is a service. A software arrangement that is provided through an access code or key represents the transfer of a good. Licenses for on-premises software represents a good and provide the customer with a right to use the software as it exists when made available to the customer. Customers may purchase perpetual licenses or subscribe to licenses, which provide customers with the same functionality and differ mainly in the duration over which the customer benefits from the software. Revenue from distinct on-premises licenses is recognized at a point in time when the software is made available to the customer.

Renewals or extensions of licenses are evaluated as distinct licenses (i.e., a distinct good or service), and revenue attributed to the distinct good or service cannot be recognized until (1) the entity provides the distinct license (or makes the license available) to the customer and (2) the customer is able to use and benefit from the distinct license. Renewal contracts are not combined with original contracts, and, as a result, the renewal right is evaluated in the same manner as all other additional rights granted after the initial contract. The revenue is not recognized until the customer can begin to use and benefit from the license, which is typically at the beginning of the license renewal period. Therefore, the Company recognizes revenue resulting from renewal of licensed software starting at the beginning of the license renewal period.

The Company recognizes revenue related to software as a service evenly over the service period using a time-based measure because the Company is providing continuous service and the customer simultaneously receives and consumes the benefits provided by the Company’s performance as the services are performed.

Contract Balances

The timing of the Company’s revenue recognition may differ from the timing of payment by its customers. The Company records a receivable when revenue is recognized prior to payment and the Company has an unconditional right to payment. Alternatively, when payment precedes the provision of the related services, the Company records deferred revenue until the performance obligations are satisfied. The Company had deferred revenue of $151,377 and $144,390 as of September 30, 2024 and June 30, 2024, respectively, related to cash received in advance for product license and maintenance services to be performed in future periods. The Company expects to satisfy its remaining performance obligations for these license and maintenance services, and recognize the deferred revenue and related contract costs over the next twelve months. The Company recognized revenue of $57,618 during the three months ended September 30, 2024 that was included in the contract liability balance at the beginning of the period.

Costs to Obtain a Contract

The Company does not have a history of incurring incremental costs to obtain a contract with a customer, but if the Company incurs these costs in the future, the Company will recognize these costs as an asset that will be amortized over the expected contract term.

Cost to Fulfill a Contract

The Company incurs costs to fulfill their obligations under a contract once it has obtained, but before transferring goods or services to the customer. The Company has determined that these costs are immaterial. Therefore, the Company expenses the costs as they are incurred.

Multiple Performance Obligations

The Company enters into contracts with customers for its technology licenses that may include multiple performance obligations. Each distinct performance obligation was determined by whether the customer could benefit from the good or service on its own or together with readily available resources. The Company allocates revenue to each performance obligation based on its standalone selling price. The Company’s contracts with its customers outline the terms of the number of software licenses to be issued and any Maintenance Services, along with the agreed-upon prices. The price for both the licenses and any related Maintenance Fees are fixed and stated in the contract.

DAMON INC. (FORMERLY GRAFITI HOLDING INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

Sales and Use Taxes

The Company presents transactional taxes such as sales and use tax collected from customers and remitted to government authorities on a net basis.

Income Taxes

The Company accounts for income taxes using the asset and liability method. Accordingly, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in the tax rate is recognized in income or expense in the period that the change is effective. Income tax benefits are recognized when it is probable that the deduction will be sustained. A valuation allowance is established when it is more likely than not that all or a portion of a deferred tax asset will either expire before the Company is able to realize the benefit, or that future deductibility is uncertain. The Company recorded no income tax provision or benefit for the three months ended September 30, 2024 or 2023.

Net Loss Per Share

The Company computes basic and diluted earnings per share by dividing net loss by the weighted average number of common shares outstanding during the period. Basic and diluted net loss per common share were the same.

Fair Value of Financial Instruments

Financial instruments consist of cash, accounts receivable, and accounts payable. The Company determines the estimated fair value of such financial instruments presented in these financial statements using available market information and appropriate methodologies. These financial instruments are stated at their respective historical carrying amounts, which approximate fair value due to their short-term nature.

Reclassifications

Certain prior year amounts have been reclassified to conform to September 30, 2024 presentation. The Company notes that these reclassifications only impacted the balance sheet and did not impact cash flows or net loss.

Recently Issued Accounting Standards Not Yet Adopted

The Company reviewed recently issued accounting pronouncements and concluded that they were not applicable to the condensed consolidated financial statements, except for the following:

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures”, which amends the disclosure to improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses on an annual and interim basis for to enable investors to develop more decision-useful financial analyses. All public entities will be required to report segment information in accordance with the new guidance starting in annual periods beginning after December 15, 2023. The Company is currently assessing potential impacts of ASU 2023-07 and does not expect the adoption of this guidance will have a material impact on its condensed consolidated financial statements and disclosures as the Company currently only has one reportable segment and the ASU pertains to enhanced segment reporting disclosures.

DAMON INC. (FORMERLY GRAFITI HOLDING INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures”, which amends the disclosure to address investor requests for more transparency about income tax information through improvements to income tax disclosures primarily related to the rate reconciliation and income taxes paid information and includes certain other amendments to improve the effectiveness of income tax disclosures. For entities other than public business entities, the requirements will be effective for annual periods beginning after December 15, 2025. The guidance will be applied on a prospective basis with the option to apply the standard retrospectively. Early adoption is permitted. The Company is currently assessing potential impacts of ASU 2023-09 and does not expect the adoption of this guidance will have a material impact on its condensed consolidated financial statements and disclosures.

In November 2024, the FASB issued ASU No. 2024-03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses, that requires public companies to disclose, in interim and reporting periods, additional information about certain expenses in the financial statements. For public business entities, it is effective for annual periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted and is effective on either a prospective basis or retrospective basis. The Company is currently evaluating the impact that the updated standard will have on the Company’s disclosures within the condensed consolidated financial statements.

Note 4 - Disaggregation of Revenue

Disaggregation of Revenue

The Company recognizes revenue when control of the promised products or services is transferred to its customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those products or services. The Company derives revenue from software sales. The Company’s revenue from contracts with customers are mainly sourced from the United Kingdom, Switzerland, France, and Italy.

Revenues consisted of the following:

	For the Three Months Ended September 30,
	2024 (Unaudited)	2023 (Unaudited)

Recurring revenue	$61,202	$49,826
Non-recurring revenue	40,767	48,082
	$101,969	$97,908

	For the Three Months Ended September 30,
	2024 (Unaudited)	2023 (Unaudited)

Revenue recognized at a point in time (1)	$40,767	$48,082
Revenue recognized over time (2)	61,202	49,826
Total	$101,969	$97,908

(1)	Software’s performance obligation is satisfied at a point in time when access to the software is provided to the customer.

(2)	Performance obligation from right to access software sales is satisfied evenly over the service period using a time-based measure because the Company is providing continuous access to its service and service is recognized over time.

DAMON INC. (FORMERLY GRAFITI HOLDING INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

Note 5 - The Grafiti Holding Note

On June 26, 2024, the Company purchased from Damon Motors the Grafiti Holding Note with an original principal amount of $350,000 (the “Grafiti Holding Note”). In accordance with the terms of the Grafiti Holding Note, the Company must loan to Damon Motors, at Damon Motors’s request, additional funds up to an aggregate principal amount, including the original principal amount, of $1,000,000. On September 25, 2024, the Grafiti Holding Note was amended to increase the maximum principal amount available for borrowing to $1,150,000. The Grafiti Holding Note accrues interest at a rate of 10% per year. The debt and accrued and unpaid interest is due and payable the earlier of (a) December 31, 2024, (b) when declared due and payable by the Company upon the occurrence of an event of default, or (c) within three business days following termination of the Damon Business Combination Agreement. Concurrent with the original principal amount provided to Damon Motors, the Company also loaned an additional $200,000 to Damon Motors on June 26, 2024. During the three months ended September 30, 2024, the Company loaned Damon Motors an additional $596,000. The principal balance of the Grafiti Holding Note was $1,146,000 and $550,000 as of September 30, 2024 and June 30, 2024, respectively. During the three months ended September 30, 2024 and September 30, 2023, the Company recognized $24,066 and $0 of interest income from the Grafiti Holding Note, respectively, which is included in the Other Income/Expense section of the condensed consolidated statements of operations. The total interest accrued as of September 30, 2024 and June 30, 2024 was $24,614 and $548, respectively, and is included in the Other Current Assets line of the condensed consolidated balance sheets.

Our note receivables balance was as follows:

	September 30, 2024 (Unaudited)	June 30, 2024 (Audited)
Note receivable, amortized cost	$1,146,000	$550,000
Less: allowance for credit losses	(238,103)	(108,568)
Note receivable, net	$907,897	$441,432

Current note receivable, net	$907,897	$441,432
Note receivable, net	$907,897	$441,432

A roll forward of the Company’s allowance for credit losses was as follows:

Balance at June 30, 2024	$108,568
Provision	129,535
Balance at September 30, 2024 (Unaudited)	$238,103

There were neither charges against the allowance nor recoveries of previously written off amounts for the three months ended September 30, 2023.

The Company’s Grafiti Holding Note represents a variable interest in Damon Motors. As such, the Company applied ASC 810 to assess whether the Company is the primary beneficiary and Damon Motors should be consolidated. The Company determined they are not the primary beneficiary, as the Company does not have the power to direct the activities that most significantly affect Damon Motors’s economic performance. The Company’s support to Damon Motors, and the Company’s maximum exposure, consists only of the Grafiti Holding Note outlined above. The primary reason for the financial support is to assist Damon Motors’ operations until the close of the merger. As such, the Company concluded the Damon Motors legal entity should not be consolidated.

DAMON INC. (FORMERLY GRAFITI HOLDING INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

Note 6 - Accrued Liabilities

Accrued liabilities as of September 30, 2024 and June 30, 2024 consisted of the following:

	As of September 30,	As of June 30,
	2024 (Unaudited)	2024 (Audited)
Accrued compensation and benefits	$17,326	$19,780
Accrued bonus and commissions	3,921	3,708
Accrued interest expense	53,706	3,301
Accrued professional fees	18,390	17,393
Accrued sales and other indirect taxes payable	11,170	15,739
	$104,513	$59,921

Note 7 - Income Taxes

There is no income tax provision or benefit for the three months ended September 30, 2024 or 2023 due to a history of losses and future projected losses. A full valuation allowance on deferred tax assets has been recorded for both periods.

Note 8 - Long-Term Debt

On June 26, 2024, the Company and Streeterville Capital, LLC (“Streeterville” or “Investor”) entered into a note purchase agreement, pursuant to which the Company agreed to sell, and Streeterville agreed to purchase, a secured promissory note in an aggregate original principal amount of $6,470,000 (the “Streeterville Note”). The Streeterville Note accrues interest on the outstanding balance of the note at the rate of 10% per annum, and all principal plus accrued interest is due and payable in December 2025. The Streeterville Note carries an original issue discount of $1,450,000 and $20,000 of issuance costs to cover legal, accounting, due diligence, monitoring and other transaction costs. On the same day, the Investor paid the purchase price of $5,000,000 as follows: (a) $1,150,000 to the Company; (b) $350,000 to Damon Motors as a senior secured loan from the Company to Damon Motors (the “Grafiti Holding Note”), and (c) $3,500,000 into escrow, which will be distributed to the Company upon satisfaction of certain conditions including: (a) consummation of the Business Combination; (b) the combined company’s common shares being listed on Nasdaq; and (c) immediately following the closing of the Business Combination, the combined company having no outstanding debt other than the Streeterville Note, certain other specified debts and trade payables incurred in the ordinary course of business (the “Escrow Conditions”). Pursuant to the escrow agreement, if the Escrow Conditions have not been satisfied by August 31, 2024 (the “Deadline Date”), the escrow agent may return the escrow amount to the Investor and the Guaranties in favor of Streeterville (as defined below) to Damon Motors and Damon Motors Corporation, a Delaware corporation and a wholly-owned subsidiary of Damon Motors. In accordance with the amendments to the escrow agreement, the Deadline Date has been extended to November 30, 2024, Additionally, starting on the earlier of 13 months after the closing of the Business Combination or January 1, 2026, the Investor may require the borrower to redeem up to one-sixth of the note’s initial principal and accrued interest monthly, and any unexercised redemption amounts can be carried over to future months. The Company has also agreed to not issue or sell and equity securities for capital raising purposes without the Investor’s prior consent. Additionally, the second amendment to the escrow agreement allows for the release of funds at the discretion of the investor even if the funding conditions have not been satisfied. On September 23, 2024, $350,000 of the funds placed in escrow were released to the Company. On November 20, 2024 the remaining $3,150,000 of the funds placed in escrow were released to the Company.

DAMON INC. (FORMERLY GRAFITI HOLDING INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

Long-Term Debt as of September 30, 2024 consisted of the following:

Long-Term Debt	Maturity	September 30, 2024 (Unaudited)	June 30, 2024 (Audited)
June 2024 10% Note (net of $469,381 and $450,059 unamortized debt discount and issuance costs)	12/26/2025	$1,974,316	$1,506,561
Total Long-Term Debt		$1,974,316	$1,506,561

Debt discount and issuance costs in the amount of $455,000 related to the Streeterville Note was recorded as a contra liability within long-term debt, which will be amortized over the term of the note. An additional $101,500 of debt discount was recorded as a contra liability within long-term debt during the three months ended September 30, 2024 with the release of a portion of the funds placed in escrow. Additional debt discount and issuance costs will be recorded as the Company receives the remaining portions of the Streeterville Note. Interest expense on long-term debt for the three months ended September 30, 2024 totaled $168,160 which includes $50,405 of interest expense, $82,178 of amortized debt discount and $35,577 of monitoring fee amortization. There was no interest expense in the three months ended September 30, 2023.

The Company had no short-term or long-term debt in the three months ended or as of September 30, 2023.

Note 9 - Stock Award Plans and Stock-Based Compensation

On June 11, 2024, the Company’s board of directors adopted a 2024 Stock Incentive Plan (the “Plan”). The maximum aggregate number of common shares that may be issued pursuant to the awards granted under the Plan (the “Share Reserve”) shall initially be 10,000,000, and the Share Reserve shall automatically increase on the first day of each calendar year beginning January 1, 2025, by a number of shares equal to the greatest of (i) 3,000,000 shares, (ii) twenty percent (20%) of the outstanding common shares on the last day of the immediately preceding calendar quarter, or (iii) such number of common shares determined by the committee delegated by the Company’s board of directors. As of September 30, 2024, there were no un-exercised options granted to consultants of the Company and 8,984,617 options were available for future grant under the Plan.

Incentive stock options granted under the Plan are granted at exercise prices not less than 100% of the estimated fair market value of the underlying common shares at date of grant. The exercise price per share for incentive stock options may not be less than 110% of the estimated fair value of the underlying common shares on the grant date for any individual possessing more that 10% of the total outstanding common shares of the Company. Options granted under the Plan vest over periods ranging from immediately to four years and are exercisable over periods not exceeding ten years.

As of September 30, 2024, there were no non-vested stock options and no unrecognized stock option compensation so the fair value of non-vested options was $0.0 million.

All of the 1,015,383 of stock options granted during the fiscal year ended June 30, 2024 were exercised on various dates between August 21, 2024 and September 4, 2024 for which the Company received $64,335 for the exercise of the stock options which is included on the Common Stock line of the condensed consolidated statements of changes in stockholders’ equity (deficit).

DAMON INC. (FORMERLY GRAFITI HOLDING INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

See below for a summary of the stock options granted under the Plan:

	Total	Weighted Average Exercise Price	Aggregate Intrinsic Value (in thousands)
Outstanding at July 1, 2024	1,015,383	$0.06336	$—
Granted	—	—	—
Exercised	(1,015,383)	0.06336	—
Expired	—	—	—
Forfeitures	—	—	—
Outstanding at September 30, 2024	—	$—	$—

Exercisable at September 30, 2024	—	$—	$—

Note 10 - Credit Risk and Concentrations

During the three months ended September 30, 2024 the Company had two customers that accounted for a total of 31% of revenues. During the three months ended September 30, 2023, the Company had one customer that accounted for 10% of revenues.

As of September 30, 2024, three customers represented approximately 75% of total accounts receivable. As of September 30, 2023, four customers represented approximately 77% of total accounts receivable.

As of September 30, 2024 and June 30, 2024, the majority of cost of goods sold was related to related party expenses as discussed in Note 11. Therefore, there are no significant concentrations of purchases or accounts payable.

Note 11 - Net Investments from Inpixon

Prior to the transaction on December 27, 2023, the Company incurred expenses that were paid by Inpixon. The expenses incurred consist of salaries and benefits to certain employees of Inpixon that provided services for the Company. Inpixon allocated expenses to the Company based on the estimated time spent by each Inpixon employee. In addition, the Company recorded cost of sales for the use of Inpixon’s software. The Company also recorded adjustments to these condensed consolidated financial statements to record cost of sales at market value based on the price Inpixon would charge third parties for the use of the Inpixon’s software with industry consistent margins. The Company settled the amounts through equity. The Company has recorded these amounts as a change in stockholders’ equity (deficit) of $32,193 for the three months ended September 30, 2023.

Note 12 - Grafiti LLC Transactions

Distributor Agreement

On July 19, 2024, Grafiti Limited entered into a Distributor Agreement with Grafiti LLC. Grafiti LLC is 100% owned by Nadir Ali who was a director and officer of Damon as of September 30, 2024. Nadir Ali resigned as director and officer of Damon upon the closing of the Business Combination on November 13, 2024. Under the Distributor Agreement, Grafiti LLC granted Grafiti Limited a non-exclusive, non-transferable right and license to market and distribute SAVES (statistical analytics and visualization) products in the United Kingdom and other agreed-upon territories. Grafiti Limited will pay Grafiti LLC the then-current prices for the products, subject to a discount of up to 50% if certain revenue targets are met or other arrangements agreed upon by the parties. The deemed effective date of the Distributor Agreement is retroactive to January 1, 2024, and will remain in effect for one year from the effective date, automatically renewing for successive one-year periods unless either party provides advance notice prior to the end of the current term to not extend. Either party may terminate the agreement without cause by providing at least 90 days’ prior written notice, or immediately for specified reasons, including an uncured breach or bankruptcy. As of June 30, 2024 Grafiti Limited owed Grafiti LLC $42,896 under the agreement which is included in the Accounts Payable line on the condensed consolidated balance sheets. The Company has recorded the amounts related to the recognized revenue during the three months ended September 30, 2024 and 2023 as cost of revenues on the Company’s condensed consolidated statement of operations of $39,647 and $0, respectively. As of September 30, 2024 Grafiti Limited owed Grafiti LLC $50,341 under the agreement which is included in the Accounts Payable line on the condensed consolidated balance sheets.

DAMON INC. (FORMERLY GRAFITI HOLDING INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

Administrative Support Service Agreement

On July 19, 2024, Grafiti Limited entered into an Administrative Support Service Agreement with Grafiti LLC. Under the Administrative Support Service Agreement, Grafiti LLC agreed to provide accounting, tax, and other administrative sales support services to Grafiti Limited for $5,080 per month, with the amount subject to a 5% annual increase by Grafiti LLC. The Administrative Support Service Agreement is deemed to have commenced on January 1, 2024, and remains in effect for one year from the effective date, automatically renewing for successive one-year periods unless either party provides advance notice prior to the end of the current term to not extend. The Company has recorded these amounts as general and administrative costs on the Company’s condensed consolidated statement of operations of $15,240 and $0 for the three months ended September 30, 2024 and 2023, respectively. As of September 30, 2024, Grafiti Limited owed Grafiti LLC $15,240 under the agreement which is included in the Accounts Payable line on the condensed consolidated balance sheets.

Note 13 - Commitments and Contingencies

Litigation

Certain conditions may exist as of the date the condensed consolidated financial statements are issued which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company, or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed, unless they involve guarantees, in which case the guarantees would be disclosed. There can be no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows. However, the performance of our Company’s business, financial position, and results of operations or cash flows may be affected by unfavorable resolution of any particular matter.

Leases

The Company has a twelve month operating lease for administrative offices in the United Kingdom for $360 per month which expires on April 30, 2025. The Company also has a storage space lease that it retains for $300 per month that renews on an annual basis in October of each year.

DAMON INC. (FORMERLY GRAFITI HOLDING INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

Advisory Services and Consulting Agreements

Nadir Ali

The Company entered into a consulting agreement with Mr. Ali on September 25, 2024 pursuant to which it agreed to pay a fee of $15,000 per month for services rendered to the Company since April 1, 2024 until the end of the month of the closing of the Business Combination pursuant to which Mr. Ali will advise on public company reporting and compliance matters, business development, growth strategies and other operational matters as requested.

As compensation under the consulting agreement, Mr. Ali is entitled to a fee of $325,000 upon closing the Business Combination and his monthly fee will increase to $54,167 per month beginning on the first of each month following the closing of the Business Combination through the remainder of the term of the agreement.

Unless otherwise terminated earlier pursuant to the consulting agreement, the agreement will continue for a period of six months following the closing of the Business Combination which may be extended for additional terms, upon mutual consent. The Company has the right to terminate the consulting agreement with 30 days’ notice; however, if it is terminated by the Company prior to the six month anniversary of the closing of the Business Combination (the “Ali Guaranteed Period”) for any reason other than the gross negligence, recklessness or willful misconduct of Mr. Ali, the monthly fee will continue to be paid for the remainder of the Ali Guaranteed Period. Mr. Ali has the right to terminate the consulting agreement with 30 days’ notice for specified reasons, including the Company’s failure to make timely payments, gross negligence, recklessness, willful misconduct, or the filing of bankruptcy by the Company. In such cases, the monthly fee for the remainder of the Ali Guaranteed Period will continue to be paid.

As of September 30, 2024, the Company owed Mr. Ali $30,000 for services provided under the consulting agreement.

Melanie Figueroa

The Company entered into a consulting agreement on September 25, 2024 with Ms. Figueroa pursuant to which it agreed to pay a fee of $15,000 per month for services rendered to the Company since April 1, 2024 until the end of the month of the closing of the Business Combination pursuant to which Ms. Figueroa will provide advisory services with respect to her knowledge and expertise related to Company’s public company reporting and compliance matters and corporate business development and growth strategies.

As compensation under the consulting agreement, Ms. Figueroa is entitled to a fee of $175,000 upon closing the Business Combination and her monthly fee will increase to $29,167 per month beginning on the first of each month following the closing of the Business Combination through the remainder of the term of the agreement.

Unless otherwise terminated earlier pursuant to the consulting agreement, the agreement will continue for a period of six months following the closing of the Business Combination which may be extended for additional terms, upon mutual consent. The Company has the right to terminate the consulting agreement with 30 days’ notice; however, if it is terminated by the Company prior to the six month anniversary of the closing of the Business Combination (the “Figueroa Guaranteed Period”) for any reason other than the gross negligence, recklessness or willful misconduct of Ms. Figueroa, the monthly fee will continue to be paid for the remainder of the Figueroa Guaranteed Period. Ms. Figueroa has the right to terminate the consulting agreement with 30 days’ notice for specified reasons, including the Company’s failure to make timely payments, gross negligence, recklessness, willful misconduct, or the filing of bankruptcy by the Company. In such cases, the monthly fee for the remainder of the Figueroa Guaranteed Period will continue to be paid.

As of September 30, 2024, the Company owed Ms. Figueroa $30,000 for services provided under the consulting agreement.

DAMON INC. (FORMERLY GRAFITI HOLDING INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

Wendy Loundermon

The Company entered into a consulting agreement with Mrs. Loundermon on September 25, 2024 pursuant to which it agreed to pay a fee of $10,000 per month for services rendered to the Company since April 1, 2024 until the end of the month of the closing of the Business Combination pursuant to which Mrs. Loundermon will provide advisory services with respect to her knowledge and expertise regarding the transition of the Company’s financial reporting function to ensure continuity of business operations.

As compensation under the consulting agreement, Mrs. Loundermon is entitled to a fee of $150,000 upon closing the Business Combination and her monthly fee will increase to $25,000 per month beginning on the first of each month following the closing of the Business Combination through the remainder of the term of the agreement.

Unless otherwise terminated earlier pursuant to the consulting agreement, the agreement will continue for a period of six months following the closing of the Business Combination which may be extended for additional terms, upon mutual consent. The Company has the right to terminate the consulting agreement with 30 days’ notice; however, if it is terminated by the Company prior to the six month anniversary of the closing of the Business Combination (the “Loundermon Guaranteed Period”) for any reason other than the gross negligence, recklessness or willful misconduct of Mrs. Loundermon, the monthly fee will continue to be paid for the remainder of the Loundermon Guaranteed Period. Mrs. Loundermon has the right to terminate the consulting agreement with 30 days’ notice for specified reasons, including the Company’s failure to make timely payments, gross negligence, recklessness, willful misconduct, or the filing of bankruptcy by the Company. In such cases, the monthly fee for the remainder of the Loundermon Guaranteed Period will continue to be paid.

As of September 30, 2024, the Company owed Mrs. Loundermon $20,000 for services provided under the consulting agreement.

DAMON INC. (FORMERLY GRAFITI HOLDING INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

Note 14 - Subsequent Events

Trust Shares Distribution

As described in Note 1, on October 23, 2023, Parent and the Company entered into a Separation and Distribution Agreement, pursuant to which all of the outstanding shares of Grafiti Limited were transferred to the Company, such that on December 26, 2023, Grafiti Limited became a wholly-owned subsidiary of the Company. Following the reorganization, and in connection with the spin-off of the Company from Parent, on December 27, 2023 (the “record date”), all of the outstanding common shares of the Company (the “Trust Shares”) were transferred to the Grafiti Holding Inc. Liquidating Trust (the “Trust”), to be held for the benefit of holders of the Parent’s common stock, preferred stock and those outstanding warrants that are contractually entitled to participate in the distribution, on a pro rata basis as of the record date (collectively, the “participating Parent securityholders”). On November 12, 2024, the Trust Shares were delivered to participating Parent securityholders, on a pro rata at a ratio of 1 for 50 resulting in the distribution of 3,536,746 Trust Shares to participating Parent securityholders.

Amalgamation

Also as described in Note 1, on October 23, 2023, the Company, Parent, Damon Motors, and Amalco Sub entered into the Damon Business Combination Agreement. On November 13, 2024, Damon Motors and Amalco Sub amalgamated to continue as a wholly owned subsidiary of the Company (the “Amalgamation”). Following the Amalgamation, the Company was renamed “Damon Inc.” (also referred to herein as the “combined company”). Pursuant to the Plan of Arrangement under the laws of British Columbia, as contemplated in the Damon Business Combination Agreement, securityholders of Damon Motors exchanged their securities of Damon Motors for amalgamation consideration consisting of:

(i) 14,761,045 common shares of the Company, also known as “Subordinate Voting Shares”

(ii) 1,391,181 multiple voting shares of the Company, which are convertible into common shares of the Company on a 1 for 1 basis, issued to Jay Giraud, the combined company’s CEO and director, and its controlled entity,

(iii) warrants to purchase 2,186,498 common shares of the Company at an exercise price of $7.81 per share, with terms substantially similar to those of Damon Motors’s warrants, issued to former Damon Motors warrant holders, and

(iv) options to purchase 1,942,127 common shares at exercise prices between $0.57 and $12.73, issued to former Damon Motors option holders under the Company’s equity incentive plans.

The exchanges are based on an exchange ratio determined according to the formula in the Damon Business Combination Agreement.

The combined company commenced trading on the Nasdaq Global Market on November 18, 2024 under the symbol “DMN”.

As a result of the closing of the Business Combination, a change in control of the Company has occurred, and Damon Motors became a wholly owned subsidiary of the Company. Following the issuance of the amalgamation consideration pursuant to the Plan of Arrangement, the Company’s security holders immediately prior to the effective time of the Amalgamation (the “Effective Time”) retained beneficial ownership of approximately 18% of the outstanding common shares of the Company on a fully-diluted basis and Damon Motors security holders immediately prior to the Effective Time acquired beneficial ownership of common shares amounting to approximately 82% of the outstanding common shares of the Company on a fully-diluted basis.

Creation and Conversion of Multiple Voting Shares

Prior to the Effective Time, on November 12, 2024, the Company filed a Notice of Alteration with the Province of British Columbia Registrar of Companies to amend its Notice of Articles to, among other things, reflect the amended articles of the Company authorizing, among other things, the creation of a class of Multiple Voting Shares and setting out the rights and restrictions attaching to the Multiple Voting Shares and the common shares.

On December 4, 2024, following the resignation of Damon Jay Giraud, the former President, Chief Executive Officer, and Executive Chairman of the Company, all 1,391,181 Multiple Voting Shares of the Company held by Mr. Giraud were converted into common shares on a one-for-one basis.

DAMON INC. (FORMERLY GRAFITI HOLDING INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

Financing Agreements

Streeterville June 2024 Note – Amended Security Agreements

On November 13, 2024, prior to the closing of the Business Combination, (a) the Company entered into an amendment to the Security Agreement, dated June 26, 2024 by and between the Company and Streeterville Capital LLC delivered in connection with the Streeterville Note in an aggregate principal amount of $6,470,000, whereby the Company granted to Streeterville a security interest in all right, title, interest, claims and demands to its assets, and (b) Damon Motors entered into a security agreement with Streeterville, whereby Damon Motors granted to Streeterville a security interest in all right, title, interest, claims and demands to its assets, and (c) Damon Motors entered into an IP security agreement with Streeterville, whereby Damon Motors granted to Streeterville a security interest in certain of its intellectual property. Streeterville’s security over the Company’s assets ranks pari passu with the security granted under the November 2024 Debt Financing (as described in greater detail below) pursuant to an intercreditor agreement dated as of November 13, 2024 (the “Intercreditor Agreement”).

November 2024 Debt Financing

East-West

On November 13, 2024, the Company and East West Utah limited liability company, an affiliate of Streeterville, entered into a note purchase agreement, pursuant to which the Company agreed to sell, and East West agreed to purchase, a secured promissory note in an aggregate original principal amount of $8,385,000 (the “East West Note”) (the “East West Financing”). The East West Note carries an original issue discount of $1,885,000. For as long as the East West funding conditions (as defined in the East West Note) are satisfied on each applicable funding date (unless waived by East West), the proceeds from the East West Note will be funded in tranches in accordance with the following schedule: (a) $2,000,000 on January 31, 2025, (b) $1,500,000 on April 30, 2025, (c) $1,500,000 on July 31, 2025, and (d) $1,500,000 on September 30, 2025.

For each $1.00 in funds the Company raises in the sale of any of its equity shares in a financing for the purpose of raising capital as part of any public offering of its equity securities pursuant to a registration statement, at East West’s sole election, East West may reduce its next funding obligation by $0.50. The East West Note will mature on the date that is 18 months from issuance of the initial tranche of funding thereunder. For each $1.00 funded by lender under the East West Note, an additional $0.29 in original issue discount will be added to the outstanding balance. It bears interest at 10% per annum, which will increase to 22% or the maximum permitted by applicable law upon the occurrence of an event of default (as defined in the East West Note). In such an event, East West may declare the outstanding balance, multiplied by 110%, immediately due. Upon a change of control, the balance, multiplied by 110%, will also become due.

Beginning on the date that is the earlier of (i) thirteen months from the closing date of the Business Combination and (ii) January 1, 2026, East West shall have the right to require the Company to redeem up to an aggregate of one sixth of the initial principal balance of the East West Note plus any interest accrued thereunder each month (each monthly exercise, a “East West Monthly Redemption Amount”) by providing written notice to the Company, provided however that if East West does not exercise the East West Monthly Redemption Amount in a corresponding month, then such East West Monthly Redemption Amount shall be available for East West to redeem in any future month in addition to such future month’s East West Monthly Redemption Amount.

In connection with the East West Financing, Damon Motors Corporation, a Delaware corporation and a wholly-owned subsidiary of Damon (the “Damon Motors Subsidiary”), and Damon Motors each entered into a guaranty, dated as of November 13, 2024, whereby Damon Motors and the Damon Motors Subsidiary guaranteed the performance of the Company’s obligations under the East West Note.

DAMON INC. (FORMERLY GRAFITI HOLDING INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

Additionally, the Company’s obligations under the East West Note are secured. On November 13, 2024, prior to the closing of the Business Combination, (a) Damon entered a security agreement with East West whereby Damon granted to East West a security interest in all right, title, interest, claims and demands to its assets, and (b) Damon Motors entered into a security agreement with East West whereby Damon Motors granted to East West a security interest in all right, title, interest, claims and demands to its assets, and (c) Damon Motors entered into an IP security agreement with East West whereby Damon Motors granted to East West a security interest in certain of its intellectual property.

Braebeacon

On November 13, 2024, the Company and Braebeacon Holdings Inc. (“BHI”) entered into a note purchase agreement (the “BHI Note Purchase Agreement”) pursuant to which the Company agreed to sell, and BHI agreed to purchase, a secured promissory note in an aggregate original principal amount of $8,385,000 (the “BHI Note”) (the “BHI Financing”; together with the East West Financing, the “November 2024 Debt Financing”). The BHI Note carries an original issue discount of $1,885,000. For as long as the BHI funding conditions (as defined in the BHI Note) are satisfied on each applicable funding date (unless waived by BHI, the proceeds from the BHI Note will be funded in tranches in accordance with the following schedule: (a) $2,000,000 on January 31, 2025, (b) $1,500,000 on April 30, 2025, (c) $1,500,000 on July 31, 2025, and (d) $1,500,000 on September 30, 2025.

Each $1.00 in funds the Company raises in the sale of any of its equity shares in a financing for the purpose of raising capital as part of any public offering of its securities pursuant to a registration statement, at BHI’s sole election, BHI may reduce its next funding obligation by $0.50. For each $1.00 funded by Lender under the BHI Note, an additional $0.29 in original issue discount will be added to the outstanding balance. The BHI Note will mature on 18 months from issuance of the initial tranche of funding thereunder. It bears interest at 10% per annum, which will increase to 22% or the maximum permitted by applicable law upon the occurrence of an event of default (as defined in the BHI Note). In such an event, BHI may declare the outstanding balance, multiplied by 110%, immediately due. Upon a change of control, the balance, multiplied by 110%, will also become due.

Beginning on the date that is the earlier of (i) thirteen months from the closing date of the Business Combination and (ii) January 1, 2026, BHI shall have the right to require the Company to redeem up to an aggregate of one sixth of the initial principal balance of the BHI Note plus any interest accrued thereunder each month (each monthly exercise, a “BHI Monthly Redemption Amount”) by providing written notice to the Company, provided however that if BHI does not exercise the BHI Monthly Redemption Amount in a corresponding month, then such BHI Monthly Redemption Amount shall be available for BHI to redeem in any future month in addition to such future month’s BHI Monthly Redemption Amount.

In connection with the BHI Financing, the Damon Motors Subsidiary and Damon Motors, each entered into a guaranty, dated as of November 13, 2024, whereby Damon Motors and the Damon Motors Subsidiary guaranteed the performance of the Company’s obligations under the BHI Note.

Additionally, the Company’s obligations under the BHI Note are secured. On November 13, 2024, prior to the closing of the Business Combination, (a) Damon entered a security agreement with BHI whereby Damon granted to BHI a security interest in all right, title, interest, claims and demands to its assets, and (b) Damon Motors entered into a security agreement with BHI whereby Damon Motors granted to BHI a security interest in all right, title, interest, claims and demands to its assets, and (c) Damon Motors entered into an IP security agreement with BHI whereby Damon Motors granted to BHI a security interest in certain of its intellectual property.

Pursuant to the Intercreditor Agreement, each of Streeterville, East West and BHI have agreed to rank pari passu in connection with the above noted financing transactions.

Streeterville Securities Purchase Agreement

On December 20, 2024, the Company entered into a securities purchase agreement with Streeterville Capital, LLC (“Streeterville”), pursuant to which the Company agreed to issue and sell to Streeterville pre-paid purchases at an aggregate purchase price of up to $10,000,000 for the purchase of the Company’s common shares. Each pre-paid purchase includes an original issue discount of 7% and accrues interest at an annual rate of 8%. As consideration for Streeterville’s commitment, the Company also agreed to issue 343,053 common shares to Streeterville. For the initial pre-paid purchase, which closed on December 20, 2024, Streeterville paid $2,000,000, creating in an initial principal balance of $2,140,000. Also, $100,000 from the initial pre-paid purchase funding, and 15% of the funding from subsequent pre-paid purchases, shall be used to repay the indebtedness under the secured promissory note issued to Streeterville in June 2024 with an original principal amount of $6,470,000.

NASDAQ Notice of Deficiency

On January 7, 2025, the Company received a written notice The Nasdaq Stock Market LLC notifying the Company that, for the 30 consecutive business days from November 18, 2024 to January 6, 2025, the Company’s Market Value of Listed Securities (“MVLS”) was below the minimum of $50 million required for continued listing on The Nasdaq Global Market. The Company has until July 7, 2025, to regain compliance. The Company intends to monitor its MVLS and evaluate available options to resolve the deficiency. Additionally, the Company may consider applying to transfer the listing of its securities to The Nasdaq Capital Market.

Maxim Financial Advisory Agreement

Effective January 7, 2025, we entered into a Financial Advisory Agreement with Maxim Group LLC (together with its affiliates and subsidiaries, “Maxim”). Pursuant to this agreement, Maxim has been appointed to provide advisory services to the Company, including consultation on capital raising matters such as a private placement of equity or equity-linked securities. As compensation for past advisory services following the listing of the Company on Nasdaq, the Company has issued 514,579 common shares to Maxim Partners LLC, with piggyback registration rights. Maxim’s engagement will terminate 90 days from the execution date.

DAMON MOTORS INC.

CONDENSED INTERIM UNAUDITED CONSOLIDATED BALANCE SHEETS

As of September 30, 2024 and June 30, 2024

(Expressed in United States dollars)

	September 30, 2024 (unaudited)	June 30, 2024
	$	$
ASSETS

Current assets
Cash	113,549	395,580
Funding receivable	1,004,022	-
Other current assets	115,806	90,921
Current assets	1,233,377	486,501
Non-current assets
Premises lease deposits	127,309	126,431
Property and equipment, net	941,807	1,138,420
Non-current assets	1,069,116	1,264,851
Total assets	2,302,493	1,751,352

LIABILITIES

Current liabilities
Accounts payable and accrued liabilities	6,657,291	5,924,121
Customer deposits	476,404	482,575
Current portion of operating lease liabilities	363,640	443,519
Current portion of finance lease liabilities	7,329	7,141
Short-term debt	2,507,214	1,099,489
Convertible notes	46,294,751	40,630,756
Financial liability convertible to equity	-	3,200,000
Current liabilities	56,306,629	51,787,601
Non-current liabilities
Non-current portion of operating lease liabilities	175,493	235,492
Non-current portion of finance lease liabilities	178,008	177,403
Non-current liabilities	353,501	412,895
Total liabilities	56,660,130	52,200,496

SHAREHOLDERS’ DEFICIT

Common shares without par value, unlimited shares authorized, 13,761,506 shares issued and outstanding as of September 30, 2024 (June 30, 2024 – 12,324,504)	5,138,751	1,938,751
Preferred shares without par value, unlimited shares authorized, 16,758,528 shares issued and outstanding as of September 30, 2024 and June 30, 2024 (Liquidation preference : $48,215,054)	71,590,087	71,590,087
Additional paid in capital	16,933,294	16,629,612
Accumulated deficit	(148,019,769)	(140,607,594)
Total shareholders’ deficit	(54,357,637)	(50,449,144)
Total liabilities and shareholders’ deficit	2,302,493	1,751,352

Going Concern (Note 1)

Commitments and Contingencies (Note 12)

Subsequent Events (Note 19)

The accompanying notes are an integral part of these consolidated financial statements.

DAMON MOTORS INC.

CONDENSED INTERIM UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

For the three months ended September 30, 2024 and 2023

(Expressed in United States dollars)

	Three months ended September 30, 2024	Three months ended September 30, 2023

Expenses
Research and development, net of tax credits	57,221	1,937,227
General and administrative	790,027	1,092,282
Sales and marketing	174,166	376,312
Depreciation	67,248	80,138
Transaction costs	748,541	458,232
Foreign currency transaction loss/(gain)	62,738	(159,457)
Loss from Operations	1,899,941	3,784,734
Other expenses
Changes in fair value of financial liabilities	4,657,388	827,304
Finance expense	854,846	765,153
	5,512,234	1,592,457

Net loss before income tax	7,412,175	5,377,191
Income tax expense	-	-
Net loss	7,412,175	5,377,191

Loss per share:
Basic and diluted – common shares	(0.54)	(0.45)

Weighted average number of shares outstanding:
Basic and diluted – common shares	13,745,886	11,851,349

The accompanying notes are an integral part of these consolidated financial statements.

DAMON MOTORS INC.

CONDENSED INTERIM UNAUDITED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

For the three months ended September 30, 2024 and 2023

(Expressed in United States dollars)

	Common shares		Preferred shares		Additional paid in capital	Accumulated Deficit	Shareholders’ deficit
	#	$	#	$	$	$	$

As of June 30, 2024	12,324,504	1,938,751	16,758,528	71,590,087	16,629,612	(140,607,594)	(50,449,144)
Conversion of Simple Agreements for Future Equity (SAFEs) at maturity	1,437,002	3,200,000	-	-	-	-	3,200,000
Stock-based compensation	-	-	-	-	16,295	-	16,295
Common share purchase warrants issued in connection with convertible promissory notes	-	-	-	-	287,387	-	287,387
Net loss	-	-	-	-	-	(7,412,175)	(7,412,175)
As of September 30, 2024	13,761,506	5,138,751	16,758,528	71,590,087	16,933,294	(148,019,769)	(54,357,637)

As of June 30, 2023	11,829,386	1,285,788	16,758,528	71,590,087	9,294,030	(106,639,346)	(24,469,441)
Issuance of shares, net of issuance costs	95,380	260,999	-	-	-	-	260,999
Stock-based compensation	-	-	-	-	204,159	-	204,159
Stock options exercised	130,936	149,166	-	-	(129,642)	-	19,524
Loss for the year	-	-	-	-	-	(5,377,191)	(5,377,191)
As of September 30, 2023	12,055,702	1,695,953	16,758,528	71,590,087	9,368,547	(112,016,537)	(29,361,950)

The accompanying notes are an integral part of these consolidated financial statements.

DAMON MOTORS INC.

CONDENSED INTERIM UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the three months ended September 30, 2024 and 2023

(Expressed in United States dollars)

	Three months ended September 30, 2024	Three months ended September 30, 2023
	$	$
Operating activities
Net loss:	(7,412,175)	(5,377,191)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation	67,248	80,138
Amortization of operating lease right-of-use asset	129,365	136,698
Stock-based compensation	16,295	204,159
Accrued interest added to debt	809,520	446,699
Changes in fair value of financial liabilities	4,657,388	827,304
Foreign exchange loss/(gain)	20,309	(121,753)

Changes in operating assets and liabilities:
Other current assets and premises lease deposits	(25,763)	24,756
Funding receivable	(1,004,022)	-
Accounts payable and accrued liabilities	733,170	(467,843)
Operating lease	(145,735)	(67,583)
Customer deposits	(6,171)	12,067
Cash used in operating activities	(2,160,571)	(4,302,549)

Financing activities
Payments on finance leases	(1,759)	(3,083)
Proceeds from convertible notes	555,000	4,950,000
Proceeds from senior secured promissory notes	596,000	-
Proceeds from promissory notes	729,299	-
Repayment of SR&ED loan	-	(37,837)
Proceeds from exercise of stock options	-	19,524
Cash provided by financing activities	1,878,540	4,928,604

Net change in cash during the period	(282,031)	626,055
Cash at beginning of period	395,580	2,069,056
Cash at end of period (Note 18)	113,549	2,695,111

Supplemental Cash Flow Information (Note 18)

The accompanying notes are an integral part of these consolidated financial statements.

DAMON MOTORS INC.

NOTES TO THE CONDENSED INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2024 and 2023

(Expressed in United States dollars)

1.	NATURE OF OPERATIONS AND GOING CONCERN

Nature of operations

Damon Motors Inc. was incorporated on July 22, 2016, under the laws of British Columbia. The Company’s registered address is Suite 2300, Bentall 5, 550 Burrard Street, Vancouver, British Columbia, V6C 2B5 and head office and principal address is 704 Alexander Street, Vancouver, British Columbia, V6A 1E3, Canada. The Company is a leading light electric vehicle manufacturer currently focused on electric motorcycles including proprietary electric powertrain, shifting and predictive awareness technologies. The Company has a single reportable segment given that the Company is engaged in the manufacture of motorcycles in North America, and management views the business as a single reporting segment. See Segment Reporting (Note 16).

On April 26, 2021, the Company formed a wholly owned subsidiary, Damon Motors Corporation, a corporation organized and registered in the state of Delaware, USA.

These condensed interim unaudited consolidated financial statements include the accounts of Damon Motors Inc. and Damon Motors Corporation, collectively the “Company.”

Going concern

The accompanying condensed interim unaudited consolidated financial statements of the Company have been prepared assuming the Company will continue as a going concern in accordance with U.S. GAAP. The going concern basis of presentation assumes that the Company will continue in operation one year after the date these financial statements are issued and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business.

The Company is subject to a number of risks, including, but not limited to, the need for successful development of products, the need for additional capital (or financing) to fund operating losses (see below), competition from substitute products and services from larger companies, protection of proprietary technology, patent litigation, dependence on key individuals, and risks associated with changes in electric automotive technology. The Company’s ability to continue as a going concern is dependent upon its ability to obtain the necessary financing to fund its research and development, complete the construction of its manufacturing facility for the eventual production of electrical motorcycles and meets its obligations and repay its liabilities arising from normal business operations when they come due.

The Company has incurred net losses of $7,412,175 and utilized $2,160,571 of cash in operations for the three months ended September 30, 2024 and has accumulated a deficit as of September 30, 2024 of $148,019,769 and expects to incur future additional losses. These conditions indicate material uncertainties that cast substantial doubt upon the Company’s ability to continue as a going concern within one year after financial statement issuance date.

When substantial doubt exists, management evaluates whether the mitigating effect of its plans sufficiently alleviates substantial doubt about the Company’s ability to continue as a going concern. The mitigating effect of management’s plans, however, is only considered if both (1) it is probable that the plans will be effectively implemented within one year after the date that the financial statements are issued, and (2) it is probable that the plans, when implemented, will mitigate the relevant conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued.

DAMON MOTORS INC.

NOTES TO THE CONDENSED INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2024 and 2023

(Expressed in United States dollars)

1.	NATURE OF OPERATIONS AND GOING CONCERN (continued)

Going concern (continued)

Management’s plans to address the uncertainty that the Company will continue as a going concern include the business combination as well as obtaining associated debt and equity financing. There is no assurance that the Company’s plans to consummate the business combination will be successful and the Company cannot provide assurance that the Company will secure financing in a timely manner, nor can they provide assurance that the business combination will be completed. As such, the substantial doubt of the Company’s ability to continue as a going concern has not been alleviated by management’s plans.

2.	BASIS OF PRESENTATION

a)	Basis of presentation

The accompanying unaudited condensed interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”) regarding financial reporting. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for annual audited financial statements and should be read in conjunction with the Company’s annual audited consolidated financial statements as at and for the year ended June 30, 2024.

The same accounting policies were used in the preparation of these unaudited condensed interim condensed interim unaudited consolidated financial statements as for the most recent audited annual consolidated financial statements. These condensed interim consolidated financial statements are unaudited and reflect adjustments (consisting of normal recurring adjustments) that are, in the opinion of management, necessary to provide a fair statement of results for the interim periods in accordance with U.S. GAAP.

b)	Basis of measurement

These financial statements have been prepared on a historical cost basis except for certain financial instruments which are measured at their fair value as explained in the accounting policies set out below. In addition, these financial statements have been prepared using the accrual basis of accounting.

c)	Consolidated statements

The condensed interim unaudited consolidated financial statements incorporate the financial statements of the Company and its consolidated subsidiary, Damon Motors Corporation, over which the Company has control. Control occurs when the Company has power over the investee; is exposed, or has rights, to variable returns from its involvement with the investee; and has the ability to use its power over the investee to affect its returns. All intercompany transactions and balances between the Company and the subsidiary are eliminated upon consolidation.

DAMON MOTORS INC.

NOTES TO THE CONDENSED INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2024 and 2023

(Expressed in United States dollars)

2.	BASIS OF PRESENTATION (continued)

d)	Business combination with XTI Aerospace, Inc. (“XTI Aerospace” and formerly known as Inpixon)

On October 23, 2023, Damon Motors Inc. (“Damon”) entered into a Business Combination agreement (“BCA”) with XTI Aerospace (NASDAQ: XTIA), Grafiti Holding Inc. (“Grafiti”), a British Columbia corporation and wholly owned subsidiary of XTI Aerospace , 1444842 B.C. Ltd., and a wholly owned subsidiary of Grafiti (“Amalco Sub”), pursuant to which it is proposed that Amalco Sub and Damon amalgamate under the laws of British Columbia, Canada with the amalgamated company (the “Damon Surviving Corporation”) continuing as a wholly owned subsidiary of Grafiti (the “Business Combination”).

The Business Combination is subject to material conditions, including approval of the Business Combination by securities holders of Damon, approval of the issuance of Grafiti Common Shares to Damon securities holders pursuant to the Business Combination Agreement by a British Columbia court after a hearing upon the fairness of the terms and conditions of the Business Combination Agreement as required by the exemption from registration provided by Section 3(a)(10) under the Securities Act of 1933, and approval of the listing of the Grafiti Common Shares on the Nasdaq Stock Market (“Nasdaq”) under the ticker symbol DMN, after giving effect to the Business Combination.

Upon the consummation of the Business Combination (the “Closing”), both Grafiti Limited (formerly known as Inpixon UK Ltd.), a subsidiary of Grafiti and the Damon Surviving Corporation will be wholly owned subsidiaries of Grafiti, which will adopt a new name as determined by Damon.

Holders of Grafiti Common Shares and warrants, including management of XTI Aerospace that hold Grafiti Common Shares immediately prior to the closing of the Business Combination, are anticipated to retain approximately 18.75% of the outstanding capital stock of the combined company, determined on a fully diluted basis. Damon shareholders are anticipated to hold approximately 81.25% of the combined company, determined on a fully diluted basis. It is anticipated that public trading for the Grafiti Common Shares on the Nasdaq would begin following the consummation of the Business Combination.

Following the signing of the Business Combination agreement, on October 26, 2023, Damon issued a convertible promissory note to XTI Aerospace in an aggregate principal amount of $3.0 million (Note 8) together with the Share purchase Warrants (Note 9) pursuant to a private placement. The convertible promissory note has a 12% annual interest rate, payable in arrears on the maturity date, June 15, 2024. The full principal balance and interest on the convertible promissory note will automatically convert into common shares of Damon upon the public listing of Damon or a successor issuer thereof on a national securities exchange (a “Public Company Event”).

On June 15, 2024, the Company and XTI Aerospace signed a Letter of Agreement amending the maturity date of the notes to September 30, 2024.

On September 11, 2024, the Company and XTI Aerospace signed another Letter of Agreement amending the maturity date of the notes to October 31, 2024, subject to an additional tolling period of 30 days at the election of the Company upon notice by the Company to the note holders.

DAMON MOTORS INC.

NOTES TO THE CONDENSED INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2024 and 2023

(Expressed in United States dollars)

3.	SIGNIFICANT ACCOUNTING POLICIES

a)	Significant accounting policies

The accounting policies followed in these condensed interim consolidated financial statements are consistent with those disclosed in Note 3 of the Company’s consolidated financial statements for the year ended June 30, 2024.

b)	Critical accounting estimates and judgements in applying the Company’s accounting policies

The preparation of condensed interim unaudited consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods. Management estimates are periodically reviewed in light of changes in circumstances, facts and experience and noted that there has been no significant change in estimates of judgements in the reporting periods. Areas of judgment that have the most significant effect on the amounts recognized in the condensed interim unaudited consolidated financial statements are disclosed in Note 3 of the Company’s consolidated financial statements for the year ended June 30, 2024.

c)	Reclassifications

Certain prior period amounts in the condensed interim unaudited consolidated financial statements and notes thereto have been reclassified to conform to current period presentation. These reclassifications did not impact the previously reported net loss, stockholders’ equity or cash flows, as they represent a reorganization of the presentation of the financial statements rather than a change in the underlying accounting principles or policies.

d)	Recent accounting pronouncements not yet adopted

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures”, which amends the disclosure to improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses on an annual and interim basis for to enable investors to develop more decision-useful financial analyses. All public entities will be required to report segment information in accordance with the new guidance starting in annual periods beginning after December 15, 2023. The Company is currently assessing potential impacts of ASU 2023-06 and does not expect the adoption of this guidance will have a material impact on its condensed consolidated financial statements and disclosures as disclosed in Note 16.

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures”, which amends the disclosure to address investor requests for more transparency about income tax information through improvements to income tax disclosures primarily related to the rate reconciliation and income taxes paid information and includes certain other amendments to improve the effectiveness of income tax disclosures. For entities other than public business entities, the requirements will be effective for annual periods beginning after December 15, 2025. The guidance will be applied on a prospective basis with the option to apply the standard retrospectively. Early adoption is permitted. The Company is currently assessing potential impacts of ASU 2023-09 and does not expect the adoption of this guidance will have a material impact on its condensed consolidated financial statements and disclosures and the Company is in a loss position and not incurring any tax expenses.

DAMON MOTORS INC.

NOTES TO THE CONDENSED INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2024 and 2023

(Expressed in United States dollars)

3.	SIGNIFICANT ACCOUNTING POLICIES (continued)

d)	Recent accounting pronouncements not yet adopted (continued)

In November 2024, the FASB issued ASU No. 2024-03, “Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses”, that requires public companies to disclose, in interim and reporting periods, additional information about certain expenses in the financial statements. For public business entities, it is effective for annual periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted and is effective on either a prospective basis or retrospective basis. The Company is currently evaluating the impact that the updated standard will have on the Company’s disclosures within the condensed consolidated financial statements.

4.	FUNDING RECEIVABLE

Included in funding receivable is FY2024 Canadian Scientific Research & Development (“SR&ED”) tax credit receivable. On October 4, 2024, the Company received the Notice of Assessment for 2024 SR&ED tax credit refund amount of $1,004,022 (CAD$1,355,329) from CRA and the tax credit refund was received in full on October 16, 2024.

The Company accounts for these credits as a reduction to research and development costs and will recognize these claims when it is probable that the expense incurred qualify for the government grant claim and that the Company has complied with all the conditions to realize the claim. Otherwise, the recognition of government grant claim would be deferred until the recognition criteria are satisfied.

5.	PROPERTY AND EQUIPMENT, NET

	Construction in Progress	Equipment and leasehold improvements	Operating lease right-of- use asset	Financing lease right-of- use asset	Total
	$	$	$	$	$
Cost
Balance, July 1, 2023	-	1,131,295	2,358,899	259,211	3,749,405
Impairment	-	-	(572,171)	-	(572,171)
Balance, June 30, 2024 and September 30, 2024	-	1,131,295	1,786,728	259,211	3,177,234

Accumulated depreciation
Balance, July 1, 2023	-	517,524	1,107,514	120,301	1,745,339
Depreciation	-	256,977	542,496	46,447	845,920
Impairment	-	-	(552,445)	-	(552,445)
Balance, June 30, 2024	-	774,501	1,097,565	166,748	2,038,814
Depreciation	-	56,862	129,365	10,386	196,613
Balance, September 30, 2024	-	831,363	1,226,930	177,134	2,235,427

Carrying amount
Balance, June 30, 2024	-	356,794	689,163	92,463	1,138,420
Balance, September 30, 2024	-	299,932	559,798	82,077	941,807

DAMON MOTORS INC.

NOTES TO THE CONDENSED INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2024 and 2023

(Expressed in United States dollars)

5.	PROPERTY AND EQUIPMENT, NET (continued)

During the three months ended September 30, 2024, the Company incurred amortization of right of use asset in the consolidated statements of operations of $129,365 (three months ended September 30, 2023 – $136,698) which is included in the above table under depreciation.

6.	ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

	September 30, 2024	June 30, 2024
	$	$
Accounts payable	3,946,727	3,172,403
Accrued wages	1,404,758	1,408,358
Accrued liabilities and other payables	1,305,806	1,343,360
	6,657,291	5,924,121

As at September 30, 2024, $207,350 (June 30, 2024 - $220,526) was related to severance and included in accrued wages.

Included in accrued liabilities and other payables is an amount owing for the surrender and settlement of lease of Surrey manufacturing facility of $240,843 as of September 30, 2024 (June 30, 2024 - $237,452). On April 29, 2024 the Company requested payment deferment of the instalment payment due on March 1, 2024 and May 1, 2024 respectively to July 1, 2024. On September 6, 2024, the Lessor agreed to defer the payments due on July 1, 2024 to be paid on or before September 30, 2024.

On October 1, 2024, the Company and the Lessor signed an amendment to the Surrender of Lease Agreement whereby the Lessor hereby agrees to a waiver of breach by the Company of its payment obligations in subsection 3.1(e), (f) and (g) of the Surrender of Lease Agreement by the Tenant. In addition, the subsections (e), (f) and (g) of Section 3.1 of the Surrender of Lease Agreement are deleted in their entirety and replaced, whereby the Company agrees to pay the Lessor the instalment amount of Canadian dollars $108,333 for each instalment, 30 days, 60 days and 90 days respectively, following the completion of the Business Combination.

7.	LEASES

The Company has operating leases for its office spaces and finance leases for its equipment trailer.

The lease liability in connection with operating and finance leases are included in non-current lease liabilities and current portion of lease liabilities on the consolidated balance sheets as follows:

	Operating lease	Finance leases	September 30, 2024
	$	$	$
Non-current portion of lease liabilities	175,493	178,008	353,501
Current portion of lease liabilities	363,640	7,329	370,969
Total lease liabilities	539,133	185,337	724,470

DAMON MOTORS INC.

NOTES TO THE CONDENSED INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2024 and 2023

(Expressed in United States dollars)

7.	LEASES (continued)

	Operating lease	Finance leases	June 30, 2024
	$	$	$
Non-current portion of lease liabilities	235,492	177,403	412,895
Current portion of lease liabilities	443,519	7,141	450,660
Total lease liabilities	679,011	184,544	863,555

The right-of-use assets in connection with leases are included under property and equipment on the consolidated balance sheets and are separately disclosed in Note 5.

The following lease costs are included in the consolidated statements of operations:

	Three months ended September 30, 2024	Three months ended September 30, 2023
	$	$
Finance lease costs:
Amortization of right-of-use assets	10,386	11,835
Interest on lease liability	2,240	2,492
Operating lease costs	145,735	216,832
Rental income	-	(57,753)
Total lease costs	158,361	173,406

The future payments due under operating and finance leases as at September 30, 2024 is as follows:

	Operating lease	Finance leases	Total
	$	$	$
Undiscounted lease payments:
2025	400,024	16,164	416,188
2026	181,767	183,697	365,464
Total undiscounted lease payments	581,791	199,861	781,652
Discount	(42,658)	(14,524)	(57,182)
Lease liabilities	539,133	185,337	724,470

DAMON MOTORS INC.

NOTES TO THE CONDENSED INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2024 and 2023

(Expressed in United States dollars)

8.	SHORT-TERM DEBT

	SR&ED financing	Promissory note	Secured promissory note	Senior secured promissory note	Total
	$	$	$	$	$
Balance, July 1, 2023	1,095,837	761,713	-	-	1,857,550
Promissory notes issued as settlement and payment of professional fees owing	-	542,753	-	-	542,753
Funds advanced	-	-	-	550,000	550,000
Foreign exchange adjustment	(45,612)	(14,030)	-	-	(59,642)
Interest paid, net of interest capitalized	(133,686)	33,658	-	603	(99,425)
Repayment of principal	(916,539)	-	-	-	(916,539)
Debt settled via issuance of convertible promissory notes and common share purchase warrants (Note 9)	-	(775,208)	-	-	(775,208)
Balance, June 30, 2024	-	548,886	-	550,603	1,099,489
Funds advanced	-	-	729,299	596,000	1,325,299
Foreign exchange adjustment	-	-	11,900	-	11,900
Interest capitalized	-	8,193	38,322	24,011	70,526
Balance, September 30, 2024	-	557,079	779,521	1,170,614	2,507,214

Promissory note

On April 16, 2024, the Company signed an agreement to issue as payment and settlement of professional fees owing, a promissory note in the aggregate amount of $542,753 with an interest rate at 5.5% per annum in favour of Wilson Sonsini Goodrich & Rosati Professional Corporation (“WSGR”). All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder shall be due and payable on the earliest of (i) September 1, 2024; (ii) the closing of a Debt Financing or Equity Financing; (iii) the closing of a Change of Control transaction; (iv) the Company becomes cash flow positive and is in a position to make payment on the outstanding invoices; or (v) upon the occurrence of an Event of Default. If all unpaid principal and accrued interest shall not be paid when otherwise due, the interest rate per annum on the note shall increase from 5.5% per annum to 7% per annum.

On September 16, 2024, the Company signed amendment to the promissory note agreement with WSGR to modify the due date September 1, 2024 above to October 31, 2024.

Secured promissory note

On August 5 2024, the Company issued a promissory note to arms-length parties with principal amount of $364,649 (CAD$500,000) secured against future SR&ED tax credit refund expected to be received from year-end tax returns for 2024 submitted to CRA and substantially all of the assets of the Company. The loan accrues interest at a rate of 3% per month and matures on or before November 15, 2024.

On August 11, 2024, the Company issued another promissory note to arms-length parties with principal amount of $364,650 (CAD$500,000) secured against substantially all of the assets of the Company on a pari passu basis with the promissory note issued on August 6, 2024. The loan accrues interest at a rate of 3% per month and matures on or before November 15, 2024.

DAMON MOTORS INC.

NOTES TO THE CONDENSED INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2024 and 2023

(Expressed in United States dollars)

8.	SHORT-TERM DEBT (continued)

Senior secured promissory note

On June 26, 2024 and June 28, 2024, the Company issued a senior secured promissory note (“Senior Secured Note”) in the aggregate amount of $350,000 and $200,000 respectively (up to an aggregate principal amount of $1,000,000) with interest rate at 10.0% per annum in favour of Grafiti Holding Inc (“Grafiti”). All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder shall be due and payable on the earliest of (i) December 31, 2024; (ii) upon the occurrence of an event of default; (iii) within three business days as defined in the Business Combination Agreement (“BCA”) following termination of the BCA by borrower or lender pursuant to Section 9.1(b) of the BCA or by lender pursuant to Section 9.1(d) of the BCA. The Senior Secured Note is secured by substantially all of the assets of the Company.

On July 3, 2024, the Company received an additional loan under the senior secured promissory note in the aggregate amount of $396,000. On September 25, 2024, the Company amended the senior secured promissory note dated June 26, 2024 increasing the maximum aggregate principal amount of the note from $1,000,000 to $1,150,000. On the same date, the Company drew down an additional $200,000 on the note.

The weighted average interest rate on the debt is 17.2% as of September 30, 2024 (2023 – 14.9%).

9.	CONVERTIBLE NOTES

$
Balance, July 1, 2023	14,727,183
Funds advanced	11,549,945
Convertible note issued for settlement of debt	1,308,441
Warrant bifurcated classified as liability (Note 10)	(1,086,240)
Warrant bifurcated classified as equity	(674,034)
Interest accrued, net of capitalized interest paid	1,793,574
Changes in fair value of financial liabilities	13,011,887
Balance, June 30, 2024	40,630,756
Funds advanced	555,000
Warrant bifurcated classified as equity	(287,387)
Interest accrued	738,994
Changes in fair value of financial liabilities	4,657,388
Balance, September 30, 2024	46,294,751

In July and August 2024, the Company issued four tranches of convertible promissory notes (“Tranche 19” to “Tranche 22”) to arms-length parties with an aggregate principal amount of $555,000 at valuation cap of $125,000,000 and interest rate of 12% per annum, payable in arrears on the maturity date, one year from issuance of the note. Any Principal which is not paid when due shall bear interest at the rate of the lesser of (i) 16% per annum and (ii) the maximum amount permitted by the applicable law from the due date thereof until the same is paid. The convertible promissory notes holders were also issued 202,820 common share purchase warrants to subscribe for, and purchase of the Company common shares at the exercise price equal to the quotient of the valuation cap of $125,000,000 and the diluted capitalization at closing date.

For details of the terms and conditions of the common share purchase warrants issued, refer to Note 10.

DAMON MOTORS INC.

NOTES TO THE CONDENSED INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2024 and 2023

(Expressed in United States dollars)

9.	CONVERTIBLE NOTES (continued)

Summary of the convertible notes issued and their key terms are as follows:

Tranche	Date of issuance	Amount issued	Valuation cap		Interest rate		Interest due date	Maturity date
		$	$’ million		%
Tranche 1	October to November 2022	5,700,000	125	(1)	12	%(1)	October 1, 2023(1)(2) October 31, 2024 (7)	October 31, 2024(7)
Tranche 2	January to February 2023	1,020,000	150		12%		July 1, 2023(2) October 31, 2024 (7)	October 31, 2024(7)
	February 2023	100,000	125		12%		July 1, 2023(2) October 31, 2024 (7)	October 31, 2024(7)
Tranche 3	April to May 2023	1,900,000	125		12%		October 1, 2023(2) October 31, 2024 (7)	October 31, 2024(7)
Tranche 4	September 16, 2023	2,500,000	125		12%		October 31, 2024(3)(4)(6)	October 31, 2024(6)
Tranche 5	September 30, 2023	375,000	125		12%		October 31, 2024 (7)	October 31, 2024(7)
Tranche 6	August 10, 2023	1,025,000	125		12%		October 31, 2024 (3)(4)(6)	October 31, 2024(6)
Tranche 7	September 13, 2023	1,020,000	125		12%		October 31, 2024 (3)(4)(6)	October 31, 2024(6)
Tranche 8	September 26, 2023	2,705,000	125		12%		October 31, 2024 (3)(4)(6)	October 31, 2024(6)
Tranche 9	September 30, 2023	200,000	125		12%		October 31, 2024(3)(4)(7)	October 31, 2024(7)
Tranche 10	October 26, 2023	4,275,000	125		12%		October 31, 2024 (3)(4)(6)	October 31, 2024(6)
Tranche 11	December 15, 2023	350,000	125		12%		October 31, 2024 (3)(4)(6)	October 31, 2024(6)
Tranche 12	March 12, 2024	775,208	125		12%		March 11, 2025 (3)(5)	March 11, 2025
Tranche 13	March 26, 2024	88,391	125		12%		March 25, 2025 (3)(5)	March 25, 2025
Tranche 14	April 5, 2024	304,945	125		12%		October 31, 2024 (3)(4)(6)	October 31, 2024(6)
Tranche 15	April 15, 2024	1,500,000	125		12%		October 31, 2024 (3)(4)(6)	October 31, 2024(6)
Tranche 16	April 26, 2024	150,000	125		12%		October 31, 2024 (3)(4)(6)	October 31, 2024(6)
Tranche 17	May 1, 2024	76,228	125		12%		April 30, 2025 (3)(5)	April 30, 2025
Tranche 18	May 29, 2024	20,000	125		12%		May 28, 2025 (3)(5)	May 28, 2025
Balance, June 30, 2024		24,084,772
Tranche 19	July 20, 2024	250,000	125		12%		July 19, 2025 (3)(5)	July 19, 2025
Tranche 20	July 22, 2024	100,000	125		12%		July 21, 2025 (3)(5)	July 21, 2025
Tranche 21	July 30, 2024	20,000	125		12%		July 29, 2025 (3)(5)	July 29, 2025
Tranche 22	August 30, 2024	185,000	125		12%		August 29, 2025 (3)(5)	August 29, 2025
Balance, September 30, 2024		24,639,772

Note 1 - On April 25, 2023, the Tranche 1 convertible notes with aggregate principal amount of $700,000 has its terms amended to revise the valuation cap from $350,000,000 to $125,000,000 and revise the interest rate from 8% per annum to 12% per annum, payable in arrears on October 1, 2023. On October 11, 2023, the convertible notes holder with aggregate principal amount of $5,000,000 had its terms amended to revise the valuation cap from $350,000,000 to $125,000,000 and the interest rate revised from 8% per annum to 12% per annum, payable in arrears on October 1, 2023.

Note 2 - The Company negotiated to defer payments of convertible debt interest and include the interest amount into the investment amount for conversion on maturity. The agreement for the deferment of the interest due on July 1, 2023 for Tranche 2 of $29,264, and on October 1, 2023 for Tranche 1 and Tranche 3 of $76,438 and $100,537, respectively to maturity date.

Note 3 - Any Principal which is not paid when due shall bear interest at the rate of the lesser of (i) 16% per annum and (ii) the maximum amount permitted by the applicable law from the due date thereof until the same is paid.

Note 4 - Convertible promissory notes holders were also issued common share purchase warrants (Note 10) to subscribe for, and purchase of the Company common shares at the exercise price equal to the quotient of the valuation cap of $125,000,000 and the diluted capitalization at closing date.

Note 5 - Convertible promissory notes holders were also issued common share purchase warrants (Note 10) to subscribe for, and purchase of the Company common shares at the exercise price of $2.7364 per share.

Note 6 - On June 15, 2024, the Company and the convertible promissory note holders entered into a Letter of Agreement amending the maturity of the notes, June 15, 2024, to mature on September 30, 2024. The maturity date of the notes was further amended on September 11, 2024 to mature on October 31, 2024, subject to an additional tolling period of 30 days at the election of the Company upon notice by the Company to the note holders.

Note 7 - On June 26, 2024, the Company and the convertible promissory note holders entered into a Letter of Agreement amending the maturity of the notes, June 30, 2024, to mature on September 30, 2024. The maturity date of the notes was further amended on September 11, 2024 to mature on October 31, 2024, subject to an additional tolling period of 30 days at the election of the Company upon notice by the Company to the note holders.

DAMON MOTORS INC.

NOTES TO THE CONDENSED INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2024 and 2023

(Expressed in United States dollars)

9.	CONVERTIBLE NOTES (continued)

On September 11, 2024, the Company and the convertible promissory note holders entered into a Letter of Agreement under the same term, further amending the maturity of the notes, September 30, 2024 to mature on October 31, 2024, subject to an additional tolling period of 30 days at the election of the Company upon notice by the Company to the note holders.

The Company may not prepay the principal amount and the accrued and unpaid interest in whole or in part without the written consent of the convertible noteholders. The convertible notes will rank pari passu in right of payment with respect to each other, and all payment to each of the convertible noteholders will be made pro rata among the convertible noteholders based upon the aggregate outstanding principal amount of the convertible promissory note immediately before any such payment.

Conversion events

In the event of a change of control, the convertible noteholders would have the right to either:

●	convert principal and unpaid interest into shares at a conversion price which is lower of (i) the respective valuation cap (for Tranches 4 through 22, the valuation cap is reduced to $93,750,000 if event of default occurs prior to conversion) divided by the diluted capitalization and (ii) discounted conversion price of 75% (with 2.5% increase in discount every 6 months from issuance date for Tranches 1 through 2) multiplied by the price per share ascribed to the common share in the change of control event; or

●	require the Company to repurchase their convertible notes in cash, in whole or in part, at a price equal to 100% of the principal amount of the convertible notes plus accrued and unpaid interest (for Tranches 1 through 3 and at 25% redemption premium for Tranches 4 through 22) thereon to the date of repurchase.

In the event of a qualified financing, which refers to the next transaction after the issue date and before the maturity date in which the Company issues and sells equity securities, with the principal purpose of raising capital (for Tranches 1 through 3) or a Public Company event, convertible notes include automatic mandatory conversion features resulting in the receipt of shares at a conversion price which is lower of (i) the valuation cap (for Tranches 4 through 22), the cap price further reduced to $93,750,000 if event of default occurs prior to conversion) divided by diluted capitalization immediately prior to the event of qualified financing or Public Company event and (ii) the discounted conversion price of 25% (with 2.5% increase in discount every 6 months from issuance date for Tranches 1 through 3) applied to the lowest price paid/offered for equity security subject to a cap price of $125,000,000 multiplied by a price per share of the qualified financing or Public Company event.

Diluted capitalization refers to aggregate number of outstanding common shares immediately prior to the closing or occurrence of a qualified financing, change of control, or Public Company event, as applicable.

In the event that the convertible notes are not converted prior to maturity date, the Company is obligated to settle the convertible notes by paying in cash equivalent to 100% of the convertible notes principal amount and the accrued and unpaid interest.

As the conversion features were not required to be bifurcated and as none of the components of convertible note were required to be classified under equity, the Company made the election to measure the convertible notes subsequently at fair value through profit and loss.

DAMON MOTORS INC.

NOTES TO THE CONDENSED INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2024 and 2023

(Expressed in United States dollars)

9.	CONVERTIBLE NOTES (continued)

At inception, the proceeds from the convertible notes issued with detachable share purchase warrants for Tranches 4 to 11, Tranches 14 to 16 and Tranche 22 to were determined to be their fair values, were allocated between the convertible notes issued with detachable share purchase warrants based on the residual method. During the three months ended September 30, 2024, the Company issued $555,000 of convertible notes in Tranches 19 to 22. The fair value of these convertible notes of $267,613 was determined as discussed below, with the residual amount of $287,387 (Note 10) allocated to the share purchase warrants assessed to meet the equity classification requirements and was recorded as a component of additional paid-in capital.

Management has determined that due to the complexity of the various embedded features and the short life expected of the notes, it will elect the fair value option under ASC 825-10-1 as the instruments are eligible for the fair value election under ASC 825-10. As a result, the entire convertible promissory note is carried at fair value and the difference between the aggregate fair value and aggregate unpaid principal balance of the convertible notes for the three months ended September 30, 2024 totaling $4,657,388 (three months ended September 30, 2023 – $1,250,971) are accounted as changes in fair value of financial liabilities in the statements of operations. No amounts were recognized in other comprehensive income as the changes in fair value due to credit risk were nominal.

During the three months ended September 30, 2024, the Company expensed $nil (three months ended September 30, 2023 – $280,000) in transaction costs related to issuance of convertible promissory notes in the consolidated statements of operations.

The convertible notes are valued by management at each measurement date based on the Company’s estimated enterprise value implied by the most comparable transaction and allocating the value to each of the Company’s equity-linked instruments (preferred shares, SAFE agreements, convertible promissory notes, stock options and common shares) based on their respective characteristics and rights. In arriving at the value attributable to each instrument, the Company applies an option pricing model. The Company’s model values the preferred shares, SAFEs, convertible promissory notes, common shares, warrants and stock options as call options on the Company’s equity value with exercise prices based on the conversion options of the respective instruments. The model used the following assumptions as at September 30, 2024 and June 30, 2024, including volatility, risk free rates and management’s best estimate of the expected time for the occurrence of a conversion event as described below.

	September 30, 2024	June 30, 2024
Annualized volatility	70% – 90%	70% – 90%
Expected time to liquidity	0.5 – 1.5 year	0.5 – 1.5 year
Dividend rate	0%	0%
Risk-free interest rate	3.98%	5.09%

DAMON MOTORS INC.

NOTES TO THE CONDENSED INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2024 and 2023

(Expressed in United States dollars)

10.	WARRANTS AND DERIVATIVE WARRANT LIABILITIES

The Company accounts for common share purchase warrants as either equity instruments or derivative liabilities depending on the specific terms of the warrant agreement. The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common shares. We classify derivative warrant liabilities on the balance sheet at fair value, and changes in fair value during the periods presented in the statement of operations, which is revalued at each balance sheet date subsequent to the initial issuance of the common share purchase warrant. For warrants that meet the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance.

In July and August 2024, in connection with the issuance of Tranche 19 through 22 convertible promissory notes to arms-length parties (Note 9), the Company issued 202,820 common share purchase warrants to the noteholders. Similarly, each warrant is exercisable anytime for 1 common share of the Company at an exercise price equal to the quotient of the valuation cap of $125,000,000 and the diluted capitalization on closing date. The holder of the common share warrants can exercise the warrant either fully or partially at any time from issuance date until its expiry, 5 years from issuance date.

In the event there is no effective registration statement or prospectus available for resale of shares under the warrant agreement within 180 days following the closing of the Public Company event, the warrant holder can exercise the warrants, in whole or in part, on a cashless basis for the number of shares computed as:

i.	the difference between the exercise price and volume-weighted average price (“VWAP”) on trading day immediately preceding the date of notice of exercise provided notice is in accordance with section 2(a) of the note common share purchase agreement.

ii.	the difference between the exercise price and, at holder’s option:

a.	VWAP on trading day immediately preceding the date of notice of exercise; or

b.	Bid price of the Company’s common share on principal trading market on the date of notice of exercise.

iii.	the difference between the exercise price and VWAP on date of notice of exercise.

The warrant holder for tranches 4 and tranches 6 through 11 may be entitled to additional 3% shares of the unexercised part of the warrant (up to a maximum of 8%) that may be issued for each 30-day registration statement default past the registration deadline (i.e., 180 days of Public Company event) along with liquidated damages up to a maximum of $250,000.

The warrant holder’s option for net cash settlement (equal to Black Scholes value) in the event a fundamental transaction occurs at or before a Public Company event and which is within the control of the Company including approved by the Company’s Board. However, if the transaction is outside the control of the Company or board, the warrant holder shall receive the same form and type of consideration as received by common stockholders in connection with the fundamental transaction.

DAMON MOTORS INC.

NOTES TO THE CONDENSED INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2024 and 2023

(Expressed in United States dollars)

10.	WARRANTS AND DERIVATIVE WARRANT LIABILITIES (continued)

Fundamental transaction refers to one or more related transactions that results in (i) merger or consolidation of the Company with another, (ii) any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets, (iii) purchase offer, tender offer or exchange offer to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Shares or 50% or more of the voting power of the common equity of the Company, (iv) reclassification, reorganization or recapitalization of the Common Shares or any compulsory share exchange pursuant to which the Common Shares are effectively converted into or exchanged for other securities, cash or property, or (v) a stock or share purchase agreement or other business combination with another resulting in acquisition of 50% or more of the outstanding Common Shares or 50% or more of the voting power of the common equity of the Company.

Upon exercise, the holders will pay the Company the respective exercise price for each warrant exercised in exchange for one common share of the Company and the fair value at the date of exercise and the associated non-cash liability will be reclassified to share capital. The non-cash liability associated with any warrants that expire unexercised will be recorded as a gain in the consolidated statements of operations. Unexercised warrants shall be exercised automatically on a cashless basis on the termination date.

Liability-classified warrants

At inception, the proceeds from the convertible notes were allocated between the convertible notes and the warrants based on the residual method allocated to the warrants and for the warrants that did not meet the indexation and equity classification requirements, the warrants are classified as derivative liabilities. The warrants are subsequently remeasured at fair value and accounted as changes in fair value of derivative liabilities in the statements of operations.

The fair value of derivative warrant liabilities was estimated by management at year end or each measurement date based on the Company’s estimated enterprise value implied by the most comparable transaction and allocating the value to each of the Company’s equity-linked instruments (preferred shares, SAFE agreements, convertible promissory notes, stock options and common shares) based on their respective characteristics and rights. In arriving at the value attributable to each instrument, the Company applies an option pricing model. The Company’s model values the preferred shares, SAFEs, convertible promissory notes, common shares, warrants and stock options as call options on the Company’s equity value with exercise prices based on the conversion options of the respective instruments. The model used the following assumptions as at September 30, 2024 and June 30, 2024, including volatility, risk free rates and management’s best estimate of the expected time for the occurrence of a conversion event as described in Note 9 above.

DAMON MOTORS INC.

NOTES TO THE CONDENSED INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2024 and 2023

(Expressed in United States dollars)

10.	WARRANTS AND DERIVATIVE WARRANT LIABILITIES (continued)

Liability-classified warrants (continued)

Changes in the value of the derivative liability related to the warrants for the three months ended September 30, 2024 and the year ended June 30, 2024 were as follows:

	Number of warrants	Amount
	#	$
Balance, July 1, 2023	950,153	521,950
Bifurcated value of warrant (Note 9)	3,809,030	1,086,240
Change in fair value of derivative liabilities	-	4,820,562
Liability-classified warrants reclassified to equity-classified warrants	(4,759,183)	(6,428,752)
Balance, June 30, 2024 and September 30, 2024	-	-

In June 2024, the Company, with the consent of warrant holders, amended the terms of the common share purchase warrant to be indexed to the Company’s equity. These warrants are reclassified from liability-classified warrants to equity-classified warrants and recorded as a component of additional paid-in capital.

The warrants were initially classified as liability and elected to measure at fair value because they failed the fixed shares to fixed monetary amount test in accordance with ASC 815 due to the provision in section 3b of the original warrants agreement whereby the warrants’ exercise price shall be reduced to lower exercise price on:

●	the issuance of new options or common share equivalents at an exercise price that is less than the warrants’ exercise price immediately before such issuance; or

●	on the modification of any existing options or common share equivalents at an exercise price that is less than the warrant’s exercise price immediately before such modification

Section 3b resulted in an adjustment to the warrants exercise price on change of existing equity-linked instruments which did not meet the definition of a down-round feature as it was based on neither the sale nor the issuance of stock or a financial instrument. Instead, it was based on the modification of existing instruments.

Accordingly, as the adjustment pursuant to section 3b of the warrant agreement was not a down-round feature as defined by ASU 2017-11, the warrants failed to meet the requirements of ASC 815 of a fixed shares for fixed monetary amount and accordingly were not considered as Indexed to the Company’s own stock pursuant to ASC 815.

The Company has amended the warrant agreements to remove section 3b. Additionally, the warrants exercise price is modified to make it fixed at $2.7364 per common share. As a result of these changes to the warrant agreement, the warrants are eligible to pass the fixed shares for fixed monetary amount test and considered as indexed to the Company’s own stock pursuant to ASC 815 and qualify for equity classification.

DAMON MOTORS INC.

NOTES TO THE CONDENSED INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2024 and 2023

(Expressed in United States dollars)

10.	WARRANTS AND DERIVATIVE WARRANT LIABILITIES (continued)

Equity-classified warrants

In connection with the issuance of Tranche 19 to Tranche 22 convertible promissory notes to arms-length parties (Note 9), the Company issued common share purchase warrants to the noteholders. At inception, these warrants were assessed to meet the equity classification requirements and fair value of the warrants of $287,387 was recorded as a component of additional paid-in capital.

The following table provides the relevant information on the outstanding warrants as of September 30, 2024:

Date of issuance	Number of warrants outstanding		Number of warrants exercisable	Exercise price	Expiry date
	#		#	$
June 16, 2023	950,153	(1)	950,153	2.7364	June 15, 2028
August 10, 2023	389,559	(1)	389,559	2.7364	August 9, 2028
September 13, 2023	387,659	(1)	387,659	2.7364	September 12, 2028
September 26, 2023	1,028,057	(1)	1,028,057	2.7364	September 25, 2028
September 30, 2023	73,088	(1)	73,088	2.7364	September 29, 2028
October 26, 2023	1,624,747	(1)	1,624,747	2.7364	October 25, 2028
December 15, 2023	133,020	(1)	133,020	2.7364	December 14, 2028
April 5, 2024	115,892	(1)	115,892	2.7364	April 4, 2029
April 26, 2024	57,008	(1)	57,008	2.7364	April 25, 2029
Liability-classified warrants issued	4,759,183		4,759,183
Liability-classified warrants reclassified to equity-classified warrants	(4,759,183)		(4,759,183)
Balance of liability-classified warrants as of June 30, 2024 and September 30, 2024	-		-

March 12, 2024	283,294		283,294	2.7364	March 11, 2029
March 26, 2024	32,302		32,302	2.7364	March 25, 2029
April 15, 2024	548,160		548,160	2.7364	April 14, 2029
May 1, 2024	27,857		27,857	2.7364	April 30, 2029
May 29, 2024	7,309		7,309	2.7364	May 28, 2029
Equity-classified warrants issued	898,922		898,922
Liability-classified warrants reclassified to equity-classified warrants	4,759,183		4,759,183
Balance of equity-classified warrants as of June 30, 2024	5,658,105		5,658,105
July 20, 2024	91,361		91,361	2.7364	July 19, 2029
July 22, 2024	36,544		36,544	2.7364	July 21, 2029
July 30, 2024	7,309		7,309	2.7364	July 29, 2029
August 30, 2024	67,606		67,606	2.7364	August 29, 2029
Balance of equity-classified warrants as of September 30, 2024	5,860,925		5,860,925

(1)	In June 2024, the Company, with the consent of warrant holders, amended the terms of the common share purchase warrant to be indexed to the Company’s equity. As a result, these warrants are reclassified from liability-classified warrants to equity-classified warrants and recorded as a component of additional paid-in capital

DAMON MOTORS INC.

NOTES TO THE CONDENSED INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2024 and 2023

(Expressed in United States dollars)

11.	FINANCIAL LIABILITY CONVERTIBLE TO EQUITY

Amount
$
Balance, July 1, 2023	2,700,000
Foreign exchange adjustment	(92,543)
Changes in fair value	592,543
Balance, June 30, 2024	3,200,000
Converted to common shares (Note 13)	(3,200,000)
Balance, September 30, 2024	-

From August through September 2022, the Company entered into multiple SAFE agreements certain investors and received $2,005,213. The SAFEs are recorded as a liability measured at fair value at inception and subsequently carried at fair value with changes in fair value recorded in the statements of operations.

The SAFEs may be converted or paid in cash on the occurrence of the following events/transactions before the maturity date:

●	In the event of equity financing, the Company will automatically issue to the SAFE holders a number of SAFE shares equal to the quotient obtained by dividing (i) the sum of the SAFE proceeds and the return amount (which is an amount determined by applying a rate of return of 8% per annum, on a non-compounding basis, on the SAFE Proceeds as calculated from the issue date to, but excluding, the date of expiration or termination of the SAFEs) by (ii) the conversion Price.

●	In the event of liquidation, SAFE holders at their option have a right to receive either (i) cash payment equivalent to the respective SAFE proceeds or (ii) automatically receive common shares (in the case of change of control) or listed securities (in the case of a Public company event), as applicable, that is equal to the quotient obtained by dividing (i) the sum of the SAFE proceeds and the return amount (which is an amount determined by applying a rate of return of 8% per annum, on a non-compounding basis, on the SAFE Proceeds as calculated from the issue date to, but excluding, the date of expiration or termination of the SAFEs) by (ii) the liquidity price, if the SAFE holders fails to select the cash option.

●	If there is a dissolution event, the SAFE holders at their option have a right to receive either (i) cash equivalent to the respective SAFE proceeds or (ii) automatically receive common shares that is equal to the quotient obtained by dividing (i) the sum of the SAFE proceeds and the return amount (which is an amount determined by applying a rate of return of 8% per annum, on a non-compounding basis, on the SAFE proceeds as calculated from the issue date to, but excluding, the date of expiration or termination of the SAFEs) by (ii) the dissolution price, if the SAFE holders fails to select the cash option.

At maturity, the SAFE holders automatically receive common shares of the Company that are equal to the quotient obtained by dividing (i) the sum of the SAFE proceeds and the return amount (which is an amount determined by applying a rate of return of 8% per annum, on a non-compounding basis, on the SAFE proceeds as calculated from the issue date to, but excluding, the date of expiration or termination of the SAFEs) by (ii) the maturity conversion price.

On July 1, 2024, the SAFEs matured and the SAFE holders received 1,437,002 common shares (Note 13).

DAMON MOTORS INC.

NOTES TO THE CONDENSED INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2024 and 2023

(Expressed in United States dollars)

11.	FINANCIAL LIABILITY CONVERTIBLE TO EQUITY (continued)

The SAFEs are valued by management at each measurement date based on the Company’s estimated enterprise value implied by the most comparable transaction and allocating the value to each of the Company’s equity-linked instruments (preferred shares, SAFE agreements, convertible promissory notes, share purchase warrants, stock options and common shares) based on their respective characteristics and rights. In arriving at the value attributable to each instrument, the Company applies an option pricing model. The Company’s model values the preferred shares, SAFEs, common shares, and stock options as call options on the Company’s equity value with exercise prices based on the conversion options of the respective instruments.

The model used for the valuation of convertible promissory notes, share purchase warrants and SAFEs used certain assumptions as of September 30, 2024 and June 30, 2024, including volatility, risk free rates and management’s best estimate of the expected time for the occurrence of a conversion event as described in Note 9 above.

During the year ended June 30, 2024, the common share price valuation estimate used for the SAFE valuation immediately prior to the conversion of the SAFEs was $3.77.

12.	COMMITMENTS AND CONTINGENCIES

A summary of undiscounted liabilities and future operating commitments as at September 30, 2024:

	Total	Within 1 year	2 - 5 years	Greater than 5 years
	$	$	$	$
Purchase obligations	1,611,529	1,490,185	121,344	-
Investment obligation (1)	1,000,000	1,000,000	-	-
Total financial liabilities and commitments	2,611,529	2,490,185	121,344	-

(1)	The Company entered into a strategic partnership arrangement with a third-party. As part of the agreement, the Company agree to invest an aggregate amount of $1,000,000 in the third-party upon a future financing and negotiation of terms that are agreed to by both parties during the term of the agreement. As at the date of these financial statements no such arrangement has been made.

On September 30, 2023, the Company signed a full surrender agreement with the Lessor of the Surrey manufacturing facility. Per the agreement, cash consideration must be paid on or before the dates set forth in the agreement. In the event that the Company defaults on such payment obligations, the Company will immediately have to pay the Lessor the full amount of all rent and other amounts, which would have otherwise been payable by the Company during the term if the lease had not surrendered, less any cash consideration paid and any rent which the Landlord recovers (or is reasonably expected to recover) from any replacement tenant(s) at the Premises over the balance of the initial Term of the Lease. In circumstances where a replacement tenant has not yet been secured, then such rent will be estimated as of the date of default by an appraiser, less any costs and expenses of such reletting, including brokerage fees, solicitor’s fees, tenant inducements and of costs of alterations and repairs as may be necessary to relet the premises. On April 29, 2024 the Company requested payment deferment of the 5th and 6th instalment payment due on March 1, 2024 and May 1, 2024 respectively to July 1, 2024. On September 6, 2024, the Lessor agreed to further defer the payments due on July 1, 2024 to be paid on or before September 30, 2024. On October 1, 2024, the Company and the Lessor signed an amendment to the Surrender of Lease Agreement whereby the Lessor hereby agrees to a waiver of breach by the Company of its payment obligations in subsection 3.1(e), (f) and (g) of the Surrender of Lease Agreement by the Tenant and further delay payments due (see Note 6).

DAMON MOTORS INC.

NOTES TO THE CONDENSED INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2024 and 2023

(Expressed in United States dollars)

12.	COMMITMENTS AND CONTINGENCIES (continued)

The Company met the eligibility criteria under the Small Business Venture Capital Act (the “Act”) and was registered as an Eligible Business Corporation (“EBC”) in 2018. Under the Act, the Company was approved to raise up to $10 million through the issuance of authorized equity capital whereby the investing shareholders received up to 30% of the amount invested as a tax credit against their B.C. provincial taxes. Under this program, should the Company be out of compliance with the Act during the required five-year investment hold period, it would be contingently liable to repay any tax credits previously issued to investors. At the date of these financial statements, repayable tax credits are approximately $0.6 million. Management believes the Company is compliant with all relevant terms of the Act.

13.	SHARE CAPITAL

a)	Authorized

The authorized share capital of the Company consists of the following:

i.	An unlimited number of common shares (“common shares”) without par value; and

ii.	An unlimited number of Class Seed preferred shares, Class A preferred shares and Class B preferred shares (collectively, “preferred shares”) without par value, issuable in series.

b)	Issued and outstanding

i.	As at September 30, 2024, the Company had 13,761,506 (June 30, 2024 – 12,324,504) common shares outstanding.

ii.	As at September 30, 2024 and June 30, 2024, the Company had 16,758,528 preferred shares outstanding.

Common shares transactions

On July 1, 2024, the Company issued 1,437,002 common shares in connection with the conversion of SAFE with an estimated fair value of $3,200,000 (Note 11).

Preferred shares transactions

Preferred shares series	Preferred share outstanding	Amount, net of share issuance cost
	#	$
Series 1 Class Seed Preferred	926,392	961,502
Series 2 Class Seed Preferred	477,117	143,836
Series 3 Class Seed Preferred	1,802,304	441,384
Series 4 Class Seed Preferred	157,381	102,754
Series 5 Class Seed Preferred	364,324	302,498
Series 6 Class Seed Preferred	1,312,306	1,113,885
Series 1 Class A Preferred	2,512,713	13,440,769
Series 2 Class A Preferred	5,578,780	29,841,488
Series 2 Class B Preferred	3,627,211	25,241,971
	16,758,528	71,590,087

During the three months ended September 30, 2024 and 2023, no preferred shares were issued.

DAMON MOTORS INC.

NOTES TO THE CONDENSED INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2024 and 2023

(Expressed in United States dollars)

13.	SHARE CAPITAL (continued)

Rights and privileges of preferred shareholders

Preferred shareholders hold the option to convert their preferred shares to common shares at any time based on a Conversion Price. The Conversion Price is initially equal to the price of the first share issued in the preferred shares class. Thereafter the Conversion Price is symmetrically adjusted for common share issuances to prevent anti-dilution. The anti-dilution clause maintains the relative rights of the common and preferred shareholders, and its effect is that those relative rights remain the same immediately before and immediately after the issuance of common shares.

On any matter presented to the shareholders of the Company for their action or consideration at any meeting of shareholders of the Company, each holder of outstanding preferred shares is entitled to cast the number of votes equal to the number of whole common shares into which the preferred shares are convertible as of the record date for determining shareholders entitled to vote on such matter.

The Company shall not declare, pay or set aside any dividends on shares of any other class unless the holders of the preferred shares first receive, or simultaneously receive, a dividend on each outstanding preferred share in an amount at least equal to the dividend received should the preferred shares be converted to common shares as of the record date for determination of holders entitled to receive such dividend.

In the event of liquidation, dissolution or winding up of the Company, before any payment shall be made to the holders of common shares by reason of their ownership thereof, the holders of each series of preferred shares, shall be entitled to be paid out of the funds and assets available for distribution to its shareholders, an amount per share equal to the greater of the original issue price for such series of preferred shares plus any dividends declared but unpaid thereon, or such amount per share as would have been payable had all shares of such series of preferred shares been converted into common shares.

c)	Stock options

On August 30, 2017 (and amended on September 24, 2021), the Board adopted a Stock Option Plan which provides that the Board may from time to time, in its discretion, grant to directors, officers, employees, and consultants, non-transferable stock options to purchase common shares of the Company. As per the terms of the Stock Option Plan, the requisite vesting period of the employees is generally four years.

The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option pricing model. During the three months ended September 30, 2024, the Company issued nil (three months ended September 30, 2023 – nil) stock options.

A summary of the changes in the Company’s stock options is as follows:

Stock options (#)
Outstanding, July 1, 2023	10,138,537
Expired	(118,375)
Cancelled	(366,967)
Exercised	(399,738)
Outstanding, June 30, 2024	9,253,457
Expired	(16,934)
Cancelled	(15,336)
Outstanding, September 30, 2024	9,221,187

DAMON MOTORS INC.

NOTES TO THE CONDENSED INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2024 and 2023

(Expressed in United States dollars)

13.	SHARE CAPITAL (continued)

During the three months ended September 30, 2024, the Company expensed $16,295 (three months ended September 30, 2023 – $204,159) related to the vesting of stock options.

Cash received by the Company upon the exercise of stock options during the three months ended September 30, 2024 amounted to $nil (three months ended September 30, 2023 – $19,524).

14.	RELATED PARTY TRANSACTIONS

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence. Related parties may be individuals or corporate entities. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

As at September 30, 2024, $410,059 (2023 - $404,426) was due for remuneration payable to key management and included in accrued liabilities (Note 6).

15.	INCOME TAXES

As of September 30, 2024 and 2023, the Company’s deferred tax liability was zero. Cumulative deferred tax assets are fully reserved as there is not sufficient evidence to conclude it is more likely than not the deferred tax assets are realizable. No current liability for federal state income taxes has been included in these condensed interim unaudited consolidated financial statements due to the loss for the periods.

16.	SEGMENT REPORTING

ASC 280 - Segment Reporting establishes standards for reporting information about operating segments on a basis consistent with internal organization reporting used by the Company’s chief operating decision maker, our CEO, for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. The Company is pre-revenue and pre-production and operates as a single reportable operating segment.

The following table is our long-lived assets information by geography as of September 30, 2024 and June 30, 2024:

	September 30, 2024	June 30, 2024
	$	$
Canada	585,701	676,886
United States	356,106	461,534
	941,807	1,138,420

DAMON MOTORS INC.

NOTES TO THE CONDENSED INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2024 and 2023

(Expressed in United States dollars)

17.	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

a)	Fair value of financial assets and liabilities

The Company reports all financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The authoritative guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1:	Inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2:	Inputs are observable, unadjusted quoted prices in active markets for similar assets or liabilities, unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

Level 3:	Inputs are unobservable inputs for the asset or liability. These financial instruments are measured using management’s best estimate of fair value, where the inputs into the determination of fair value require significant management judgment or estimation.

The level in the fair value hierarchy within which a fair value measurement in its entirety falls is based on the lowest-level input that is significant to the fair value measurement in its entirety.

All financial instruments are initially measured and recognized at fair value, and thereafter recognized at cost, or amortized cost; except for convertible notes, warrants and SAFEs which are subsequently measured at fair value through the statements of operations. As at September 30, 2024 and June 30, 2024, the carrying values of cash, prepaids, deposits and other receivables, long-term deposits, accounts payable and accrued liabilities, and customer deposits approximate their respective fair values due to the short-term nature of these instruments.

At September 30, 2024 and June 30, 2024, the convertible notes and SAFEs that are measured at fair value on a recurring basis are categorized as Level 3. For assets and liabilities recognized at fair value on a recurring basis, the Company reassesses categorization to determine whether changes have occurred between the hierarchy levels at the end of each reporting period.

The fair value of these Level 3 financial liabilities is determined using pricing models, discounted cash flow methodologies or similar techniques for which the determination of fair value requires significant management judgment or estimation (see Note 9).

Areas of significant judgement are the risk-free rate, volatility rate, dividend yield, term to liquidation, discount for lack of marketability, most recent financing rounds and implied equity value per letter of intent.

These valuations use assumptions and estimates the Company believes would be made by a market participant in making the same valuation. The Company reassesses these assumptions and estimates on an on-going basis as additional data impacting the assumptions and estimates are obtained.

DAMON MOTORS INC.

NOTES TO THE CONDENSED INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2024 and 2023

(Expressed in United States dollars)

17.	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (continued)

A significant increase/decrease in some of those unobservable inputs would result in a significantly higher/lower fair value measurement.

During the three months ended September 30, 2024, the Company recognized fair value adjustments with respect to financial instruments categorized as Level 3 of $4,657,388 (three months ended September 30, 2023 - $827,304) in the statements of operations as changes in fair value of financial liabilities. No amounts were recognized in other comprehensive income as the changes in fair value due to credit risk were nominal.

	Three months ended September 30, 2024	Three months ended September 30, 2023
	$	$
Changes in fair value of:
SAFEs	-	(144,083)
Convertible notes	4,657,388	1,250,971
Warrants	-	(279,584)
	4,657,388	827,304

There were no transfers into or out of the Level 3 hierarchy during the period ended. The table below presents the changes in Level 3 liabilities measured at fair value on a recurring basis during the three months ended September 30, 2024 and year ended June 30, 2024.

	SAFEs	Convertible notes	Warrants
	$	$	$
Balance, July 1, 2023	2,700,000	14,727,183	521,950
Inception date	-	12,891,686	1,086,240
Foreign exchange a	(92,543)	-	-
Changes in fair value	592,543	13,011,887	4,820,562
Liability-classified warrant reclassified to equity-classified warrant	-	-	(6,428,752)
Balance, June 30, 2024	3,200,000	40,630,756	-
Inception date	-	1,006,607	-
Foreign exchange	-	-	-
Converted to common shares	(3,200,000)	-	-
Changes in fair value	-	4,657,388	-
Balance, September 30, 2024	-	46,294,751	-

DAMON MOTORS INC.

NOTES TO THE CONDENSED INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2024 and 2023

(Expressed in United States dollars)

17.	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (continued)

b)	Risk management

The Company’s financial instruments are exposed to certain financial risks, including credit risk, liquidity risk and market risk.

Liquidity risk

The Company monitors its cash balances and cash invested to ensure there is sufficient liquidity to meet its financial obligations as they come due. Liquidity management is comprised of regular analysis, monitoring, and review of forecasted and actual cash flows and managing operation and capital finding requirements on a planning and projected basis. The Company’s accumulated deficit and expected future losses cast substantial doubt upon the Company’s ability to continue as a going concern (Note 1).

Market risk

Market risk is the risk of loss that may arise from changes in market factors such as foreign exchange rates.

Foreign currency risk

The Company’s lease liabilities and various operating expenses on the financial statements are denominated in Canadian dollars, and therefore are exposed to fluctuations in foreign currency exchange rates. The Company evaluated the exposure to foreign currency risk and concluded that it is not material.

18.	SUPPLEMENTAL CASH FLOW INFORMATION

	Three months ended September 30, 2024	Three months ended September 30, 2023
	$	$
Interest on finance leases paid	2,240	2,492
Interest paid on debt and convertible notes	-	33,993

Summary of non-cash investing and financing transactions for the three months ended September 30, 2024 and 2023:

	Three months ended September 30, 2024	Three months ended September 30, 2023
	$	$
SAFEs converted to common stocks shares (Note 11 and 13)	3,200,000	-
Common shares issued for settlement of amount owing for severance payment	-	260,999

DAMON MOTORS INC.

NOTES TO THE CONDENSED INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2024 and 2023

(Expressed in United States dollars)

19.	SUBSEQUENT EVENTS

In addition to subsequent events disclosed elsewhere, the following events occurred after September 30, 2024, up to the date these financial statements were issued :

i.	On October 8, 2024, the Company secured $500,000 in funding from certain investors via issuance of convertible promissory notes with a valuation cap of $125,000,000 and interest rate of 12% per annum, payable in arrears on maturity, October 7, 2025. These convertible promissory notes holders were also issued 182,721 common share purchase warrants to subscribe for, and purchase of the Company common shares at the exercise price equal to the quotient of the valuation cap of $125,000,000 and the diluted capitalization at closing date. The holder of the common share warrants can exercise the warrant either fully or partially at any time from issuance date until its expiry, 5 years from issuance date.

ii.	On October 4, 2024, the Company received the Notice of Assessment for 2024 SR&ED tax credit refund amount of $1,004,022 (CAD$1,355,329) from CRA and the tax credit refund was received in full on October 16, 2024.

iii.	On October 9, 2024, the Company issued promissory note to arms-length parties with principal amount of $200,000. The loan accrues interest at a rate of 18% per annum and shall become due and payable in full on the earlier of (i) 60 days from the funds are advanced; or (ii) five (5) business days following the completion of the liquidity event. The liquidity event refers to the business combination with Grafiti Holding Inc (“Grafiti”), following which Damon will become a wholly owned subsidiary of Grafiti and Grafiti’s securities will become listed and trading on the Nasdaq.

iv.	On October 18, 2024, the Company secured $50,000 in funding from certain investors via issuance of convertible promissory notes with a valuation cap of $125,000,000 and interest rate of 12% per annum, payable in arrears on maturity, October 17, 2025. These convertible promissory notes holders were also issued 18,272 common share purchase warrants to subscribe for, and purchase of the Company common shares at the exercise price equal to the quotient of the valuation cap of $125,000,000 and the diluted capitalization at closing date. The holder of the common share warrants can exercise the warrant either fully or partially at any time from issuance date until its expiry, 5 years from issuance date.

v.	On November 11, 2024, the Company signed another amendment to the promissory note agreement with WSGR to modify the due date of October 31, 2024 to December 15, 2024.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, payable by the registrant in connection with the registration of our common shares. All amounts are estimates except the Securities and Exchange Commission registration fee.

Amount to
Item	Be Paid*
Securities and Exchange Commission registration fee	$1,955.86
Blue Sky fees and expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Printing expenses	*
Miscellaneous	*
Total	$1,955.86

*	Estimates not presently known.

We will bear all costs, expenses and fees in connection with the registration of the securities, including with regard to compliance with state Securities or “blue sky” laws. The Selling Securityholders, however, will bear all underwriting commissions and discounts, if any, attributable to their sale of the securities. All amounts are estimates except the SEC registration fee.

Item 14. Indemnification of Directors and Officers

Division 5 of Part 5 of the Business Corporations Act (British Columbia) provides that a corporation may (a) indemnify an eligible party against all eligible penalties to which the eligible party is or may be liable and (b) after the final disposition of an eligible proceeding, pay the expenses (not including judgments, penalties, fines or amounts paid in settlement of a proceeding) actually and reasonably incurred by an eligible party in respect of that proceeding.

An “eligible party” means an individual who (a) is or was a director or officer of the corporation, (b) is or was a director or officer of another corporation (i) at a time when the other corporation is or was an affiliate of the corporation, or (ii) at the request of the corporation, or (c) at the request of the corporation, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity.

An “eligible proceeding” means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the corporation or an associated corporation (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

A corporation must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

A corporation may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, provided the corporation first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited, the eligible party will repay the amounts advanced.

Notwithstanding any of the foregoing, a corporation must not indemnify an eligible party or pay the expenses of an eligible party if any of the following circumstances apply:

●	if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the corporation was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

●	if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the corporation is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

●	if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the corporation or the associated corporation, as the case may be;

●	in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of the corporation or by or on behalf of an associated corporation, the corporation must not (a) indemnify the eligible party in respect of the proceeding or (b) pay the expenses of the eligible party in respect of the proceeding.

A corporation may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the corporation or an associated corporation.

Our Articles provide that, subject to the Business Corporations Act (British Columbia), (a) until the date and time that is the sixth anniversary of 12:01 a.m. (Vancouver) on the closing date of the Business Combination (the “Effective Time”), the Company must indemnify and use commercially reasonable efforts to purchase and maintain insurance for the benefit of its director, former directors or officers of the Company and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, in advance of the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding; and (b) after the Effective Time, the Company must indemnify an eligible party and their respective heirs and personal or other legal representatives against all eligible penalties to which such eligible party is or may be liable, and the Company must, must, after final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each eligible party is deemed to have contracted with the Company on this term.

The Articles also provide that the Company may indemnify any person, subject to any restrictions in the Business Corporations Act (British Columbia).

Our Articles defines the following terms: (1) an “eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an “eligible proceeding”; (2) an “eligible party” means a director or former director of the Company; (3) an “eligible proceeding” means a legal proceeding or investigative action (whether current, threatened, pending or completed), in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or alternate director of the Company (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding; and (4) “expenses” has the meaning set out in the Business Corporations Act (British Columbia).

Our Articles provide that the Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who is or was a director, alternative director, officer, employee or agent, or held or holds such position or a position equivalent to the foregoing (each, an “insured party”) with respect to (i) the Company; (ii) a corporation at a time when the corporation was an affiliate of the Company; (iii) at the request of the Company, served in such capacity with respect to a corporation, partnership, trust, joint venture or other unincorporated entity, against any liability that may be incurred by him or her acting in such capacity.

We have entered into an indemnification agreement with each of our officers and directors pursuant to which they will be indemnified by us, subject to certain limitations, for any liabilities incurred by them in connection with their role as officers or directors of the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities

Issuance of Options and Exercised Shares

In August 2024, the Company issued an aggregate of 1,015,383 common shares to Nadir Ali, then CEO and director of the Company, and certain members of the Parent’s management team prior to the consummation of the merger transaction between XTI Aircraft Company and the Parent, which they acquired through the exercise of stock options granted under the Company’s 2024 Stock Incentive Plan. Each transaction was exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) or Rule 701 of the Securities Act.

Issuance of the Amalgamation Consideration

Upon the Closing, pursuant to the Plan of Arrangement under the laws of British Columbia, as contemplated by the Business Combination Agreement, securityholders of Damon Motors exchanged their securities of Damon Motors for amalgamation consideration (the “Amalgamation Consideration”) consisting of: (i) 14,764,803 common shares of the Company; (ii) 1,391,181 multiple voting shares of the Company, which are convertible into common shares of the Company on a 1 for 1 basis, issued to Jay Giraud, the Company’s then CEO and director, and its controlled entity; (iii) warrants to purchase 2,186,478 common shares of the Company at an exercise price of $7.81 per share, with terms substantially similar to those of Damon Motors’s warrants, issued to former Damon Motors warrant holders, and (iv) options to purchase 1,942,127 common shares at exercise prices between $0.57 and $12.73, issued to former Damon optionholders under the Company’s equity incentive plans. The Amalgamation Consideration was issued pursuant to the exemption from registration provided by Section 3(a)(10) of the Securities Act, on the basis that these securities were issued pursuant to the Plan of Arrangement, the fairness of which was approved by the Supreme Court of British Columbia.

Note Financing in connection with the Business Combination

In June 2024, the Company issued a secured note to Streeterville in an aggregate original principal amount of $6,470,000. Subsequently, on the Closing Date, the company issued two secured note, each in the aggregate original principal amount of $8,385,000, to two institutional investors. These notes were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act, on the basis that these notes have been issued to institutional accredited investors and the Company did not engage in any general solicitation in connection with such offer and sale.

Fees to be Paid to Former Financial Advisor

On August 28, 2024, Damon Motors entered into a further amendment to its engagement agreement with Joseph Gunnar & Co., LLC (“Joseph Gunnar”) and Mark Peikin (“Peikin”), as amended (the “Engagement Agreement”). Pursuant to the amendment, in lieu of the compensation described in the Engagement Agreement, Peikin, as assignee of Joseph Gunnar, shall receive from Damon Motors a one-time fee of $1,000,000 in cash due and payable on the thirteen month anniversary of the closing of the Business Combination; and Damon Motors shall also cause to be issued to Peikin, as assignee of Joseph Gunnar, the following amounts, any of which may be paid in common shares of the Company, with each issuance further made pursuant to a resale registration statement to be filed within ten days of each payment date based on the payment schedule below: (a) $600,000 on the 90-day anniversary of the Closing; (b) $400,000 on the 180-day anniversary of the Closing; and (c) $300,000 on the 270-day anniversary of the Closing. The total of $2,300,000, of which up to $1,300,000 may potentially be paid in securities as set forth above to Peikin shall fully satisfy all obligations of Damon Motors to Joseph Gunnar, which obligations Joseph Gunnar has assigned to Peikin. The number of shares to calculate the USD value on each of the three issuances shall be calculated based on the Nasdaq Market Price, which is defined as the lower of (i) the consolidated closing bid price for the business day immediately preceding each date that any one of the three issuances are due and payable or (ii) the average of the consolidated closing bid price of the Company’s common shares for the five trading days immediately preceding each date that any one of the three issuances are due and payable. Any common shares to be issued to Peikin as described herein will be issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act, on the basis that these shares will be issued to an accredited investor and the Company did not engage in any general solicitation in connection with such offer and sale.

Securities Purchase Agreement with Streeterville

On December 20, 2024, the Company entered into the Securities Purchase Agreement with Streeterville and agreed to issue and sell to Streeterville one or more Pre-Paid Purchases at an aggregate purchase price of up to $10,000,000 for the purchase of the Company’s common shares. As consideration for Streeterville’s commitment, the Company also agreed to issue 343,053 common shares to Streeterville (the “Commitment Shares”) The offer and sale of the Pre-Paid purchases, the Commitment Shares and the common shares issuable under the Pre-Paid Purchases were not registered under the Securities Act, in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act, on the basis that these securities are issued to an institutional accredited investor and the Company did not engage in any general solicitation in connection with such offer and sale.

Compensation Shares to Marketing Service Provider

On December 16, 2024, the Company issued 401,884 common shares to a marketing service provider for its past services to Damon Motors. The offer and sale of the shares were not registered under the Securities Act, in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act, on the basis that these securities are issued to an entity accredited investor and the Company did not engage in any general solicitation in connection with such offer and sale.

Financial Advisory Agreement with Maxim

On January 7, 2025, the Company entered into a Financial Advisory Agreement with Maxim Group LLC (together with its affiliates and subsidiaries, “Maxim”). As compensation for past advisory services following the listing of the Company on Nasdaq, the Company issued 514,579 common shares to Maxim Partners LLC, with piggyback registration rights. The offer and sale of the shares to Maxim Partners LLC were not registered under the Securities Act, in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act, on the basis that these securities are issued to an institutional accredited investor and the Company did not engage in any general solicitation in connection with such offer and sale.

Item 16.	Exhibits

Exhibit Number	Exhibit Description

2.1+	Separation Agreement, dated as of October 23, 2023, between Grafiti Holding Inc. and Inpixon (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Inpixon on October 23, 2023)

2.2+	Business Combination Agreement among Inpixon, Grafiti Holding Inc., 1444842 B.C. Ltd and Damon Motors, Inc., dated as of October 23, 2023 (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K filed by Inpixon on October 23, 2023)

2.3	Amendment to Business Combination Agreement, dated as of June 18, 2024, among XTI Aerospace, Inc., Grafiti Holding Inc., 1444842 B.C. Ltd. and Damon Motors Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by XTI Aerospace, Inc. on June 24, 2024)

2.4	Second Amendment to Business Combination Agreement, dated as of September 26, 2024, among XTI Aerospace, Inc., Grafiti Holding Inc., 1444842 B.C. Ltd. and Damon Motors Inc. (incorporated by reference to Exhibit 2.4 to Amendment No. 1 to the Registration Statement on Form 10 filed by the Registrant on September 26, 2024)

3.1	Articles of Grafiti Holding Inc. (incorporated by reference to Exhibit A in Exhibit 2.1 to the Current Report on Form 8-K filed by XTI Aerospace, Inc. (f/k/a Inpixon) on October 23, 2023)

3.2	Certificate of Incorporation and Note of Articles dated December 6, 2024 (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q filed by the Registrant on December 18, 2024)

4.1	Secured Promissory Note, dated as of November 13, 2024, issued to East West Capital, LLC (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the Registrant on November 18, 2024)

4.2	Secured Promissory Note, dated as of November 13, 2024, issued to Braebeacon Holdings, Inc. (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed by the Registrant on November 18, 2024)

4.3	Form of Warrant issued to former warrant holders of Damon Motors, Inc. (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed by the Registrant on November 18, 2024)

5.1*	Opinion of Norton Rose Fulbright Canada LLP

10.1	Liquidating Trust Agreement among Inpixon, Grafiti Holding Inc. and Melanie Figueroa, as initial trustee, dated as of December 27, 2023 (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form 10 filed by the Registrant on July 25, 2024)

10.2#	Grafiti Holding Inc. 2024 Stock Incentive Plan. (incorporated by reference to Exhibit 10.3 to the Registration Statement on Form 10 filed by the Registrant on July 25, 2024)

10.3#	Form of Stock Option Agreement under Grafiti Holding Inc. 2024 Stock Incentive Plan. (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form 10 filed by the Registrant on July 25, 2024)

10.4	Distributor Agreement, dated as of July 19, 2024, between Grafiti LLC and Grafiti Limited. (incorporated by reference to Exhibit 10.13 to the Registration Statement on Form 10 filed by the Registrant on July 25, 2024)

10.5	Administrative Support Service Agreement, dated as of July 19, 2024, between Grafiti LLC and Grafiti Limited. (incorporated by reference to Exhibit 10.14 to the Registration Statement on Form 10 filed by the Registrant on July 25, 2024)

10.6	Note Purchase Agreement, dated as of June 26, 2024, between Grafiti Holding Inc. and Streeterville Capital LLC. (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form 10 filed by the Registrant on July 25, 2024)

10.7	Secured Promissory Note, dated as of June 26, 2024, issued to Streeterville Capital LLC. (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form 10 filed by the Registrant on July 25, 2024)

10.8	Security Agreement, dated as of June 26, 2024, between Grafiti Holding Inc. and Streeterville Capital LLC. (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form 10 filed by the Registrant on July 25, 2024)

10.9	Guaranty, dated as of June 26, 2024, by Damon Motors, Inc. in favor of Streeterville Capital LLC. (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form 10 filed by the Registrant on July 25, 2024)

10.10	Guaranty, dated as of June 26, 2024, by Damon Motors Corporation in favor of Streeterville Capital LLC. (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form 10 filed by the Registrant on July 25, 2024)

10.11	Escrow Agreement, dated June 26, 2024, among Grafiti Holding Inc., Damon Motors, Inc., Damon Motors Corporation, Streeterville Capital LLC and Hansen Black Anderson Ashcraft PLLC as escrow agent. (incorporated by reference to Exhibit 10.11 to Amendment No. 1 to the Registration Statement on Form 10 filed by the Registrant on September 26, 2024)

10.12	Amendment to Escrow Agreement, dated September 5, 2024, among Grafiti Holding Inc., Damon Motors, Inc., Damon Motors Corporation, Streeterville Capital LLC and Hansen Black Anderson Ashcraft PLLC as escrow agent. (incorporated by reference to Exhibit 10.12 to Amendment No. 1 to the Registration Statement on Form 10 filed by the Registrant on September 26, 2024)

10.13	Second Amendment to Escrow Agreement, dated September 20, 2024 among Grafiti Holding Inc., Damon Motors, Inc., Damon Motors Corporation, Streeterville Capital LLC and Hansen Black Anderson Ashcraft PLLC as escrow agent. (incorporated by reference to Exhibit 10.13 to Amendment No. 1 to the Registration Statement on Form 10 filed by the Registrant on September 26, 2024)

10.14	Senior Secured Promissory Note, dated as of June 26, 2024, by Damon Motors Inc. (incorporated by reference to Exhibit 10.10 to the Registration Statement on Form 10 filed by the Registrant on July 25, 2024)

10.15	Amendment to Senior Secured Promissory Note, dated September 25, 2024, between Grafiti Holding Inc. and Damon Motors Inc. (incorporated by reference to Exhibit 10.15 to Amendment No. 1 to the Registration Statement on Form 10 filed by the Registrant on September 26, 2024)

10.16	Security and Pledge Agreement, dated as of June 26, 2024, between Grafiti Holding Inc. and Damon Motors Inc. (incorporated by reference to Exhibit 10.11 to the Registration Statement on Form 10 filed by the Registrant on July 25, 2024)

10.17	Guaranty, dated as of June 26, 2024, by Damon Motors Corporation in favor of Grafiti Holding Inc. (incorporated by reference to Exhibit 10.12 to the Registration Statement on Form 10 filed by the Registrant on July 25, 2024)

10.18	Amendment No. 1, dated as of October 31, 2024, between Grafiti Holding Inc. and Streeterville Capital LLC. (incorporated by reference to Exhibit 10.27 to the Registration Statement on Form S-1/A filed by the Registrant on November 1, 2024)

10.19	Third Amendment to Escrow Agreement, dated as of October 31, 2024, among Grafiti Holding Inc., Damon Motors, Inc., Damon Motors Corporation, Streeterville Capital LLC and Hansen Black Anderson Ashcraft PLLC as escrow agent (incorporated by reference to Exhibit 10.28 to the Registration Statement on Form S-1/A filed by the Registrant on November 1, 2024)

10.20	Amendment to Security Agreement, dated as of November 13, 2024, between the Company and Streeterville Capital, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Registrant on November 18, 2024)

10.21	Security Agreement, dated as of November 13, 2024, between the Company and Streeterville Capital, LLC (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by the Registrant on November 18, 2024)

10.22	Intellectual Property Security Agreement, dated as of November 13, 2024, between the Company and Streeterville Capital, LLC (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed by the Registrant on November 18, 2024)

10.23	Intercreditor Agreement, dated as of November 13, 2024, among the Company, Damon Motors, Inc., Streeterville Capital, LLC and Braebeacon Holdings, Inc. (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed by the Registrant on November 18, 2024)

10.24	Note Purchase Agreement, dated as of November 13, 2024, between the Company and East West Capital, LLC (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed by the Registrant on November 18, 2024)

10.25	Security Agreement, dated as of November 13, 2024, between the Company and East West Capital, LLC (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed by the Registrant on November 18, 2024)

10.26	Security Agreement, dated as of November 13, 2024, between Damon Motors, Inc. and East West Capital, LLC (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed by the Registrant on November 18, 2024)

10.27	Intellectual Property Security Agreement, dated as of November 13, 2024, between Damon Motors, Inc. and East West Capital, LLC (incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed by the Registrant on November 18, 2024)

10.28	Guaranty, dated as of November 13, 2024, by Damon Motors, Inc. in favor of East West Capital, LLC (incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K filed by the Registrant on November 18, 2024)

10.29	Guaranty, dated as of November 13, 2024, by Damon Motors Corporation in favor of East West Capital, LLC (incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K filed by the Registrant on November 18, 2024)

10.30	Note Purchase Agreement, dated as of November 13, 2024, between the Company and Braebeacon Holdings, Inc. (incorporated by reference to Exhibit 10.11 to the Current Report on Form 8-K filed by the Registrant on November 18, 2024)

10.31	Security Agreement, dated as of November 13, 2024, between the Company and Braebeacon Holdings Inc. (incorporated by reference to Exhibit 10.12 to the Current Report on Form 8-K filed by the Registrant on November 18, 2024)

10.32	Security Agreement, dated as of November 13, 2024, between Damon Motors, Inc. and Braebeacon Holdings Inc. (incorporated by reference to Exhibit 10.13 to the Current Report on Form 8-K filed by the Registrant on November 18, 2024)

10.33	Intellectual Property Security Agreement, dated as of November 13, 2024, between Damon Motors, Inc. and Braebeacon Holdings Inc. (incorporated by reference to Exhibit 10.14 to the Current Report on Form 8-K filed by the Registrant on November 18, 2024)

10.34	Guaranty, dated as of November 13, 2024, by Damon Motors, Inc. in favor of Braebeacon Holdings Inc. (incorporated by reference to Exhibit 10.15 to the Current Report on Form 8-K filed by the Registrant on November 18, 2024)

10.35	Guaranty, dated as of November 13, 2024, by Damon Motors Corporation in favor of Braebeacon Holdings Inc. (incorporated by reference to Exhibit 10.16 to the Current Report on Form 8-K filed by the Registrant on November 18, 2024)

10.36	Lockup Release Agreement, dated as of November 11, 2024, among House of Lithium, Damon Motors Inc. and the Company (incorporated by reference to Exhibit 10.17 to the Current Report on Form 8-K filed by the Registrant on November 18, 2024)

10.37	Lockup Release Agreement, dated as of October 10, 2024, among Eadwacer Holdings, LLC, Damon Motors Inc. and the Company (incorporated by reference to Exhibit 10.20 to the Current Report on Form 8-K filed by the Registrant on November 18, 2024)

10.38#

Executive Employment Agreement, dated September 12, 2023, between Damon Motors Inc. and Jay Giraud (incorporated by reference to Exhibit 10.21 to the Current Report on Form 8-K filed by the Registrant on November 18, 2024)

10.39#

Employment Side Letter Agreement, dated October 17, 2024, between Damon Motors Inc. and Jay Giraud (incorporated by reference to Exhibit 10.22 to the Current Report on Form 8-K filed by the Registrant on November 18, 2024)

10.40#	Executive Employment Agreement, dated January 12, 2024, between Damon Motors Inc. and Bal Bhullar (incorporated by reference to Exhibit 10.23 to the Current Report on Form 8-K filed by the Registrant on November 18, 2024)

10.41#	Employment Side Letter Agreement, dated August 26, 2024, between Damon Motors Inc. and Bal Bhullar (incorporated by reference to Exhibit 10.24 to the Current Report on Form 8-K filed by the Registrant on November 18, 2024)

10.42#	Executive Employment Agreement, dated June 13, 2024, between Damon Motors Inc. and Derek Dorresteyn (incorporated by reference to Exhibit 10.25 to the Current Report on Form 8-K filed by the Registrant on November 18, 2024)

10.43#	Employment Side Letter Agreement, dated October 17, 2024, between Damon Motors Inc. and Derek Dorresteyn (incorporated by reference to Exhibit 10.26 to the Current Report on Form 8-K filed by the Registrant on November 18, 2024)

10.44#	Executive Employment Agreement, dated July 11, 2022, between Damon Motors Inc. and Amber Spencer (incorporated by reference to Exhibit 10.27 to the Current Report on Form 8-K filed by the Registrant on November 18, 2024)

10.45#	Interim Executive Employment Agreement, dated December 4, 2024, between Damon Motors Inc. and Dominique Kwong (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Registrant on December 10, 2024)

10.46#	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by the Registrant on December 10, 2024)

10.47+	Securities Purchase Agreement, dated December 20, 2024, between Damon Inc. and Streeterville Capital, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Registrant on December 23, 2024)

10.48	Registration Rights Agreement, dated December 20, 2024, between Damon Inc. and Streeterville Capital, LLC (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by the Registrant on December 23, 2024)

10.49	Consulting Agreement, dated as of September 25, 2024, between Grafiti Holding Inc. and Nadir Ali. (incorporated by reference to Exhibit 10.24 to Amendment No. 1 to the Registration Statement on Form 10 filed by the Registrant on September 26, 2024)

10.50	Consulting Agreement, dated as of September 25, 2024, between Grafiti Holding Inc. and Melanie Figueroa. (incorporated by reference to Exhibit 10.25 to Amendment No. 1 to the Registration Statement on Form 10 filed by the Registrant on September 26, 2024)

10.51	Consulting Agreement, dated as of September 25, 2024, between Grafiti Holding Inc. and Wendy Loundermon. (incorporated by reference to Exhibit 10.26 to Amendment No. 1 to the Registration Statement on Form 10 filed by the Registrant on September 26, 2024)

10.52

Form of Lockup Agreement by and among Grafiti Holding Inc., Damon Motors, Inc. and certain securityholders who are insiders incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed by XTI Aerospace, Inc. on October 23, 2023)

10.53

Coattail Agreement, dated as of November 13, 2024, by and among Grafiti Holding Inc., Jay Giraud and Odyssey Trust Company (incorporated by reference to Exhibit 10.18 to the Current Report on Form 8-K filed by the Registrant on November 18, 2024)

10.54

Founder Agreement, dated as of November 13, 2024, by and between Grafiti Holding Inc. and Jay Giraud (incorporated by reference to Exhibit 10.19 to the Current Report on Form 8-K filed by the Registrant on November 18, 2024)

21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to Amendment No. 1 to the Registration Statement on Form 10 filed by the Registrant on September 26, 2024)

23.1*	Consent of Marcum LLP for Damon Inc. (formerly Grafiti Holding Inc.)

23.2*	Consent of Marcum LLP for Damon Motors Inc.

23.3*	Consent of BDO Canada LLP for Damon Motors Inc.

23.4*	Consent of Norton Rose Fulbright Canada LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page to this registration statement)

101.INS	Inline XBRL Instance Document
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

107*	Filing Fee Table

*	Filed herewith.

+	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

#	Indicates a management contract or compensatory plan.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

A.To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

B. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

D. That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

E. That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

F. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, on January 16, 2025.

DAMON INC.

/s/ Dominique Kwong
Dominique Kwong
Interim Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dominique Kwong and Baljinder Bhullar, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully for all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following person on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dominique Kwong	Interim Chief Executive Officer and Director	January 16, 2025
Dominique Kwong	(Principal Executive Officer)

/s/ Baljinder Bhullar	Chief Financial Officer and Director	January 16, 2025
Baljinder Bhullar	(Principal Financial Officer and Principal Accounting Officer)

/s/ Karan Sodhi	Director	January 16, 2025
Karan Sodhi

/s/ Shashi Tripathi	Director	January 16, 2025
Shashi Tripathi

/s/ Melanie Figueroa	Director	January 16, 2025
Melanie Figueroa